   As filed with the Securities and Exchange Commission on September 11, 1997
                                                  Registration No. 333-05557
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------

                                Amendment No. 2
                                       to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                          ---------------------------


                     AMERICAN TELESOURCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                          4813                 74-2849995
  (state or other jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification
                                                                      No.)

                        12500 Network Blvd., Suite 407
                           San Antonio, Texas 78249
                                (210) 558-6090
                  (Address, including zip code, and telephone
               number, including area code, of each registrant's
                         principal executive offices)

                          ---------------------------

                          Arthur L. Smith, President
                        12500 Network Blvd., Suite 407
                           San Antonio, Texas 78249
                                (210) 558-6090
               (Name, address including zip code, and telephone
                   number, including area code, of agent for
                         service for each registrant)

                          ---------------------------


                                with a copy to:

                             Matthew R. Bair, Esq.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        300 Convent Street, Suite 1500
                           San Antonio, Texas 78205
                           Telephone: (210) 270-0800

                          ---------------------------


Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [X].


                        CALCULATION OF REGISTRATION FEE
================================================================================


                                                                      Proposed
                                                                       maximum          Proposed maximum          Amount of
         Title of each class of                 Amount to          offering price      aggregate offering        registration
       securities to be registered            be registered         per share/(1)/       price/(1)//(2)/         fee/(1)//(3)/
--------------------------------------------------------------------------------------------------------------------------------
Common Stock of American
   TeleSource International, Inc.,
   a Delaware corporation
   ("ATSI-Delaware"),                           36,901,770              $2.59            $48,285,695.50           $15,238.64
   par value $0.001 per share
--------------------------------------------------------------------------------------------------------------------------------
Common Stock of ATSI-Delaware
   issuable upon exercise of
   Warrants of American
   TeleSource International Inc.,               14,489,942              $0.65            $10,981,272.66            $3,612.73
   an Ontario corporation/(4)/
--------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee Due                                                                                         $4,129.55/(5)/
================================================================================================================================


/(1)/ Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457.

/(2)/ Calculated by multiplying the amount of each class of securities to be registered herein less the corresponding amount of such class of securities listed for registration in Amendment No. 1 to the Registration Statement filed with the Commission on November 20, 1996 (the "Amended Filing") by the proposed maximum offering price per share of such class of securities herein, and then adding the product (the "Product") to the corresponding proposed maximum aggregate offering price listed in the Amended Filing.

/(3)/ Calculated on the basis of the Product used to determine the proposed maximum aggregate offering price of each class of securities to be registered herein, and then adding the resultant amount of registration fee to the corresponding amount of registration fee listed in the Amended Filing.
/(4)/  Reflects weighted average exercise price under outstanding warrants.

/(5)/ Represents total registration fee less aggregate registration fees of $14,721.82 previously paid.

                          ---------------------------

       The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                    AMERICAN TELESOURCE INTERNATIONAL, INC.


                           ---------------------------

                             CROSS REFERENCE SHEET

                   Pursuant to Item 501(b) of Regulation S-K


    Form S-4 Item Number and Caption                                       Location in Prospectus
    --------------------------------                                       ----------------------
A.  Information About the Transaction

    2.  Forepart of Registration Statement and Outside
             Front Cover Page of Prospectus................      Cover Page
    3.  Inside Front and Outside Back Cover Pages of
             Prospectus....................................      Inside Front and Outside Back Cover Pages;
                                                                 Available Information
    4.  Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information.................      Summary; Risk Factors; General Proxy
                                                                 Information; Capitalization; Selected
                                                                 Financial Data; Management; Principal
                                                                 Shareholders
    5.  Terms of the Transaction...........................      Summary;  Arrangement; Effect of
                                                                 Arrangement on Shareholder Rights; Dissent
                                                                 Rights of ATSI-Canada Shareholders;
                                                                 Description of ATSI-Delaware Securities;
                                                                 Canadian and United States Income Tax
                                                                 Considerations
    6.  Pro Forma Financial Information....................                            *
    7.  Material Contracts with the Company Being
             Acquired......................................                            *
    8.  Additional Information Required for
             Reoffering by Persons and Parties Deemed
             to be Underwriters............................                            *
    9.  Interests of Named Experts and Counsel.............                            *
    10. Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities...................................                            *

B.  Information About the Registrant

    11. Information with Respect to S-3                                                *
             Registrants...................................
    12. Incorporation of Certain Information by
             Reference.....................................                            *
    13. Information with Respect to S-2 or S-3
             Registrants...................................                            *
    14. Incorporation of Certain Information by
             Reference.....................................                            *



Form S-4 Item Number and Caption                                              Location in Prospectus
--------------------------------                                              ----------------------
      15.     Information with Respect to Registrants
                  Other Than S-2 or S-3 Registrants.........       Summary; Risk Factors; Price Range of
                                                                   Common Shares; Capitalization; Selected
                                                                   Financial Data; Management's Discussion and
                                                                   Analysis of Financial Condition and Results
                                                                   of Operations; Business; Management;
                                                                   Certain Transactions; Principal Shareholders;
                                                                   Description of ATSI-Delaware Securities

C.    Information About the Company Being
         Acquired

      16.     Information with Respect to S-3                                           *
                  Companies.................................
      17.     Information with Respect to S-2 or S-3
                  Companies.................................                            *
      18.     Information with Respect to Companies
                  Other Than S-2 or S-3 Companies...........       Price Range of Common Shares; Summary;
                                                                   Risk Factors; Capitalization; Selected
                                                                   Financial Data; Management's Discussion and
                                                                   Analysis of Financial Condition and Results
                                                                   of Operations; Business; Management;
                                                                   Certain Transactions; Principal Shareholders;
                                                                   Description of ATSI-Delaware Securities

D.    Voting and Management Information

      19.     Information if Proxies, Consents or
                  Authorizations Are to be Solicited........       Available Information; Summary; General
                                                                   Proxy Information; Articles of Amendment;
                                                                   Arrangement; Dissent Rights of ATSI-
                                                                   Canada Shareholders; Management; Certain
                                                                   Transactions; Principal Shareholders;
                                                                   Shareholder Proposals;  Other Business at
                                                                   Special Meeting; Approval of Proxy
      20.     Information if Proxies, Consents or
                  Authorizations Are Not to be Solicited
                  or in an Exchange Offer...................                            *


-----------
*Not applicable

                    AMERICAN TELESOURCE INTERNATIONAL INC.
                        12500 Network Blvd., Suite 407
                           San Antonio, Texas 78249


Dear Shareholders:

     Your approval is requested for the following transaction which American TeleSource International Inc. (the "Company" or "ATSI-Canada") is proposing to its shareholders to be voted upon at a special meeting of shareholders.

Plan of Arrangement. The Board of Directors will submit a proposal to effect a plan of arrangement (the "Arrangement") under the Business Corporations Act (Ontario) (the "OBCA") pursuant to which shares of Common Stock, $0.001 par value per share ("Common Stock"), of American TeleSource International, Inc. ("ATSI-Delaware"), a Delaware company formed for the purpose of effecting the Arrangement, will be issued to the existing holders of Common Shares, without par value ("Common Shares"), of ATSI-Canada, an Ontario corporation, in exchange for the Common Shares of ATSI-Canada held by such shareholders on the basis of one share of Common Stock for each Common Share. If approved by at least two-thirds of the votes cast by holders of the Common Shares represented in person or by proxy at the meeting, the Arrangement will result in ATSI-Canada becoming a wholly owned subsidiary of ATSI-Delaware. If approved by the shareholders, and subject to requisite regulatory and court approval, it is anticipated that the Arrangement will become effective on or about __________ ____, 1997, or as soon as practicable after the special meeting of shareholders.

     The Board of Directors has reserved the right to terminate or abandon the Arrangement at any time prior to its effectiveness, notwithstanding shareholder approval, if the Board of Directors determines for any reason that the consummation of the Arrangement would be inadvisable or not in the best interests of the Company or its shareholders.

     For a summary of the principal income tax consequences of the Arrangement to certain United States and Canadian security holders and the Company, see "Canadian and United States Income Tax Considerations" contained in the Circular and Proxy Statement/Prospectus (the "Prospectus").

     IF THE ARRANGEMENT IS COMPLETED, SHAREHOLDERS WILL BE REQUESTED TO SURRENDER THEIR CURRENT CERTIFICATES REPRESENTING COMMON SHARES IN EXCHANGE FOR CERTIFICATES REPRESENTING AN EQUAL NUMBER OF SHARES OF ATSI-DELAWARE COMMON STOCK. After the Arrangement occurs but before a stock certificate for Common Shares of ATSI-Canada is surrendered, such certificate will represent an equal number of shares of Common Stock of ATSI-Delaware. Appropriate transmittal forms will be sent to shareholders for this purpose.

     THE PROSPECTUS PROVIDES A DETAILED DESCRIPTION OF THE ARRANGEMENT AND OTHER INFORMATION TO ASSIST YOU IN CONSIDERING THE MATTER TO BE VOTED ON. WE URGE YOU TO REVIEW THIS INFORMATION CAREFULLY AND, IF YOU REQUIRE ASSISTANCE, TO CONSULT WITH YOUR FINANCIAL, TAX OR OTHER PROFESSIONAL ADVISORS.

     FOR THE REASONS SET FORTH IN THE PROSPECTUS, YOUR BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THAT THE PROPOSED ARRANGEMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ALL OF ITS SHAREHOLDERS. WE THEREFORE STRONGLY URGE YOU TO VOTE "FOR" THE ARRANGEMENT.

                                 Very truly yours,

                                 /s/ ARTHUR L. SMITH

                                 Arthur L. Smith
                                 President, Chief Operating Officer and Director

                                 ON BEHALF OF THE BOARD OF DIRECTORS

                     AMERICAN TELESOURCE INTERNATIONAL INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


     TAKE NOTICE THAT a Special Meeting (the "Meeting") of the shareholders of American TeleSource International Inc. (the "Company" or "ATSI-Canada") will be held at ________________________________, Toronto, Ontario, on __________ ____,
1997, at the hour of ___:___ A.M./P.M. (Eastern Standard Time) to consider and pass, with or without variation, a special resolution authorizing and approving a plan of arrangement (the "Arrangement") under the Business Corporations Act (Ontario) pursuant to which shares of Common Stock, $0.001 per share ("Common Stock"), of American TeleSource International, Inc. ("ATSI-Delaware"), a Delaware company formed for the purpose of effecting the Arrangement, will be issued to the existing holders of Common Shares, without par value ("Common Shares"), of ATSI-Canada, an Ontario corporation, in exchange for the Common Shares of ATSI-Canada held by such shareholders on the basis of one share of Common Stock for each Common Share, and to transact such other business as may properly come before the Meeting or any adjournments thereof. If approved by at least two-thirds of the votes cast by holders of the Common Shares represented in person or by proxy at the Meeting, and subject to requisite regulatory and court approval, the Arrangement will result in ATSI-Canada becoming a wholly owned subsidiary of ATSI-Delaware.

     FOR FULL INFORMATION, THIS NOTICE MUST BE READ IN CONJUNCTION WITH THE PROSPECTUS ACCOMPANYING THIS NOTICE.

     Shareholders registered as holders of the Company's Common Shares as of the close of business on __________ ___, 1997, are entitled to Notice of the Meeting and are entitled to vote on all matters to be considered at the Meeting, except that if such person transfers his or her shares after said date and the transferee, at least 48 hours prior to the Meeting, produces properly endorsed share certificates to the Secretary or transfer agent of the Company, or otherwise establishes ownership of the shares, the transferee may vote those shares. The transfer register will not be closed at any time prior to the Meeting.


     The Board of Directors has by resolution fixed the close of business on the second business day preceding the day of the Meeting (excluding Saturdays, Sundays and holidays) and any adjournments thereof as the time before which proxies to be used or acted upon at the Meeting or any adjournments thereof shall be deposited with the Company or its transfer agent. The Company may, however, at its discretion accept proxies up until and during the meeting.


     A Shareholder who dissents in respect of the Arrangement in accordance with the requirements of applicable law is entitled to be paid the fair value of its Common Shares, as determined in accordance with applicable law. A description of the procedure to be followed by shareholders dissenting from the Arrangement is set out in the Prospectus under the heading "Dissent Rights of ATSI-Canada Shareholders" and the text of the special resolution to be submitted to the Meeting is set out in Exhibit B (with respect to the Arrangement) to the Prospectus.


     Dated at Toronto, Ontario ____________ ___, 1997.


     By order of the Board of Directors


     /s/  H. DOUGLAS SAATHOFF
     --------------------------
     Secretary

     Shareholders, whether or not able to attend the Meeting in person, are requested to date and sign the enclosed form of proxy and to return it to the Company's Transfer Agent, CIBC Mellon Trust Company, 393 University Avenue, Fifth Floor, Toronto, Ontario, M5G 2M7, by not later than 10:00 A.M. (Eastern Standard Time) on ____________ ___, 1997.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   OF AMERICAN TELESOURCE INTERNATIONAL INC.

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ____________, 1997


I, the undersigned holder of Common Shares of American TeleSource International Inc. (the "Company" or "ATSI-Canada"), hereby appoint Arthur L. Smith, President, and H. Douglas Saathoff, Secretary and Treasurer, or *
                                    , acting individually or together, as my
proxy to vote for me and on my behalf at the Special Meeting of the Shareholders of American TeleSource International Inc., to be held ____________, 1997 at _______ o'clock in the [morning/afternoon] (E.S.T.) at _________________________
________________________________________ and at any adjournment thereof and at every poll which may take place in consequence thereof. The said proxy is directed to vote the shares represented by this form of proxy:

1. VOTE FOR [_] or AGAINST [_] passing with or without variation, a special resolution authorizing a plan of arrangement under the Business Corporations Act (Ontario) pursuant to which ATSI-Delaware Common Stock will be issued to the existing holders of Common Shares of ATSI-Canada in exchange for the Common Shares held by such shareholders on the basis of one share of Common Stock for each Common Share, the complete text of which is reproduced in Exhibit A to the accompanying Information Circular and Proxy Statement/Prospectus.

2. In his discretion upon any amendments or variations to the above matter and such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH MATTER AND AT THE PROXY'S BEST JUDGMENT UPON OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.



                                  DATED               ,  1997.
                                       ---------------


                                  ----------------------------------------------
                                   (Signature of Shareholder(s))


                                  ----------------------------------------------
                                      (Print Name Plainly)

The above-signed holder hereby revokes any proxy heretofore given and ratifies all things said proxy may do by virtue hereof.

Please sign exactly as your shares are registered and return in the enclosed envelope. Indicate your full title if signing as attorney, executor, administrator, trustee or guardian. When shares are held by joint tenants, both should sign. If the shareholder is a partnership, sign partnership name by authorized person. If the shareholder is a corporation, this proxy must be executed by an authorized officer who must sign the full corporate name.

To be valid, this form of proxy and the power of attorney, if any, under which it is signed must arrive duly signed at the office of the registrar and transfer agent of the corporation, CIBC Mellon Trust Company, 393 University Avenue, Fifth Floor, Toronto, Ontario, M5G 2M7, not later than 10:00 a.m. (Eastern Standard Time) on _______________, 1997 or, in the case of any adjournment of the Special Meeting, on the second business day immediately preceding the date of such adjournment.

If this proxy is not dated in the designated space, it is deemed to bear the date on which it is mailed by the Company to the shareholder.

*NOTE: If the Shareholder desires to appoint a proxy other than Arthur L. Smith and H. Douglas Saathoff, he should cross out their names and print the name of his proxy in the space provided for that purpose. A person so designated need not be a shareholder.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES+
+EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE       +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


  PRELIMINARY PROSPECTUS DATED SEPTEMBER 11, 1997, SUBJECT TO COMPLETION

                    AMERICAN TELESOURCE INTERNATIONAL INC.
                            an Ontario corporation

                    AMERICAN TELESOURCE INTERNATIONAL, INC.
                            a Delaware corporation

                           ---------------------------

                         Special Meeting of Shareholders
                       to be held on __________ ___, 1997

                           ---------------------------

                PROSPECTUS FOR 51,391,712 SHARES OF COMMON STOCK
                                       OF
                    AMERICAN TELESOURCE INTERNATIONAL, INC.

                           ---------------------------

         This Circular and Proxy Statement/Prospectus (this "Prospectus") is being furnished as a management proxy circular in connection with the solicitation by the Board of Directors and management of American TeleSource International Inc., an Ontario corporation (the "Company" or "ATSI-Canada"), of proxies for use at the Special Meeting of Common Shareholders (the "Meeting") or any adjournment(s) thereof. The Meeting will be held on __________ ___, 1997 at the time, place and for the purposes set forth in the Notice of Meeting.

         This Prospectus constitutes the Prospectus of American TeleSource International, Inc. ("ATSI-Delaware"), a Delaware corporation formed for the purpose of effecting the transaction described herein under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) 36,901,770 shares of Common Stock, par value $0.001 per share ("Common Stock"), of ATSI-Delaware to be issued to holders of Common Shares, no par value per share ("Common Shares") of ATSI-Canada as a result of the plan of arrangement (the "Arrangement") under the Business Corporations Act (Ontario) ("OBCA"), pursuant to which shares of Common Stock of ATSI-Delaware will be issued to the existing holders of Common Shares of ATSI-Canada in exchange for the Common Shares of ATSI-Canada held by such shareholders on the basis of one share of Common Stock for each Common Share, and (ii) 14,489,942 shares of Common Stock of ATSI-Delaware issuable upon the exercise of warrants of ATSI-Canada ("Warrants"), which Warrants are exercisable, prior to the Arrangement, for Common Shares of ATSI-Canada and, in accordance with their terms, are exercisable, after the Arrangement, for shares of Common Stock of ATSI-Delaware. As a result of the Arrangement, ATSI-Canada will become a wholly owned subsidiary of ATSI-Delaware. This Prospectus has also been filed with the Ontario Securities Commission pursuant to the Securities Act (Ontario) and qualifies the distribution under such Act of the Common Stock to be issued pursuant to the Arrangement.

         Subject to certain conditions and applicable law, holders of at least 66 2/3% of the Common Shares, voting in person or by proxy at the Meeting, must approve the Arrangement. If the Arrangement is approved and becomes effective, all holders of Common Shares, except those who have properly exercised their dissenter's rights under applicable law, will be deemed to be stockholders of ATSI-Delaware as of the date when the Articles of Arrangement have been properly executed and duly filed with the Ministry of Consumer and Commercial Relations (Ontario) and the Director appointed under the OBCA has endorsed a certificate thereon (the "Effective Date"). See "Dissent Rights of ATSI-Canada Shareholders." The Board of Directors of ATSI-Canada has reserved the right to terminate or abandon the Arrangement at any time prior to its effectiveness, notwithstanding shareholder approval, if the Board of Directors determines for any reason that the consummation of the Arrangement would be inadvisable or not in the best interests of the Company or its shareholders. See "Arrangement" and "Canadian and United States Income Tax Consequences."

     The Securities offered hereby involve a high degree of risk. See "Risk
                     Factors" beginning on page 10.

                      ------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR AND PROXY STATEMENT/PROSPECTUS. ANY REPRE-SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

          The date of this Circular and Proxy Statement/Prospectus is
                         _______________, 1997.

                             AVAILABLE INFORMATION


         ATSI-Delaware has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall include any amendment thereto) on Form S-4 under the Securities Act for the registration of the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to ATSI-Delaware and such securities, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. Statements made in this Prospectus concerning the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto filed by ATSI-Delaware with the Commission may be inspected at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         As a result of the issuance of securities contemplated hereby, ATSI-Delaware will be subject to certain periodic reporting and other information requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). As long as such company is subject to such periodic reporting and information requirements, it will file with the Commission all reports and other information required thereby, which may be inspected at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 14th Floor, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Branch of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

         ATSI-Canada's Common Shares are quoted on the Canadian Dealing Network. Upon completion of the Arrangement, it is expected that the Common Stock will be quoted on the Canadian Dealing Network subject to the satisfaction of certain conditions imposed by the Canadian Dealing Network.

         No person has been authorized to give any information or to make any representations other than those included in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representations must not be relied upon as having been authorized by either ATSI-Canada or ATSI-Delaware. This Prospectus does not constitute an offer within any jurisdiction to any person to whom it is unlawful to make such offer within such jurisdiction. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

         THIS PROSPECTUS MAKES REFERENCE TO CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM H. DOUGLAS SAATHOFF, CHIEF FINANCIAL OFFICER, 12500 NETWORK BLVD., SUITE 407, SAN ANTONIO, TEXAS 78249 (210-558-6090). TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE DAYS PRIOR TO THE SHAREHOLDERS MEETING REFERRED TO IN THIS PROSPECTUS.

The date on which this Prospectus was first mailed to shareholders was on or about _______________, 1997.


                                      (i)

                                         TABLE OF CONTENTS
                                                                                               Page
                                                                                               ----
AVAILABLE INFORMATION......................................................................   (i)

SUMMARY....................................................................................     1

RISK FACTORS...............................................................................    10
   Risks  Relating to the Company..........................................................    10
   Risks of Latin American Operations......................................................    13

GENERAL PROXY INFORMATION..................................................................    16
   Solicitation of Proxies.................................................................    16
   Appointment and Revocation of Proxies...................................................    16
   Voting of Shares Represented by Management Proxies......................................    16
   Voting Shares and Record Date...........................................................    17
   Arrangements between the Participating Companies and their Shareholders.................    17

ARRANGEMENT................................................................................    18
   General.................................................................................    18
   Intentions of Significant Shareholders..................................................    18
   The Arrangement Agreement...............................................................    18
   Conduct of Meeting and Shareholder Approval.............................................    19
   Court Approval..........................................................................    19
   Canadian Securities Legislation.........................................................    20
   United States Securities Act of 1933....................................................    20
   Officers and Directors..................................................................    20
   Exchange of Share Certificates..........................................................    20
   Resale of Common Stock of ATSI-Delaware.................................................    21
   Principal Reasons for the Arrangement...................................................    21

EFFECT OF ARRANGEMENT ON SHAREHOLDER RIGHTS................................................    21
   Differences Between Ontario and Delaware Corporate Law..................................    22
   Differences Between the ATSI-Canada Articles and the ATSI-Delaware Certificate..........    24

DISSENT RIGHTS OF ATSI-CANADA SHAREHOLDERS.................................................    27
   Dissent to Arrangement under Section 185 of the OBCA....................................    27
   Addresses for Notices...................................................................    27

PRICE RANGE OF COMMON SHARES...............................................................    28

CAPITALIZATION.............................................................................    29

SELECTED CONSOLIDATED FINANCIAL DATA.......................................................    30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL RESULTS OF OPERATIONS....................    32
    Overview...............................................................................    32

BUSINESS...................................................................................    42
    Properties.............................................................................    64
    Legal Proceedings......................................................................    64

MANAGEMENT.................................................................................    65
    Executive Officers and Directors.......................................................    65
    Compensation of Directors..............................................................    67
    Executive Compensation.................................................................    68
    Exculpatory Charter Provision..........................................................    71

CERTAIN TRANSACTIONS.......................................................................    73

PRINCIPAL SHAREHOLDERS.....................................................................    74

DESCRIPTION OF ATSI-DELAWARE SECURITIES....................................................    75
    General................................................................................    75
    Common Stock...........................................................................    75
    Preferred Stock........................................................................    75
    Warrants...............................................................................    76
    Provisions Having Possible Anti-Takeover Effects.......................................    77
    Canadian Dealing Network...............................................................    78
    Exchange Agent, Transfer Agent and Registrars..........................................    78
    Dividend Policy........................................................................    78
    Registration Rights....................................................................    78

CANADIAN AND UNITED STATES INCOME TAX CONSIDERATIONS.......................................    79
    Canadian Federal Income Tax Consequences...............................................    84

LEGAL OPINIONS.............................................................................    89

SHAREHOLDER PROPOSALS......................................................................    89

OTHER BUSINESS AT SPECIAL MEETING..........................................................    89

APPROVAL OF PROSPECTUS.....................................................................    89

INDEX TO FINANCIAL STATEMENTS..............................................................   F-1

EXHIBIT A

    ARRANGEMENT AGREEMENT BETWEEN ATSI-CANADA AND ATSI-DELAWARE...................... EXHIBIT A-1


                                     (ii)

EXHIBIT B
  SPECIAL RESOLUTION-ARRANGEMENT...................................Exhibit B-1
EXHIBIT C
  FORM OF INTERIM ORDER APPROVING THE ARRANGEMENT..................Exhibit C-1
EXHIBIT D
  FORM OF NOTICE OF APPLICATION OF FINAL ORDER APPROVING
  THE ARRANGEMENT..................................................Exhibit D-1
EXHIBIT E
  ARTICLES OF AMALGAMATION OF ATSI-CANADA..........................Exhibit E-1
EXHIBIT F
  BYLAWS OF ATSI-CANADA............................................Exhibit F-1
EXHIBIT G
  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
  ATSI-DELAWARE....................................................Exhibit G-1
EXHIBIT H
  BYLAWS OF ATSI-DELAWARE..........................................Exhibit H-1
EXHIBIT I
  TEXT OF ONTARIO BUSINESS CORPORATIONS ACT SECTION 185............Exhibit I-1



                                     (iii)

                                    SUMMARY


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, which should be read in its entirety. All dollar amounts stated in this Prospectus are in U.S. dollars unless otherwise indicated.

                                  The Company


General Upon successful completion of the Arrangement, ATSI-Canada will become a wholly owned subsidiary of ATSI -Delaware. The principal executive offices of ATSI-Delaware after the Arrangement will be located at 12500 Network Blvd., Suite 407, San Antonio, Texas 78249 and its telephone number will continue to be (210) 558-6090.

ATSI-Canada                             ATSI-Canada provides domestic
                                        and international long distance call
                                        services, primarily between Latin
                                        America and the United States, and
                                        network management services including
                                        international carrier services and
                                        international network management
                                        services between Latin America and the
                                        United States. The Company has chosen to concentrate on Latin America because it believes that recent and anticipated privatizations of various of the region's major telephone companies and overall trends toward deregulation, particularly in Mexico where the Company has focused the majority of its initial efforts, present significant opportunities to provide international telecommunication services to, from and within this fast-growing market. The
                                        Company is able to provide United States telecommunications standards of reliability and connectivity to the
                                        Latin American region, where
                                        telecommunications services remain
                                        limited and unreliable in many areas due largely to poor local infrastructure.


ATSI-Delaware                           ATSI-Delaware was formed on June 7, 1996
                                        for the
                                        purpose of effecting the Arrangement.
                                        ATSI-Delaware currently has no business
                                        or assets and has 1,000 shares of Common
                                        Stock outstanding, all of which are
                                        owned by an officer of ATSI-Canada. Upon the completion of the Arrangement,
                                        ATSI-Delaware will succeed to all of the outstanding shares of ATSI-Canada, and, as a result, ATSI-Canada will become a wholly owned subsidiary of ATSI
                                        -Delaware.

                                     The Meeting

Time, Date and Place of the Meeting     The Meeting is scheduled to be held on
                                        __________, 1997 at __:__ _.M. (Eastern
                                        Standard Time) at _____________
                                        _________________________, Toronto,
                                        Ontario. The Meeting will be called
                                        pursuant to and governed by the
                                        requirements of the OBCA.

Purpose The Meeting will be convened to authorize the Arrangement and to transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Who May Vote                            Holders of Common Shares as of the close
                                        of business on __________ ___, 1997,
                                        will be entitled to Notice of Meeting
                                        and, subject to the rights of certain
                                        transferees thereof as described under
                                        "General Proxy Information," to vote in
                                        person or by proxy.

Approval of Shareholders                The Arrangement must be approved by the
                                        affirmative vote of not less than
                                        two-thirds of the votes cast in respect
                                        thereof at the Meeting. See "The
                                        Arrangement--Conduct of Meeting and
                                        Shareholder Approval" and "--Intentions
                                        of Significant Shareholders."

Recommendation of the Board             ATSI-Canada's Board of Directors
 of Directors                           recommends that the holders of Common
                                        Shares vote FOR the Arrangement.

                                     Arrangement

Effect of the Arrangement               At the effective time of the
                                        Arrangement, which is expected to occur
                                        on or about __________, 1997, Common
                                        Shares of ATSI-Canada will be exchanged
                                        for Common Stock of ATSI-Delaware on the basis of one share of Common Stock for every Common Share. As a result of the Arrangement, ATSI-Canada will become a wholly owned subsidiary of
                                        ATSI-Delaware. See "The Arrangement--
                                        General."

                                        Once the Arrangement has been effected,
                                        each holder of
                                        certificates formerly representing
                                        Common Shares will be requested to
                                        surrender such certificates for a
                                        certificate representing an equal number of shares of Common Stock of ATSI-Delaware, subject to certain appraisal and other statutory rights afforded by applicable law. After the Arrangement occurs but before a stock certificate for Common Shares is surrendered, such certificate will represent an equal number of shares of Common Stock of ATSI-Delaware. Holders of warrants and options to purchase Common Shares of ATSI-Canada will continue to hold such securities which , as a result of the Arrangement will, by their terms, represent the right to purchase shares of Common Stock of ATSI-Delaware on the same terms. See "Description of the ATSI-Delaware Securities."

Directors and Officers                  The ATSI-Canada Board currently consists
                                        of three members, Arthur L. Smith,
                                        Murray R. Nye and John R. Moses. The
                                        ATSI-Delaware Board of Directors
                                        currently consists of five members, two
                                        of whom are Class A directors, two of
                                        whom are Class B directors and one of
                                        whom is a Class C director. One of the
                                        three classes of ATSI-Delaware directors is to be elected each year to hold office for a three-year term and until successors are elected and qualified.
                                        The terms of the initial Class A, Class
                                        B and Class C directors of the Company
                                        will expire at the 1998, 1999 and 2000
                                        annual meetings of shareholders,
                                        respectively. Tomas Revesz and Carlos K.
                                        Kauachi serve as the Class A directors,
                                        Richard C. Benkendorf and Murray R. Nye
                                        serve as Class B directors, and Arthur
                                        L. Smith as Class C director.
                                        Additionally, Arthur L. Smith has been
                                        elected to the offices of President and
                                        Chief Executive Officer of
                                        ATSI-Delaware, H. Douglas Saathoff has
                                        been elected to the offices of
                                        Secretary, Treasurer and Chief Financial
                                        Officer of ATSI-Delaware, and Craig K.
                                        Clement, Everett L. Waller and Charles
                                        R. Poole have each been elected a Vice
                                        President of ATSI-Delaware, all to serve in such capacities until the next annual meeting of the Board of Directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. See "Management-- Executive
                                        Officers and Directors" for more
                                        information concerning such individuals.


Principal Reasons for the Arrangement   The Arrangement is intended to enhance
                                        shareholder value over the long-term by, among other things, improving the
                                        Company's ability and flexibility to
                                        meet its future equity and debt
                                        financing needs and enhancing the
                                        marketability of the

                                        Company's capital stock by raising the
                                        Company's profile in the U.S. and
                                        international capital markets.

                                        ATSI-Delaware was incorporated in the
                                        State of Delaware because Delaware has a modern and flexible corporate code. In particular, ATSI-Delaware believes that the various indemnity and exculpation provisions of the Delaware General Corporation Laws (the "DGCL") will help it to attract and retain competent directors at a time when escalating risks and claims and resultant high cost of director liability insurance have made it increasingly difficult for corporations to find and retain competent directors. In addition, the State of Delaware has an active bar which is continually assessing and recommending improvements to the DGCL, and the substantial body of settled case law under the DGCL adds greater certainty in assessing risks associated with conducting business.

Conditions to the Arrangement           The Arrangement is subject to a number
                                        of specified conditions, including the
                                        approval of the Arrangement by the
                                        shareholders of ATSI-Canada, and the
                                        approval of the Arrangement by the
                                        Ontario Court of Justice (General
                                        Division) (the "Court"). The Arrangement
                                        Agreement entered into between
                                        ATSI-Canada and ATSI-Delaware (the
                                        "Arrangement Agreement") also provides
                                        that the Arrangement may be terminated
                                        in certain circumstances by the
                                        directors of ATSI-Canada or
                                        ATSI-Delaware and by the Court before
                                        the effective date of the Arrangement
                                        notwithstanding the approval of the
                                        Arrangement by the shareholders of ATSI-
                                        Canada. The Arrangement may also be
                                        terminated by either ATSI-Canada or
                                        ATSI-Delaware in the event that holders
                                        of more than a specified percentage of
                                        outstanding Common Shares exercise their rights to dissent in respect of the Arrangement. See "Arrangement--The
                                        Arrangement Agreement."

Court Approval                          The Arrangement requires the approval of
                                        the Court in accordance with section 182 of the OBCA. Prior to the mailing of this Prospectus, ATSI-Canada and
                                        ATSI-Delaware filed an application for a Final Order to approve the Arrangement.
                                        Pursuant to such application, the Court
                                        issued an Interim Order providing, among other matters, for the calling of the meeting of shareholders of ATSI-Canada.
                                        ATSI-Canada and ATSI-Delaware shall
                                        apply to the Court for the Final Order
                                        at ____ a.m. (____ time) on __________,
                                        1997, or as soon thereafter as counsel
                                        may be heard. The Interim Order does not constitute approval of the Arrangement or the contents of this Prospectus by the Court. The application for the Final
                                        Order is subject to the approval of the
                                        Arrangement by the shareholders of
                                        ATSI-Canada. At the hearing to consider
                                        the Final Order, all holders of shares
                                        of ATSI-Canada, among others, are
                                        entitled to appear and comment on the
                                        Arrangement.

                                        The authority of the Court is very broad under the OBCA. The Court may make any inquiries it considers appropriate and may make any order it considers appropriate with respect to the Arrangement. The Court will consider, among other things, the fairness and reasonableness of the Arrangement to the shareholders of ATSI-Canada. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. See
                                        "Arrangement--Court Approval."

Effect of Transactions on Consolidated  Because ATSI-Canada currently prepares
Financial Statements                    its consolidated financial statements in
                                        U.S. dollars using U.S. generally
                                        accepted accounting principles ("U.S.
                                        GAAP") and, after the Arrangement, the
                                        consolidated financial statements of the
                                        Company will continue to be presented in U.S. dollars and prepared in accordance with U.S. GAAP, the Arrangement will have no accounting implications with respect to the consolidated financial statements of the Company.

Certain Differences Between             ATSI-Delaware's authorized capital
ATSI-Canada Common Shares and           stock consists of 110,000,000 shares
ATSI-Delaware Common Stock              (100,000,000 shares of Common Stock and
                                        10,000,000 shares of Preferred Stock) as compared to an unlimited number of authorized Common Shares and Preferred
                                        Shares of ATSI-Canada. The par value per share of ATSI-Delaware Common Stock and Preferred Stock is $0.001 per share, while the Common Shares and Preferred
                                        Shares of ATSI-Canada are without par
                                        value.

Certain Differences Between Rights      As a result of the Arrangement, the
Of Shareholders Before And After        shareholders of ATSI-Canada will become
The Arrangement                         stockholders of ATSI-Delaware and their
                                        rights as stockholders will be subject
                                        to the provisions of the DGCL. The DGCL
                                        and OBCA are similar in many respects,
                                        but do differ from each other in certain areas. These differences include, among other things, the percentage and basis for calculating the number of shares needed to approve extraordinary matters submitted to a shareholder vote, the obligation of a corporation to indemnify its officers and directors for liabilities, losses or claims incurred while acting on behalf of the corporation, restrictions on business combinations with related parties, the percentage of shareholders needed to act by written consent without a meeting, the right to appoint more than one class of directors, the manner of setting the number of directors, the types of transactions for which statutory appraisal rights are available, calling a shareholders meeting, the availability of a corporation's shareholder list for inspection, the liability and qualification of corporate directors, the parties that may bring a derivative action, and the remedies for oppression with respect to corporate security holders.
                                       See "Effect of Arrangement on
                                       Shareholder Rights."

                                       In addition to the differences embodied
                                       in the applicable governing statutes,
                                       there are also differences between the
                                       ATSI-Canada Articles of Amalgamation
                                       and the ATSI-Delaware certificate of
                                       Incorporation . These include the
                                       capitalization of the two corporations,
                                       the directors' power to adopt bylaws
                                       without shareholder approval, the
                                       indemnification of directors and
                                       officers, the expanded limitations on
                                       director liability, the notice and
                                       calling of a shareholders meeting, the
                                       ability of the shareholders to take
                                       action without a meeting, the power to
                                       effect certain business combinations
                                       with related parties, the power of the
                                       shareholders to remove directors and the establishment of the number of directors that will comprise the Board of Directors. See "Effect of Arrangement on Shareholder Rights" and "Description of ATSI-Delaware Securities."

Right to Dissent                       Pursuant to the Interim Order, holders
                                       of Common Shares have the right to
                                       dissent in respect of the Arrangement as provided by section 185 of the OBCA.
                                       Upon the Arrangement becoming effective, each such dissenting shareholder will be entitled to be paid the fair value of the shares in respect of which such shareholders dissent in accordance with the provisions of the OBCA. See "Dissent
                                       Rights of ATSI-Canada Shareholders."


Timing of the Effective Date           Assuming that the Arrangement is
                                       approved by the requisite shareholder
                                       vote and all other conditions thereto
                                       are satisfied, it is currently expected
                                       that the Arrangement will be completed
                                       on or about _________ ___, 1997 subject
                                       to receipt of requisite regulatory
                                       approval or as soon thereafter as
                                       practicable.

Trading Market                         The Common Shares are quoted on the
                                       Canadian Dealing Network. Following the
                                       Arrangement, the Company anticipates
                                       that ATSI-Delaware Common Stock will be
                                       approved for quotation on the Canadian
                                       Dealing Network, subject to meeting
                                       certain conditions.

Recent Market Prices for               There is no established market in the
ATSI-Canada Common Stock               United States for the Common Shares.
                                       However, the Common Shares are quoted on the Canadian Dealing Network. The closing sales price of the Common Shares on the Canadian Dealing Network on September 2, 1997 was CDN$4.05. For additional information see "Price Range of Common Shares."

Future Dividend Policy                 ATSI-Delaware does not expect to pay
                                       dividends on its Common Stock in the
                                       foreseeable future. See "Description of
                                       ATSI-Delaware Securities - Dividend
                                       Policy."

                        Tax Consequences of Arrangement


Canadian Income Tax Consequences        A Canadian resident shareholder who
                                        exchanges Common Shares of the Company
                                        for Common Stock of ATSI-Delaware
                                        pursuant to the Arrangement will realize a capital gain (or a capital loss) to the extent that the fair market value of the Common Stock of ATSI-Delaware received on the exchange exceeds (or is less than) the adjusted cost base to the Canadian Holder of the Common Shares of the Company so exchanged. Canadian resident holders of Warrants of the Company will realize a capital gain (or a capital loss) to the extent that the fair market value, on the effective date of the Arrangement, of the Warrants
                                        (which will then be exercisable for
                                        ATSI-Delaware Common Stock) exceeds (or
                                        is less than) the adjusted cost base to
                                        the holder of such Warrants. U.S.
                                        resident holders will not be subject to
                                        Canadian income tax on capital gains
                                        arising on the disposition of Common
                                        Shares and Warrants of the Company
                                        pursuant to the Arrangement.


United States Federal Income
Tax Consequences                        The Arrangement has been structured with
                                        the intent of qualifying as a
                                        reorganization under Section
                                        368(a)(1)(B) of the Internal Revenue
                                        Code of 1986 (the "Code"). If the
                                        requirements of such a reorganization
                                        are satisfied, then no gain or loss will be recognized by ATSI-Canada, ATSI
                                        Delaware, or the shareholders of ATSI-
                                        Canada upon the transfer of the ATSI-
                                        Canada Common Shares to ATSI-Delaware in exchange for ATSI-Delaware Common Stock.
                                        The tax basis and holding period of the
                                        ATSI-Delaware Common Stock received by
                                        ATSI-Canada shareholders will be the
                                        same as the tax basis and holding period in their ATSI-Canada Common Shares. If the Arrangement does not qualify as a reorganization under Section
                                        368(a)(1)(B) of the Code, the
                                        Arrangement should still qualify for the same nonrecognition treatment under
                                        Section 351 of the Code. Holders of
                                        Warrants of ATSI-Canada should not
                                        recognize gain or loss in connection
                                        with such Warrants as a result of the
                                        Arrangement, but the United States
                                        Internal Revenue Service or courts could disagree with such characterization.

                                        All Company shareholders should read
                                        carefully the more detailed discussions
                                        under "Canadian and United States Income
                                        Tax Considerations" and should consult
                                        with their own tax advisors.

                 Summary Historical Consolidated Financial Data

     The summary historical financial data set forth below for the period from December 17, 1993 (inception) through July 31, 1994 , the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1996 and 1997 have been derived from the Company's consolidated financial statements appearing elsewhere in this Prospectus. The results for the nine months ended April 30, 1997 are not necessarily indicative of the results to be expected for the full year.

     The Company has a limited operating history, has incurred significant losses from operations since its inception and has had working capital deficits in the past. There is no assurance that the Company will become profitable or will be able to generate future revenue levels sufficient to support operations or recover its investment in property and equipment. These matters raise substantial doubt about the Company's ability to continue as a going concern. The independent accountant's report on the Company's consolidated financial statements included elsewhere in this Proxy Statement/Prospectus contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Public Accountants contained in, and Note 2 to, the Consolidated Financial Statements for the year ended July 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources;" and "Risk Factors--Risks Relating to the Company --Limited Operating History; History of Losses; Need for Capital; Report of Independent Accountants. " The summary historical financial data presented below should be read in conjunction with the Company's historical financial statements included elsewhere in this Proxy Statement/Prospectus, the notes thereto and the information set forth under the headings "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The Company's consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. GAAP. The following data is presented in U.S. dollars.


                                                         Period from
                                                        Dec. 17, 1993                                   Nine months ended
                                                         (Inception)       Years ended July 31,              April 30,
                                                       ---------------    -----------------------           (unaudited)
                                                           through
                                                      July 31, 1994/(1)/    1995           1996          1996         1997
                                                      ------------------  --------       --------      --------     --------
                                                                  (In thousands of $, except per share data)
Consolidated Statement of Operations Data:
Operating revenues:
     Long distance services.................                $110           $4,470        $10,807        $7,504        $8,930

     Network management services............                 132              318          2,668         2,292         1,488
                                                         -------         --------       --------      --------     ---------
  Total operating revenues..................                 242            4,788         13,475         9,796        10,418
                                                          ------           ------       --------      --------      --------
Operating expenses:
  Cost of services..........................                 201            4,061         10,833         7,758         8,773
  Selling, general and administrative.......                 373            2,536          4,430         3,300         4,004
  Depreciation and amortization.............                  11              141            281           206           433
                                                         -------          -------        -------      --------       -------
     Total operating expenses...............                 585            6,738         15,544        11,264        13,210
                                                          ------          -------       --------       -------      --------
Loss from operations........................                (343)          (1,950)        (2,069)       (1,468)       (2,792)
                                                         -------          -------       --------     ---------      --------
Net loss....................................               $(343)         $(2,004)       $(2,205)      $(1,561)      $(3,002)


Per share information:
  Net loss..................................              $(0.04)          $(0.14)        $(0.11)       ($0.08)       ($0.12)

Weighted average common shares outstanding..               9,146           13,922         19,928        19,131        24,979



                                                                                                     April 30, 1997
                                                 July 31, 1994    July 31, 1995    July 31, 1996       (unaudited)
                                                 -------------    -------------    -------------     --------------
                                                            (In thousands of $, except per share data)
Consolidated Balance Sheet Data:
Working capital (deficit)...................         $114             $(446)            $(592)            $190
Current assets..............................          344              1,088             1,789           3,396
Total assets................................        1,049              2,766             4,348           6,292
Long-term obligations, including current
portion.....................................            0                133               604           1,826
Total stockholders' equity /(2)/............          819              1,231             1,629           1,733


-------------

/(1)/ Represents the period from the date of organization of Latcomm
      International Inc., an Alberta, Canada corporation ("Latcomm"), which company amalgamated with Willingdon Resources Ltd., an Ontario, Canada corporation ("Willingdon"), in May 1994 (the "Amalgamation") to form American TeleSource International Inc., through July 31, 1994, the date of the Company's fiscal year end. The Amalgamation was accounted for as a recapitalization of Latcomm, and, with the exception of an approximately $55,000 liability of Willingdon (see Note 1 to the Financial Statements for the year ended July 31, 1996), the financial data utilized for the period from Dec. 17, 1993 until the Amalgamation were derived solely from Latcomm's financial statements.

/(2)/ The Arrangement has no pro forma effect on total stockholders' equity.

                                  RISK FACTORS

     The Company's operations and the transactions described herein are subject to certain significant risks, including the following:

Risks Relating to the Company

     Limited Operating History; History of Losses; Need for Capital; Report of Independent Public Accountants. The Company has a limited operating history, has incurred significant losses from operations since its inception and has had working capital deficits in the past. In addition, the Company had negative cash flows from operations during fiscal 1994, 1995 and 1996 and through the first nine months of fiscal 1997. Since its formation, the Company has financed its operations almost exclusively through private sales of securities. There can be no assurance that the Company will ever attain profitable operations or will be able to generate future revenue levels to support operations or recover its investment in property and equipment. Financing from private sources could continue to be required to fund the Company's capital commitments and operations and is likely to continue to be required to fund the Company's expansion. These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders and customers and could continue to be dependent upon its ability to obtain financing from private sources. There can be no assurance that additional capital will be available to the Company from any source or that, if available, it will be on terms acceptable to the Company. The unavailability of capital could materially and adversely affect the Company's ability to implement development plans for its operations and could result in the Company's inability to continue as a going concern. The independent public accountant's report on the Company's consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Public Accountants contained in, and Note 2 to, the Financial Statements for the year ended July 31, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Failure to Achieve Anticipated Growth. Although the Company believes that its infrastructure relative to long distance call services and network management services is relatively complete and capable of handling substantial amounts of traffic, the Company's business development plans are currently in the initial stages. The Company believes that the markets it serves with respect to long distance call services and network management services have the potential to grow significantly in the future. Accordingly, the Company expects that the volume of international long distance calls handled and volume utilization relative to its network management services will increase as its development plans are implemented. There can be no assurance such market growth will occur and, due to its limited liquidity and capital resources and other matters affecting operations, there can be no assurance that such volume increases will be realized and, if so, when.

     Competition. The long distance call services market is intensely competitive and is significantly affected by new service introductions and the market activities of major industry participants. Competition in this market is based upon pricing, customer service, network quality and value-added services. The Company competes with American Telephone and Telegraph Company ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Communications Company, L.P. ("Sprint") and others, many of which have been in business longer than the Company, have greater name recognition, more extensive transmission networks and greater engineering and marketing capabilities than the Company and have, or have access to, substantially greater financial and personnel resources than those available to the Company. The Company anticipates that it will compete in the public payphone segment in Mexico with Telefonos de Mexico ("Telmex") and other new licensed companies. Some of these companies, again, have considerably greater financial and other resources than the Company. The ability of the Company to compete effectively in the telecommunications industry will depend upon its continued ability to maintain quality, market driven services at prices generally equal to or below those charged by its competitors. There can be no assurance that the Company will be able to compete successfully with existing or future competitors.

     The Company competes with MCI, Americatel, C-COM, AT&T, Telmex and GeoComm/SERSA, among others, in providing network management services. As the Company's network management services expand to serve a broader range of users, the Company expects to encounter increasing competition from major domestic and international communications companies, including the foregoing carriers, many of which have significantly greater resources and more extensive domestic and international satellite and fiber optic communications networks than the Company. In addition, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that the Company will be able to compete successfully with existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, results of operations or financial condition. See "Business--Long Distance Call Services--Competition" and "Business--Network Management--Competition."

     Reliance on Key Personnel. The Company's success depends to a significant extent on a small number of key technical and managerial personnel, the loss of any one of which could have a material adverse effect on the Company's operations. The Company believes that its future success will also depend in part upon its ability to attract and retain highly skilled technical and managerial personnel. Competition for such personnel is intense. On May 10, 1994, the Company purchased a $500,000 life insurance policy on Arthur L. Smith, naming the Company as beneficiary . There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to grow and attain profitability.

      Possible Unavailability of Leased Transmission Facilities. The Company owns only a portion of the transmission facilities needed to complete long distance calls. Therefore, the Company's long distance call services business is dependent upon contractual arrangements, both long and short-term, with carriers for the transmission of calls. The Company believes it has ample access to leased transmission facilities at cost-effective rates and expects to continue to have such access in the foreseeable future because technological improvements in recent years have increased the capacity of existing digital fiber optic and satellite-based transmission facilities. There can be no assurance, however, that such leased facilities will be available to the Company at cost-effective rates in the future.

     Risk of Damage, Loss or Malfunction of Satellite. The loss, damage or destruction of any of the Solidaridad satellites as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris, or a temporary or permanent malfunction of any of the Solidaridad satellites, would likely result in a short-term interruption of service which could adversely affect the Company's operations, and possibly materially. The Company believes that suitable arrangements could be obtained with other satellite operators to provide satellite transmission capacity, although there can be no assurance that the interruption of service would not have a materially adverse effect on the Company's operations.

     Technological Change and New Services. The telecommunications industry has been characterized by steady technological change, frequent new service introductions and evolving industry standards. The Company believes that its future success will depend on its ability to anticipate such changes and to offer on a timely basis market responsive services that meet these evolving industry standards. The Company has constructed its San Antonio, Texas network control center/teleport using state-of-the-art digital satellite communications equipment, and built the network operating system modularly to enable it to expand telecommunications capacity quickly, on an as-needed basis. However, there can be no assurance that the Company will have sufficient resources to make the investments necessary to acquire new technology or to introduce new services that would satisfy an expanded range of customer needs.

      Service Interruptions; Equipment Failures. The Company's business requires that transmission and switching facilities and other equipment be operational 24 hours per day, 365 days per year. Long distance telephone companies such as the Company on occasion may experience temporary service interruptions or equipment failures, in some cases resulting from causes beyond their control. Any such event experienced by the Company would impair the Company's ability to service its customers and could have a material adverse effect on the Company's operations. The Company's Control Center is, however, protected through an uninterruptible power supply system which, upon commercial power failure, utilizes battery back-up until an on-site generator is automatically triggered to supply power.

     Increased Expenditures for Anticipated Expansion. To facilitate and support the growth anticipated in its business, the Company anticipates that it will be required to spend increased amounts on personnel, equipment and facilities. There can be no assurance that the Company will have sufficient funds to support any such growth or expansion, which could adversely affect the Company's operations.

     Customer Attrition. The Company believes that a certain level of customer attrition is common in the long distance call services industry. Although the Company has not experienced significant attrition in its various businesses, the Company's historical levels of customer attrition may not be indicative of future attrition levels, and there can be no assurance that any steps taken by the Company to counter increased customer attrition would accomplish the Company's objectives. In addition, recent acquisitions and consolidations in the telecommunications industry have resulted in, and may in the future result in, the loss of customers by the Company because of the acquisition of these customers by large companies that have existing contractual relationships with the Company's competitors.

     Regulations. The Company's domestic long distance call services activities are subject to the regulations of the U.S. Federal Communications Commission ("FCC") and the public utility commissions of the various states in which the Company operates. These regulatory agencies are governed by respective federal or state legislation and, therefore, any change or modification to such regulation or legislation can result in positive or negative effects upon the Company. Decisions by the state or federal legislative or regulatory bodies with respect to the permissible business activities or pricing practices of the Company's competitors, such as AT&T and the Regional Bell Operating Companies ("RBOCs"), may also have an adverse impact on the Company's operations. Moreover, any significant change in regulations by federal or state governmental agencies could significantly increase the Company's costs or otherwise have an adverse effect on the Company's activities and on its expansion efforts.

     Federal. The Company is subject to regulation by the FCC, and the regulations promulgated by the FCC are subject to change in the future. There can be no assurance that future judicial and legislative changes will not have a material adverse effect on the Company, that regulators or third parties will not raise material issues with regard to the Company's compliance with applicable regulations, or that regulatory activities will not have a material adverse effect on the Company.

     The Company has been granted requisite authorization from the FCC to operate its San Antonio, Texas-based satellite teleport (the "Teleport"), which transmits and receives signals from the Hughes built, Mexican government owned and operated Solidaridad Satellite System ("Solidaridad"). FCC licensing decisions or changes in U.S. government policies increasing or decreasing access to non-Intelsat satellites or other network components could adversely affect the Company, particularly if such decisions or changes were to result in a reallocation of access rights among the Company and its competitors. There can be no assurance that the Company will receive all authorizations or licenses necessary for new communications services or that delays in the licensing process will not adversely affect the Company's business. In addition, there can be no assurance that such authorizations will not be rescinded, although such action is unlikely.

     The Company's transmitting equipment must comply with FCC technical standards, which are subject to change and can result in the premature obsolescence of equipment. The Company monitors its compliance with federal, state, and local regulations governing the discharge and disposal of hazardous and environmentally sensitive materials including, but not limited to, the emission of electromagnetic radiation. Although the Company believes it is in compliance with such regulations, there can be no assurance that any such discharge, disposal or emission will not expose the Company to claims or actions that could have a material adverse effect on the Company's financial results.

     To originate and terminate calls in connection with providing their services, long distance carriers such as the Company must purchase "access" from the local exchange carriers ("LECs"). Access charges represent a portion of the Company's cost of services and, generally, such access charges are regulated by the FCC. The FCC issued an order reforming its regulation of these access charges. The new regulations are intended to create a system that is more economically efficient, fair, and compatible with growing competition. Implementation of a new access charge structure could place many interexchange carriers, including the Company, at a cost disadvantage, either in absolute terms or in relative terms, to the larger competitors.

     As a result of the passage of the Telecommunications Act of 1996 and the resultant growth in competition, the FCC has issued, and continues to issue major changes to their telecommunications regulations. Many of these regulatory changes will impact substantially the Company's business groups. At this time, however, the Company cannot predict the ultimate effect of these changes on its revenues or expenses.

     Agreements with foreign carriers are also subject to FCC regulations, foreign laws, and the terms of international treaties. If these regulations, laws or treaties are construed in such fashion to require changes to the Company's current agreements, such changes could have a material adverse effect on the Company. Additionally, if a concept proposed by the FCC whereby a caller could make a long distance call from any publicly available telephone and have the call automatically routed over the long distance telephone network of the caller's choice, called Billed Party Preference ("BPP"), is implemented, such implementation could have a material adverse effect on the Company. See "Business-Regulation."

     State. The Company is subject to state regulation that varies by jurisdiction and is subject to change. Generally, the Company must obtain and maintain certificates of public convenience and necessity from many state regulatory authorities where it offers intrastate long distance services. In most cases, it must also file tariffs for its intrastate offerings. To date, the Company has experienced no unusual difficulties or delays in obtaining necessary state authorizations. However, there can be no assurance that the Company will not experience difficulties or delays in the future or that any such difficulties or delays will not adversely affect the Company's business. Additionally, many states are relaxing the regulatory restrictions currently imposed on the LECs. There can also be no assurance that future judicial and legislative changes will not have a material adverse effect on the Company. See "Business-Regulation."

     Foreign. The services currently provided by the Company are not directly subject to laws of other countries, but the foreign carriers with which the Company conducts business are subject to those laws. Certain countries are considering opening their markets to competition. In the process, they may impose regulatory requirements that could have a material adverse effect on the Company. See "Business-Regulation."



     Seasonal Variations in Revenues. The Company's call services revenues are typically higher on a per phone basis during January through July, the peak tourism months in Mexico.

Risks of Latin American Operations

     General. The majority of the Company's international operations are currently being conducted in Mexico. As a result, such operations are subject to political, economic and other uncertainties, including, among others, risk of war, revolution, expropriation, renegotiation or modification of existing contracts, communications regulations, standards and tariffs, taxation policies, licensing requirements, as well as international monetary fluctuations which may make payment in U.S. dollars more expensive for foreign customers and other uncertainties and trade barriers. Consequently, the Company may encounter unforeseen difficulties in conducting operations in Mexico, including but not limited to the risks set forth below. The Company also conducts limited operations in other countries within Latin America and , as the Company expands further in these and other Latin American markets, all of the foregoing factors and risks set forth below could also apply to a greater or lesser extent to operations conducted by the Company in such other countries.

     Changes in Exchange Rates. The Company's international operations will subject it to various government regulations, export controls, and the normal risks involved in international operations and sales. Substantially all of the Company's revenue to date has been received in US dollars; however, American TeleSource International de Mexico, S.A. de C.V. ("ATSI-Mexico") conducts some limited business in Mexican pesos. Any decline in the value of the Mexican peso against the US dollar will have the effect of decreasing the Company's earnings when stated in US dollars. The Company currently does not engage in any hedging transactions that might have the effect of minimizing the consequences of currency fluctuations (which are presently immaterial) and does not intend to do so in the immediate future.

     Legal Framework Governing Communications Operations. Since its inception, the Company's near-term strategy has been to position itself to take advantage of the deregulation of the Mexican telecommunications industry. In 1990, the Mexican government established August 10, 1996 as the date on which Telmex would lose its status as the only legal provider of long distance services within Mexico. Company management believed, and continues to believe, that significant opportunities to provide call services within Mexico and between Mexico and other countries will arise with the demonopolization of Telmex. Until June 1995, the Company and its competitors operated in an environment within Mexico which had few, if any, government regulations that addressed what services could legally be provided, and who could provide such services. However, in June 1995 the SCT, the Mexican governmental agency charged with oversight of the Mexican telecommunications industry, wrote into law the methods by which companies could apply for concessions and licenses to establish and operate telecommunications services businesses within Mexico. This law was effectively the first step in establishing the framework under which companies could compete against Telmex. The Company believes that the entrance of newly-concessioned carriers into the Mexican long distance market will provide for a more competitive telecommunications market within Mexico, and will lower the cost of doing business within Mexico for call service providers such as the Company. ASTI-Mexico has applied for and obtained certain licenses, which the Company believes will enable it to expand the scope of services that it currently provides in Mexico. However, there can be no assurance that the deregulation of the Mexican telephone industry will continue and, if so, that such deregulation will occur to an extent that will provide the Company with sustained lower costs or opportunities to provide additional call services within Mexico and between Mexico and other countries, nor can there be any assurance that the licenses obtained by ATSI-Mexico will enable the Company to expand operations within Mexico. If future regulations promulgated by the SCT are unfavorable to the Company's business, the Company could be materially adversely affected.

     Changes in Laws. Changes in laws applicable to the Company's business, including income tax laws, communications laws, foreign investment laws and currency exchange laws could materially adversely affect the Company's operations. Recently, certain changes in some laws have been implemented which the Company believes will improve its operations and enable it to expand its business, particularly in Mexico. There can be no assurance, however, that subsequent changes in such laws will not have a material adverse effect on the Company.

     Political Instability. The political and economic instability in Mexico and other countries in Latin America could result in the adoption of new policies, lead to trade disputes or impede the access of the Company to sources of financing for its operations in the future, any of which could materially adversely affect the Company. The Company has no insurance against political instability.

     Uncertain Operating Conditions. The Company believes that, through its own resources and those of potential joint venture partners and available independent contractors, it will have adequate access to the equipment, personnel, communications service organizations and technical expertise necessary to conduct future operations in Mexico and other countries in Latin America. However, if any of the Company's understandings or assumptions change or prove inaccurate, the Company's operations could be materially adversely affected.

Risks Relating to Ownership of Company Securities and this Offering

     Anti-Takeover Protections. ATSI-Delaware's Certificate of Incorporation and Bylaws contain certain provisions, including a classified board of directors, prohibitions on stockholder actions by written consent in certain circumstances, "blank check" preferred stock, advance notice requirements for director nominations and actions to be taken at annual meetings and the protections afforded by Section 203 of the DGCL and certain super-majority voting requirements. Such provisions could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company. See "Description of ATSI-Delaware Securities--Provisions Having Anti-Takeover Effects" and "Management--Executive Officers and Directors."


     Issuance of Additional Shares. The Company currently has outstanding warrants to purchase 14,489,942 Common Shares and options to purchase 4,628,000 Common Shares at a weighted average price of $.58 per share. See "Description of ATSI-Delaware Securities" and Note 2 to the consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus. In view of the Company's potential continuing cash needs for working capital and capital expenditures, it may be necessary to sell additional debt or equity securities. The sale of additional equity or convertible debt securities and the exercise of warrants or options will result in dilution to the Company's shareholders and could adversely affect the prevailing market price of the Common Shares.

     No Dividends. The Company intends to retain any future earnings for use in its business and does not anticipate paying any dividends on its Common Stock in the near future. See "Dividend Policy."


     Need for Effective Prospectus in connection with Sale of Warant Shares. Upon the effective date of the Arrangement, each ATSI-Canada warrant will under its terms and as a result of the Arrangement represent a warrant to acquire ATSI-Delaware Common Stock upon the same terms and conditions. Any Common Shares issued to holders of presently exercisable ATSI-Canada warrants pursuant to the exercise of such warrants prior to the effective date of the Arrangement will be registered under the Securities Act pursuant to this Prospectus. Any shares of Common Stock issued to holders of ATSI-Delaware warrants pursuant to the exercise of such warrants after the effective date of the Arrangement will not be registered unless this Prospectus or another prospectus is then in effect with respect to such shares of Common Stock. ATSI-Delaware currently intends to maintain the effectiveness of this Prospectus under the Securities Act for six months or such longer period as ATSI-Delaware deems advisable, in its sole discretion, although there can be no assurance that this Prospectus will be maintained by ATSI-Delaware for any period of time. So long as this Prospectus is effective under the Securities Act, holders of warrants outstanding as of the date of this Prospectus will upon exercise of their warrants receive registered shares of Common Stock which may be freely sold in accordance with United States federal securities laws provided such shares of Common Stock are registered or otherwise exempt from registration under applicable U.S. blue sky and Canadian securities laws and provided that an active market exists for ATSI-Delaware's Common Stock. See "Absence of Efficient Public Market; Possible Volatility of Stock" and "State Securities Laws." To the extent that a prospectus, covering the shares of Common Stock issuable upon exercise of the warrants outstanding as of the date of this Prospectus, is not in effect under the Securities Act upon exercise of any such warrant, then the shares of Common Stock received upon exercise will not be registered under federal securities laws and may not be sold unless registered or otherwise exempt from registration pursuant to federal and applicable state and Canadian securities laws.


     Absence of Efficient Public Market; Possible Volatility of Stock Price. The Company's Common Shares are currently traded on the Canadian Dealing Network. The Canadian Dealing Network may not provide for an active public market for ATSI-Delaware's Common Stock and there can be no assurance that an active trading market for the Common Stock will develop or, if developed, that it will be sustained. The market price of the shares of Common Stock could be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the telecommunications industry generally, including national and international economic conditions and government regulations, could also have a significant impact on the market price of the shares of Common Stock. In addition, the equity markets in recent years have experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies; the price of the shares of Common Stock could be affected by such fluctuations.


      State Securities Laws. The Company has taken or will take all reasonable action to ensure that the Common Stock covered by this Prospectus is registered or otherwise exempt from registration under all applicable U.S. blue sky laws and that secondary trading of the Common Stock covered by this Prospectus will be permitted; however, there can be no assurance that the Common Stock covered hereby will be registered or otherwise exempt from registration under applicable U.S. blue sky laws or that the Common Stock may be subsequently traded in all states.


     Tax Consequences of the Arrangement on Holders of Common Shares and Warrants. The Arrangement will result in certain income tax consequences in both the United States and Canada. As a result of the Agreement, under certain circumstances material adverse tax consequences could result to security holders of the Company. Certain tax consequences of the Arrangement are summarized elsewhere in this Proxy Statement/Prospectus. See "Canadian and United States Income Tax Consequences". Shareholders and warrant holders of the Company should consult their own tax advisors for advice with respect to the income tax consequences to them of the proposed Arrangement.

                           GENERAL PROXY INFORMATION

Solicitation of Proxies

     Proxies are being solicited by and on behalf of the management of ATSI-Canada. All expenses in connection with the solicitation of proxies will be borne by ATSI-Canada, including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. Solicitation will be by mail or by regular employees of ATSI-Canada. No arrangement has been entered into with any other party for the solicitation of proxies for a fee. No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations should not be relied upon as having been authorized.

Appointment and Revocation of Proxies

     The persons named in the enclosed forms of proxy (the "Proxy") are members of management of ATSI-Canada. The form of Proxy being solicited through this Prospectus seeks to appoint the persons named therein to represent the holder at the Meeting to vote on a special resolution to authorize the Arrangement and to transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     The holder of or a person deemed to be the holder of Common Shares has the right to appoint a person to represent him or her at the Meeting other than the persons designated in the respective form of Proxy. Such right may be exercised by striking out the names of the persons named in that form of Proxy and inserting the name of the shareholder's nominee in the space provided, or by completing another proper form of Proxy. To be effective, proxies for the Meeting must be received before 10:00 a.m. (Eastern Standard Time) on __________, 1997 by CIBC Mellon Trust Company, 393 University Avenue, Fifth Floor, Toronto, Ontario, M5G 2M7, Attention: Corporate Trust Services or be received by the Chairman of the Meeting on or before the commencement of such Meeting.

     A shareholder forwarding the Proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the Proxy wishes to confer a discretionary authority with respect to any item of business then the space opposite the item is to be left blank. The shares represented by the Proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the Proxy. An automated system administered by CIBC Mellon Trust Company, the Company's transfer agent, is used to tabulate the votes.

     A shareholder who has given a Proxy may revoke it at any time in so far as it has not been exercised. A Proxy may be revoked, as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such Proxy, by depositing an instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, at the registered office of ATSI-Canada at any time up to 5:00 p.m. (Eastern Standard Time) on the last business day preceding the day of the Meeting or any adjournment(s) thereof at which the Proxy is to be used or with the Chairman of such Meeting on the date of the Meeting or any adjournment(s) thereof. A Proxy may also be revoked in any manner permitted by law.

Voting of Shares Represented by Management Proxies

     General

     As of September 2, 1997, 36,901,770 Common Shares were issued and outstanding. Each such Common Share entitles the holder thereof to one vote on all matters to be acted upon at the Meeting. All holders of Common Shares of record as of the record date for the Meeting are entitled either to attend and vote thereat in person the Common Shares held by them or, provided an executed Proxy shall have been delivered to ATSI-Canada within the time specified in the attached Notice of Meeting, to attend and vote thereat by Proxy the Common Shares held by them. See "Description of ATSI-Delaware Securities."

     Meeting

     A shareholder forwarding the Proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. The persons named in the form of Proxy will vote the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. However, in the absence of such direction, THE NOMINEES INTEND TO VOTE THE SHARES REPRESENTED BY THE PROXY FOR THE SPECIAL RESOLUTION AUTHORIZING THE ARRANGEMENT (See "Arrangement -- The Arrangement").

     The enclosed form of Proxy, when properly signed, confers discretionary authority upon the persons named therein with respect to amendments or variations to the matter identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment(s) thereof. At the time of the printing of this Prospectus, management knows of no such amendments, variations or other matters to come before the Meeting other than the matter referred to in the Notice of Meeting. However, if any other matters which are not now known to management should properly come before the Meeting or any adjournment(s) thereof, the Proxy will be voted on such matters in accordance with the best judgment of the proxies named therein.



Voting Shares and Record Date

     Meeting

     The Board of Directors has fixed __________, 1997 as the record date, being the date for the determination of the registered holders of securities entitled to receive Notice of the Meeting pursuant to National Policy No. 41, as amended, issued by the securities commissions and comparable regulatory bodies of the Provinces of Canada. Any non-registered shareholder that has requested or requests to be registered as a shareholder in the time allotted pursuant to such Policy will be listed on the list of shareholders referred to below.

     In accordance with the provisions of the OBCA, ATSI-Canada will prepare a list of holders of Common Shares at the close of business on a date not later than 10 days after the record date. Each holder of Common Shares named in the list will be entitled to vote the Common Shares shown opposite his or her name except to the extent that: (i) the shareholder has transferred any of his or her shares after the record date and (ii) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he or she owns such shares and demands not later than 48 hours before the Meeting that his or her name be included in the list before the Meeting, in which case the transferee is entitled to vote his shares at the Meeting.

     Arrangements between the Participating Companies and their Shareholders

     Except as set out herein, there are no contracts, arrangements or formal or informal understandings between ATSI-Canada and any of its shareholders with respect to the Arrangement.

                                  ARRANGEMENT

General

     Pursuant to the Plan of Arrangement, Common Shares of ATSI-Canada will be exchanged for Common Stock of ATSI-Delaware on the basis of one share of Common Stock for every Common Share. As a result of the Arrangement, ATSI-Canada will become a wholly owned subsidiary of ATSI-Delaware. Full particulars of the Arrangement are contained in the Arrangement Agreement, a copy of which is reproduced in full in Exhibit A to this Prospectus and is incorporated herein by reference.

     For a summary of certain of the rights of shareholders of the Company before and after the Arrangement, see "Effects of Arrangement on Shareholder Rights."

Intentions of Significant Shareholders

     As at the close of business on August 15, 1997, the directors and officers of ATSI-Canada and ATSI-Delaware beneficially owned approximately 11.54% of the Common Shares outstanding (including 1,441,666 shares issuable upon exercise of presently exercisable options). Each of the directors and officers of the Company has indicated that he intends to vote such shares in favor of the transactions described herein. Subject to applicable law, the directors and officers of the Company may purchase additional Common Shares in the open market or otherwise prior to the Meeting.

The Arrangement Agreement

     The following description of the Arrangement Agreement is qualified in its entirety by reference to the text of the Arrangement Agreement which is attached as Exhibit A to this Prospectus and is hereby incorporated by reference in this Prospectus.

     Each of ATSI-Canada and ATSI-Delaware has executed the Arrangement Agreement which sets forth certain covenants of each of them, contemplates the Arrangement on the terms and conditions set forth in the Arrangement Agreement and provides that the Arrangement will be subject to a number of conditions having been met, including, among others, the following:

     (a) the Arrangement shall have been approved by the shareholders of each of ATSI-Canada and ATSI-Delaware in the manner referred to under "Conduct of Meeting and Shareholder Approval";

     (b) the Arrangement must be approved by the Court in the manner referred to under "Court Approval";

     (c) all other consents, orders, regulations and approvals, including regulatory approvals and orders, required, necessary or desirable for the completion of the Arrangement shall have been obtained or received, each in a form acceptable to ATSI-Canada and ATSI-Delaware;

     (d) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by the Arrangement Agreement; and

     (e) the Arrangement Agreement shall not have been terminated as provided for therein.

     If any of the conditions set out in the Arrangement Agreement are not fulfilled or performed, the corporation entitled to the benefit of such condition may terminate the Arrangement Agreement or waive the condition in whole or in part. Upon fulfillment of the foregoing conditions, the directors of ATSI-Canada intend to cause articles of arrangement to be filed with the Director under the OBCA together with such other material as may be required by the Director in order that a certificate of arrangement giving effect to the Arrangement may be issued. Filing of the articles of arrangement will be subject to obtaining the Final Order. Notice of the application for such order is attached as Exhibit D hereto. If the Final Order is granted on __________, 1997, it is expected that the Effective Date will be on or about __________, 1997. The Effective Date will be announced through the media following receipt of the Final Order.

     Notwithstanding the foregoing, the Arrangement Agreement provides that it may be terminated by the mutual agreement of ATSI-Canada and ATSI-Delaware (and consequently the Arrangement not proceeded with) at any time before or after the holding of the Meeting, but no later than the Effective Date, without any further action on the part of shareholders of ATSI-Canada or ATSI-Delaware.
The Arrangement may also be terminated by either ATSI-Canada or ATSI-Delaware in the event that holders of more than .05% of outstanding Common Shares (or such greater or lesser amount as ATSI-Canada and ATSI-Delaware may mutually agree) exercise their rights to dissent in respect of the Arrangement. If the Effective Date does not occur on or before April 30, 1998, either of ATSI-Canada and ATSI-Delaware may terminate the Arrangement Agreement.

Conduct of Meeting and Shareholder Approval

     At the Meeting, the shareholders of ATSI-Canada will be asked to consider and approve the Arrangement.

     As provided in the Interim Order, the Arrangement must be authorized by a special resolution passed by holders of voting securities of ATSI-Canada, the text of which is set forth in Exhibit B to this Prospectus. The special resolution in respect of the Arrangement must therefore be approved by the affirmative vote of not less than two-thirds of the votes cast in respect thereof at the Meeting.

     If the approval of the shareholders of ATSI-Canada with respect to the Arrangement is obtained, the approval of the shareholders of ATSI-Delaware to the entering into of the Arrangement Agreement and the issuance of Common Stock of ATSI-Delaware pursuant to the Arrangement Agreement are obtained, the Court approves the Arrangement and the other conditions to the completion of the Arrangement set forth in the Arrangement Agreement are fulfilled or waived, the Arrangement will be effected by ATSI-Canada filing articles of arrangement with the Director. The Arrangement will become effective on the Effective Date. It is currently anticipated that this date will be on or about __________, 1997.

Court Approval

     An arrangement under the OBCA requires Court approval. Prior to the mailing of this Prospectus, ATSI-Canada and ATSI-Delaware obtained the Interim Order which appears as Exhibit C hereto. The Interim Order, among other things, provides for the calling and holding of the Meeting and causes to be issued a notice of application for the Final Order. The Interim Order does not constitute approval of the Arrangement or the contents of the Prospectus by the Court. The notice of application for the Final Order is attached as Exhibit D hereto. As set forth in such notice of application, the hearing in respect of the Final Order is scheduled to take place before the Court on __________, 1997 at ____ a.m., Toronto time, at 145 Queen Street West, Toronto, Ontario, subject to the approval of the Arrangement by the shareholders of ATSI-Canada and ATSI-Delaware as set forth under "Conduct of Meeting and Shareholder Approval." At this hearing, all holders of shares of ATSI-Canada have the right to appear, provided that such person, or an Ontario lawyer acting for such person, prepares a notice of appearance in the proper form, serves such notice of appearance on the solicitors for ATSI-Canada and ATSI-Delaware and files such notice of appearance, with proof of service, with the Court, and may present evidence and examine witnesses, provided that such person, or an Ontario lawyer acting for such person, in addition to serving a notice of appearance, serves a copy of such evidence on the solicitors for ATSI-Canada and ATSI-Delaware and files such evidence, with proof of service, with the Court as soon as possible, but in any event not later than 2:00 p.m. on the day before the hearing for the Final Order.

     The authority of the Court is very broad under the OBCA. ATSI-Canada and ATSI-Delaware have been advised by their counsel that the Court may make an inquiry it considers appropriate and may make any order it considers appropriate with respect to the Arrangement. The Court will consider, among other things, the fairness and reasonableness of the Arrangement to the shareholders of ATSI-Canada. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems appropriate.

Canadian Securities Legislation

     The issuance by ATSI-Delaware of shares of Common Stock to the holders of shares of ATSI-Canada constitutes a distribution of securities which is qualified by this Prospectus in the Province of Ontario and exempt from the prospectus requirements of the securities legislation in each of the other provinces of Canada, except Quebec, where it is exempt if the Quebec Securities Commission agrees or does not object within a specified time period of receiving required information. Such information (essentially this Prospectus) has been provided and it is expected that approval will be obtained in due course.

United States Securities Act of 1933

     The issuance of shares of Common Stock of ATSI-Delaware pursuant to the Arrangement will be registered under the provisions of the 1933 Act and, upon the effectiveness of such registration, will be freely transferable provided such shares of Common Stock are registered or otherwise exempt from registration under applicable blue sky laws and provided that an active market exists for the Common Stock. See "Risk Factors--Absence of Efficient Public Market; Possible Volatility of Stock" and "Risk Factors--State Securities Laws."





Officers and Directors

     The ATSI-Canada Board currently consists of three members, Arthur L. Smith, Murray R. Nye and John R. Moses. The ATSI-Delaware Board of Directors currently consists of five members, two of whom are Class A directors, two of whom are Class B directors and one of whom is a Class C director. One of the three classes of ATSI-Delaware directors is to be elected each year to hold office for a three-year term and until successors are elected and qualified. The terms of the initial Class A, Class B and Class C directors of the Company will expire at the 1998, 1999 and 2000 annual meetings, respectively. Tomas Revesz and Carlos
K. Kauachi serve as the Class A directors, Richard C. Benkendorf and Murray R. Nye serve as Class B directors and Arthur L. Smith as Class C director. Additionally, Arthur L. Smith has been elected to the offices of President and Chief Executive Officer of ATSI-Delaware, H. Douglas Saathoff has been elected to the offices of Secretary, Treasurer and Chief Financial Officer of ATSI-Delaware, and Craig K. Clement, Everett L. Waller and Charles R. Poole have each been elected a Vice President of ATSI-Delaware, all to serve in such capacities until the next annual meeting of the Board of Directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. See "Management--Executive Officers and Directors" for more information concerning such individuals.

Exchange of Share Certificates

     As soon as practicable on or after the Arrangement, ATSI-Canada shareholders of record immediately prior to the Arrangement will be sent detailed instructions concerning the procedures to be followed for submission of certificates representing Common Shares to CIBC Mellon Trust Company (the "Exchange Agent"), together with a form of transmittal letter to be sent to the Exchange Agent at the time such certificates are submitted.

     After the Arrangement, the Exchange Agent will deliver to any holder who has previously submitted a duly completed and executed transmittal letter and a certificate representing Common Shares, a certificate issued by ATSI-Delaware representing an equal number of shares of Common Stock into which such Common Shares were converted.

     After the Arrangement but before a certificate representing Common Shares is surrendered, certificates representing Common Shares will represent the number of shares of Common Stock into which such Common Shares were converted pursuant to the terms of the Arrangement. The transfer agent for the Company will be instructed to forward to the Exchange Agent any certificates for shares of capital stock of ATSI-Canada otherwise delivered by the shareholder. The Exchange Agent will deliver certificates representing the appropriate amount and type of ATSI-Delaware Common Stock in accordance with the stockholder's instructions for transfer or exchange.

     Failure by a shareholder to return appropriate transmittal letter(s) or to surrender certificate(s) representing Common Shares will not affect such person's rights as a shareholder, as such shareholder's certificate(s) representing Common Shares following the Arrangement will represent the number of shares of Common Stock into which such Common Shares were converted pursuant to the terms of the Arrangement, and will present no material consequences to the Company.

Resale of Common Stock of ATSI-Delaware

      Common Stock of ATSI-Delaware received by shareholders of ATSI-Canada pursuant to the Arrangement may be resold in Canada without significant restriction except for any holder of Common Stock who holds, either alone or in combination with others, a sufficient number of shares of Common
Stock to affect materially the control of ATSI-Delaware.

Principal Reasons for the Arrangement

      The Arrangement will result in ATSI-Canada, an Ontario corporation, becoming a wholly owned subsidiary of ATSI-Delaware, a Delaware corporation. The Board of Directors believes that by establishing a United States corporation as the parent company of ATSI-Canada, the marketability of its capital stock will be enhanced by raising the Company's profile in various capital markets, thereby enhancing shareholder value over the long term. Furthermore, in the experience of management, potential debt and equity capital sources and strategic partners in the United States are more comfortable dealing with a United States corporation than a foreign corporation. Management believes this may be because U.S. entities are likely to be more familiar with U.S. standards of accounting, U.S. securities law disclosure requirements and U.S. legal principles.

      ATSI-Delaware was incorporated in the State of Delaware because Delaware has a modern and flexible corporate code. The escalating risks and claims and resultant high costs of director liability insurance have made it increasingly difficult for corporations to find and retain competent directors, and the Company believes the various indemnity and exculpation provisions of the DGCL will help it to attract and retain competent directors. Delaware has an active bar which is continually assessing and recommending improvements to the DGCL, and the substantial body of settled case law under the DGCL adds greater certainty in assessing risks associated with conducting business.


                   EFFECT OF ARRANGEMENT ON SHAREHOLDER RIGHTS

     On the effective date of the Arrangement , the shareholders of ATSI-Canada will become stockholders of ATSI-Delaware. Differences between the OBCA and the DGCL and between the ATSI-Canada Articles and the ATSI-Delaware Certificate will result in various changes in the rights of shareholders of ATSI-Canada . The following is a summary of the rights of the Company's stockholders after the

Arrangement, as compared with those of shareholders prior to the Arrangement. This summary does not purport to be complete and is qualified in its entirety by reference to the ATSI-Canada Articles, ATSI-Canada Bylaws, ATSI-Delaware Certificate and ATSI-Delaware Bylaws, the texts of which are included in this Prospectus as Exhibits E, F, G and H, respectively. For further discussion of certain provisions of the ATSI-Delaware Certificate, see "Description of ATSI -Delaware Securities."

Differences Between Ontario and Delaware Corporate Law

     Upon the consummation of the Arrangement, the shareholders will be subject to the provisions of the DGCL. Set forth below is a comparison of certain material provisions of the DGCL and the OBCA.

     Vote on Extraordinary Corporate Transactions. Under the OBCA, amalgamations, continuances, sales or leases or exchanges of all or substantially all of the assets of a company and other extraordinary corporate actions require the approval of the holders of two-thirds of the shares being voted thereon in person or by proxy. Under the DGCL, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon except: (i) for a corporation that survives the merger where the merger requires the issuance of Common Stock not exceeding 20% of such corporation's shares outstanding immediately prior to the merger, the merger agreement does not amend in any respect the survivor's certificate of incorporation and shareholder approval is not specifically mandated in the survivor's certificate of incorporation; and (ii) for both corporations where the corporation surviving the merger was a 90% or greater parent of the other corporation. Unless a greater percentage is required by the charter, a sale, lease or exchange of all or substantially all the property or assets of a corporation or an amendment to the certificate of incorporation also require the approval of the holders of a majority of the outstanding stock entitled to vote thereon.

     Bylaw Amendments. Under the OBCA, either shareholders or directors may make, amend or repeal bylaws, but director bylaws are subject to later confirmation by the shareholders. Under the DGCL, stockholders may adopt, amend or repeal bylaws. In addition, directors of a corporation, if authorized by the certificate of incorporation, may adopt, amend or repeal bylaws, such action not being subject to later shareholder confirmation.

     Amendments to the Charter. Under the OBCA, an amendment to a corporation's articles of incorporation requires the affirmative vote of at least two-thirds of the votes cast by shareholders entitled to vote thereon represented in person or by proxy and in most instances, the affirmative vote of at least two-thirds of the votes cast within each class or series of outstanding shares by shareholders represented in person or by proxy. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of a majority of the outstanding stock entitled to vote, unless such level of approval is increased by the certificate of incorporation. In addition, under the DGCL, if the amendment to the certificate of incorporation adversely affects the rights of a particular class of stock, that class is entitled to vote separately on the amendment whether or not it is designated as voting stock.

     Removal of Directors. Under both the OBCA and the DGCL, directors may generally be removed, with or without cause, by a vote of the holders of a majority of the shares being voted. However, under the DGCL, if the board is classified, which the Board of ATSI-Delaware is, directors may be removed only for cause, unless the certificate of incorporation provides otherwise, which the ATSI-Delaware Certificate does not. Further, if a director is elected by holders of a class or series of shares, the OBCA provides that only the shareholders of that class or series can vote to remove that director, with or without cause, whereas the DGCL provides that only the shareholders of that class or series can vote to remove that director without cause. Finally, in the case of a corporation having cumulative voting, under both the OBCA and the DGCL a director may not be removed from office if the votes cast against the director's removal would be sufficient to elect such director and such votes could be voted cumulatively at an election at which the same total number of votes were cast and, (i) in the case of the OBCA, the number of directors required by the articles were then being elected, or (ii) in the case of DGCL, the entire board is being elected or, if there are classes of directors, the class of directors of which such director is a part is being elected.

     Quorum of Shareholders. Under the OBCA, a quorum for shareholders' meetings consists of the holders of a majority of the outstanding shares, present in person or represented by proxy, unless the bylaws otherwise provide. Under the DGCL, a quorum consists of a majority of shares entitled to vote, present in person or represented by proxy, unless the charter or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting.

     Notice and Calling of Shareholder Meetings. Under the OBCA, shareholders' meetings may be called by the board of directors who must call a meeting when so requested by the holders of not less than 5% of the voting shares, on a minimum of 21 days' notice. Under the DGCL, unless the certificate of incorporation or bylaws authorize additional persons, only the board of directors may call a shareholders' meeting, on ten days' notice.

     Shareholder Consent in Lieu of Meeting. Under the OBCA, shareholder action without a meeting may only be taken by unanimous written consent of all shareholders. Under the DGCL, unless otherwise provided in the charter, shareholders may act by written consent without a meeting if holders of outstanding stock representing not less than the minimum number of votes that would be necessary to take such action at an annual or special meeting execute a written consent providing for such action.

     Appraisal Rights. The DGCL does not give appraisal rights in a merger or consolidation to holders of stock listed on a national securities exchange (such as the Nasdaq National Market) or held of record by more than 2,000 shareholders, provided that such holders receive shares of stock of the company surviving the merger or consolidation or shares of stock of any other company which is either listed on a national securities exchange or held of record by more than 2,000 shareholders. The OBCA does not contain any similar exemption from its provisions relating to dissenter's rights of appraisal for amalgamations. In addition, appraisal rights are available under the DGCL for sales of all or substantially all of the Corporation's assets or charter amendments only if the charter so provides. Shareholders are entitled to appraisal rights under the OBCA in connection with the sale, lease or exchange of all or substantially all the assets of a company and for charter amendments which affect share issuance or transferability or corporate purposes or which would require a separate class vote.

     Shareholder Register. A Delaware company's stock ledger showing the names, addresses and security ownership of its shareholders may be inspected only by directors and shareholders of record for a purpose reasonably related to their respective interests as directors or shareholders. Shareholders and certain other persons may inspect the shareholder list of an Ontario company that is an offering corporation.

     Dividends and Distributions. The DGCL and OBCA treat dividends similarly. The DGCL permits a company, unless otherwise restricted by the certificate of incorporation, to pay dividends out of surplus or, if there is no surplus, out of net profits for the current and preceding fiscal year (provided that the amount of capital of the company is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL generally provides that a company may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware company to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the company standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware company, the assets of the company, including stock of subsidiaries owned by the company, must be valued at their fair market value as determined by the board of directors if fair market value is less than historical book value and may be valued at their fair market value if fair market value is greater than historical book value. Under the OBCA, a company may not declare or pay a dividend if there are reasonable grounds for believing that the company is or after the payment would be, unable to pay its liabilities as they become due, or if the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

     Director Qualification and Number. A majority of the directors of an Ontario company must be Canadian residents. The DGCL has no similar requirement. The number of directors of a Delaware company may be changed by resolution of the directors if the charter or bylaws so provide (as is the case with the ATSI-

Delaware Certificate and Bylaws) while the charter of an Ontario company must specify the number or a range for the number of directors and if authorized by a special shareholders' resolution, in between shareholders' meetings, the directors may increase the number of directors within the minimum and maximum range provided that they may not do so if after such appointment, the total number of directors would be one and one-third times greater than the number of directors required to have been elected at the last annual meeting of shareholders.

     Director Liability. Under the DGCL, the charter of a Delaware company may limit the personal liability of a director to the shareholders of the company for monetary damages for breach of fiduciary duty, except for: (i) any breach of a director's duty of loyalty to the company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase in violation of statutory limitations; or (iv) any transaction from which a director derived an improper personal benefit. The OBCA has no comparable provision. Such a charter provision under the DGCL does not affect the right of a company or its shareholders to pursue equitable remedies such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care (although such equitable remedies may not always be available) and in no way affects a director's liability under United States federal securities laws.

     Oppression Relief and Equitable Remedies. The OBCA creates a cause of action for "oppression" and "unfairness" with respect to shareholders, creditors, directors and officers and vests the court with broad remedial powers in connection therewith. The DGCL contains no comparable provision and the scope of the equitable powers of the Delaware courts as defined by existing case law is less certain than the scope of the powers of Ontario courts.

     In addition, certain differences between the powers granted to companies under the DGCL and the powers granted to companies under the OBCA may make a Delaware company less vulnerable than an Ontario company to hostile takeover attempts. These differences include the absence of power of shareholders to call special meetings unless expressly granted as discussed above. On the other hand, because of such provisions as the power of shareholders to take action without a meeting by less than unanimous consent, the DGCL may, under some circumstances, facilitate a hostile takeover attempt.

Differences Between the ATSI-Canada Articles and the ATSI-Delaware Certificate

     The ATSI-Delaware Certificate differs substantially from the ATSI-Canada Articles. Differences include, but are not limited to, the following:

     Capital Structure. Under the ATSI-Delaware Certificate, the total number of shares of capital stock that the Company has the authority to issue is 110,000,000, $0.001 par value per share, consisting of 100,000,000 shares of ATSI-Delaware Common Stock and 10,000,000 shares of ATSI-Delaware Preferred Stock. Under the ATSI-Canada Articles, the Company has the authority to issue unlimited amounts of no par value stock for common shares and unlimited amounts of no par value stock for preferred shares.

     Board of Director Size. The ATSI-Delaware Certificate (i) contains no restrictions on the minimum or maximum number of directors except as provided by Delaware law and (ii) divides the Board of Directors into three classes, one of which is elected each year to hold office for a three-year term and until successors are elected and qualified. ATSI-Delaware currently has five directors. The ATSI-Canada Articles provide for a minimum of three and a maximum of ten directors. ATSI-Canada currently has three directors. See "Management."

     Liability of Directors. The ATSI-Delaware Certificate provides that directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that a director may be personally liable to the extent provided by applicable Delaware law which currently prohibits limitation of director liability for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) authorizing the payment of a dividend or repurchase of stock; or (iv) any transaction from which the director derived an improper personal benefit. The ATSI-Canada Articles contain no similar provision.

     Indemnification. The ATSI-Delaware Certificate provides that ATSI
-Delaware will indemnify each director and officer of ATSI-Delaware who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where ATSI-Delaware is obligated to make such indemnification pursuant to Section 145. In addition, ATSI-Delaware will indemnify each of ATSI-Canada 's directors and officers in each and every situation where, under Section 145, ATSI-Delaware is not obligated, but is permitted or empowered, to make such indemnification. ATSI-Delaware may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. ATSI-Delaware will promptly make or cause to be made any determination which Section 145 requires. The ATSI-Canada Articles contain no similar provision.

     Shareholder Consent in Lieu of Meeting. As noted previously, under the OBCA, the shareholders of a corporation may take action without a meeting only by unanimous consent of all shareholders. Under Section 141 of the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under the ATSI-Delaware Certificate, the shareholders of the Company will not be permitted to take action without a meeting unless the board of directors shall have previously approved the taking of such action by written consent.

     Shareholder Nomination of Directors. The ATSI-Delaware Certificate requires shareholder nominations of directors for an election to be held at an annual meeting or special meeting of shareholders to meet certain procedural requirements including disclosure of such information regarding the proposed nominees as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, a description of all arrangements or any affiliation between the shareholder and the proposed nominee and the consent of the nominee to serve as a director of the Corporation if so elected. Although such provision is not explicitly provided for in the ATSI-Canada Articles , the OBCA contains similar provisions.

     Business Combinations. ATSI-Delaware is subject to the provisions of
Section 203 of the DGCL ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or an affiliate or associate of such person, who is an "interested stockholder" for three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 662/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under
Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three years immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage. The Company has not adopted such an amendment to its Certificate of Incorporation or Bylaws. There is no comparable provision under the OBCA. For further discussion of the ATSI -Delaware Certificate of Incorporation, see "Description of ATSI-Delaware Securities."

                  DISSENT RIGHTS OF ATSI-CANADA SHAREHOLDERS

     A holder of Common Shares is entitled to be paid the fair value of such shares in accordance with section 185 of the OBCA if the shareholder dissents to the Arrangement and the Arrangement becomes effective. The rights of dissent in accordance with the OBCA are being granted pursuant to the Interim Order. A holder of Common Shares is not entitled to dissent with respect to the Arrangement if he votes any of such shares in favor of the required resolution authorizing the Arrangement. The execution or exercise of a proxy does not constitute a written objection for purposes of the OBCA.

     A brief summary of the provisions of section 185 of the OBCA is set out below and the text of such section is set out in full as Exhibit I to the Prospectus. The following summary does not purport to provide a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of his Common Shares. Section 185 of the OBCA requires strict adherence to the procedures established therein and failure to do so may result in the loss of all dissenters' rights. Accordingly, each shareholder who might desire to exercise dissenters' rights should carefully consider and comply with the provisions of section 185 of the OBCA, the full text of which is set out in Exhibit I to this Prospectus, and consult his legal adviser.




Dissent to Arrangement under Section 185 of the OBCA

     Under section 185 of the OBCA, a shareholder of ATSI-Canada who exercises his right to dissent respecting the Arrangement is required to send a written objection to the special resolution of ATSI- Canada at the address hereafter set out under "Addresses for Notices" prior to 12 noon on the day prior to the Meeting. The written objection may also be delivered to the Chairman of the Meeting at or before the Meeting. A vote against a special resolution or withholding votes does not constitute a written objection. Within 10 days after the special resolution is approved by shareholders, the Company must so notify the dissenting shareholder who is then required, within 20 days after receipt of such notice (or if he does not receive such notice, within 20 days after he learns of the approval of the special resolution), to send to the Company a written notice containing his name and address, the number of shares in respect of which he dissents and a demand for payment of the fair value of such shares and, within 30 days after sending such written notice, to send the Company the appropriate share certificate or certificates. If the Arrangement becomes effective, the Company is required to determine the fair value of the shares and to make a written offer to pay such amount to the dissenting shareholder. If such offer is not made or not accepted within 50 days after the Arrangement becomes effective, the Company may apply to the Court to fix the fair value of such shares. There is no obligation on the Company to apply to the Court. If the Company fails to make such an application, a dissenting shareholder has the right to so apply within a further 20 days. If an application is made by either party, the dissenting shareholder will be entitled to be paid the amount fixed by the Court. The fair value of the Common Shares as determined for such purposes by a Court will not necessarily be the same as and could vary significantly from the fair value of such shares as determined by the board of directors of the Company for the purposes of determining the terms of the Arrangement.

Addresses for Notices

     All notices to the Company pursuant to section 185 of the OBCA should be addressed to H. Douglas Saathoff, Secretary, 12500 Network Blvd., Suite 407, San Antonio, Texas 78249.

                          PRICE RANGE OF COMMON SHARES

         Since June 7, 1994, the Company's Common Stock has been traded on the Canadian Dealing Network under the symbol ATIL.CDN. The following table sets forth the high and low bid prices in Canadian dollars, as reported by the Canadian Dealing Network, for the periods indicated. The prices are also provided in U.S. dollars determined using the exchange rates based on published spot exchange rates for United States dollars . Bid quotations represent Canadian interdealer quotations without adjustment for retail markups, markdowns or commissions and do not necessarily represent actual transactions. There is no established public trading market in the United States for the Company's Common Stock.


                                                                        Price Range
                                            ------------------------------------------------------------------
                                                         High                                 Low
                                            ------------------------------       -----------------------------
                                                CDN$               US$               CDN$               US$
                                            ------------       -----------       ------------       ----------
       Fiscal 1996:
       First quarter.......................        $1.20             $0.88              $0.65            $0.48
       Second quarter......................         1.15               .84                .65              .48
       Third quarter.......................         1.05               .77                .85              .62
       Fourth quarter......................         1.25               .91                .50              .37

       Fiscal 1997:
       First quarter.......................        $1.10             $0.80              $0.75            $0.55
       Second quarter......................         0.95               .69                .80              .60
       Third quarter.......................          .95               .70                .65              .47
       Fourth quarter .....................         3.10              2.26                .85              .61

       Fiscal 1998:
       First quarter
       (through September 2, 1997).........        $4.30             $3.10              $2.50            $1.79


          At September 2, 1997, the closing price of the Common Shares, as reported by the Canadian Dealing Network, was CDN$4.05 (US$2.92). At September 2, 1997, there were 2,832 holders of record of the Company's Common Stock. See "Description of ATSI-Delaware Securities--Dividend Policy" for a description of the Company's current dividend policy.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at April 30, 1997. This table should be read in conjunction with the Company's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus. The following table reflects U.S. dollar amounts included in the Company's consolidated financial statements.


                                                                  April 30, 1997
                                                     ---------------------------------------
                                                                        As Adjusted for the
                                                         Actual             Arrangement
                                                     ---------------    --------------------
Notes payable, including current portion....         $   175,544           $   175,544
Capital leases, including current portion...         $   462,106           $   462,106

Convertible long-term debt, including
current maturities..........................           1,188,595             1,188,595
                                                     -----------           -----------
  Total long-term obligations...............         $ 1,826,245           $ 1,826,245
                                                     -----------           -----------
Stockholders' equity:

  Common Stock of American TeleSource
  International Inc., an Ontario corporation,
  no par value, an unlimited number of shares
  authorized, 28,794,517 shares issued and
  outstanding as of  April 30, 1997 and  as
  adjusted..................................         $ 9,330,444           $      -

  Preferred Stock of American TeleSource
  International Inc., an Ontario corporation,
  no par value, an unlimited number of shares
  authorized, none issued and outstanding...                -                     -

  Common Stock of American TeleSource
  International, Inc., a Delaware corporation,
  par value $0.001, 100,000,000 shares
  authorized, none issued and outstanding as of
  April 30, 1997, 28,794,517 issued and
  outstanding                                               -              $    28,795
  as adjusted...............................

  Preferred Stock of American TeleSource
  International, Inc., a Delaware corporation,
  par value $0.001, 10,000,000 shares
  authorized, none issued and outstanding...                -                     -

Additional paid in capital..................                -              $ 9,301,649

Accumulated deficit.........................         $(7,609,567)          $(7,609,567)

Cumulative translation adjustment...........         $    12,209           $    12,209
                                                     -----------           -----------
Total stockholders' equity..................         $ 1,733,086           $ 1,733,086
                                                     -----------           -----------
Total capitalization........................         $ 3,559,331           $ 3,559,331
                                                     ===========           ===========

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data set forth below for the period from December 17, 1993 (inception) to July 31, 1994 , the years ended July 31, 1995 and 1996 and the nine months ended April 30, 1996 and 1997 have been derived from the Company's consolidated financial statements appearing elsewhere in this Prospectus. The results for the nine months ended April 30, 1997 are not necessarily indicative of the results to be expected for the full year.

         The independent accountant's report on the Company's consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Public Accountants contained in, and
Note 2 to, the Financial Statements for the year ended July 31, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -Liquidity and Capital Resources " and "Risk Factors - Risks Relating to the Company -Limited Operating History; History of Losses; Need For Capital; Report of Independent Public Accountants. " The selected consolidated financial data presented below should be read in conjunction with the Company's consolidated financial statements included elsewhere in this Prospectus, the notes thereto and the information set forth under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." The Company's consolidated financial statements have been prepared on the accrual basis of accounting in conformity with U.S. GAAP. The following data is presented in U.S. dollars.



                                                     Period from
                                                    Dec. 17, 1993                                   Nine months ended
                                                     (Inception)        Years ended July 31,             April 30,
                                                       through         ---------------------            (unaudited)
                                                  July 31, 1994(1)      1995           1996          1996         1997
                                                  ------------------   ------         ------        ------       ------
                                                             (In thousands of $, except per share data)
Consolidated Statement of Operations
Data:
Operating revenues:
  Long distance services...................                $110        $4,470        $10,807        $7,504        $8,930
  Network management services..............                 132           318          2,668         2,292         1,488
                                                        -------      --------       --------      --------     ---------
     Total operating revenues..............                 242         4,788         13,475         9,796        10,418
                                                        -------      --------       --------      --------     ---------
Operating expenses:
  Cost of services.........................                 201         4,061         10,833         7,758         8,773
  Selling, general and administrative......                 373         2,536          4,430         3,300         4,004
  Depreciation and amortization............                  11           141            281           206           433
                                                        -------      --------       --------      --------     ---------
     Total operating expenses..............                 585         6,738         15,544        11,264        13,210
                                                        -------      --------       --------      --------     ---------
Loss from operations.......................                (343)       (1,950)        (2,069)       (1,468)       (2,792)
                                                        -------      --------       --------      --------     ---------
Net loss...................................               $(343)      $(2,004)       $(2,205)       (1,561)       (3,002)
                                                        =======      ========       ========      ========     =========

Per share information:
  Net loss.................................              $(0.04)       $(0.14)        $(0.11)       ($0.08)       ($0.12)
Weighted average common shares
outstanding................................               9,146        13,922         19,928        19,131        24,979



                                                July 31, 1994    July 31, 1995   July 31, 1996    April 30, 1997
                                                -------------    -------------   -------------   ---------------
                                                                                                   (unaudited)
Consolidated Balance Sheet Data:
Working capital (deficit)...................           $114            $(446)          $(592)            $190
Current assets..............................            344            1,088           1,789            3,396
Total assets................................          1,049            2,766           4,348            6,292
Long-term obligations, including current
    portion.................................              0              133             604            1,826
Total stockholders' equity .................            819            1,231           1,629            1,733


----------------

(1) Represents the period from the date of organization of Latcomm International Inc., an Alberta, Canada corporation ("Latcomm"), which amalgamated with Willingdon Resources Ltd., an Ontario, Canada corporation ("Willingdon"), in May 1994 (the "Amalgamation") to form American TeleSource International Inc., through July 31, 1994, the date of the Company's fiscal year end. The Amalgamation was accounted for as a recapitalization of Latcomm, and, with the exception of an approximately $55,000 liability of Willingdon (see Note 1 to the Financial Statements appearing elsewhere in this Prospectus), the financial data utilized for the period from Dec. 17, 1993 until the Amalgamation were derived solely from Latcomm's financial statements.

(2)   The Arrangement has no pro forma effect on total stockholders' equity.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Proxy Statement/Prospectus. The Company's historical financial statements have been prepared on a accrual basis in accordance with U.S. GAAP, and the financial information utilized in the following discussion and analysis is presented in U.S. dollars.

Overview

     Upon its inception in December 1993, the Company's near-term strategy was to position itself to take advantage of business opportunities that it felt would arise with the deregulation of the telecommunications industry within the countries of Latin America. Because most of the Latin American countries were served by telecommunications monopolies, the Company's management felt that such markets were under served. Given the fact that many Latin American countries had already scheduled the demonopolization of their telecommunications providers, the Company believed that opportunities would become available to provide those markets with U.S. standards of products and services in the near future.

     The Company focused the majority of its initial efforts within Mexico. The scheduled demonopolization of Telmex, the telecommunications monopoly within Mexico, was written into law in 1990. By law, Telmex was officially scheduled to lose its status as a monopoly on August 10, 1996. The Company assembled a primarily bilingual, bicultural workforce which had telecommunications experience in order to build a customer base within Mexico prior to August 10, 1996, so that the Company could take maximum advantage of the opportunities it felt would arise with the demonopolization of Telmex.

     The Company began providing international telecommunications networks for voice, data, fax and video transmission ("network management services") via satellite between the United States and Mexico in April 1994, and began providing international call services ("call services") from Mexico to the United States in May 1994. Network management services consist of retail-priced communication networks typically provided to large corporate customers needing a reliable form of communications between facilities in the United States and Mexico. These networks are provided utilizing the Company's Switching/Operator Facility. The Company provides fiber optic integration into U.S.-based private and public telecommunications networks from the customer's premises in Mexico via the San Antonio, Texas Switching/Operator Facility. The Company considers itself to be the owner of that portion of the network from the customer's premise to the point at which the signal is integrated into a third party's network in the United States. Network management services typically produce less revenue than call services, but at relatively higher margins.

     The Company has historically provided call services primarily to U.S. citizens traveling in Mexico who desire a convenient method of placing and billing a call to the United States while within Mexico. These services are provided utilizing the Company's Switching/Operator Facility. The calls are primarily generated from "Charge-a-Call" phones owned by the Company and placed in major tourist or resort areas of Mexico. By simply lifting the handset on such a phone, a tourist automatically accesses one of the Company's operators in San Antonio, who assists the caller in placing the call. Call services typically generate higher revenues as compared to network management services, but at relatively lower margins. The Company's management believed that, as the regulatory environment continued to evolve in Mexico and other Latin American countries, the Company would eventually be able to utilize its satellite-based network infrastructure to carry its own international long distance call services at a substantial cost savings as compared to its competitors.

     The Company has also historically provided call services domestically within the United States, but has done so only on a demand basis. The Company does not maintain a direct sales force for domestic calling within the United States. In June 1995, the Company began providing call services to Brazilians traveling within the United States desiring a convenient method of placing and billing a call to Brazil. In October 1995, the Company began providing international call services from within Jamaica.

     Utilizing a small direct sales force and independent marketing representatives, the Company increased monthly revenue from approximately $17,000 during April 1994 to approximately $1.1 million in July 1996, the month before Telmex officially lost its status as a monopoly. The majority of this growth came from the provision of call services domestically within the United States and internationally from within Mexico, which together represented 80% of total revenue for fiscal 1996. Revenue from call services originating in Mexico accounted for 63% of total call services revenue for fiscal 1996, in spite of the fact that the Company operated in a noncompetitive environment prior to the demonopolization of Telmex. These revenues were produced almost exclusively from approximately 400 Charge-a-Call phones owned by the Company and installed in resort cities of Mexico.

     One of the primary costs associated with providing international call services from Mexico to the United States is the cost of transporting the call from its point of origin in Mexico to the Company's Switching/Operator Facility. Although the Company contracted with major U.S. carriers to provide this service, Telmex did not have a legal obligation to allow those carriers to provide such services prior to August 10, 1996, and on occasion refused to do so. When it did allow such services to be provided, Telmex based its rates to the carriers on retail prices charged to consumers in Mexico. Telmex had the ability to raise these rates, and did so frequently. As a result, from inception through August 10, 1996 the Company experienced high, unstable and often increasing costs in connection with its international long distance traffic. During fiscal 1996, the Company paid as much as $1.60 per minute to transport calls from Mexico to its Switching/Operator Facility.

     Subsequent to August 10, 1996, at least twelve different carriers received concessions from the Mexican government to compete against Telmex. The result was a newly formed, competitive telecommunications market within Mexico. In order to reduce its dependency on Telmex, increase the reliability of its services, and to reduce the costs of providing international calls from within Mexico, the Company began negotiations with the newly concessioned carriers. In November 1996, the Company signed an interconnection agreement with Investcom, one of the newly concessioned carriers. This agreement calls for a maximum per minute price to carry calls from Mexico to San Antonio, Texas of $0.48 per minute, and provides for further discounts based on increasing call volumes. However, Investcom did not possess the switch capacity in Mexico to process the Company's long distance traffic until May 1997. As a result, the Company did not begin processing its traffic at the lower per minute cost until that date. Prior to May 1997, the Company's international call services from within Mexico were still dependent upon Telmex.

     The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses since inception. Additionally, the Company has had recurring negative cash flows from operations. The foregoing factors raise substantial doubt about the Company's ability to continue as a going concern. For the reasons stated in Liquidity and Capital Resources and subject to the risks referred to in Liquidity and Capital Resources and elsewhere in this Prospectus, the Company expects improved results of operations and liquidity in fiscal 1998. See "--Liquidity and Capital Recourses" and "Risk Factors--Limited Operating History; History of Losses; Need for Capital; Report of Independent Public Accountants."

Results of Operations

     The following table sets forth the Company's results of operations in dollar amounts and as a percentage of total revenues for the years ended July 31, 1994, 1995 and 1996 and the nine months ended April 30, 1996 and 1997.


                        Period from              Year Ended July 31,                     Nine Months Ended April 30,
                       December 17,
                       1993 (inception)
                       through July     --------------------------------------   -------------------------------------------
                       31, 1994               1995                 1996                  1996                   1997
                      ---------------   -----------------   ------------------   --------------------    -------------------
                        $        %         $         %         $          %            $         %           $          %
                      -------- ------   -------- --------   ------------------   ------------ -------    --------- ---------
                                        (In thousands of $)                                   (In thousands of $)
Call services           $110      45%     $4,470      93%    $10,807       80%       $7,504       77%       $8,930       86%

Network management
   services              132      55%        318       7%      2,668       20%        2,292       23%        1,488       14%
                      ------            --------            --------                -------              ---------

 Total operating
  revenues               242     100%      4,788     100%     13,475      100%        9,796      100%       10,418      100%


Cost of services         201      83%      4,061      85%     10,833       80%        7,758       79%        8,773       84%

Selling, general &
    administrative       373     154%      2,536      53%      4,430       33%        3,300       34%        4,004       38%

Depreciation and
    amortization          11       5%        141       3%        281        2%          207        2%          433        4%
                      ------            --------            --------                -------              ---------

Operating loss         (343)   (142%)    (1,950)    (41%)    (2,069)     (15%)      (1,469)     (15%)      (2,792)     (27%)


Other income (expense)     -                (54)     (1%)      (136)      (1%)         (92)      (1%)        (210)      (2%)
                      ------            --------            --------                -------              ---------

Net loss               (343)   (142%)   ($2,004)    (42%)   ($2,205)     (16%)      (1,561)     (16%)      (3,002)     (29%)
                      ======            ========            ========                =======              =========


Nine Months Ended April 30, 1997 Compared to the Nine Months Ended April 30,
1996

     Operating Revenues. Operating revenues increased approximately $622,000, or 6%, due to increased revenues from call services. Approximately $1.4 million of revenues in the nine months ended April 30, 1996 were attributable to the sale and installation of a large network in Mexico to one of Mexico's largest milk producers. Subsequent to completing the sale and installation of the network, the Company began recognizing monthly revenues from the management of the network. The sale and installation of such a large network is not considered to be of a recurring nature by the Company; however, management of this and other networks is considered to be a recurring source of revenues for the Company.

     Operating revenues from call services increased 19%, or approximately $1.4 million, due almost entirely to increased call volumes from international call services provided from hotels and resorts in Jamaica, and increased call volumes attributable to the Company's Brazilian calling card product. Call volumes and related revenues from calls originating in Mexico and from calls originating and terminating domestically within the U.S. remained relatively constant between periods. Although the Company continued to install Charge-a-Call telephones in Mexico throughout the nine months ended April 30, 1997, the number of calls per phone decreased slightly. The Company believes this is due to increasing costs to the consumer. The Company intends to lower the price per call to the consumer in the future based on the decrease in the Company's cost of providing these calls as a result of its agreement with Investcom, and believes that it will be able to generate a higher volume of calls per phone by doing so. The increased volume of calls relating to Jamaica and Brazil increased the number of international calls processed by the Company as compared to domestic calls processed entirely within the United States. Because international calls typically generate higher revenues on a per call basis than domestic calls, the average revenue per completed call processed by the Company increased from $14.86 during the nine months ended April 30, 1996 to $17.98 for the nine months ended April 30, 1997.

     Excluding the $1.4 million of revenues recognized in the nine months ended April 30, 1996 attributable to the sale and installation of the network to the Mexican milk producer, revenues from network management services increased approximately $596,000, or 67%. This increase was largely due to recurring revenues from the Mexican milk producer and Investcom commencing in the early and latter part, respectively, of the nine months ended April 30, 1997.

     Cost of Services. Cost of services increased approximately $1.0 million, or 13%, resulting in a decrease in the Company's overall gross margin from 21% in the 1996 period to 16% in the 1997 period. If the approximately $1.4 million in revenues and the $960,000 in costs related to the sale and installation of the network to the Mexican milk producer were excluded from the Company's results for the nine month period ending April 30, 1996, the Company's gross profit percentage would have been 19% for such 1996 period.

     The increase in cost of services was primarily attributable to the increased volume of calls handled by the Company from Jamaica to the U.S. and from the U.S. to Brazil, and rising costs associated with transporting calls from Mexico to the Company's switching facility in San Antonio, Texas. Although Telmex officially lost its status as a monopoly on August 10, 1996, Investcom was not allowed connectivity to Telmex's local network in Mexico until January 1997 and did not have the switch capacity in Mexico to process the Company's traffic until May 1997. As a result, the Company was unable to commence processing its traffic at lower per-minute costs until May 1997. In many instances, the public phones serviced by the Company in Mexico could only access the Company's operator center utilizing a cellular connection, which added a per-minute air time charge to the Company's cost of transmitting calls from Mexico. This resulted in a decline in the overall gross profit margin. As the Company continues to process more of its call services traffic through Investcom, it expects to realize an improvement in its gross profit margin.

     Selling, General and Administrative (SG&A). SG&A expenses rose 21%, or approximately $704,000. If the revenues related to the sale and installation of the network to the Mexican milk producer in the prior period were excluded, SG&A expenses would have decreased as a percentage of overall revenues from 39% to 38%. The increase in SG&A expense is almost entirely due to expanded operations within Mexico. ATSI-Mexico had less than five employees at the beginning of the prior period as compared to 36 employees at the end of the latter period. Because the Company expects the majority of its growth in the 1998 fiscal year to come from the provision of call services within Mexico, it expects SG&A expenses to continue to grow, but at a slower rate than revenues, although there can be no assurance that such will be the case.

     Depreciation and Amortization. Depreciation and amortization increased approximately $226,000, or 109%, due primarily to approximately $757,000 in capital expenditures in the 1997 period principally for the development of the Company's teleport facilities in San Antonio, Texas, Cancun and Mexico City, Mexico, and San Jose, Costa Rica.

Year ended July 31, 1996 Compared to Year Ended July 31, 1995

     Operating Revenues. Operating revenues increased approximately $8.7 million, or 181%, due largely to increased revenues from call services.

     Operating revenues attributable to call services represented approximately $6.3 million, or 72%, of the approximate $8.7 million increase in operating revenues. The number of operator service calls handled by the Company increased to approximately 724,000, as compared to approximately 311,000, representing an overall increase in call volume of 133%. The number of calls handled by the Company which originated in Mexico and terminated in the United States and which originated and terminated in the United States decreased slightly as a percentage of total calls from 29% and 70%, respectively, to 26% and 66%, respectively. These decreases were offset by growth attributable to other call services, some of which were offered for the first time during fiscal 1996.


     In June 1995, the Company began distributing calling cards to Visa cardholders issued by the Bank of Brazil. These cards may be used by Brazilians traveling outside of their native country, but primarily in the United States, for calling within the United States or to other world-wide destinations. Additionally, in November 1995 the Company began providing service to cellular telephone customers of a Mexican-based cellular company with in excess of 40,000 subscribers, which service enables subscribers to access the Company's network when traveling in the United States for the purpose of placing cellular calls domestically within the United States or internationally to Mexico. The Company also expanded its international operator services to locations in Jamaica in October 1995. Collectively, the foregoing services accounted for approximately 8% of all calls handled, and 9% of all long distance operating revenue generated, by the Company in fiscal 1996.

     Due to rising retail rates charged by Telmex during the majority of fiscal 1996 in connection with the processing of calls out of Mexico, the Company raised per minute rates charged to callers from some locations in Mexico. As a result, the average revenue per call originating in Mexico increased from $33 to $36.

     Revenues from network management services increased $2.4 million, or 739%, principally due to the sale and installation of two networks in Mexico and, to a lesser extent, to services rendered under long-term maintenance contracts.

     Cost of services. Cost of services increased approximately $6.8 million, or 167%, but decreased as a percentage of operating revenues. As a result, the Company's gross margin increased from 15% to 20%. The majority of the Company's direct costs are variable and relate to long distance services. As a result, costs increase as the Company processes more calls; however, as call volumes increase the Company is able to realize certain operating efficiencies, and to take advantage of volume discounts offered by certain carriers utilized to transport call traffic.

     Commissions paid to independent marketing representatives in Mexico, which are based on revenues, increased significantly as a result of increased revenues. In addition, the Company raised per minute rates at some locations in Mexico which resulted in a higher commission cost per call. Transmission costs are incurred on each minute of traffic carried by the Company. Although transmission costs for transporting calls from Mexico to San Antonio varied widely throughout fiscal 1996, the overall average transmission cost per call paid by the Company during fiscal 1996 as compared to fiscal 1995 decreased due to volume discounts obtained on calls regardless of their country of origin. In addition, increased call volume resulted in a greater number of calls processed per shift, thereby lowering the Company's operator cost per call.

     In fiscal 1996, the average revenue per call increased from $14.39 to $14.92, the average cost per call increased from $12.52 to $12.63, and the gross margin per call increased from $1.87 to $2.29.

     The Company's improved gross margin was also attributable to the sale and installation of two networks in Mexico, which accounted for approximately 12% of total revenues for fiscal 1996. Network management services typically produce a higher gross margin percentage as compared to long distance services due to lower costs and greater efficiencies obtained through increased service volume.

     Selling, General and Administrative. SG&A expenses rose 75%, or approximately $1.9 million; however, these expenses decreased as a percentage of operating revenues from 53% to 33%. The increase in SG&A expenses is largely attributable to an increase in the number of its employees and the acquisition of equipment and additional office space.

     Also contributing to the increase in SG&A expenses was the provision for bad debts relating to the Company's long distance revenues ; however, the rate at which the Company provides for it's uncollectible long distance revenues was decreased from 8% to approximately 6.5% . Actual historical results from the local exchange carriers ("LECs"), which ultimately bill and collect the calls on behalf of the Company, indicated that bad debts were being incurred at a lesser rate than was being recorded by the Company. As a result, the rate was reduced.


     Depreciation and amortization. Depreciation and amortization increased approximately $140,000, or 99%, due to approximately $1.0 million in capital expenditures in fiscal 1996 principally for the completion of the Company's teleport facility in San Antonio, Texas and for telecommunications equipment used in connection with international call services.

Year Ended July 31, 1995 Compared to Year Ended July 31, 1994

     Operating Revenues. Operating revenues increased approximately $4.7 million, or 1879%, due almost entirely to increased revenues from call services.


     The Company commenced providing call services in May 1994 for a resort property in Cancun, Mexico. As of July 31, 1995, the Company was servicing in excess of 5,600 rooms and 1,900 public telephones in the United States and Mexico. Approximately 33% of the call services revenues for fiscal 1995 were generated from calls originating in the United States. The Company gained regulatory approval to process interstate calls originating in the United States on September 8, 1994. During fiscal 1995, the Company gained the authority to process intrastate calls in 15 states. As of July 31, 1995 the majority of the Company's domestic call services revenues were being produced by payphones located in Virginia and Michigan, hotels and payphones in Florida and Texas, and casinos located in Mississippi and Louisiana. The remaining 67% of the call services revenues for fiscal 1995 were produced by calls originating outside the United States. Utilizing a bilingual and bicultural direct sales staff, as well as independent marketing representatives, the Company was able to establish and grow customer bases in the following major tourist destinations in Mexico:
Cancun, Cozumel, Cabo San Lucas, Guadalajara and Puerto Vallarta.

     Cost of services. Cost of services increased from $201,000 to $4.1 million but increased only slightly as a percentage of operating revenues. Although the Company had contracted with MCI to transport its operator calls from Mexico to its operator facility in San Antonio, Texas, Telmex began refusing services to MCI in July 1994. As a result, during most of fiscal 1995, the Company originated calls from Mexico through a combination of MCI's network and utilization of Telmex's network, resulting in diminished reliability and increased costs. MCI was unable to guarantee reliable services, and subsequently increased prices during fiscal 1995 by more than 50%. As a result, the Company utilized direct dial services offered by Telmex, which were less costly due to the devaluation of the peso, but more difficult for the Company to monitor and administer.

     The Company's gross margin decreased from 17% to 15% due to the increased percentage of operating revenues generated by call services as compared to network management services.

     Selling, General and Administrative. SG&A expenses increased approximately $2.2 million; however, such expenses decreased as a percentage of operating revenues from 154% to 53%. The increase in SG&A expense was in large part due to the provision for bad debt related to operator calls. During fiscal 1995, the Company provided for uncollectible call services revenues at the rate of 8% in anticipation of the rates to be charged by local exchange carriers who ultimately bill and collect on the calls processed by the Company. The LECs charge an average rate for the initial six to eighteen months, and then "true-up" these rates based upon actual results. The net effect of the "true-ups" has been positive subsequent to fiscal 1995.

     Depreciation and amortization. Depreciation and amortization increased approximately $130,000 due to capital expenditures relating to the Company's teleport in San Antonio, Texas.

Liquidity and Capital Resources

     Since inception in December 1993, the Company has relied primarily on private sales of debt and equity securities (often sold together with warrants to purchase Common Stock) to fund its operations.

     For the year ended July 31, 1996, the Company generated negative cash flow from operations of approximately $1.4 million and received cash proceeds from private sales of securities of approximately $2.5 million. Approximately $475,000 in cash was used for the purchase of equipment, and approximately $570,000 of additional equipment was financed through capital lease arrangements. The net result of operating, investing and financing activities was an improvement in the Company's cash balance from approximately $102,000 at July 31, 1995 to approximately $656,000 at July 31, 1996, but a decrease in its working capital position from a deficit of approximately $446,000 to a deficit of approximately $592,000.

     In the nine month period ended April 30, 1997, the Company continued to suffer losses and, as a result, generated negative cash flow from operations of $2,355,825; however, the Company received approximately $4.1 million in cash proceeds from private sales of debt and equity securities and the exercise of warrants, resulting in an improvement in working capital from a deficit of approximately $592,000 at July 31, 1996 to approximately $190,000 at April 30, 1997. In March 1997, the Company obtained approximately $1.7 million in equipment financing from IBM de Mexico. At April 30, 1997, the Company had cash of approximately $1.4 million.

     Since April 30, 1997, approximately $4.5 million in additional cash has been provided from the exercise of warrants to purchase 2.4 million shares of Common Stock and private sales of debt and equity securities. Cash proceeds from private sales of securities, the exercise of warrants and the IBM equipment financing facility have been or will be used to fund all or a portion of the cash requirements of the transactions set forth below.

   . The acquisition and installation of approximately 450 Intelligent payphones anticipated to be completed before the end of fiscal 1998, although there can be no assurance that such completion date will be met. The IBM equipment financing facility has been and will be used in connection with the acquisition of such Intelligent payphones. Although presently less, once such equipment financing facility has been fully drawn, monthly payments of $51,408 will be required until maturity in May 2000. At August 1, 1997, $957,000 had been drawn under such financing facility.

   . The acquisition of up to 100% of the outstanding shares of Computel. The purchase price for 100% of the shares of Computel is $2.8 million in Common Stock and cash. In early May 1997, the Company acquired 55% of the shares for 671,406 shares of Common Stock. At such time, an additional 2,044,139 shares of Common Stock were placed in escrow to be released to the seller in May 1999. The Company acquired the remaining 45% of the shares in late August 1997 for $1.1 million cash.

   . The provision on April 30, 1997 of a secured loan to Computel in the principal amount of $520,000 with principal and accrued interest at 10% payable on April 30, 1998. Subsequent to the Company's acquisition of 55% of Computel, the Company advanced an additional $1.2 million to Computel on an unsecured basis. The aggregate loan proceeds were used by Computel to repay indebtedness.


   . The acquisition of a telecommunications service contract from Meridian Telecom. The contract covers international call services originating from hotels operated by Grupo Posadas, one of the largest hotel operators in Latin America. The acquisition price was $170,000, excluding related acquisition costs.

   . The potential acquisition of certain customer contracts from one of the Company's independent marketing representatives for an estimated acquisition price of $1.25 million, which the Company anticipates will be paid partially in Common Stock. No binding agreement exists and there can be no assurance this transaction will be completed.

     Although the Company has shown the ability to increase revenues, it has yet to attain profitable operations. The Company believes this is largely attributable to its focus on the Mexican telecommunications market. An underlying strategy of the Company since inception has been to build an infrastructure and to secure contracts within Mexico prior to the demonopolization of Telmex, in order to take advantage of the opportunities anticipated to arise as a result of such demonopolization. Specifically, the inability to attain profitable operations has largely resulted from high commission costs in connection with the development of long distance traffic originating in Mexico and the high cost of transmitting long distance traffic originating in Mexico to the Company's Switching/Operator Facility, both of which were principally attributable to an unfavorable regulatory environment in Mexico. The Company is presently hiring and training a direct sales force in Mexico and negotiating the possible acquisition of customer contracts from one of its independent marketing representatives in order to facilitate the reduction of commission costs paid to independent marketing representatives. Additionally, commencing in May 1997, the per minute transmission cost per international call from

Mexico processed under the Company's interconnection agreement with Investcom was reduced from in excess of $1.00 to $.48. Due to technical and other requirements necessitated by the transition process, the number of international calls from Mexico processed under the interconnection agreement with Investcom has been phased in during the period from May 1997 to July 1997. At July 31, 1997, substantially all of the Company's international calls from Mexico were being processed under the interconnection agreement with Investcom. The Company is in negotiations with other companies which have recently received concessions to compete with Telmex regarding potential alternate routing for its call traffic, as well as potentially cheaper rates. There can be no assurance that these negotiations will be successful.

     The Company believes that cash on hand, cash flows expected to be generated by operations through the first quarter of fiscal 1998, its equipment financing facility from IBM de Mexico and potential exercises of warrants could be sufficient to meet its anticipated cash needs for working capital and capital expenditures for the first quarter of fiscal 1998, although it may be necessary to sell additional equity or debt securities to satisfy liquidity requirements. There can be no assurance that any warrants will be exercised or that the Company will be able to sell additional equity or debt securities. The sale of additional equity or convertible debt securities and the exercise of warrants will result in additional dilution to the Company's shareholders.

     Based upon expected improved results in its Mexico operations, the Company believes that cash flows expected to be generated by operations in the last three quarters of fiscal 1998 should be sufficient to meet its anticipated cash needs for working capital and capital expenditures during such three quarter period. The Company's Mexico operations are expected to significantly improve during the last three quarters of fiscal 1998 due to anticipated reduced commission costs, resulting from the replacement of independent marketing representatives with a direct sales force, and significantly reduced transmission costs, resulting from the demonopolization of Telmex and the Company's interconnection agreement with Investcom. The foregoing statements are forward-looking statements which are subject to certain risks and uncertainties which could cause actual results to differ materially from those set forth, including, but not limited to, changes in the Mexican political or economic environment; the adoption by Mexico of new laws or regulations, or changes effected by Mexico to existing laws or regulations affecting the communications industry generally or the Company specifically; technology changes rendering the Company's services obsolete or noncompetitive; increased or redirected competition efforts, targeting the Company's services or operations, by competitors; the inability of the Company to successfully replace its independent marketing representatives with a direct sales force or the failure of the direct sales force to produce anticipated results; and the risks and uncertainties set forth elsewhere in this Proxy Statement/Prospectus. See "Risk Factors."


     Until the Company is able to generate positive cash flows from operations or to obtain a credit facility with a financial institution, on acceptable terms, to provide sufficient working capital to attain positive cash flows, the Company will remain dependent upon private sales of debt and equity securities to and/or borrowings from stockholders and others to fund its working capital needs and cash flow deficits. There can be no assurance that the Company will ever be able to generate positive cash flows from operations or obtain a credit facility which would provide sufficient working capital to attain positive cash flows or that, if the Company continues to be unable to generate positive cash flows from operation, it will continue to be able to sell equity or debt securities and/or obtain borrowings sufficient to fund such working capital needs and cash flow deficits. As a result, there is substantial doubt about the Company's ability to continue as a going concern. The independent accountants' report on the Company's consolidated financial statements included elsewhere in this Proxy Statement/Prospectus contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of

Independent Public Accountants contained in, and Note 2 to, the Consolidated Financial Statements appearing elsewhere in this Prospectus .

Inflation/Foreign Currency

     Inflation has not had a significant impact on the Company's operations.

     With the exception of a portion of the contract entered into with the Mexican milk producer in April 1996, all of the Company's contracts to date have been denominated in, and have called for payment in , U.S. dollars. Some expenses directly related to certain contracts have been denominated in foreign currencies, primarily Mexican pesos. Such expenses consist primarily of costs incurred in transmitting long distance calls from Mexico to the Company's switching facilities in San Antonio, Texas, and payroll and other administrative costs associated with ATSI-Mexico. The devaluation of the Mexican peso over the past two years has not had a material adverse effect on the Company's financial condition or operating results. In fact, the devaluation has had certain positive effects such as favorable conversion rates in connection with the payment of certain expenses and stimulated tourism, which is a principal source of the Company's call services revenues.

Seasonality

     The Company's call services revenues are typically higher on a per phone basis during January through July, the peak tourism months in Mexico.

                                    BUSINESS

     The Company provides domestic and international long distance call services, primarily between Latin America and the United States, and network management services including international carrier services and international network management services between Latin America and the United States. The Company has chosen to concentrate on Latin America because it believes that recent and anticipated privatizations of various of the region's major telephone companies and overall trends toward deregulation, particularly in Mexico where the Company has focused the majority of its initial efforts, present significant opportunities to provide international telecommunication services to, from and within this fast-growing market. The Company is able to provide United States telecommunications standards of reliability and connectivity to the Latin American region, where telecommunications services remain limited and unreliable in many areas due largely to poor local infrastructure.

     The Company was originally incorporated under the laws of the Province of Alberta, Canada on December 17, 1993, under the name Latcomm International, Inc. ("Latcomm"). On December 20, 1993, Latcomm purchased all of the outstanding shares of Latin America Telecomm, Inc., a Texas corporation , for $25,000. On April 22, 1994, Latin America Telecomm, Inc. changed its name to American TeleSource International, Inc. ("ATSI-Texas"). Effective May 26, 1994, Latcomm amalgamated under the laws of the Province of Ontario, Canada with Willingdon Resources, Ltd. ("Willingdon"), a corporation incorporated under the laws of the Province of Ontario, Canada. The resulting Ontario corporation was named American TeleSource International Inc. ("ATSI-Canada"). Pursuant to the amalgamation, the outstanding shares of Willingdon and the outstanding shares of Latcomm were converted into shares of ATSI-Canada on a four-for-one basis and a one-for-one basis, respectively. In connection with the amalgamation, ATSI-Canada acquired all assets and assumed all liabilities of Latcomm; however, with the exception of approximately $55,000 in obligations to former Willingdon shareholders, ATSI-Canada did not acquire any assets or assume any liabilities of Willingdon.

     The Company commenced operations in May 1994. In June 1995, the Company formed ATSI-Mexico to support the Company in the provision of long distance and network management services within Mexico.

     The Company's objective is to become a full-service international telecommunications carrier providing operator-assisted, direct dial and other long distance call services and network management services between Latin America and the United States. The operations and financial performance of the Company are subject to substantial risks. See "Risk Factors--Limited Operating History; History of Losses; Need for Capital; Report of Independent Public Accountants."

Foreign and Domestic Operations

     The following table presents long distance services, network management services, operating loss and identifiable assets by geographic area. The identifiable assets of ATSI-Texas's parent company, ATSI-Canada, have been included in the caption headed United States as they are immaterial in amount. ATSI-Canada has no revenues as the Company's revenues are billed either by ATSI-Texas or ATSI-Mexico.


                                    For the period                                                For the Nine-Month
                                         from                For the Years ended                    Periods Ended
                                    Decenber 17, 1993              July 31,                           April 30,
                                     (inception) to
                                     July 31, 1994           1995             1996              1996              1997
Operating Revenues from
unaffiliated customers:

Long distance services

United States                           $ 110,483         $4,469,529       $10,806,586        $7,503,807        $8,929,965

Mexico and other                            -                 -                 -                 -                 -

Total long distance services            $ 110,483         $4,469,529       $10,806,586        $7,503,807        $8,929,965

Network mgmt. services

United States                           $ 131,186         $  318,312       $ 1,762,971        $1,391,300        $1,398,236

Mexico and other                           -                  -                905,127           900,722            89,971

Total network mgmt.
services                                $ 131,186         $  318,312       $ 2,668,098        $2,292,022        $1,488,207

Operating income (loss):

United States                          ($ 343,528)       ($1,950,489)      ($2,079,456)      ($1,614,951)      ($2,529,719)

Mexico and other                           -                  -                 10,855           146,429         ($262,491)

Total Operating loss                   ($ 343,528)       ($1,950,489)      ($2,068,601)      ($1,468,522)      ($2,792,210)

Identifiable Assets

United States                           $ 953,587         $2,653,646        $3,790,354        $3,087,644        $5,084,957

Mexico and other                           -                  -                394,138           339,027           925,999

Total Identifiable Assets               $ 953,587         $2,653,646        $4,184,492        $3,426,671        $6,010,956

Long Distance Call Services

Overview

     The Company provides domestic and international long distance call services as an alternative to those services offered by AT&T, MCI, Sprint and other call service providers. See "--Competition." The Company owns and operates its own switching facility and an operator center located at its headquarters in San Antonio, Texas ("Switching/Operator Facility"). The Company provides live and automated operator services 24 hours per day, 365 days per year, and features multi-lingual operators versed in English, Spanish, Portuguese and, at times, other languages. At August 31, 1997, the Company employed 15 full-time and 25 part-time operators. The Company utilizes its own transmission facilities when possible or contracts to use facilities of other long distance network providers, as necessary.

     Because international long distance call services consistently provide revenue and gross profit per minute at a substantially higher rate than domestic long distance call services, the Company has decreased and intends to continue to decrease its efforts to provide call services in the highly competitive United States market, and to increase its focus on the provision of international long distance call services, particularly between Mexico and the United States. International long distance billed revenues between the United States and Mexico increased from approximately $1.4 billion in 1993 to $2.4 billion in 1996. The significant increase in such billed revenue, as well as that between the United States and other Latin American countries, is due in part to the ties that exist between many major metropolitan areas in the United States and Mexico and other Latin American countries, which have been strengthened by the rapid growth of the Hispanic segment of the United States population, and the increase in trade between Mexico and other Latin American countries and the United States.

Services

     The Company generates long distance traffic, which is routed through the Switching/Operator Facility, primarily from Charge-a-Call phones, located in major tourist areas in Mexico; call aggregators, such as hotels, motels and private payphones located in the United States and Mexico; casetas, which are call facilities in Mexico utilized by travelers and local residents who do not have personal phone access; and calling cards. Following is a more detailed description of the Company's existing and planned long distance traffic sources.


     Charge-a-Call Phones

     The Company has historically provided the majority of its long distance call services to United States citizens traveling in Mexico who desire a convenient method of placing and billing calls to the United States. Calls have been generated primarily from Charge-a-Call phones owned by the Company and placed in major tourist areas of Mexico. By simply lifting the handset on such a phone, a caller automatically accesses one of the Company's operators at the Switching/Operator Facility. The caller provides payment instructions and the destination phone number to a Company operator, who then assists the caller in placing the call.

     At August 31, 1997, the Company owned approximately 500 Charge-a-Call phones, all of which are located in Mexico, and does not anticipate increasing the number of such phones significantly in Mexico in the future. To increase Mexico-generated call service revenue, the Company began installing advanced Intelligent payphones in various tourist areas within Mexico in July 1997.
See "--Intelligent

Payphones." Unlike Charge-a-Call phones, which are capable of handling only collect, calling card and credit card billed international calls to the United States, software-driven Intelligent payphones, which accept coins or credit cards, are capable of handling international calls billed collect, to credit cards or to calling cards, domestic long distance calls within Mexico billed to credit cards or via coin operation, and local calls via coin operation. By accepting coins for local and long distance, the Company believes it will be able to expand its revenue base. There can be no assurance, however, that Intelligent payphones will generate any increases in revenue.

     Call Aggregators

     The Company contracts with "call aggregators" in the United States and Mexico, which include private payphone, hotel, motel and resort owners and agents, to provide call services for calls made from telephones they operate or which are located on their property. Subscribers earn commissions based on the net billable revenue originating from the subscriber's telephones. The commission rate is set by agreement between the subscriber and the Company or a representative of the Company. The Company's revenue is derived from composite charged rates for the call which is billed to the end-user.

     Currently, call aggregators in the United States and Mexico can choose the long distance company that will complete and process their customer's "0+" ("Zero Plus," automated credit or calling card) and "0-"("Zero Minus," operator assisted) calls. To route a call to a Company operator from a subscriber telephone, a caller in Mexico or elsewhere generally dials "0," and the area code and number. The call is then automatically routed to the Switching/Operator Facility. An autodialer may also be installed at the subscriber's premises. When an autodialer is used, it monitors the numbers dialed and automatically redirects calls to the Company. The interception and direction of telephone calls by the autodialer is transparent to the phone user. Operators identify themselves as American TeleSource International and Communications Services operators to persons placing calls from subscriber telephones in the United States and Mexico, respectively. As Company operators receive the incoming calls, they collect billing information from the caller and enter it into the Company's computer system from their operator terminals. Users of the Company's services can charge their calls to most Bell company calling cards or commercial credit cards. Additionally, calls handled by an operator can be person to person, collect or third party calls. All calling information (including origination, termination and billing numbers) is recorded for credit validation, call rating and billing to the end user. The call is then released into the local telephone company's or long distance carrier's system for completion. The Company selects the most cost effective and efficient method of completing the call available to it.

     At August 31, 1997, the Company provided "call aggregator" call services to approximately 5,700 and 3,600 hotel and motel rooms in the United States and Mexico, respectively. The Company's customers include certain Holiday Inn, Best Western, Royal Resorts and Omni hotel franchises. In July 1997, the Company acquired a contract from Meridian Telecom pursuant to which it will commence providing call services to hotels operated by Grupo Posadas in Mexico (representing approximately 8,500 hotel rooms), one of the largest hotel operators in Latin America. At August 31, 1997, the Company had "call aggregator" call service contracts with pay telephone owners covering approximately 2,300 and 500 public telephones in the United States and Mexico, respectively.

     Casetas

     In May 1997, the Company entered into an agreement to purchase up to 100% of the outstanding shares of Sistema de Telefonia Computarizada, S.A. de C.V. ("Computel"), a Mexican company that owns and operates 134 casetas in 72 cities throughout Mexico. In late August 1997, the Company completed the acquisition of all outstanding shares of Computel. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources." Casetas are calling facilities strategically located in Mexico to serve telephone needs of travelers and Mexican nationals lacking personal telephone access. Casetas feature comfort and privacy not available on street side telephone locations. A caseta typically includes three-to-four telephones serviced by three-to-four phone lines. Casetas offer multiple services including local telephone calls, domestic long distance calls, international long distance calls, collect, calling card, and credit card calls, voice mail and fax transmission and reception.

     Computel is a leader in public calling stations in Mexico, employing approximately 430 people, with annualized revenues of approximately $6 million. The Company believes that Computel, through its standardization in logos and trade dress, has established a highly recognized, positive corporate image in Mexico. The anticipated integration of Computel's and the Company's operations is expected to produce certain operating efficiencies. The Company believes that Computel's existing management and operations team within Mexico will facilitate the implementation of its Intelligent payphone and travel card services in Mexico. See "--Travel Cards" and "--Intelligent Payphones." Additionally, the Company believes that Computel's point-of-sale distribution channels will compliment the Company's network and facilities-based operations. Through combined call volume and utilization of the Company's network facilities, the Company believes that it will be able to reduce the cost per minute of certain of the Company's prospective intra-Mexico calls and Computel's long distance calls to the United States. There can be no assurance that any operating efficiencies or cost reductions will result from the Computel transaction.

     Travel Cards

     The Company also provides call services for Latin Americans traveling outside their countries through the issuance of pin numbers used in conjunction with international credit cards and proprietary telephone travel cards. Latin travelers typically do not have AT&T, MCI or Sprint travel cards, nor do their countries' national phone companies provide them with travel cards that can be used in the United States. However, such travelers generally carry common international credit cards, such as Visa, MasterCard and American Express. The issuance by the Company of TravelPlus(SM) pin numbers in conjunction with credit cards enable Latin travelers to use an eligible common credit card to place domestic or international calls from virtually any phone in the United States or in any of the other 32 countries where the Company originates service and reach a Portuguese or Spanish speaking Company operator. By using a credit card as a phone card, the traveler is able to avoid the high cost of collect calls and minimize hotel and public phone surcharges. Callers using TravelPlus(SM) pin numbers are billed directly through their credit card companies, and the Company is paid in U.S. dollars. The Company has contracted to provide TravelPlus(SM) pin numbers to the Bank of Brazil for its Visa card holders. Additionally, through a strategic alliance with a Brazilian company, the Company distributes telephone travel cards at Brazilian airports and through travel agencies located in Brazil, which cards enable the holders to utilize TravelPlus(SM) services.

     The Company's RoamerPlus(SM) travel cards enable Mexican travelers to use their cellular phones while in the United States. Because of problems associated with cellular phone fraud, United States cellular companies generally prohibit foreign cellular users, while traveling in the United States, from placing international calls. To avoid this problem, pin numbers are issued to Latin Americans through their own local cellular provider. When in the United States, the Mexican cellular user dials a special "800" number which connects the user with a Company operator and provides the operator with an account and pin number. The operator then completes the call, and charges are billed to the user's local cellular account. Currently, the Company has two agreements with Mexican cellular companies to route calls placed by such companies' customers traveling in the United States to the Company's Switching/Operator Facility. As relationships with other Latin American cellular companies are established, the Company anticipates expanding access to this service. There can be no assurance that the Company will be able to establish any such relationships or, if it is able to do so, that access to this service will be expanded.

     Intelligent Payphones

     In February 1997, ATSI-Mexico obtained a comercializadora license from the Mexican government's Secretaria de Comunicaciones y Transportes ("SCT") to own and operate public payphones in Mexico and resell local and long distance services via such payphones. There were approximately 2.6 public phones for each 1,000 persons in Mexico at May 31, 1997. The Company believes that there is and will continue to be a need for more public phones in Mexico. As a result, in March 1997 the Company obtained $1.7 million in equipment financing from IBM de Mexico to begin acquiring and installing Intelligent payphones in Mexico. Intelligent payphones, which are software driven and equipped to handle coins and credit cards, are able to generate revenues from international calls billed collect, to credit cards or to calling cards; domestic long distance within Mexico billed to credit cards or via coin operation; and local calls via coin operation. The Company began installing Intelligent payphones in July 1997. The Company believes that its equipment financing facility with IBM de Mexico will cover the cost of acquiring and installing approximately 450 Intelligent payphones, primarily in tourist areas. The Company has established an overall target of installing 11,000 Intelligent payphones by the end of fiscal 2001. There can be no assurance, however, that the Company will have sufficient resources to install all or a significant number of Intelligent payphones in Mexico or that it will realize increased revenue from operation of such payphones.

     Prepaid Calling Cards

     The Company plans to begin selling prepaid calling cards, which are similar to travel cards except for the billing method, in the first quarter of fiscal 1998. Because the lower costs of providing prepaid long distance (including no bad debt, operator and billing costs) are passed on to the consumer, callers generally purchase prepaid calling cards for the savings they provide. In addition, businesses such as airlines, travel agencies and hotels may purchase prepaid calling cards from time to time as promotional items for their customers. The Company anticipates that it will begin selling prepaid calling cards from its casetas in fiscal 1998. There can be no assurance that the Company will sell prepaid calling cards at such locations, if at all.

Operations

     The Company's revenue from international long distance call services was $110,483 for fiscal 1994 (of which 100% was from traffic between Mexico and the United States), $2,952,571 for fiscal 1995

(of which 98% was from traffic between Mexico and the United States), $7,780,742 for fiscal 1996 (of which 87% was from traffic between Mexico and the United States), $5,346,616 for the nine months ended April 30, 1996 (of which 88% was from traffic between Mexico and the United States) and $6,703,844 for the nine months ended April 30, 1997 (of which 68% was from traffic between Mexico and the United States), which accounted for 100%, 40%, 44%, 43% and 51%, respectively, of the Company's minutes of use, and 100%, 66%, 72%, 71% and 75%, respectively, of its long distance call services revenues. The Company's international and domestic long distance call services generated revenues of $110,483 for fiscal 1994, $4,469,529 for fiscal 1995, $10,806,586 for fiscal
1996, $7,503,807 for the nine months ended April 30, 1996, and $8,929,965 for the nine months ended April 30, 1997. Long distance call services represented approximately 45.7% of total operating revenue for fiscal 1994, 93.4% for fiscal 1995, 80.2% for fiscal 1996, 76.6% for the nine months ended April 30, 1996, and 85.7% for the nine months ended April 30, 1997. Seasonal variation in call volume is expected by the Company from hospitality and payphone subscribers, reflecting the higher occupancy rates from January through July in Mexico (when U.S. volume is at its lowest) and lower rates during summer months in Mexico (when U.S. volume is at its peak).

     Approximately 25% of the long distance calls handled by the Company are billed to commercial credit cards. The Company utilizes the services of a credit card processing company for the billing of these calls and receives cash from these calls, net of transaction and billing fees, within seven days from the dates the calls are made. All other calls, including calling card, collect, person-to-person and third-party billed calls, are billed under an agreement between the Company and Billing Information Concepts Corp. ("BIC"), one of the largest billing and collection clearinghouses in the United States. This agreement allows the Company to submit call detail records to BIC, which in turn forwards these records to the local telephone companies that maintain the addresses of the parties to be billed for the calls. The local telephone company includes the call(s) in a billed party's home telephone bill, collects the funds and remits those funds net of certain charges to BIC. BIC then remits the funds net of collection fees to the Company. Because this collection process can take up to 75 days, the Company participates in an advance funding program offered by BIC under which BIC purchases 100% of the call records for 75% of their value within five days of presentment to BIC. The remaining 25% of the call records is remitted to the Company net of charges as BIC collects the funds from the local telephone companies. The Company currently pays BIC a funding charge of prime plus 4% per annum on the 75% of the value of the calls which is advanced to the Company.

     One of the Company's primary costs of providing international call services from Mexico to the United States is the cost of transporting calls from their points of origin in Mexico to the Company's Switching/Operator Facility. Although the Company contracted in the past with major U.S. carriers to provide such services, Telefonos de Mexico ("Telmex"), the former telecommunications monopoly in Mexico, did not have a legal obligation to allow these carriers to provide services prior to August 10, 1996, and on occasion refused to do so. When it permitted such services to be provided, Telmex based the rates it charged to these carriers on retail prices charged to consumers in Mexico. Telmex had the ability to raise these rates as well, which it did on a regular basis. As a result, from inception through August 10, 1996 the Company experienced high, unstable and often increasing costs in connection with its international long distance traffic originating in Mexico. During fiscal 1996, the Company paid as much as $1.60 per minute (with an average per minute cost of in excess of $1.00 for fiscal 1996) to transport calls from Mexico to its Switching/ Operator Facility.

     Subsequent to August 10, 1996, at least twelve different carriers received concessions from the Mexican government to compete against Telmex, the result of which was a newly formed, competitive telecommunications market within Mexico. The Company immediately began negotiations with the newly concessioned carriers to reduce dependency on Telmex, increase the reliability of its services and reduce the costs of providing international calls from within Mexico. In November 1996, the Company signed an interconnection agreement with Investcom, one of the newly concessioned carriers, which calls for a maximum per minute price to carry the Company's long distance calls from Mexico to San Antonio of $0.48 per minute, and provides for further discounts based on increasing call volumes. However, Investcom did not possess the switch capacity in Mexico to process the Company's long distance traffic until May 1997. As a result, the Company did not begin to phase in the processing of its long distance traffic at the lower per-minute cost until that date.

     The Company has also installed a teleport facility at Investcom's switching center in Mexico City. Investcom has contracted with the Company to transport its long distance traffic from Mexico to the United States through this teleport facility, and services were initiated in May 1997. Prior to May 1997, the Company's international call services from within Mexico were still dependent upon Telmex. The Company believes that its interconnection agreement with Investcom and use of its Mexico teleport facility will enable it to vertically integrate its services to reduce the cost of providing international calls from Mexico and, as a result, increase call volume; however, there can be no assurance that any cost reduction or increase in call volume will occur.

Switching and Operator Equipment

     The Company's call center platform located in San Antonio, Texas consists of a fully redundant digital Summa Four Switch interlinked with a Digital Equipment Corporation VAX 4000, which utilizes Micro Dimensions software to interconnect the computerized operator terminal work stations at the service center. The operator center platform enables the Company to process calling card calls, collect calls, person-to-person, third-party and credit card calls. The Company has also installed a NACT LCX 120 switch, which will enhance its current platform by allowing the Company to process prepaid calling cards and direct dial calls. At June 30, 1997, the Company's switching capacity was 25% utilized at its San Antonio, Texas teleport facility, 50% utilized at its Mexico City teleport facility, and 10% utilized at its Costa Rica teleport facility.

Sales and Marketing

     The Company markets its long distance call services in Mexico through the combined effort of 12 direct sales representatives based in its corporate and branch offices and a network of independent marketing representatives which sell the Company's services on a commission basis. Because high commission levels charged by the independent marketing representatives add substantially to the Company's cost of services, the Company plans to phase out the use of independent marketing representatives in Mexico and utilize its direct sales representatives exclusively in Mexico. As the percentage of direct sales grows in relation to the percentage of sales obtained through independent marketing representatives, the Company expects that there will be a corresponding decrease in commissions paid, and, as a result, its cost of services; however, there can be no assurance that this will occur. Existing independent marketing representatives must comply with the Company's licensing requirements, including ownership by the Company of all phones and phone lines, and pricing of services. The Company will continue to use independent marketing representatives in other countries where it provides services such as Brazil, Jamaica and the Dominican Republic.

     The majority of the Company's direct sales efforts are concentrated in Mexico, the Company's primary market. The Company's sales strategy targets both corporate and government accounts, as well as individual properties. Corporate and government accounts are managed through the Company's office in Mexico City by a team of account executives trained specifically to handle such accounts, which typically have a lengthy sales cycle and require presentations to committees and executive management teams. Corporate and government accounts include hotel chains, retail chains, travel agency chains, banks, airlines, ship ports, airports and municipalities. Account executives responsible for selling individual property accounts in Mexico are based out of the Company's branch offices in Cancun, Cozumel, Acapulco, Puerto Vallarta and Mazatlan. Individual property accounts include restaurants, hotels, bars, and retail shops.

     The call services industry has primarily provided its services to call aggregators rather than the general public. Reasons for selecting call aggregators over residential customers include the sales volume offered by call aggregators and the high advertising costs and customer turnover associated with handling residential customers. The Company's customers look for call services as an additional source of revenue. Although needs vary from market to market, the Company generally modifies the in-house phone system of subscribers, or installs additional equipment necessary to interface with the Company's Switching/Operator Facility. The Company contracts with subscribers to provide call services for calls made from telephones they operate or telephones which are located on their property, offering them the opportunity to receive commissions on calls made on their phones. The Company customizes its long distance call services to provide individualized reports and to achieve, for a given customer, the desired balance between high customer commissions and low charges to the billed party.

Competition

     Competition between the Company and other operator service providers is based upon commission programs, quality of service, reporting, reputation and customer service. The Company competes in the international and domestic long distance call services market with AT&T, Sprint, MCI and others, many of which have been in business longer than the Company and have far greater resources and experience than the Company. The Company's primary competitors for hotel and hospitality contracts are Teleglobal, CNSI, BBG, LCI and Ameristar. Its primary competitor for its bank products is Sprint in conjunction with Visa. The Company anticipates that it will compete in the public payphone segment in Mexico with Telmex and other newly licensed companies. Some of these companies, again, have considerably greater financial and other resources than the Company.

     The Company believes it competes favorably due in part to its bilingual operators, and a broad array of service offerings. Among them, the Company provides call aggregators with customized, detailed and sophisticated reporting of calling patterns and volumes from their locations. This allows such customers to analyze their traffic and maximize telecommunication revenues by, for example, relocating underutilized telephones. The Company's detailed reporting also allows its customers to reconcile the accuracy or integrity of their commissions. The Company employs a highly skilled professional staff of customer service employees and technicians, who provide service 24 hours per day, 365 days per year. Additionally, ATSI-Mexico provides an array of services to support the Company in the provision of long distance call services. See "--ATSI-Mexico."

Strategy

     The Company's mission is to become a full service international telecommunications carrier providing operator-assisted, direct dial and other long distance call services and network management services between and within Latin America and the United States. The Company intends to pursue this strategy in its long distance call services business by, among other things, competing for licenses issued by Latin American countries, where the regulatory environment permits, to provide expanded long distance call services and working to increase the volume of calls which it processes . Because margins on international calls are substantially higher than domestic (United States) calls, and because the Company expects growth to continue in the market for calls between the United States and Mexico, as well as other Latin American countries, the Company intends to focus on the international long distance market, particularly between Mexico and the United States, for the provision of long distance call services. Within Mexico, the Company intends to utilize the cost savings generated from its interconnection agreement with Investcom, together with the installation of Intelligent payphones in the tourist areas of Mexico and utilization of its casetas, to increase call volume and revenues. There can be no assurance, however, that the Company will be able to achieve any increase in call volume and, if so, that any increase in revenues or profits will be realized. The Company has decreased its efforts toward providing call services in the highly competitive United States market, offering such services domestically on a "demand type" basis only.

     The Company currently views the following target markets as ones in which it can most profitably provide its long distance call services for the optimum benefit of the customer:

     . International Public Communications-- Includes public payphone services in high traffic areas and transportation centers such as airports, ship ports and marinas, as well as casetas, located primarily in Mexico.

     . International Hospitality Industry -- Includes hotels, motels and resorts located primarily in Mexico.

     . Travel-Related Service Business -- Includes travel agencies, airlines, banks, cellular phone companies and other businesses that service foreign travelers.

     The Company intends to continue to promote its travel card program to credit card issuers in Latin American countries where and as the regulatory environment permits. The Company has also initiated discussions with certain Mexican cellular companies to route calls placed by United States citizens in Mexico to the Company's Switching/Operator Facility. If successful in these negotiations, of which there can be no assurance, the Company expects to expand its travel card service to enable United States citizens to use their cellular phones while traveling in Mexico. In addition, the Company anticipates that it will begin selling prepaid calling cards in the first quarter of 1998. Through these efforts, the Company hopes to further increase call volume and revenue; however, there can be no assurance that any such program will be successful and, if so, that the Company will realize any increased call services volume or revenue or attain profitable operations.

Network Management Services

Overview

     The Company offers international carrier services and domestic and international private-line telecommunications services via satellite and fiber optics between the United States and Latin America and within Latin America to commercial customers for a number of applications. These applications generally involve, for carrier services customers, providing transmission capacity for United States termination of long distance call traffic and network services traffic handled by domestic and regional communications carriers in Latin America, and, for private network customers, creating private international point-to-point communications links for clients who need special services, such as heavy data and voice usage at lower cost and greater dependability. The Company believes that as Latin American markets continue to develop and as multinational corporations expand into the region, the demand for communications transmissions into the United States and customized telecommunications services between the United States and Latin America and within Latin America will continue to grow.

     The Company believes that the demand for international network management services has the potential to grow substantially in the foreseeable future, particularly within the Latin American region. This growth is expected to result from continuing deregulation of telecommunications markets in Latin America, continuing technological advancement, economic development in Latin America, and the increasing globalization of business. There can be no assurance that demand for international network management services will grow as anticipated, if at all.

     The Company provides modern telecommunications standards of reliability and connectivity to the Latin American region from its San Antonio, Texas teleport via the Hughes built, Mexican government owned and operated Solidaridad Satellite System ("Solidaridad"). Solidaridad consists of the Solidaridad I and II satellites, which are replacing the older Mexican Morelos Satellite System. Solidaridad I and II were successfully launched into orbit in November 1993 and the fourth quarter of 1994, respectively. These satellites have increased capacity for telecommunications services (i.e., "C," "Ku" and "L" bands) and cover the Company's market, consisting of portions of North America, all of Mexico, the Caribbean Basin and Central America, and the western portion of South America.

     The Company entered into an agreement with Telecomunicaciones de Mexico ("Telecomm") in October 1995 to purchase transponder capacity on Solidaridad for a period of five years (the "Solidaridad Agreement"). The Company chose Telecomm based upon its favorable transmission rates and Solidaridad's area of satellite coverage. Pursuant to the Solidaridad Agreement, the Company pays a tariff to Telecomm based upon the amount of satellite capacity it uses. Telecomm offers a volume discount to users of 10 Megahertz of capacity or more. As of August 31, 1997, the Company leased 30.5 Megahertz of capacity on Solidaridad. The following chart displays the Company's area of satellite coverage.

                         SOLIDARIDAD SATELLITE SYSTEM


   [GRAPHIC OF SOLIDARIDAD'S ENTIRE AREA OF SATELLITE COVERAGE APPEARS HERE]


     The depiction on this page illustrates Solidaridad's entire area of satellite coverage by displaying Solidaridad's coverage "footprints" over a map of North America, Mexico, Central America, South America and the Caribbean Basin. Such footprints cover three separate and distinct regions, referred to as Regions 2, 3 and 5. Solidaridad's coverage footprint of Region 2 includes cities on the southwestern border of the United States, all of Mexico and Central America, the Caribbean Basin and the northern portion of South America. Its coverage footprint of Region 3 includes the western portion of South America, and its footprint of Region 5 covers parts of the midwestern, eastern and southern regions of the United States, as well as the San Francisco Bay Area.

Carrier Services

     The Company offers satellite capacity to domestic and regional telecommunications carriers in Latin America that lack transmission facilities to locations in the United States or need more transmission capacity into the United States. The Company began marketing such services to foreign telecom carriers in the last quarter of fiscal 1995. The Company has entered into agreements or understandings, as indicated below, with the following foreign telecommunications companies for origination and termination of long distance and network traffic between the United States and certain Latin American countries:

     . Investcom. In November 1996, the Company signed an interconnection agreement with Investcom, one of twelve companies to have received a concession from the SCT to provide long distance services in competition with Telmex. The Company also installed a teleport facility at Investcom's switching center in Mexico City. Investcom has contracted with the Company to transport its long distance traffic from Mexico to the United States through this teleport facility. Investcom has also contracted with the Company to permit the Company to terminate its traffic into Mexico, which effectively enables the Company to use its teleport facility as a gateway for southbound long distance traffic from the United States to Mexico. The Company believes that its interconnection agreement with Investcom and use of its Mexico teleport facility will enable it to vertically integrate its services to reduce the cost of providing international calls from Mexico and, as a result, increase call volume; however, there can be no assurance that any cost reduction or increase in call volume will occur.

     . RACSA. In May 1996, the Company entered into an interconnection agreement with Radiografica Costarricense, S.A. ("RACSA"), a subsidiary of the national telephone company in Costa Rica. Under the terms of the agreement, the Company provides RACSA, as well as third party private companies, with voice, fax, and data transmission services to the United States and Mexico, and carrier long distance services to and from Costa Rica. Under the agreement, the Company receives a minimum long distance traffic guarantee from RACSA, and has reseller rights for its own long distance customers. The Company has also installed a teleport facility in Costa Rica in conjunction with RACSA.

     . TELERED. In January 1997, the Company entered into a memorandum of understanding with TELERED, a Guatemalan consortium, which contemplates an interconnection agreement for the provision of call services, Internet and other network services between Guatemala and the United States.

     . SOLARES. In July 1997, the Company entered into an interconnection agreement with Solares, S.A. de C.V., an El Salvadoran telecommunications provider, for the provision of call services, Internet and other network services between El Salvador and the United States.

     . TELPAN. In January 1995, the Company entered into an agreement with TELPAN Communications, Inc., a Panamanian telecom carrier, for the provision of network services into the United States for voice, fax and data transmissions originating in Panama.

     In July 1997, the Company entered into an agreement with Avantel S.A. de C.V., one of twelve companies to have received a concession from the SCT to provide long distance services, to carry and terminate traffic within Mexico.


     To date, the Company's carrier services business has generated insignificant revenues as the Company has only recently commenced focusing its efforts on the marketing of these services. The Company believes that, if the regulatory environment permits, significant opportunities could continue to arise with respect to the provision of satellite transmission capacity. The Company intends to continue to pursue what it believes to be opportunities to provide carrier services at favorable rates to Latin American domestic and regional communications carriers. The Company does not, however, intend to provide carrier services to or from what the Company considers its secondary markets, including Brazil, Jamaica and the Dominican Republic.

Private Networks

     The Company also offers domestic and international private telecommunications networks between the United States and Latin America and within Latin America for voice and fax communications, data transmission, point-to-point videoconferencing links and value added network services, such as credit card processing, Internet, E-Mail and reservation networks. The Company's fiber-optic and satellite transmission capabilities enable its customers to bypass limited telecommunications services which remain in many areas of Latin America. Although no longer offered to new business customers, the Company continues to provide to existing business customers "stand alone" end-to-end very small aperture terminal ("VSAT") private network satellite services via Solidaridad between the United States and Latin America and within Latin America for its business communications customers. VSAT networks consist of very small (e.g., 1.8 to 3.8 meters) rooftop antennas and are utilized to send communications and data transmissions at any time. Generally, the user pays for this service based on the capacity leased regardless of volume of use. Presently, the Company offers private telecommunications networks through its interconnection agreements and associated foreign teleport facilities.

     In addition to providing satellite capacity for private networks, the Company's services to its business communications customers include customized end-to-end solutions to their communications needs by providing survey and analysis of customer needs, network design, engineering and integration, coordination and filing of necessary permits, importation and shipping of necessary equipment, complete installation and network testing, systems operations training and ongoing maintenance and technical support. The Company commits to provide its customers error-free transmission at U.S. performance standards of 99.98% reliability. All services are provided by the Company's personnel in San Antonio, Texas and Mexico.

     The Company's business communications customers currently using its private telecommunications network services are Reuter's de Mexico, S.A. de C.V., for information distribution between Mexico and the United States; Banco del Centro, for credit card processing services between Mexico and the United States; Total Systems Services de Mexico, S.A. de C.V., for credit card authorization services between Mexico and the United States; Operadora Corporativo Miro Reservation Network, between Mexico and the United States, with a link to Grand Cayman; Rooster Products International, between Mexico and the United States; Copamex S.A. de C.V., within Mexico and between Mexico and the United States; Evaporadora Mexicana, S.A. de C.V., for a wide area network within Mexico; Notimex S.A. de C.V. for information distribution services between Costa Rica and Mexico; H.E. Butt Grocery Company for data network services between Mexico and the United States; and Servicios de Informacion Deportiva for data network services between Costa Rica and the United States.

     The Company's private network services generated revenues of approximately $132,000 during fiscal 1994, $318,000 during fiscal 1995, approximately $2.7 million during fiscal 1996, approximately $2.3 million during the nine months ended April 30, 1996, and approximately $1.5 million during the nine months ended April 30, 1997. Private network services represented approximately 54.3% of total operating revenue during fiscal 1994, 6.6% during fiscal 1995, 19.8% during fiscal 1996, 23.4% during the nine months ended April 30, 1996, and 14.3% during the nine months ended April 30, 1997. The Company's private network services contracts generally last from two to five years.

Sales and Marketing

     The Company has focused its network management sales and marketing efforts in those regions of Latin America where it has installed teleport facilities or has access to such facilities through interconnection agreements. The network management sales team focuses on securing new business through direct prospecting and sales efforts, as well as from leads supplied by Telecomm, financing companies specializing in the telecommunications industry, telecommunications equipment vendors and existing customers. Other direct marketing efforts include attendance at or participation in major conventions or expositions for targeted user groups. In addition, the Company's senior management takes an active role in supporting the sales team and attracting new accounts for private networks and carrier services. All of the Company's network management sales personnel are fluent in both English and Spanish.

     The Company's sales personnel are required to contact existing customers on a monthly basis in order to ensure that such customers' current needs are being met. The Company believes that this activity may stimulate sales growth by increasing usage levels among its current customer base. These existing customers may also provide the Company's sales personnel with qualified leads for new business.

Competition

     In providing network management services, the Company competes with MCI, Americatel, C-COM, AT&T, Telmex, GeoComm/SERSA and others, many of which have significantly greater resources and more extensive domestic and international satellite and fiber-optic communications networks than the Company. The Company uses the Solidaridad Satellite System combined with fiber-optic networks to meet its customers' requirements.

     For most of the Company's network management communications services, the factors critical to a customer's choice of a service provider are cost, reliability, network quality and, in some cases, geography, network size and telecommunications capacity. The Company believes it has the reputation as a responsive telecommunications service provider capable of processing a variety of network traffic, including switched long distance. The Company's San Antonio, Texas teleport facility (and other teleport facilities), combined with its engineering and operations capabilities, enable the Company to provide high quality, cost-effective communications services to meet its customers' requirements. Additionally, ATSI-Mexico provides an array of services to support the Company in the provision of domestic (Mexico) and international network management services. See "--ATSI-Mexico."

Strategy

     The Company's mission is to become a full service international telecommunications carrier providing operator-assisted, direct dial and other long distance call services and network management services between Latin America and the United States. The Company intends to pursue this strategy in connection with its network management services by, among other things, attracting new Latin American telephone companies and international telecommunications carriers requiring satellite transmission capacity for their telecommunications traffic into the United States, attracting new private network accounts, working to increase the usage level of current private network clients and competing for licenses issued by Latin American countries to provide expanded services where the regulatory environment permits. The Company's network management services provide substantially higher profit margins than its long distance call services. As a result, and due to the anticipated increase in demand for international telecommunications services, the Company intends to continue to engage in sales and marketing efforts with respect to this aspect of its business, with particular emphasis on carrier services. Additionally, because many costs of providing such services are fixed costs to the Company, the Company expects that it will realize increased margins as carrier and network usage expand. There can be no assurance, however, that the Company will recognize any increase in revenues or attain profitable operations from the provision of network management services in the future.

ATSI-Mexico

     American TeleSource International de Mexico, S.A. de C.V. provides the Company with support in connection with the Company's domestic (Mexico) and international long distance services and network management services. ATSI-Mexico provides an array of services to support the Company, including applying for and obtaining telecommunications licenses, identifying and processing potential business opportunities and planning, design, implementation and maintenance of international telecommunications networks. For networks requiring U.S. connectivity, the San Antonio, Texas teleport is utilized. ATSI-Mexico also provides intra-Mexico network management services. ATSI-Mexico technical personnel are trained by the Company's technical staff in areas such as monitoring, diagnostics, and troubleshooting of networks and switching equipment. The capital stock of ATSI-Mexico is 97% owned by the Company and 3% owned by a Mexican citizen.

     The Company has focused the majority of its initial efforts within Mexico and intends to continue to concentrate primarily on the Mexican market for the provision of domestic (Mexico) and international long distance call services. The Company believes that significant opportunities to provide call services within Mexico and between Mexico and the U.S. will continue to arise from the law written into effect in June 1995 by the SCT, which provides for the methods by which companies can apply for concessions and licenses to establish and operate telecommunications services businesses within Mexico. This law was, effectively, the first step in the deregulation of the telephone industry within Mexico. It also formalized the methods by which companies may compete against Telmex, the former telecommunications monopoly in Mexico.

     ATSI-Mexico has obtained the following licenses from the SCT (the duration of each of which is approximately 20 years), which the Company believes will enable it to significantly expand its business in Mexico. There can be no assurance, however, that such licenses will lead to increased revenues or profitable operations.

     . Public Payphone License. In February 1997, ATSI-Mexico received a comercializadora license from the SCT to own and operate public payphones, including casetas, in Mexico and resell local and long distance services via such payphones. See "Business--Long Distance Call Services-Intelligent Payphones."

     . Shared Teleport License. In July 1997, through its acquisition of Sinfra, S.A. de C.V., ATSI-Mexico acquired a shared teleport license from the SCT, which qualifies the Company's Mexican teleport (and any future teleports owned by the Company in Mexico) as a shared facility to provide communications transport capabilities for the Company's Mexican network clients, as well as other non-shared teleport-based carriers and their clients. Utilizing the Company's existing Mexican teleport facility for such a purpose should enable the Company to reduce costs for the provision of private networks with a link in Mexico because many private network subscribers will then be able to connect through local fiber to this centralized satellite facility (linked to the Mexican Solidaridad Satellite System), eliminating the need for a VSAT on every user's premises. There can be no assurance, however, that this will occur.

     . Network Resale License. In July 1997, through its acquisition of Sinfra, S.A. de C.V., ATSI-Mexico acquired a network resale license from the SCT, which permits the Company to install, operate and resell a network integrated by nodes equipped with packet switching and data concentrators, and a control center for links, channels and circuits leased from concessionaires. The Company anticipates that such license will allow it to contract for channels and terrestrial circuits from concessionaires offering increased reliability and more favorable rates.

     . Value-Added Service License. In the third quarter of fiscal 1996, ATSI-Mexico received a value-added service license from the SCT to provide value added network service delivering public access (as distinct from current private network access) to the Internet, including e-mail, local area network interconnection and frame relay services.

     In addition, ATSI-Mexico has applied to the SCT for a long distance reseller license, which is a comercializadora license to provide long distance and private line services via TELMEX's or any other concessionaire's fiber optic infrastructure and resell the existing fiber infrastructure in Mexico for various communications services, including the provision of direct dial long distance service . Receipt of this comercializadora license, of which there can be no assurance, would enable the Company to offer to its existing clients and market to potential customers a complete package of long distance services, including private networks, 0+, 0- and direct dial capabilities, as well as direct billing services, which, the Company believes, could have a positive effect on its revenues due to the desire of customers to consolidate the provision of their communications services into a single provider. The Company anticipates that it will continue to apply for government-issued licenses which it believes will create opportunities to expand operations in Mexico and facilitate its becoming a full service telecommunications carrier.

     ATSI-Mexico has also been instrumental in the Company's consummation of transactions and development of infrastructure in Mexico, which the Company believes will lead to increased call volumes and revenues in this market. See "--Long Distance Call Services - Services - Casetas."

     The Company believes that ATSI-Mexico gives it a competitive advantage over other U.S. telecommunications companies attempting to enter the Mexican market. All of ATSI-Mexico's significant employees are Mexican citizens with substantial experience in the Mexican telecommunications industry and solid working relationships with persons and entities in Mexico connected with such industry. The Company believes that its success to date in Mexico has been largely the result of, and that its future success with respect to Mexican telecommunications licenses applied for and implementation of business strategies in Mexico will be dependent upon, such employees' hard work and ability to continue to understand and develop relationships within the Mexican telecommunications industry.

Teleport and Network Control Center

     The Company has constructed an international teleport/satellite earth station at its headquarters in San Antonio, Texas to serve as a telecommunications gateway to the United States. Such teleport is one of six facilities in the United States known by the Company to have been specifically designed to provide international telecommunications networks between the United States and Latin America via the Mexican Solidaridad Satellite System. Such teleport provides fiber optic integration into U.S. based private and public telecommunications networks via a fiber optic link to a facility in downtown San Antonio, Texas where all major long distance carriers have a point of presence. The Company constructed such teleport using advanced digital satellite communications equipment, and built the network operating system modularly to enable it to expand telecommunications capacity quickly, on an as-needed basis. In September 1995, the Company increased the system's networks capacity from 20 watts to 400 watts, giving the Company the capability to operate up to 30 T-1 circuits, or 720 64K circuits of C-band frequency and 144 64K circuits of Ku band frequency.

     The Company's San Antonio, Texas teleport facility contains a 6.1 meter "C" and a 6.1 meter "Ku" band earth station with fully redundant electronics capable of "seeing" across the full 500 MHZ of these two satellite bands in both horizontal and vertical polarization schemes. The earth station electronics are state-of-the-art in design and dependability.

     The Company's network control center, also located at its San Antonio, Texas facility, houses the converter subsystem relative to the networks, the modem subsystem and the data equipment. Such control center serves as the maintenance and control hub of the Company's networks and long distance call services systems. It utilizes specialized software and hardware components to monitor subsystem elements within the teleport. Remote facilities are equipped with maintenance and control processors that monitor subsystem elements and dial into the teleport facility to report fault conditions. The control center technicians, once aware of a problem, can dial into the remote terminals to diagnose, troubleshoot, make equipment changes or upgrade for complete system management. The control center is protected through an uninterruptable power supply system and has a dedicated environmental control system to maintain optimal conditions of 68(degree) F, with 45% humidity.

     The Company has also installed two teleport facilities in Mexico City and Costa Rica, respectively. Generally, such facilities have capabilities similar to the Company's San Antonio, Texas facility (although designed to handle less capacity), including modular upgrade capabilities.

Regulation

     The Company's business operations are subject to extensive federal and state regulation, and more limited foreign regulation. Federal laws and U.S. Federal Communications Commission ("FCC") regulations apply to interstate telecommunications (including international telecommunications that originate or terminate in the United States), while particular state regulatory authorities have jurisdiction over telecommunications originating and terminating within the state. The laws of other countries only apply to carriers doing business in those countries. Thus, if the Company conducts business with such countries through settlement agreements with a foreign carrier, or otherwise by engaging in service to such countries, it is affected indirectly by such laws insofar as they affect the foreign carrier. There can be no assurance that future regulatory, judicial, and legislative changes or activities will not have a material adverse effect on the Company, that domestic or international regulators or third parties will not raise material issues with regard to the Company's compliance or noncompliance with applicable regulations, or that regulatory activities will not have a material adverse effect on the Company.

     In addition, changes in certain regulations may potentially preclude or impair the Company's ability to provide call services in certain jurisdictions. The Company does not foresee any such changes; however, it cannot predict whether such changes may occur. Therefore, the Company cannot estimate the impact of such changes upon its operator services in the event of any such change.

     Federal.

     The FCC has classified the Company as a non-dominant, interexchange carrier. Generally, the FCC has chosen not to exercise its statutory power to closely regulate the charges, practices, or classifications of non-dominant carriers. Nevertheless, the FCC acts upon complaints against such carriers for failure to comply with statutory obligations or with the FCC's rules, regulations, and policies. The FCC also has the power to impose more stringent regulatory requirements on the Company and to change the Company's regulatory classification. In the current regulatory atmosphere, the Company believes that the FCC is unlikely to do so.

     Among domestic carriers, only the local exchange carriers ("LECs") are currently classified as dominant carriers. Thus, the FCC regulates many of the LECs' rates, charges, and services to a greater degree than those of the Company. Until October 1995, AT&T was classified as a dominant carrier, but AT&T successfully petitioned the FCC for non-dominant status in the domestic interstate and interexchange marketplaces. Therefore, certain pricing restrictions that once applied to AT&T have been eliminated, likely making AT&T's prices more competitive with those of the Company. Recently, AT&T was also reclassified as a non-dominant carrier for international services.

     The Company has the authority to provide domestic, interstate telecommunications services. The Company also has been granted authority by the FCC to provide switched international telecommunications services through the resale of switched services of United States facilities-based carriers and to provide certain international telecommunications services by acquiring circuits on various undersea cables or leasing certain satellite facilities. The FCC reserves the right to condition, modify, or remake such domestic and international authority for violations of the Communications Act of 1934, as amended (the "Communications Act") or the FCC's regulations, rules, or policies promulgated thereunder. Although the Company believes the possibility to be remote, a rescission by the FCC of the Company's domestic or international authority or a refusal by the FCC to grant additional domestic or international authority would have a material adverse effect on the Company.

     Currently, the FCC requires that domestic and international non-dominant carriers must maintain interstate and international tariffs on file with the FCC. The Company believes it is in full compliance with all applicable FCC tariff regulations. Prior to a recent court decision, Southwestern Bell v. FCC, 43 F.3d 1515 (D.C. Cir. 1995), domestic non-dominant carriers were permitted by the FCC to file tariffs with a "reasonable range of rates" instead of detailed schedules of individual charges. However, the Company must now file tariffs containing specific rates. In reliance on the FCC's past relaxed tariff filing requirements for non-dominant domestic carriers, the Company and most of its competitors did not maintain such rates for domestic offerings in their tariffs. Until the two-year statute of limitations expires, the Company could be held liable for damages for its past failure to file tariffs containing specific rates. The Company believes that such an outcome is remote especially in light of the FCC's recent proposal to adopt a mandatory detariffing policy for domestic services of non-dominant, interexchange carriers. Moreover, such an outcome would not have a material adverse effect on the Company's financial condition or results of operation. The Company has always been required to include detailed rate schedules in its international tariffs.

     As a non-dominant carrier, the Company is also subject to a variety of miscellaneous regulations that, among other things, govern the documentation and verifications necessary to change a consumer's long distance carrier, limit the use of "800" numbers, require certain disclosures regarding operator services, limit foreign ownership and control, and require prior approval of transfers of control. The Company began providing operator services in the U.S. in May 1994. The FCC requires the filing of informational tariffs concerning such services and requires both written and verbal identification of the operator service provider on each call processed.

     To date, the FCC has only exercised its regulatory authority to supervise closely the rates of dominant carriers. However, the FCC has increasingly relaxed its control in this area. As an example, the FCC is considering repricing local transport charges (the fee for the use of the LECs' transmission facilities connecting the LECs' central offices and the interexchange carrier's access point). In addition, the LECs have been afforded a degree of pricing flexibility in setting access charges where adequate competition exists, and the FCC is considering certain proposals to relax further LEC access regulation. The impact of such repricing and pricing flexibility on facilities-based interexchange carriers, such as the Company, cannot be determined at this time.

     The Telecommunications Act of 1996 (signed into law on February 8, 1996) permits the RBOCs to immediately provide interLATA interexchange (long distance) services outside their local exchange region. Moreover, the Act allows the RBOCs to provide long distance services in-region with FCC approval after the FCC has consulted with the Department of Justice and determines that such market entry is consistent with the public interest, convenience, and necessity. In order for a RBOC to provide in-region interLATA interexchange service, it must also demonstrate that it has a facilities-based competitor and that it has complied with a 14-point competitive checklist as determined by the Commission. As a result, the Company will undoubtedly face increased competition from the RBOCs. This new law attempts to guard against anticompetitive conduct that could result from an RBOC having access to all customers on its existing networks as well as its ability to cross-subsidize its services and discriminate in its favor against its competitors.

     The FCC has determined that call-back services using uncompleted call signaling violates neither United States domestic nor international law. Call-back services involve calls originating in a foreign country directed in such a manner as to give the foreign caller the advantage of the lower charges for outbound United States calls. However, United States call-back providers are not authorized to provide service to customers in countries that expressly have declared such call-back services to be illegal. The FCC will receive documentation from any government that seeks to place United States carriers on notice that call-back services using uncompleted call signaling has been expressly declared illegal in its country. Currently, the Company does not itself provide call-back services and it does not provide services to resellers and other carriers that do provide such call-back services.

     The microwave and satellite communications licenses held by the Company are subject to FCC regulations. Such licenses were granted for fixed terms with an option to renew. The majority of these licenses expire within six years and the remainder will expire within ten years. The Company intends to seek renewal of its licenses and anticipates that they will be renewed in the ordinary course. Failure to obtain renewal of its licenses could have a material adverse effect on the Company.

     Except with respect to transit agreements, authorizations held under
Section 214 of the Communications Act (such as those held by the Company) for international services are limited to providing services or using facilities between the United States and countries specified in the authorizations. The Company holds all necessary Section 214 authorizations for conducting its present business, but may need additional authority in the future. Additionally, carriers may not lease lines between the United States and an international point for the purpose of offering switched services without first determining that the foreign country affords opportunities to United States carriers equivalent to those available under United States law.

     The FCC also has promulgated certain rules governing the offering of international switched telecommunications services. Such calls typically involve a bilateral, correspondent relationship between a carrier in the United States and a carrier in the foreign country. Until recently, the United States was one of a few countries to allow multiple carriers to handle international calls; almost all foreign countries authorized only a single carrier, often a state owned monopoly, to provide telecommunications services. In light of the disparate bargaining positions of the United Stated carriers, the FCC imposed certain requirements to try to minimize the opportunities that dominant foreign telecommunications providers would have to counterpoise one United States carrier against another. These policies include the International Settlement Policy, which requires that rates of all carriers be uniform on parallel routes and that traffic received by a United States carrier from a foreign carrier must be proportional to the traffic the United States carrier terminates to a foreign carrier. The Company currently has no agreements with foreign carriers providing for the handling of switched calls.

     On August 8, 1997 the FCC adopted an order reducing the settlement rates paid between foreign and domestic carriers for termination of international calls. Although the details of the order are not yet public, it is intended to reduce the cost of international calls. This decision could have a substantial effect on the Company's revenues, but it is impossible to guess the exact nature of that effect until the order is actually implemented.

     For more than six years, the FCC has been considering the implementation of a system whereby a caller could make a long distance call from any publicly available telephone and have the call automatically routed over the long distance telephone network of the caller's choice. The concept, called Billed Party Preference ("BPP"), would necessitate that each local telephone company have access to a data base that could match every U.S. calling card and telephone number to a preferred long distance company and be able to route each long distance call accordingly. Implementation of BPP or a similar system could potentially have a major impact on U.S. operator services companies such as ATSI-Canada that depend on telephones presubscribed, or routed, directly to their network. Although the FCC continues to consider the adoption of BPP, it is not likely to be operational in the near term. Moreover, less than 25% of the Company's revenues were generated from such calls during the year ended July 31, 1996, and this percentage is expected to decease in the future as the volume of international calls continues to increase. The Company cannot predict when and if any final ruling will be issued by the FCC relating to BPP, but the Company does not expect any ruling on BPP to be implemented in the near future. See "Notes to Consolidated Financial Statements--Note 18."

     State.

     The intrastate, long distance telecommunications operations of the Company are also subject to various state laws, regulations, rules, and policies. Currently, the Company is certified and tariffed to provide service in 23 states. Additionally, the Company provides service in certain states that do not require certification or registration of any type. Many state regulatory bodies, however, require the filing of informational tariffs concerning operator services and require written and/or verbal identification of the operator service provider on each call processed. The Company is currently in the process of making the appropriate filings for these informational tariffs in order to maintain compliance with these jurisdictional requirements. Ultimately, the Company intends to obtain authorization in all states that require certification or registration. The vast majority of states require the Company to apply for certification to provide telecommunications services before commencing intrastate service and to file and maintain detailed tariffs listing the rates for intrastate service. Many states also impose various reporting requirements and require prior approval for all transfers of control of certified carriers, assignments of carrier assets, carrier stock offerings, and the incurrence by carriers of certain debt obligations. In some states, prior regulatory approval may be required for acquisitions of telecommunications operations.

     Foreign.

     On June 7, 1995, the SCT, the entity responsible for governing telecommunications services in Mexico, wrote into law the method by which companies could apply for concessions and licenses to establish and operate telecommunications services businesses in Mexico. This was, effectively, the first step in the deregulation of the telephone industry in Mexico. The SCT also formalized the methods by which companies such as ATSI-Canada may compete against Telmex, the privately owned telecommunications monopoly in Mexico. ATSI-Mexico has applied for several licenses to provide various telecommunications services in Mexico. ATSI-Mexico received certain of such concessions and licenses during fiscal 1997, and believes that the receipt of such concessions and licenses will enable the Company to expand its call services in Mexico.

     The Company provides international services by either reselling the services of other carriers or by entering into direct operating or transit agreements with PTTs. Generally, PTTs are state-owned and operated monopolies. Although the services currently provided by the Company are not directly subject to the laws of other countries, the foreign carriers with whom the Company conducts business are subject to those laws. Consequently, any changes to the laws of a country served by the Company could have a material adverse effect on the Company.

Employees

     At August 31, 1997, the Company had 118 full-time employees, of whom 15 are operators, 34 are sales and marketing personnel and 69 perform administrative functions, and 26 part-time employees, 25 of whom are operators. Of the foregoing, 55 were employed by ATSI-Mexico. The Company believes its future success will depend on its continued ability to attract and retain highly skilled and qualified employees. The Company considers its employee relations to be good. None of the Company's employees is represented by unions.

     At August 31, 1997, Computel had 393 full-time employees and 55 part-time employees.

Properties

     The Company's executive offices, principal teleport facility and control center are located at its leased facility in San Antonio, Texas, consisting of 11,819 square feet. The lease expires August 2002, and has two five-year renewal options. The Company pays annual rent of $75,287 under the lease and is responsible for taxes and insurance. Management believes its leased facilities are suitable and adequate for their intended use.

     Computel's principal offices are located in Colina Teranova in Guadalajara, Mexico, consisting of approximately 3,330 square feet. Computel has purchased such premises at a price of $880,000 payable in 20 annual payments of approximately $44,000.

Legal Proceedings

     In April 1996, the Company and Long Distance Exchange Corporation ("LDEC") entered into a litigation settlement agreement with Capital Network Systems, Inc. ("CNSI") and Teleplus, Inc. ("Teleplus") pursuant to which the parties agreed not to contract with, provide service to, benefit from, derive revenues from or solicit any customer of the other party with respect to operator-assisted long distance services from Mexico for a period of 10 months. Additionally, CNSI and Teleplus, on the one hand, and the Company and LDEC, on the other hand, agreed to submit to binding arbitration to resolve any disputes between them for a period of 22 months. There are no pending disputes between the foregoing parties.

     Neither the Company nor any subsidiary is a party to any other material pending legal proceeding.

                                  MANAGEMENT

Executive Officers and Directors

     The ATSI-Canada Board currently consists of three members, Messrs. Smith, Nye and Moses. The ATSI-Delaware Board of Directors currently consists of five members, two of whom are Class A directors, two of whom are Class B directors and one of whom is a Class C director. One of the three classes of ATSI-Delaware directors is elected each year to hold office for a three-year term and until successors are elected and qualified. The terms of the initial Class A, Class B and Class C directors of the Company will expire at the 1998 , 1999 and 2000 annual meetings, respectively. Tomas Revesz and Carlos K. Kauachi serve as the Class A directors, Richard C. Benkendorf and Murray R. Nye serve as Class B directors and Arthur L. Smith as Class C director . Successors to those directors whose terms have expired are required to be elected by stockholder vote while vacancies in unexpired terms and any additional positions created by board action are filled by action of the existing Board of Directors. Additionally, Arthur L. Smith has been elected to the offices of President and Chief Executive Officer of ATSI-Delaware, H. Douglas Saathoff has been elected to the offices of Secretary, Treasurer and Chief Financial Officer of ATSI-Delaware, and Craig K. Clement , Everett L. Waller and Charles R. Poole have each been elected a Vice President of ATSI-Delaware, all to serve in such capacities until the next annual meeting of the Board of Directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship among any of the directors and executive officers of the Company or ATSI-Delaware.

     The following table sets forth the names, ages and positions of the directors and executive officers of ATSI-Canada and ATSI-Delaware:

Name                         Age   Position Held
----                         ---   -------------
Arthur L. Smith               33   President, Chief Operating Officer and
                                   Director of ATSI-Canada and President, Chief
                                   Executive Officer and Director of ATSI-
                                   Delaware
Murray R. Nye                 45   Chief Executive Officer and Director of ATSI-
                                   Canada and Director of ATSI-Delaware
John R. Moses                 45   Director of ATSI-Canada.
H. Douglas Saathoff           35   Secretary, Treasurer and Chief Financial
                                   Officer of ATSI-Canada and Secretary,
                                   Treasurer and Chief Financial Officer of
                                   ATSI-Delaware
Craig K. Clement              39   Vice President of ATSI-Delaware
Everett L. Waller             46   Vice President of ATSI-Delaware
Charles R. Poole              53   Vice President of ATSI-Delaware
Tomas Revesz                  60   Director of ATSI-Delaware
Richard C. Benkendorf         59   Director of ATSI-Delaware
Carlos K. Kauachi             59   Director of ATSI-Delaware

     Arthur L. Smith has served as President, Chief Operating Officer and a director of ATSI-Canada since its formation in May 1994. From December 1993 until May 1994, Mr. Smith served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI-Canada in May 1994. Mr. Smith has also served as President, Chief Executive Officer and a director of ATSI-Delaware since June 1996, and has served as President and Chief Executive Officer of ATSI-Texas since December 1993. From June 1989 to December 1993, Mr. Smith was employed by GeoComm Partners, an international telecommunications firm, as director of international sales. Mr. Smith has over eight years experience in the telecommunications industry. It is anticipated that upon completion of the Arrangement, Mr. Smith will be appointed to ATSI-Delaware's Audit Committee.

     Murray R. Nye has served as Chief Executive Officer and a director of ATSI-Canada since its formation in May 1994. From December 1993 until May 1994, Mr. Nye served in the same positions with Latcomm International Inc., which company amalgamated with Willingdon Resources Ltd. to form ATSI-Canada in May 1994. Mr. Nye has also served as a director of ATSI-Delaware since June 1996. From 1992 to 1995, Mr. Nye served as President of Kirriemuir Oil & Gas Ltd. From 1989 until 1992, Mr. Nye was self-employed as a consultant and Mr. Nye is again currently self-employed as a consultant. Mr. Nye serves as a director of D.M.I. Technologies, Inc., an Alberta Stock Exchange-traded company. It is anticipated that upon completion of the Arrangement, Mr. Nye will be appointed to ATSI-Delaware's Audit Committee and Compensation Committee.

     John R. Moses has served as a director of ATSI-Canada since its formation in May 1994, and served as Secretary of ATSI-Canada from May 1994 until June 1996. Prior to that time, Mr. Moses served as President of Willingdon Resources Ltd., which company amalgamated with Latcomm International Inc. to form ATSI-Canada. Mr. Moses is currently self-employed as a business consultant.

     H. Douglas Saathoff, C.P.A., has served as Vice President, Chief Financial Officer and Treasurer of ATSI-Canada since February 1996, and Secretary since June 1996, and has served as Secretary, Treasurer and Chief Financial Officer of ATSI-Delaware since June 1996. Mr. Saathoff has also served as Vice President-Finance of ATSI-Texas since June 1994, and as Secretary and Treasurer of ATSI-Texas since October 1994. From May 1993 to May 1994, Mr. Saathoff served in the position of Chief Accountant for Santa Rosa Healthcare Corporation, a San Antonio-based healthcare corporation. From January 1990 to February 1993, Mr. Saathoff served as Financial Reporting Manager for U.S. Long Distance Corp., a San Antonio-based long distance telecommunications company. Prior to that time, Mr. Saathoff served as an accountant with Arthur Andersen LLP for approximately five years.

     Craig K. Clement has served as Vice President-Corporate Development for ATSI-Texas since August 1994. Mr. Clement has also served as Vice President of ATSI-Delaware since June 1996. From April 1993 to July 1994, Mr. Clement served as Vice President of Corporate Development for LATelco, a wireless communications company. From February 1992 until March 1993, Mr. Clement served as Vice President of Operations for CSI Environmental, an environmental cleanup company. From August 1983 until July 1993, Mr. Clement served as President of Yucca Oil Company, an oil and gas exploration company. Mr. Clement served as a director of Geocommunications, Inc., a satellite networks company, from November 1987 to November 1991. Mr. Clement also served as a director of PANACO, a Nasdaq-traded company, from 1988 to 1993, and was a member of the compensation committee. In July 1993, Mr. Clement became unable to satisfy the personal guarantee made by him on the corporate bank notes of Yucca Oil Company and, as a result, filed for relief under Chapter 7 of the Bankruptcy Code. The obligations of Mr. Clement were discharged in the bankruptcy case.

     Everett L. Waller has served as Senior Vice President-Operations and Technical Services of ATSI-Texas since January 1997. Mr. Waller served as Senior Vice President-Operations and Sales of ATSI-Texas from August 1993 to January 1997. Mr. Waller has also served as Vice President of ATSI-Delaware since June 1996. From May 1994 to August 1995, Mr. Waller served as Vice President-Operations of ATSI-Texas. Prior to that time, Mr. Waller served as Vice President of Technical Services of U.S. Long Distance Corp. for a period of seven years.

     Charles R. Poole has served as Senior Vice President-Sales and Marketing of ATSI-Texas since February 1997. Mr. Poole has also served as Vice President of ATSI-Delaware since February 1997. From February 1995 to January 1997, Mr. Poole served as Senior Vice President for A+ Communications, a publicly traded company, responsible for paging, cellular and telemessaging sales. From 1992 to 1994, Mr. Poole served as Division Manager, Data Documents, Inc. of Chicago, Illinois. From 1989 to 1992, Mr. Poole served as President of GeoComm Partners, a satellite-based telecommunications company located in San Antonio, providing telecommunication services to Latin America. Prior to that time, Mr. Poole was Senior Vice President of Mobilecomm, a Bell South company, for approximately five years. Mr. Poole has over fifteen years experience in the telecommunications industry.

     Tomas Revesz has served as a director of ATSI-Delaware since June 1996. Mr. Revesz has served as President of Long Distance International, Inc., a long distance reseller, since October 1993. From 1983 to June 1993, Mr. Revesz served as President of Star Long Distance, Inc., also a long distance reseller. From January 1990 until August 1993, Mr. Revesz served as Vice President of Operations of AAA Telephone & Communications, Inc., a telephone interconnection company.

     Richard C. Benkendorf has served as a director of ATSI-Delaware since October 1996. From 1991 to present, Mr. Benkendorf has been a principal of Technology Impact Partners, which provides advisory and investment services. From 1989-1991, Mr. Benkendorf served as Senior Vice President Investments, Planning, Mergers & Acquisitions and Venture Capital for Ameritech, a communications services company. It is anticipated that upon completion of the Arrangement, Mr. Benkendorf will be appointed to ATSI-Delaware's Compensation Committee.

     Carlos K. Kauachi has served as a director of ATSI-Delaware since October 1996. From 1962 until 1996, Mr. Kauachi served in various positions with Telefonos de Mexico, the then privately owned telecommunications monopoly in Mexico, including Vice President-Telephone Business Development, Vice President-Marketing and Sales and, most recently, Vice President-International Business Development.

Compensation of Directors

     Except for reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors , none of the directors of ATSI-Canada receive compensation from ATSI-Canada in their capacity as a director pursuant to any other arrangement or in lieu of any standard arrangement. It is anticipated that upon the completion of the Arrangement each outside director of ATSI-Delaware will receive $1,000 per meeting attended.

Executive Compensation

     Summary Compensation Table. The following table sets forth certain information concerning compensation earned during the Company's last three fiscal years by the Company's Chief Executive Officer (the "Named Executive Officer"). No executive officer of the Company received in excess of $100,000 in total annual salary and bonus in fiscal 1997. Although the executive officers of ATSI-Delaware have been appointed, no compensation was paid to any such executive officer in fiscal 1997 since ATSI-Delaware was formed for the purpose of effecting the Arrangement.

                           Summary Compensation Table

                                                                                          Long Term Compensation
                                                                              -----------------------------------------------
                                                   Annual Compensation                 Awards                  Payouts
                                                 ($ except as indicated)
                                           ---------------------------------- ------------------------  ---------------------
                                                                      Other
                                                                     Annual    Restricted  Securities              All Other
           Name and                                                  Compen-     Stock     Underlying     LTIP      Compen-
           Principal             Fiscal                   Bonus      sation     Award(s)    Options/     Payouts    sation
           Position               Year     Salary ($)      ($)       ($)(1)       ($)        SARs(#)       ($)        ($)
           --------               ----     ----------    -------   ----------   -------      -------     -------      ---
Arthur L. Smith(2).............   1997       91,538         -           -          -         800,000        -          -
   President and Chief            1996       96,000         -           -          -            -           -          -
   Operating Officer              1995       61,813         -           -          -            -           -          -

-----------

(1) Mr. Smith received personal benefits in addition to salary; however, the Company has concluded that the aggregate amount of such personal benefits do not exceed the lesser of $50,000 or 10% of Mr. Smith's annual salary and bonus.
(2) Also serves as President and Chief Executive Officer of ATSI-Texas, the Company's principal operating subsidiary. Mr. Smith's compensation is paid by ATSI-Texas.


Employment Agreements

     Effective January 1, 1997, each of Messrs. Smith, Saathoff, Clement and Waller, and effective February 4, 1997, Mr. Poole, entered into employment agreements with ATSI-Texas, each for a period of three years (with automatic one-year extensions ) unless earlier terminated in accordance with the terms of the respective agreements. The annual base salary under such agreements for each of Messrs. Smith, Saathoff, Clement , Waller and Poole may not be less than $100,000, $95,000, $92,000, $92,000 and $92,000, respectively, per annum, and is subject to increase within the discretion of the Board. In addition, each of Messrs. Smith, Saathoff, Clement , Waller and Poole is eligible to receive a bonus in such amount as may be determined by the Board of Directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year.

     Pursuant to each of Messrs. Smith's, Saathoff's, Clement's , Waller's and Poole's employment agreement, ATSI-Texas has agreed to various payment obligations in the event of termination due to death, disability, without cause or for good reason.

     Each of the employment agreements also restricts each executive from various competing and other potentially damaging activities for specified periods of time after termination of employment.

     Additionally, pursuant to and on the effective date of each of Messrs. Smith's, Saathoff's, Clement's, Waller's and Poole's employment agreement, the Company granted to them, under the Company's 1997 Stock Option Plan, nonqualified options to purchase 800,000, 900,000, 900,000, 425,000 and 300,000 shares, respectively, of the Company's Common Stock, at an exercise price of U.S. $.58 per share, representing the fair market value of a share of Common Stock on the date of grant. Excluding Mr. Poole's option which becomes exercisable in three equal annual installments commencing on February 4, 1998, as of June 30, 1997 from one-quarter to one-half of each of the remaining options were exercisable with the balance becoming exercisable in three equal annual installments commencing on January 1, 1998. Upon the occurrence of a change in control, as defined in the respective governing option agreements, the exercisability of all such options, to the extent unexercisable, will be accelerated.

1997 Option Plan

     The American TeleSource International Inc. 1997 Stock Option Plan (the "1997 Option Plan") was adopted in February 1997 by the Board of Directors of the Company and approved in May 1997 by the Company's shareholders. Under the 1997 Option Plan, options to purchase up to 5,000,000 shares of Common Stock may be granted to employees and directors of, and consultants and advisors to, the Company or any subsidiary. The 1997 Option Plan is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. Shares that by reason of the expiration of an option (other than by reason of exercise) or which are no longer subject to purchase pursuant to an option granted under the 1997 Option Plan may be reoptioned thereunder. The 1997 Option Plan is presently administered by the Board of Directors; however, at such time as the Company becomes a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended, the 1997 Option Plan will be administered by a committee (the "Committee") consisting of at least two non-employee directors. The Board of Directors or the Committee, as the case may be, will set the specific terms and conditions of options granted under the 1997 Option Plan, except to the extent predetermined under the 1997 Option Plan in the case of automatic grants to outside directors.

     Either incentive stock options or nonqualified stock options or a combination of both may be granted under the 1997 Option Plan. Non-employees may be granted only nonqualified stock options. Stock options may be granted for a term not to exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an incentive stock option) and are not transferable other than by will or the laws of descent and distribution. Each option may be exercised in accordance with the terms of the option agreement under which it is granted.

     The exercise price of all options must be at least equal to 100% of the fair market value of a share of Common Stock on the date of grant or, in the case of incentive options, 110% of the fair market value with respect to any incentive option issued to a holder of 10% or more of the Company's Common Stock. The aggregate fair market value of Common Stock for which any employee may be granted incentive stock options which first become exercisable in any one calendar year may not exceed $100,000. Stock options may be exercised by payment in cash, by delivering Common Stock of the Company already owned by such optionee with an equivalent market value, or by a method in which a concurrent sale of the acquired stock is arranged, with the price payable in cash from such sale proceeds.

     The 1997 Option Plan will terminate in February 1998. Termination of the 1997 Option Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations pursuant to any option granted under the 1997 Option Plan.

     As of June 30, 1997, Options for 4,628,000 shares were outstanding under the 1997 Option Plan at a weighted average exercise price of $.58 and Options for 1,771,329 shares were exercisable. As of June 30, 1997, no Options had been exercised and 372,000 shares remained available for future option grants.

     Stock Option Grant Table. The following table sets forth certain information concerning options granted to the Named Executive Officer during the Company's fiscal year ended July 31, 1997.

                            Stock Option Grant Table

                                                                                                      Potential
                                                                                                     Realizable
                                                                                                       Value of
                                                                                                       Assumed
                                              Individual Grants                                      Annual Rates
                      ------------------------------------------------------------------                  of
                         Number of        Percent of                                                 Stock Price
                        Securities      Total Options       Exercise                               Appreciation for
                        Underlying        Granted to       Price Per                                 Option Term
                          Options        Employees in        Share         Expiration                   ($)(1)
Name                    Granted          Fiscal Year          ($)             Date              5%                10%
-----------------------------------------------------------------------------------------------------------------------------
  Arthur L. Smith         800,000(2)        17.29%            $0.58      January 1, 2007      $291,807          $739,497

---------------

(1) The 5% and 10% assumed annual compound rates of stock appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices. The actual value realized may be greater or less than the potential realizable value set forth in the table.
(2) One-half of such options are presently exercisable. The remaining options become exercisable in three equal annual installments commencing on January 1, 1998. The exercise price represented the market price of a Common Share on January 1, 1997, the effective date of grant.

     Fiscal Year End Option Value Table. The following table sets forth certain information concerning the value of unexercised options held by the Named Executive Officer at July 31, 1997 (no options were exercised by the Named Executive Officer during the fiscal year ended July 31, 1997).

                          Fiscal Year End Option Table

                 Number of Securities Underlying   Value of Unexercised In-the-
                          Unexercised                         Money
                  Options at Fiscal Year End(#)   Options at Fiscal Year End($)


         Name     Exercisable    Unexercisable     Exercisable    Unexercisable
Arthur L. Smith     400,000         400,000         $596,000       $596,000


---------------

(1) Values stated are based upon the U.S. $2.07 closing price per share on July 31, 1997, as reported by the Canadian Dealing Network, and represent the difference between the fair market value of the shares underlying the options and the exercise price of the options at fiscal year end.


Compensation Committee Interlocks and Insider Participation

     During its fiscal year ended July 31, 1997, the Company had no compensation committee. During fiscal 1997, Messrs. Smith, Nye and Moses, representing all of the Company's directors and the Company's President, Chief Operating Officer and Chief Executive Officer, participated in deliberations of the Board of Directors concerning executive officer compensation. The Company believes that the abilities of the foregoing members of the Board of Directors to make fair compensation decisions have not been compromised by the relationships referred to above.

     It is contemplated that upon completion of the Arrangement, the Board of Directors of ATSI-Delaware will establish a compensation committee, and appoint Messrs. Nye and Benkendorf to serve on such committee.

Exculpatory Charter Provision

     ATSI-Delaware has included in its Delaware Certificate of Incorporation provisions to eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty; provided, however, that such provisions do not eliminate liability for breaches of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL concerning the unlawful payment of dividends or stock redemptions or repurchases or for any transactions from which the director derived an improper personal benefit. The ATSI Articles of Amalgamation contain no similar provision.

     Additionally, ATSI-Delaware has included in its Delaware Certificate of Incorporation provisions to indemnify each director and officer of such company who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where such company is obligated to make such indemnification pursuant to Section 145. In addition, ATSI-Delaware will indemnify each of its directors and officers in each and every situation where, under Section 145, such company is not obligated, but is permitted or empowered, to make such indemnification. ATSI-Delaware may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. ATSI -Delaware will promptly make or cause to be made any determination which Section 145 requires. ATSI-Delaware believes that these provisions are necessary to attract and retain qualified persons to serve as directors and officers. The ATSI Articles of Amalgamation contain no similar provision.

     ATSI-Delaware intends to enter into indemnification agreements with each of its directors and its executive officers. The indemnification agreements will provide that the company shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the company) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of ATSI-Delaware, provided that such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of ATSI-Delaware, and with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of ATSI-Delaware, such individuals may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.

                              CERTAIN TRANSACTIONS

     In January 1997, ATSI-Canada entered into an agreement with KAWA Consultores, S.A. de C.V., an international consulting firm of which ATSI-Delaware director Carlos K. Kauachi is president, for international business development support. The agreement calls for Mr. Kauachi to be compensated $8,000 per month for a period of twelve months.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of August 15, 1997, by (i) each person known by the Company to beneficially own more than 5% of such shares,
(ii) each current director of ATSI-Canada and ATSI-Delaware, (iii) the Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                       Shares
                                                    Beneficially
Name(1)                                                Owned(1)             Percent of Class
----                                              --------------------   --------------------
Arthur L. Smith(2)(3)(4)                                     2,956,949           7.93%

Murray R. Nye(2)(3)(5)                                         365,500             *

John R. Moses(2)(6)                                            100,000             *

Tomas Revesz(3)                                                      -             *

Richard C. Benkendorf(3)                                             -             *

Carlos K. Kauachi(3)                                            27,877             *

James McCourt(7)                                             3,352,423            8.86

All directors and executive officers as a group
(10 persons)  (8)                                            4,424,193           11.54

-----------------------
*    Less than 1%

(1) To the knowledge of the Company, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him. Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options or warrants within 60 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2)  Director of ATSI-Canada.
(3)  Director of ATSI-Delaware.
(4) Includes 400,000 shares issuable upon exercise of presently exercisable options. The address for Mr. Smith is 12500 Network Blvd., Suite 407, San Antonio, Texas.
(5) Includes 150,000 shares issuable upon exercise of presently exercisable options.
(6) Includes 100,000 shares issuable upon exercise of presently exercisable options.
(7) Includes 39,513 shares owned of record by Dr. McCourt, 2,362,910 shares owned by DKKS, LP and 950,000 shares issuable upon exercise of presently exercisable warrants held by DKKS, LP. As the general partner of DKKS, LP, Dr. McCourt may be deemed to be the beneficial owner of the shares beneficially owned by DKKS, LP. The address of Dr. McCourt and DKKS, LP is 1717 Harrison, Harlingen, Texas 78550.
(8) Includes 1,441,666 shares issuable upon exercise of presently exercisable options.

                     DESCRIPTION OF ATSI-DELAWARE SECURITIES

     On the effective date of the Arrangement, the shareholders of ATSI-Canada will become stockholders of ATSI-Delaware. The following summary description of the securities of ATSI-Delaware does not purport to be complete and is qualified in its entirety by reference to the ATSI-Delaware Certificate and Bylaws, copies of which are attached as Exhibit G and Exhibit H, respectively. Currently, the authorized capital stock of ATSI-Canada consists of an unlimited number of Common Shares, no par value per share, and an unlimited number of Preferred Shares, no par value per share.

General

     The authorized capital stock of ATSI-Delaware consists of 100,000,000 shares of Common Stock, $0.001 par value per share, 36,901,770 of which will be issued and outstanding immediately following the Arrangement (giving pro forma effect to the Arrangement as of September 2, 1997), and 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which will be issued and outstanding immediately following the Arrangement.

Common Stock

     Subject to the rights of holders of Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as may from time to time be declared by the Board of Directors of ATSI-Delaware. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote. Because holders of Common Stock do not have cumulative voting rights, the holders of a majority of the shares of Common Stock represented at a meeting can select all of the directors. In addition, super majority voting requirements apply in respect of certain stockholder actions.

     Holders of Common Stock have no preemptive rights to subscribe for any additional securities that ATSI-Delaware may issue and there are no redemption provisions or sinking fund provisions applicable to the Common Stock, nor is the Common Stock subject to calls or assessments by ATSI-Delaware. All shares of Common Stock to be outstanding upon completion of the Arrangement will be legally issued, fully paid and nonassessable. Upon the liquidation, dissolution or winding up of ATSI -Delaware, holders of the shares of Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment to all creditors of ATSI-Delaware, subject to the rights, if any, of the holders of any outstanding shares of Preferred Stock.

Preferred Stock

     Pursuant to the ATSI-Delaware Certificate, the Board of Directors of ATSI -Delaware is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock from time to time in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and relative, participating, optional and other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Board of Directors has such power to establish the powers, preferences and rights of each series, it may afford the holders of Preferred Stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Common Stock. The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.

Warrants

     The following table describes certain terms of outstanding ATSI-Canada Warrants. Upon the effective date of the Arrangement, each ATSI-Canada warrant will under its terms and as a result of the Arrangement represent a warrant to acquire ATSI-Delaware Common Stock upon the same terms and conditions. Any Common Shares issued to holders of presently exercisable ATSI-Canada warrants pursuant to the exercise of such warrants prior to the effective date of the Arrangement will be registered pursuant to this Prospectus. Any shares of Common Stock issued to holders of ATSI-Delaware warrants pursuant to the exercise of such warrants after the effective date of the Arrangement will not be registered unless this Prospectus or another prospectus is then in effect with respect to such shares of Common Stock. ATSI-Delaware currently intends to maintain the effectiveness of this Prospectus under the Securities Act for six months or such longer period as ATSI-Delaware deems advisable, in its sole discretion, although there can be no assurance that this Prospectus will be maintained by ATSI-Delaware for any period of time. So long as this Prospectus is effective under the Securities Act, holders of warrants outstanding as of the date of this Prospectus will upon exercise of their warrants receive registered shares of Common Stock which may be freely sold in accordance with United States federal securities laws provided such shares of Common Stock are registered or otherwise exempt from registration under applicable U.S. blue sky and Canadian securities laws and provided that an active market exists for ATSI-Delaware's Common Stock. See "Risk Factors--Absence of Efficient Public Market; Possible Volatility of Stock" and "Risk Factors --State Securities Laws." To the extent that a prospectus, covering the shares of Common Stock issuable upon exercise of the warrants outstanding as of the date of this Prospectus, is not in effect under the Securities Act upon exercise of any such warrant, then the shares of Common Stock received upon exercise will not be registered under federal securities laws and may not be sold unless registered or otherwise exempt from registration pursuant to federal and applicable state and Canadian securities laws.


              Number of                Exercise
          Underlying Shares            Price($)              Expiration Date
        ---------------------       --------------       -----------------------
                     100,000                $2.00          October 25, 1997
                     800,000                $0.65          February 27, 1998
                     153,088                $0.75            June 1, 1998
                     342,210                $1.00          November 14, 1998
                     568,815                $0.85          November 21, 1998
                      47,000                $0.85          November 21, 1998
                     970,290                $1.00          December 15, 1998
                     223,385                $0.85           January 6, 1999
                   3,037,500                $0.70           April 11, 1999
                      30,000                $0.50          December 31, 1999
                     558,824                $0.85          February 7, 2000
                   1,050,000                $0.70          February 28, 2000
                   4,776,176                $0.27          February 17, 2000
                   1,060,400                $0.85            July 31, 1999
                     400,000                $1.45            July 31, 1999
                     192,254                $0.75            April 7, 2000
                     100,000                $2.00            May 30, 1999
                      15,000                $0.77           January 2, 2000
                      15,000                $0.79           January 2, 2000
                      50,000                $2.00            June 20, 2000
         Total    14,489,942

Provisions Having Possible Anti-Takeover Effects

     The Certificate of Incorporation (the "Certificate") and the Bylaws of ATSI -Delaware contain provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions which may involve an actual or threatened change of control of ATSI-Delaware. The provisions are designed to reduce the vulnerability of ATSI-Delaware to an unsolicited proposal for a takeover of ATSI-Delaware that does not contemplate the acquisition of all of its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of ATSI-Delaware. The provisions are also intended to discourage certain tactics that may be used in proxy contests. Set forth below is a description of such provisions in the Certificate and the Bylaws. The Board of Directors has no current plan to formulate or effect additional measures that could have an anti-takeover effect.

     Pursuant to the Certificate, directors, other than those, if any, elected by the holders of Preferred Stock, can be removed from office by the affirmative vote of the holders of 66 2/3% of the voting power of the then outstanding shares of capital stock entitled to vote thereon ("Voting Stock"). Vacancies on the Board of Directors may be filled by the remaining directors without stockholder approval.

     The Certificate provides for the Board of Directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders of ATSI -Delaware, with the other classes continuing for the remainder of their respective three-year term. The classification of the Board of Directors makes it more difficult to replace the Board of Directors as well as for another party to obtain control of ATSI-Delaware by replacing the Board of Directors. Since the Board of Directors has the power to retain and discharge officers of ATSI -Delaware, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

     ATSI-Delaware is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business transaction" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A "business combination" generally includes, without limitation, a merger, assets or stock sale, or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" generally is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation's outstanding voting stock.

     The Certificate provides that except as otherwise provided for with respect to the rights of holders of Preferred Stock, no action that is required or permitted to be taken by the stockholders of ATSI-Delaware at any annual or special meeting of the stockholders may be effected by written consent of the stockholders in lieu of a meeting of stockholders, unless the actions to be effected by written consent of the stockholders and the taking of such action by such written consent has been expressly approved in advance by the Board of Directors. This provision makes it difficult for stockholders to initiate or effect an action by written consent, and thereby effect an action opposed by the Board of Directors. The Certificate and Bylaws also provide that special meetings of stockholders may be called only by the President or a majority of the Board of Directors of ATSI-Delaware. In addition, the Bylaws set forth an advance notice procedure with regard to business to be brought before an annual meeting of stockholders of ATSI-Delaware.

     The Certificate further provides that the Board of Directors, by a majority vote, may adopt, alter, amend or repeal provisions of the Bylaws. However, stockholders may only adopt, alter, amend or repeal provisions of the Bylaws by a vote of 66 2/3% or more of the combined voting power of the then outstanding Voting Stock.

In addition, the Certificate provides that whenever any vote of Voting Stock is required by law to amend, alter, repeal or rescind ("Change") any provision thereof, then, in addition to any affirmative vote required by law the affirmative vote of 662/3% or more of the combined voting power of the then outstanding shares of Voting Stock is required to Change certain provisions of the Certificate, including the provisions referred to above relating to interested stockholder transactions, the filling of vacancies on the Board of Directors, the removal of directors, the limitations on stockholder action by written consent, the calling of special meetings by stockholders and the approval of amendments to the ATSI-Delaware's Bylaws.

     Pursuant to the Certificate, the Board of Directors is also authorized to issue shares of "blank check" preferred stock that may have the effect of discouraging an unsolicited acquisition proposal. See "--Preferred Stock."

Canadian Dealing Network

     The Company's Common Shares are currently listed on the Canadian Dealing Network under the symbol ATIL.CDN. ATSI-Canada expects that the ATSI-Delaware Common Stock will be listed on the Canadian Dealing Network upon the effectiveness of the Arrangement.

Exchange Agent, Transfer Agent and Registrars

     The Exchange Agent for exchange of stock certificates following the Merger will be CIBC Mellon Trust Company, at its principal offices at 393 University Avenue, Fifth Floor, Toronto, Ontario, M5G 2M7. The Transfer Agent and Registrar for the Common Shares is CIBC Mellon Trust Company.

Dividend Policy

     The Company has never paid cash dividends on its Common Shares. The Company's current policy is to retain earnings, if any, to finance the anticipated growth of its business. Any further determination as to the payment of dividends will be made at the discretion of the Board of Directors and will depend upon the Company's operating results, financial condition, capital requirements, general business conditions and such other factors as the Board of Directors deems relevant. The Company may procure credit from third parties for additional capital for expansion and business development activities. It is likely that any credit facility procured by the Company may limit or restrict the Company's ability to pay cash dividends on the Common Shares under certain circumstances.

Registration Rights

     In connection with a private placement in July 1997 of 922,558 Common Shares and warrants to purchase 200,000 Common Shares, the Company granted to the purchaser certain demand and piggy-back registration rights to register both the shares issued and the shares issuable upon exercise of the warrants for resale under the 1933 Act. In addition, the Company has granted a warrant holder piggy-back registration rights with respect to the 30,000 Common Shares issuable upon exercise of such holder's warrants. The Company is registering all such shares pursuant to this Proxy Statement/Prospectus.

             CANADIAN AND UNITED STATES INCOME TAX CONSIDERATIONS

     The Arrangement will result in certain income tax consequences in both the United States and Canada. Certain tax consequences of the Arrangement are summarized below.

THE FOLLOWING SUMMARY IS OF A GENERAL NATURE ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY SHAREHOLDER OR HOLDER OF WARRANTS OF THE COMPANY. ACCORDINGLY, SHAREHOLDERS AND HOLDERS OF WARRANTS OF THE COMPANY SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED ARRANGEMENT.

United States Tax Consequences

General

     The following is a summary of the material United States federal income tax consequences of the Arrangement and the material United States federal income and estate tax consequences to Non-U.S. Holders (as defined below) of holding and disposing of the Common Stock (as defined below) of ATSI-Delaware.

     The summary is based on current law, which is subject to change (possible retroactively). The summary does not discuss all aspects of United States taxation that may be relevant to security holders in light of their personal investment circumstances or to certain security holders subject to special treatment under United States tax laws (such as securities dealers, tax-exempt entities (including qualified retirement plans) and insurance companies) and does not discuss the tax consequences under state, local, or foreign laws. In particular, this summary does not discuss the tax consequences to holders of Warrants who have received their Warrants in connection with services rendered to the Company. Security holders are urged to consult their own tax advisors regarding the federal, state, local, and other tax considerations of participating in the Arrangement and of holding and disposing of shares of ATSI -Delaware and Warrants.

     The term "U.S. Holder" means a beneficial owner of the stock of the Company that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State thereof, other than a partnership that is not treated as a U.S. person under any applicable Treasury Regulations, or (iii) an estate or trust whose income is includable in gross income for United States federal income tax purposes regardless of its source. For taxable years beginning after December 31, 1996, a trust will be a U.S. person only if a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to such date, which elect to continue to be treated as U.S. persons, will also be considered U.S. Holders. The term "Non-U.S. Holder" means a beneficial owner of the stock of the Company that is not a U.S. Holder.

     Tax Treatment of the Arrangement

     Neither the Company nor ATSI-Delaware has requested a ruling from the Internal Revenue Service in connection with the Arrangement. However, the Arrangement has been structured with the intention that it qualify as a reorganization under Section 368(a)(1)(B) of the Code or qualify for nonrecognition treatment under Section 351 of the Code. Code Section 368(a)(1)(B) generally provides that the acquisition by one corporation of stock of another corporation, in exchange solely for all or part of the acquiring corporation's voting stock, will be a nontaxable transaction if, immediately after the acquisition, the acquiring corporation has control of such other corporation (whether or not such acquiring corporation had control immediately before the acquisition). For this purpose, control means the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the acquired corporation.

     Qualification of the Arrangement as a reorganization under Code Section 368(a)(1)(B) also depends on compliance with certain technical requirements of federal income tax law, including, among others, the requirements that ATSI-Delaware continue the business enterprise of ATSI-Canada, the requirement that a continuity of proprietary interest be maintained by the shareholders of ATSI-Canada, and the requirement that a valid business purpose exist for the transaction.

     In order for the continuity of proprietary interest requirement to be satisfied, the shareholders of ATSI-Canada must not, pursuant to a plan or intention existing at or prior to the Arrangement, dispose of so much of the Common Stock of ATSI-Delaware received pursuant to the Arrangement such that the holders of shares of ATSI-Canada, as a group, would no longer have a significant equity interest in the Company business being conducted by ATSI-Delaware after the Arrangement. It is the position of the Internal Revenue Service that the continuity of interest requirement generally will be considered satisfied if the shareholders of the acquired corporation receive in the aggregate (and have no plan or intent to dispose of) stock of the acquiring corporation equal in value to at least 50% of the value of all of the outstanding stock of the acquired corporation as of the effective date of the reorganization. A decision of the United States Supreme Court indicates that continuity of interest in the range of 40% is sufficient.

     Even if the Arrangement does not qualify as a reorganization under Section 368(a)(1)(B) of the Code, the Arrangement should qualify for nonrecognition treatment under Section 351 of the Code. Under such section, gain or loss is not recognized if property is transferred to a corporation by one or more persons solely in exchange for stock of the acquiring corporation if, immediately after the exchange, such person or persons are in control of the corporation. For this purpose, control is also defined as the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. An additional requirement is that there be a business purpose for the transaction. With respect to the requirement that persons be in control of the acquiring corporation stock immediately after the exchange, generally such persons must have no plan or intent at the time of the exchange to sell or otherwise dispose of the stock of the acquiring corporation received in the exchange.

     ATSI-Delaware will not recognize gain or loss on the transfer of its shares of Common Stock to ATSI-Canada shareholders in exchange for their Common Shares. In addition, the Company will not recognize gain or loss in connection with the Arrangement.



     If any of the requirements under Section 368(a)(1)(B) of the Code, including the continuity of business enterprise requirement, the continuity of proprietary interest requirement, and any other requirement for reorganization treatment under the Code, is not satisfied, and if any of the requirements under
Section 351 are not satisfied, the Arrangement will be treated as a taxable transaction and material adverse tax consequences will result to the shareholders of the Company.

     Tax Consequences to Company Shareholders


     General Consequences Under Sections 368 and 351 of the Code. Assuming the Arrangement is treated as a reorganization within the meaning of Section 368 of the Code, or qualifies as an exchange of property for ATSI-Delaware Common Stock under Section 351 of the Code, the following federal income tax consequences will apply to the shareholders of the Company, subject to the rules provided in "Tax Consequences to Company Shareholders - Inbound Transfer Rules":

(i) No gain or loss will be recognized by the holders of Common Shares with respect to the transfer to them of ATSI-Delaware Common Stock in exchange for their Common Shares pursuant to the Arrangement.

(ii) The tax basis of ATSI-Delaware Common Stock received by each Company shareholder will be the same as the tax basis of the Common Shares exchanged therefor.

(iii) The holding period of the ATSI-Delaware Common Stock received by each shareholder of ATSI-Canada will include the period for which ATSI-Canada Common Shares were held, provided that such Common Shares were held as a capital asset at the effective date of the Arrangement.

(iv) A holder of ATSI-Canada Common Shares who exercises dissenters' rights with respect to such shares and receives payment for such shares in cash generally will recognize capital gain or loss measured by the difference between the amount of cash received and such holder's basis in the dissenting shares, provided that such shares are held as a capital asset at the effective date of the Arrangement. However, different tax consequences, including treatment of the payment as the equivalent of a dividend distribution or the treatment of all or a portion of any such gain as ordinary income, could apply depending upon the shareholder's particular circumstances, such as whether the shareholder exercises dissenters' rights with respect to all or only a portion of the shareholder's ATSI-Canada Common Shares, whether the shareholder is deemed under applicable attribution rules to own Common Shares held by related parties and whether any of the shares with respect to which the shareholder exercises dissenters' rights were acquired pursuant to an incentive stock option within the meaning of Section 422 of the Code. Accordingly, shareholders should consult their tax advisors with respect to the income tax consequences of exercising dissenters' rights under their particular circumstances.

     Characterization of Arrangement as Inversion Transaction. In Notice 94-43, 1994-2 C.B. 563, the Internal Revenue Service announced its intention to issue Treasury Regulations pursuant to which "inversion transactions" would in certain circumstances be denied nonrecognition treatment. An "inversion transaction" is an arrangement by which the positions of related corporations are wholly or partly inverted or reversed. The stated concern of the IRS is the improper creation of losses or the avoidance of income or gain in circumvention of the repeal of the General Utilities doctrine or similar applicable laws. In particular, the IRS' concern in Notice 94-43 is focused on whether or not, as a result of the issuance or transfer of stock (or stock rights), "there would be a reduction in the amount a third party would pay for the stock of one or more corporations involved in an inversion transaction." Any Treasury Regulations promulgated with respect to inversion transactions are to apply to any such dilutive transaction occurring after September 22, 1994, and such Regulations are to provide for (i) the recognition of gain or loss at the time of such transaction or (ii) the reduction of basis (or increase in gain on the sale or other disposition) of stock on one or more corporations involved in such inversion transaction. In Notice 96-6, 1996-1 C.B. 358, the IRS announced that it would not issue guidance at this time regarding such inversion transactions. Because the shareholders of ATSI-Delaware after the Arrangement will be the same as the shareholders of ATSI-Canada prior to the Arrangement, and because the fair market value (without regard to certain minority discounts or control premiums arising solely as a result of the inversion transaction) of the Common Stock of ATSI-Delaware and Common Shares of ATSI-Canada will not be diluted as a result of the Arrangement, the Company does not believe that the Arrangement will constitute a dilutive inversion transaction.

     Inbound Transfer Rules. Pursuant to Temporary Treasury regulation Section 7.367(b)-7(c), exchanging U.S. Holders in a reorganization qualifying under
Section 368(a)(1)(B) of the Code who have held 10%, directly or by attribution, or more of the total voting power of all classes of stock of the Company (if at such time the Company was a controlled foreign corporation) entitled to vote at any time during the five-year period ending on the effective date of the Arrangement would include in income (as dividend income) their pro rata portion of the Company's earnings and profits attributable to the stock exchanged to the extent that the fair market value of the stock exchanged exceeds its basis. The basis of the Common Stock received by certain foreign corporations treated as U.S. Holders pursuant to Temporary Treasury regulation
Section 7.367(b)-2(b) would then be increased by such amount. However, management has determined that the Company has no earnings and profits for this purpose.

     Each exchanging U.S. Holder must file with his District Director of the Internal Revenue Service on or before the last day for filing his federal income tax return (determined by taking into account any extensions of time therefor) for the year in which the Arrangement is consummated, the notice required by Temporary Treasury regulation Section 7.367(b)-1(c). Any such U.S. Holder who fails to file the necessary notice and who fails to establish reasonable cause for such failure may be denied the benefit of the federal income tax consequences specified above.

     If the Arrangement does not qualify as a reorganization under Section 368(a)(1)(B) of the Code, but instead qualifies under Section 351 of the Code, then an exchanging shareholder will not recognize gain, if any, pursuant to the Treasury regulations under Section 367(b) of the Code and will not be required to file the notice required when Section 367(b) is applicable.

     Consequences of the Arrangement to Non-U.S. Holders

     A Non-U.S. Holder who dissents and receives cash in exchange of his Common Shares will recognize gain or loss in the manner described above for U.S. Holders. A Non-U.S. Holder will not be subject to United States federal income tax with respect to capital gains unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder,
(ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the stock is a capital asset and either (a) such individual's "tax home" for federal income tax purposes is in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder owned directly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Common Shares (assuming that Common Shares are regularly traded on an established securities market). The Company believes that it is not presently a United States real property holding corporation.

     Consequences of the Arrangement on Holders of Warrants

     Although the matter is not free from doubt, for United States federal income tax purposes, the Arrangement should not result in the recognition of gain or loss under Section 1001 of the Code to the holders of Warrants. The IRS or the courts could disagree with this characterization of the results to Warrant holders and instead treat the transaction in connection with the Warrants as a taxable exchange. In such event, each U.S. Holder of Warrants will recognize gain or loss on the exchange equal to the difference between the fair market value of its Warrants after the Arrangement and the adjusted tax basis of its Warrants prior to the Arrangement. Any such gain or loss recognized by a holder of Warrants generally will be long-term capital gain or loss if the U.S. holder has held its Warrants for more than one year at the time of disposition. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a U.S. holder's ability to offset capital losses against ordinary income and for purposes of determining whether individuals may be entitled to a preferential tax rate on long-term capital gains. In particular, the Taxpayer Relief Act of 1997 further reduces tax rates on capital gains recognized by individuals in respect of assets held for more than 18 months. U.S. Holders are advised to consult their own tax advisors as to the consequences of the Taxpayer Relief Act of 1997 in their particular circumstances. Non-U.S. Holders of Warrants will not be subject to United States federal income tax with respect to capital gains (resulting from the Arrangement) unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder, (ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Warrants are capital assets and either (a) such individual's "tax home" for federal income tax purposes is in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder of Warrants is treated as owning directly or indirectly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Common Shares (assuming that the Common Shares are regularly traded on an established securities market). The Company believes that it is not presently a United States real property holding corporation.

     Each holder of Warrants is urged to consult its own tax advisor regarding the tax consequences of the Arrangement on its particular circumstances."

     Consequences to Non-U.S. Holders of Owning and Disposing of ATSI-Delaware Common Stock

     Dividends. Generally, dividends paid to a Non-U.S. Holder of Common Stock will be subject to United States withholding tax at the rate of 30% of the amount of the dividend, or at a lower applicable treaty rate. Under the income tax treaty between the United States and Canada, the withholding tax rate on dividends paid to most shareholders who are resident in Canada will be 15%. In the case of Canadian corporations that beneficially own 10% or more of the voting stock of ATSI-Delaware, such withholding rate will be 5%. Under current Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of determining the applicability of a treaty rate. Under proposed Treasury regulations not currently in effect, however, a holder of Common Stock who wished to claim the benefit of an applicable treaty rate would be required to file certain forms with the Company or its agent. Such Forms would contain the holder's name and address and other pertinent information certified by such holder under penalties of perjury.

     If, however, the dividend is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder, the dividend will be subject to regular United States federal income tax, which is not collected by withholding, provided the Non-U.S. Holder files an Internal Revenue Service Form 4224 with the Company or its agent in accordance with current Treasury regulations. Moreover, in the case of a Non-U.S. Holder that is a corporation, a branch profits tax at the rate of 30% (or a lower applicable treaty rate) may be imposed on such corporation on its earnings (including dividends) effectively connected with a United States trade or business to the extent that such earnings are considered to be repatriated away from the United States trade or business.

     Sale of Common Stock. A Non-U.S. Holder will not be subject to United States federal income tax on any gain recognized upon the sale (or other disposition) of Common Stock unless (i) such gain is effectively connected with the conduct of a trade or business within the United States by such holder, (ii) such holder is an individual who has been present in the United States for at least 183 days during the taxable year of the disposition, the Common Stock is a capital asset and either (a) such individual's "tax home" for federal income tax purposes is in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such individual, or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes and the Non-U.S. Holder owned directly or pursuant to certain attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Company's Common Stock (assuming that Common Stock is regularly traded on an established securities market). The Company believes that it is not presently a United States real property holding corporation.

     Estate Tax. Common Stock owned (or treated as owned) by an individual who, at the time of death, is neither a citizen or a domiciliary of the United States will be includable in his gross estate for United States federal estate tax purposes and thus may be subject to United States estate tax, unless an applicable estate tax treaty provides otherwise.

     Information Reporting and Backup Withholding

     The Company must report annually to the Internal Revenue Service and to each shareholder the amount of cash proceeds, if any, paid as a result of the Arrangement and dividends paid to, and the tax withheld with respect to, each shareholder. These reporting requirements apply regardless of whether withholding was reduced by an applicable tax treaty or not required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which a Non-U.S. Holder resides.

     Shareholders may be subject to backup withholding at the rate of 31% with respect to cash proceeds, if any, from the Arrangement, gross proceeds from the sale of the Common Stock, or dividends paid on the Common Stock, unless such holder (a) is a corporation or comes within certain other exempt categories or
(b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. United States backup withholding tax will generally not apply to payments to a payee at an address outside the United States unless the payor has knowledge that the payee is a United States person.

     Payment to a Non-U.S. Holder of the proceeds of a sale of Common Stock to or through a United States office of a broker will be subject to information reporting and backup withholding unless the holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. Payment of the proceeds of a sale of Common Stock to or through a non-U.S. office of a broker generally will not be subject to backup withholding or information reporting; however, if such holder is (i) a United States person,
(ii) a "controlled foreign corporation," or (iii) a foreign person that derives 50% or more of its gross income from the conduct of a trade or business in the United States, such payment will be subject to information reporting (but currently not backup withholding) unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met or the holder otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be credited against the shareholder's federal income tax liability, if any, or refunded, provided the required information is furnished to the Internal Revenue Service.

Canadian Federal Income Tax Consequences

     The following is a general summary of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the "Canadian Act") and the Canada-US Tax Convention (the "U.S. Treaty") of the Arrangement and the exercise of dissent rights as described herein to holders of Common Shares or Warrants of the Company.

     This summary is based upon and takes into account the current provisions of the U.S. Treaty, the Canadian Act and the current regulations thereunder (the "Regulations"), all specific proposals to amend the Canadian Act and the Regulations publicly announced by the Minister of Finance prior to the date hereof (the "Amendments"), and the Company's understanding of the current administrative practices published by Revenue Canada ("RCT"). This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor, except as specifically noted herein, does it take into account tax laws or consequences of any province or territory of Canada or any jurisdiction outside Canada. Moreover, there can be no assurance that the Amendments will be enacted as proposed or that the Canadian Act, the Regulations thereunder or the administrative practices of RCT, respectively, will not change, in a manner which will affect the tax consequences described herein.

     This summary is based on the facts and agreements described herein and is also based on the assurances of management of the Company that no other transactions have been undertaken or are contemplated that would affect the matters dealt with herein.

     This summary is of a general nature only, is not exhaustive of all potentially relevant Canadian federal income tax consequences and is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder or warrantholder of the Company. Therefore, shareholders and warrantholders should consult their own tax advisers with respect to their particular circumstances.

     Canadian Residents

     This portion of the summary is restricted to those holders of Common Shares or Warrants of the Company who, for purposes of the Canadian Act, and at all relevant times, are resident in Canada, deal at arm's length with the Company and hold Common Shares and Warrants, as the case may be, of the Company as capital property (a "Canadian Holder"). A Common Share or Warrant of the Company will generally be capital property to a Canadian Holder unless it is held in the course of carrying on a business of trading or dealing in securities, has been acquired in a transaction or transactions considered to be an adventure in the nature of trade, or is a mark-to-market property of certain financial institutions.

     The Arrangement

          Common Shares

     A Canadian Holder who exchanges Common Shares of the Company for Common Stock of ATSI-Delaware pursuant to the Arrangement, will realize a capital gain (or a capital loss) to the extent that the fair market value, at the date of exchange, of the Common Stock of ATSI-Delaware received in exchange therefor exceeds (or is less than) the adjusted cost base to the Canadian Holder of the Common Shares of the Company so exchanged.

     In the case of a Canadian Holder that is a corporation, the amount of any capital loss otherwise determined resulting from the disposition of Common Shares of the Company may be reduced by the amount of dividends previously received or deemed to have been received thereon to the extent and under the circumstances described in the Canadian Act. Analogous rules apply to a partnership or trust of which a corporation is a member or beneficiary. The Amendments will extend these rules to apply where a trust or partnership is a member of a partnership or a beneficiary of a trust that owns Common Shares of the Company.

          Dissenting Shareholders

     The consequences under the Canadian Act to a Canadian Holder who dissents from the Arrangement described herein and who receives a payment for his or her Common Shares are discussed below.

     The receipt by a dissenting Canadian Holder of a cash payment from the Company equal to the fair value of his or her Common Shares will generally be treated as a dividend to the Canadian Holder to the extent that such payment exceeds the paid-up capital for purposes of the Canadian Act of such Common Shares. The balance of the fair value paid (i.e. the amount equal to the paid-up capital of such Common Shares) will generally be treated as proceeds of disposition of such Common Shares for capital gains purposes. Consequently, a dissenting Canadian Holder would realize a capital gain (or capital loss) to the extent that the proceeds of disposition for such Common Shares exceed (are exceeded by) the Canadian Holder's adjusted cost base thereof. Notwithstanding the foregoing, if the dissenting Canadian Holder is a corporation resident in Canada, the full amount of the redemption proceeds received may be treated under the Canadian Act as proceeds of disposition, with the result that no dividend will be deemed to have been paid to the Canadian Holder and any gain or loss realized by it on the disposition will be determined by reference to the full amount of the redemption proceeds. Corporate Canadian Holders should consult their own tax advisor with respect to the applicability of these provisions.


     Any capital loss arising on the exercise of dissent rights by a corporate Canadian Holder will be reduced by dividends received or deemed to be received, including any deemed dividend arising from the exercise of dissent rights, on the subject Common Shares to the extent and under the circumstances prescribed in the Canadian Act. Similar rules apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares of the Company. Under the Amendments, these rules will be extended to apply where a trust or partnership is a member of a partnership or a beneficiary of a trust that owns Common Shares of the Company.

          Warrants

     As a consequence of the Arrangement, Canadian Holders of Warrants of the Company will, upon the effective date of the Arrangement, be deemed to hold Warrants to acquire ATSI-

Delaware Common Stock upon the same terms and conditions. As a consequence of this change in the terms and conditions of the Warrants, Canadian Holders thereof will realize a capital gain (or a capital loss) to the extent that the fair market value, upon the effective date of the Arrangement, of the Warrants (which will then be exercisable for ATSI-Delaware Common Stock) exceeds (or is less than) adjusted cost base to the holder of such Warrants.

     ATSI-Delaware Common Stock

          Dividends

     Any dividends paid by ATSI-Delaware on its Common Stock to a Canadian Holder must be included in computing the Canadian Holder's income for Canadian income tax purposes. In the case of Canadian Holders who are individuals, dividends so received, being dividends on shares of a foreign corporation, will not be entitled to the benefit of the gross-up and dividend tax credits rules in the Canadian Act. In the case of corporate Canadian Holders of which ATSI-Delaware is not a foreign affiliate for purposes of the Canadian Act, dividends so received will not be deductible in computing taxable income.

     Under the U.S. Treaty, the U.S. withholding tax on dividends paid by ATSI-Delaware will be 15% in most cases, and 5% in the case of a Canadian Holder that is a Canadian corporation that beneficially owns at least 10% of the voting stock of ATSI-Delaware at the time the dividend is paid.

     U.S. withholding taxes imposed on such dividends may either be credited against Canadian income taxes payable by the Canadian Holder, or deducted by such Canadian Holder in computing income for Canadian tax purposes, at the Canadian Holder's option, subject to the detailed rules in the Canadian Act in that regard.

     Special rules apply to corporate shareholders that receive dividends from a foreign affiliate and such Canadian Holders are advised to consult their own tax advisers with respect thereto.

          Disposition

     The adjusted cost base of Common Stock of ATSI-Delaware acquired pursuant to the Arrangement will be the fair market value thereof on the effective date of the Arrangement. A Canadian Holder who disposes of ATSI-Delaware Common Stock will realize a capital gain (or a capital loss) to the extent that the proceeds of disposition for such stock, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such stock to the Canadian Holder.

     Warrants

          Exercise

     No gain or loss will be realized by a Canadian Holder on the exercise of Warrants. The cost of Common Stock of ATSI-Delaware acquired upon the exercise of Warrants will be the aggregate of the adjusted cost base of the Warrants so exercised and the exercise price paid for the ATSI-Delaware Common Stock. For purposes of determining the adjusted cost base to a Canadian Holder of ATSI-Delaware Common Stock so acquired, the cost of such ATSI-Delaware Common

Stock will be averaged with the adjusted cost base of all other ATSI-Delaware Common Stock held by the Canadian Holder as capital property immediately prior to such acquisition.

          Expiry

     Upon the expiry of an unexercised Warrant, the Canadian Holder will realize a capital loss equal to the adjusted cost base, if any, of the Warrant to the Canadian Holder immediately prior to the time of expiry.

          Disposition

     A Canadian Holder who disposes of Warrants will realize a capital gain (or a capital loss) to the extent that the proceeds of disposition thereof, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base thereof to the Canadian Holder.

     Capital Gains and Losses

     A Canadian Holder will be required to include in income three-quarters of the amount of any capital gain (a "taxable capital gain") and may deduct three-quarters of the amount of any capital loss (an "allowable capital loss") against taxable capital gains realized by the Canadian Holder in the year of the disposition. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such years to the extent and under the circumstances described in the Canadian Act.

     Individuals may be subject to the alternative minimum tax provisions of the Canadian Act in respect of realized capital gains.

     The Canadian Act levies an additional refundable tax of 6-2/3% on investment income (other than dividends deductible in computing taxable income) earned by a Canadian-controlled private corporation (as defined in the Canadian
Act) that will be refunded when the corporation pays taxable dividends (at a rate of $1 for every $3 of taxable dividends paid). For this purpose, investment income will include taxable capital gains.

     Eligibility for Investment Under the Canadian Act

     The Common Stock of ATSI-Delaware will not be a qualified investment under the Canadian Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans ("Deferred Plans") until the Common Stock of ATSI-Delaware is listed on a prescribed stock exchange. The Warrants will not be qualified investments for such Deferred Plans until the Common Stock of ATSI-Delaware for which the Warrants may be exercised is listed on a prescribed stock exchange. The Warrants and the ATSI-Delaware Common Stock will be considered foreign property for the purposes of the foreign property limitations under the Canadian Act.

     United States Residents

     This portion of the summary is restricted to those holders of Common Shares or Warrants of the Company who, for purposes of the Canadian Act and the U.S. Treaty, and at all relevant times, are not resident in Canada, are resident in the U.S., deal at arm's length with the Company, hold Common Shares and Warrants, as the case may be, of the Company as capital property and do not use or hold and are not deemed to use or hold Common Shares or Warrants of the Company in carrying on business in Canada (a "U.S. Holder"). Special rules, which are not discussed in this description, may apply to a non-resident that is an insurer that carries on business in Canada and elsewhere.

     THE ARRANGEMENT

          Common Shares and Warrants

     A U.S. Holder will not be subject to Canadian income tax on capital gains arising on the disposition of Common Shares and Warrants of the Company pursuant to the Arrangement. In order to alleviate the administrative burden of each U.S. Holder applying for a clearance certificate pursuant to section 116 of the Canadian Act in respect of the disposition of Common Shares or Warrants of the Company pursuant to the Arrangement, the Company is negotiating with RCT to obtain a blanket clearance certificate on behalf of all U.S. Holders. It is not yet known what information regarding each U.S. Holder will be required by RCT for it to issue such a blanket certificate.

          Dissenting Shareholders

     The consequences under the Canadian Act to a U.S. Holder who dissents from the Arrangement described herein and who receives a payment for his or her Common Shares are as discussed above under the heading "CANADIAN RESIDENTS -- Dissenting Shareholders". Pursuant to the U.S. Treaty, any capital gain realized by a dissenting U.S. Holder as a consequence of the exercise of his or her dissent rights will not be subject to Canadian income tax and any dividends deemed to have been received by such dissenting U.S. Holder as a consequence of the exercise of his or her dissent rights will be subject to Canadian withholding tax at the rate of 15% in most cases, and 5% in the case of a U.S. Holder that is a U.S. corporation that beneficially owns at least 10% of the voting stock of the Company at the time the dividend is deemed to have been paid.

                                LEGAL OPINIONS

     Certain legal matters relating to the Arrangement have been passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio,
Texas.


                             SHAREHOLDER PROPOSALS

     Assuming the Arrangement is approved and effected, stockholders wishing to invoke the provisions to the rules of the Commission regarding the inclusion of a proposal in ATSI -Delaware's proxy material for its next Annual Meeting of Stockholders anticipated to be held in January or February 1999 must submit such proposals to ATSI-Delaware, in accordance with these rules, for receipt not later than September 15, 1998. Such stockholders must also comply with the provisions of the ATSI-Delaware Certificate described under the caption "Effects of the Arrangement on Shareholders Rights."


                       OTHER BUSINESS AT SPECIAL MEETING

     While there is no business other than that mentioned in the Notice of Meeting to be presented for action by the shareholders at the Meeting, it is intended that the proxies for the Meeting solicited hereby will be exercised upon any other matters and proposals that may properly come before the Meeting in accordance with the discretion of the person authorized to act thereunder.


                            APPROVAL OF PROSPECTUS

     This Prospectus and the enclosed forms of proxy, and the sending thereof the shareholders of the Company, have been approved by the Board of Directors of the Company.




Dated at Toronto, Ontario                   By Order of the Board of Directors



                                            /s/  H. Douglas Saathoff
                                            ------------------------------------
                                            Secretary

____________,  1997

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                     Page
                                                                                                     ----

Consolidated Financial Statements of American TeleSource International Inc.

Report of Independent Public Accountants.........................................................    F-2

Consolidated Balance Sheets as of July 31, 1995 and 1996 and April 30, 1997......................    F-3

Consolidated Statements of Loss for the Period from December 17, 1993 (Inception)
through July 31, 1994, the Years ended July 31, 1995 and 1996 and the Nine-Month Periods
ended April 30, 1996 and 1997....................................................................    F-4

Consolidated Statements of Stockholders' Equity for the Period from December 17, 1993
(Inception) through July 31, 1994, the Years ended July 31, 1995 and 1996 and the Nine-Month
Period ended April 30, 1997......................................................................    F-5

Consolidated Statements of Cash Flows for the Period from December 17, 1993 (Inception)
through July 31, 1994, the Years ended July 31, 1995 and 1996 and the Nine-Month Periods
ended April 30, 1996 and 1997....................................................................    F-6

Notes to Consolidated Financial Statements.......................................................    F-7


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of American TeleSource International Inc.:


We have audited the accompanying consolidated balance sheets of American TeleSource International Inc. (an Ontario corporation) and subsidiaries as of July 31, 1995 and 1996, and the related consolidated statements of loss, stockholders' equity and cash flows for the period from December 17, 1993 (Inception) through July 31, 1994 and the years ended July 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American TeleSource International Inc. and subsidiaries as of July 31, 1995 and 1996, and the results of their operations and their cash flows for the period from December 17, 1993 (Inception) through July 31, 1994 and the years ended July 31, 1995 and 1996, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations since inception, has a working capital deficit at July 31, 1996, and has limited capital resources available to support further development of its operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                                      /s/ ARTHUR ANDERSEN LLP
                                                      -----------------------
                                                          ARTHUR ANDERSEN LLP


San Antonio, Texas
October 7, 1996

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           (Presented in U.S. dollars)

                                                                       July 31,             July 31,            April 30,
                                                                         1995                1996                 1997
                                                                   ----------------   ------------------  -------------------
                                                                                                             (unaudited)
ASSETS
CURRENT ASSETS:
 Cash                                                                     $101,980             $655,955           $1,355,717
 Accounts receivable, net of allowance of $ 143,546, $ 154,382             430,704              599,924            1,033,282
     and $ 265,422, respectively
 Stock subscriptions receivable                                            350,000               75,000                3,525
 Notes receivable, current                                                  37,251              101,283              605,785
 Prepaid expenses                                                          144,899              230,673              269,390
 Other                                                                      23,241              126,061              128,463
                                                                   ----------------   ------------------  -------------------
     Total current assets                                                1,088,075            1,788,896            3,396,162
                                                                   ----------------   ------------------  -------------------

PROPERTY AND EQUIPMENT (At cost):                                        1,476,261            2,523,832            3,151,856
 Less - Accumulated depreciation and amortization                         (122,442)            (376,685)            (790,368)
                                                                   ----------------   ------------------  -------------------
     Net property and equipment                                          1,353,819            2,147,147            2,361,488
                                                                   ----------------   ------------------  -------------------
OTHER ASSETS, net
 Notes receivable, long-term                                                18,580                   -                   -
 Organization costs, net                                                   112,061              163,712              281,064
 Other                                                                     193,172              248,449              253,306
                                                                   ----------------   ------------------  -------------------
     Total assets                                                       $2,765,707           $4,348,204           $6,292,020
                                                                   ================   ==================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                                         $883,955           $1,303,459           $1,858,241
 Accrued liabilities                                                       452,799              794,875              860,163
 Notes payable                                                              32,704                   -               175,544
 Current portion of convertible long-term debt                             100,000              100,000              100,000
 Current portion of obligations under capital leases                            -               182,884              211,962
 Deferred revenue                                                           64,987                   -                   -
                                                                   ----------------   ------------------  -------------------
     Total current liabilities                                           1,534,445            2,381,218            3,205,910
                                                                   ----------------   ------------------  -------------------

LONG-TERM LIABILITIES:
 Obligations under capital leases, less current portion                         -               321,575              250,144
 Convertible long term debt, less current portion                               -                    -             1,088,595
 Customer deposits                                                              -                16,786               14,285
                                                                   ----------------   ------------------  -------------------
                                                                                -               338,361            1,353,024
                                                                   ----------------   ------------------  -------------------

COMMITMENTS AND CONTINGENCIES: (Note 8 and 17)

STOCKHOLDERS' EQUITY:
 Common shares, no par value, unlimited shares authorized,
 18,272,447 issued and 18,197,447 outstanding at July 31, 1995,
 23,849,657 issued and 23,774,657 outstanding at July 31, 1996,
 28,794,517 issued and 28,719,517 outstanding at April 30, 1997          3,633,781            6,231,953            9,330,444
 Accumulated deficit                                                    (2,402,519)          (4,607,246)          (7,609,567)
 Cumulative translation adjustment                                              -                 3,918               12,209
                                                                   ----------------   ------------------  -------------------
     Total stockholders' equity                                          1,231,262            1,628,625            1,733,086
                                                                   ----------------   ------------------  -------------------

     Total liabilities and stockholders' equity                         $2,765,707           $4,348,204           $6,292,020
                                                                   ================   ==================  ===================

      The accompanying notes are an integral part of these consolidated financial statements.

                     AMERICAN TELESOURCE INTERNATIONAL INC.
                                AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF LOSS
                           (Presented in U.S. dollars)



                                                      For the period from                  For the years ended July 31,
                                                 December 17, 1993 (Inception)      -------------------------------------------
                                                     through July 31, 1994                  1995                  1996
                                              ---------------------------------------------------------------------------------
OPERATING REVENUES:
  Long distance services                                                 $110,483        $4,469,529            $10,806,586
  Network management services                                             131,186           318,312              2,668,098
                                              ---------------------------------------------------------------------------------

     Total operating revenues                                             241,669         4,787,841             13,474,684
                                              ---------------------------------------------------------------------------------

OPERATING EXPENSES:
  Cost of services                                                        201,258         4,061,091             10,832,664
  Selling, general and administrative                                     373,226         2,536,441              4,430,038
  Depreciation and amortization                                            10,713           140,798                280,583
                                              ---------------------------------------------------------------------------------

     Total operating expenses                                             585,197         6,738,330             15,543,285
                                              ---------------------------------------------------------------------------------

Operating loss                                                           (343,528)       (1,950,489)            (2,068,601)

OTHER INCOME(EXPENSE):
  Interest expense                                                           -              (64,778)              (150,231)
  Interest income                                                            -                9,858                  6,669
  Other income                                                               -                1,242                  7,436
  Other expense                                                              -                 -                      -
                                              ---------------------------------------------------------------------------------

     Total other income                                                      -              (53,678)              (136,126)
                                              ---------------------------------------------------------------------------------

NET LOSS                                                                ($343,528)      ($2,004,167)           ($2,204,727)
                                              =================================================================================

NET LOSS PER SHARE                                                         ($0.04)           ($0.14)                ($0.11)
                                              =================================================================================


                                               For the nine month periods
                                                     ended April 30,
                                               --------------------------
                                                 1996              1997
                                               --------          --------
                                                       (unaudited)
OPERATING REVENUES:
  Long distance services                       $7,503,807         $8,929,965
  Network management services                   2,292,022          1,488,207
                                           ---------------------------------

     Total operating revenues                   9,795,829         10,418,172
                                           ---------------------------------

OPERATING EXPENSES:
  Cost of services                              7,758,130          8,772,830
  Selling, general and administrative           3,300,065          4,003,990
  Depreciation and amortization                   206,156            433,562
                                           ---------------------------------

     Total operating expenses                  11,264,351         13,210,382
                                           ---------------------------------

Operating loss                                 (1,468,522)        (2,792,210)

OTHER INCOME(EXPENSE):
  Interest expense                               (103,377)          (209,976)
  Interest income                                   5,224              4,971
  Other income                                      6,045              5,208
  Other expense                                      -               (10,314)
                                           ---------------------------------

     Total other income                           (92,108)          (210,111)
                                           ---------------------------------

NET LOSS                                      ($1,560,630)       ($3,002,321)
                                           =================================

NET LOSS PER SHARE                                 ($0.08)            ($0.12)
                                           =================================


      The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL INC.
                               AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                          (Presented in U.S. dollars)



                                                                              Common Shares
                                                                     -----------------------------------     Accumulated
                                                                          Shares            Amount             Deficit
                                                                     ----------------  -----------------  ------------------
BALANCE, December 17, 1993 (Inception)                                            -    $             -    $              -
     Contribution of capital - founding stockholders                      10,490,307            922,835                  -
     Amalgamation                                                          1,173,368                 -              (54,824)
     Issuances of common stock, net                                          510,000            294,067                  -
     Stock grant to employee                                                  12,500                 -                   -
     Net loss                                                                     -                  -             (343,528)
                                                                     ----------------  -----------------  ------------------
BALANCE, July 31, 1994                                                    12,186,175          1,216,902            (398,352)
     Issuances of common stock for cash                                    5,461,048          2,321,698                  -
     Issuances of common stock for services                                  337,724             84,070                  -
     Stock grants to employees                                               212,500             11,111                  -
     Net loss                                                                     -                  -           (2,004,167)
                                                                     ----------------  -----------------  ------------------
BALANCE, July 31, 1995                                                    18,197,447          3,633,781          (2,402,519)
     Issuances of common stock for cash                                    4,515,500          2,252,830                  -
     Issuances of common stock for services                                1,061,710            312,009                  -
     Amortization of deferred compensation                                        -              33,333                  -
     Cumulative effect of translation adjustment                                  -                  -                   -
     Net loss                                                                     -                  -           (2,204,727)
                                                                     ----------------  -----------------  ------------------
BALANCE, July 31, 1996                                                    23,774,657          6,231,953          (4,607,246)
     Issuances of common stock for cash (unaudited)                        4,278,943          2,104,923                  -
     Issuances of common stock for services (unaudited)                      665,917             91,068                  -
     Amortization of deferred compensation (unaudited)                            -              25,000                  -
     Convertible long term debt - common stock warrants (unaudited)               -             877,500                  -
     Cumulative effect of translation adjustment (unaudited)                      -                  -                   -
     Net loss  (unaudited)                                                        -                  -           (3,002,321)
                                                                     ----------------  -----------------  ------------------
BALANCE, April 30, 1997 (unaudited)                                       28,719,517   $      9,330,444 $        (7,609,567)
                                                                     ================  =================  ==================

                                                                          Cumulative            Total
                                                                         Translation        Stockholders'
                                                                          Adjustment            Equity
                                                                       -----------------  -------------------
BALANCE, December 17, 1993 (Inception)                                 $            -   $                 -
     Contribution of capital - founding stockholders                                -                922,835
     Amalgamation                                                                   -                (54,824)
     Issuances of common stock, net                                                 -                294,067
     Stock grant to employee                                                        -                     -
     Net loss                                                                       -               (343,528)
                                                                       -----------------  -------------------
BALANCE, July 31, 1994                                                              -                818,550
     Issuances of common stock for cash                                             -              2,321,698
     Issuances of common stock for services                                         -                 84,070
     Stock grants to employees                                                      -                 11,111
     Net loss                                                                       -             (2,004,167)
                                                                       -----------------  -------------------
BALANCE, July 31, 1995                                                              -              1,231,262
     Issuances of common stock for cash                                             -              2,252,830
     Issuances of common stock for services                                         -                312,009
     Amortization of deferred compensation                                          -                 33,333
     Cumulative effect of translation adjustment                                 3,918                 3,918
     Net loss                                                                       -             (2,204,727)
                                                                       -----------------  -------------------
BALANCE, July 31, 1996                                                           3,918             1,628,625
     Issuances of common stock for cash (unaudited)                                 -              2,104,923
     Issuances of common stock for services (unaudited)                             -                 91,068
     Amortization of deferred compensation (unaudited)                              -                 25,000
     Convertible long term debt - common stock warrants (unaudited)                 -                877,500
     Cumulative effect of translation adjustment (unaudited)                     8,291                 8,291
     Net loss  (unaudited)                                                          -             (3,002,321)
                                                                       -----------------  -------------------
BALANCE, April 30, 1997 (unaudited)                                    $        12,209    $        1,733,086
                                                                       =================  ===================


       The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL INC.
                               AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (Presented in U.S. dollars)


                                                                    For the period from         For the years ended July 31,
                                                               December 17, 1993 (Inception)   -------------------------------
                                                                   through July 31, 1994             1995           1996
                                                               ------------------------------  ---------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              ($343,528)                 ($2,004,167)   ($2,204,727)
  Adjustments to reconcile net loss to net cash used in
   operating activities-
     Depreciation and amortization                                          9,729                      140,798        280,583
     Amortization of debt discount                                             -                            -              -
     Deferred compensation                                                     -                        11,111         33,333
     Provision for losses on accounts receivable                           13,490                      339,829        554,332
     Changes in operating assets and liabilities-
       Increase in accounts receivable                                   (126,455)                    (657,568)      (723,552)
       Increase in other assets-current and long-term                    (211,498)                    (281,970)        (9,853)
       Increase (decrease) in accounts payable                             97,056                      786,899        419,505
       Increase (decrease) in accrued liabilities                         110,898                      341,901        342,076
       Increase (decrease) in deferred revenue                             22,335                       42,652        (64,987)
       Other                                                                1,080                           -          20,703
                                                               ------------------------------  ---------------- --------------
Net cash used in operating activities                                    (426,893)                  (1,280,515)    (1,352,587)
                                                               ------------------------------  ---------------- --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                     (617,645)                    (858,616)      (475,303)
  Issuance of notes receivable                                                 -                       (90,108)       (88,107)
  Payments received on notes receivable                                        -                        34,277         42,655
  Payment to prior shareholders of Willingdon                             (54,824)                          -              -
                                                               ------------------------------  ---------------- --------------
Net cash used in investing activities                                    (672,469)                    (914,447)      (520,755)
                                                               ------------------------------  ---------------- --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt and detachable
     warrants                                                                  -                       175,000             -
   Payments on debt                                                            -                       (42,296)       (32,704)
   Capital lease payments                                                      -                            -         (67,809)
   Proceeds from issuance of common stock,
     net of issuance costs                                              1,216,902                    2,046,698      2,527,830
                                                               ---------------------------   -----------------  --------------
Net cash provided by financing activities                               1,216,902                    2,179,402      2,427,317
                                                               ---------------------------   -----------------  --------------

NET INCREASE (DECREASE) IN CASH                                           117,540                      (15,560)       553,975

CASH, beginning of period                                                      -                       117,540        101,980
                                                               ---------------------------   -----------------  --------------

CASH, end of period                                                      $117,540                     $101,980       $655,955
                                                               ===========================   =================  ==============

                                                                       For the nine month periods
                                                                             ended April 30,
                                                                ---------------------------------------
                                                                      1996                 1997
                                                                ------------------  -------------------
                                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            ($1,560,630)         ($3,002,321)
  Adjustments to reconcile net loss to net cash used in
   operating activities-
     Depreciation and amortization                                        206,156              433,564
     Amortization of debt discount                                             -                16,095
     Deferred compensation                                                 25,000               25,000
     Provision for losses on accounts receivable                          332,426              503,271
     Changes in operating assets and liabilities-
       Increase in accounts receivable                                   (569,995)            (936,629)
       Increase in other assets-current and long-term                     (54,418)            (108,209)
       Increase (decrease) in accounts payable                            479,595              642,326
       Increase (decrease) in accrued liabilities                         432,854               65,288
       Increase (decrease) in deferred revenue                            (64,987)                  -
       Other                                                               16,786                5,790
                                                                ------------------  -------------------
Net cash used in operating activities                                    (757,213)          (2,355,825)
                                                                ------------------  -------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                     (238,705)            (531,017)
  Issuance of notes receivable                                                 -              (517,678)
  Payments received on notes receivable                                    31,490               13,176
  Payment to prior shareholders of Willingdon                                  -                    -
                                                                ------------------  -------------------
Net cash used in investing activities                                    (207,215)          (1,035,519)
                                                                ------------------  -------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt and detachable
     warrants                                                                  -             2,125,544
   Payments on debt                                                       (32,704)                  -
   Capital lease payments                                                 (33,706)            (139,361)
   Proceeds from issuance of common stock,
     net of issuance costs                                              1,279,135            2,104,923
                                                                 ------------------  -------------------
Net cash provided by financing activities                               1,212,725            4,091,106
                                                                 ------------------  -------------------

NET INCREASE (DECREASE) IN CASH                                           248,297              699,762

CASH, beginning of period                                                 101,980              655,955
                                                                 ------------------  -------------------

CASH, end of period                                                      $350,277           $1,355,717
                                                                 ==================  ===================

       The accompanying notes are an integral part of these consolidated financial statements.

                    AMERICAN TELESOURCE INTERNATIONAL INC.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            JULY 31, 1994, 1995 AND 1996 AND APRIL 30, 1996 AND 1997
Data with respect to the nine-months ended April 30, 1996 and 1997 are unaudited

 The information utilized in the following Notes is presented in U.S. dollars.

     1.   BUSINESS ACTIVITY

     The company was originally incorporated under the laws of the province of Alberta, Canada on December 17, 1993 (date of inception or "Inception"), under the name Latcomm International Inc. (Latcomm). On December 20, 1993, Latcomm purchased all of the outstanding shares of Latin America Telecomm, Inc., a Texas corporation, for cash consideration of $25,000. On April 22, 1994 Latin America Telecomm, Inc. changed its name to American TeleSource International, Inc. (ATSI-Texas). Effective May 26, 1994 (Effective Date), Latcomm amalgamated under the Business Corporations Act of Ontario, Canada with Willingdon Resources, Ltd. (Willingdon), a corporation incorporated under the laws of the Province of Ontario, Canada. The resulting Ontario corporation was named American TeleSource International Inc. (ATSI-Canada). In accordance with the amalgamation agreement between Latcomm and Willingdon, on the Effective Date every four issued and outstanding shares of Willingdon were converted to one issued and outstanding share of ATSI-Canada and each issued and outstanding share of Latcomm was converted to one issued and outstanding share of ATSI-Canada. Of the 11,963,675 shares of ATSI-Canada issued in conjunction with the amalgamation, approximately 10% were issued to the former shareholders of Willingdon. The remaining 90% of the shares were issued to the former shareholders of Latcomm. The amalgamation was accounted for as a recapitalization of Latcomm. With the exception of a $54,824 liability to certain prior shareholders of Willingdon which was assumed by ATSI-Canada, only the results of Latcomm and not those of Willingdon are included in the accompanying consolidated financial statements for the period from Inception to the Effective Date. No assets and no other liabilities of Willingdon were assumed by ATSI-Canada. Collectively, ATSI-Texas and ATSI-Canada are referred to hereafter as "ATSI" or the "Company".

     ATSI conducts its primary operations through ATSI-Texas. ATSI-Texas provides long distance call services to the hospitality industry and private payphone owners in the U.S. and Mexico. ATSI-Texas also provides a full range of private network services via satellite to customers conducting business in Mexico, Central and South America, and the Caribbean Basin. These services include the purchasing, exporting, installation and maintenance of equipment as well as providing voice, data, fax and video telecommunication transmission services via its teleport facility in San Antonio, Texas.

     On June 20, 1995, ATSI-Texas formed a foreign subsidiary based in Mexico City, Mexico. The subsidiary, American TeleSource International de Mexico, S.A. de C.V. (ATSI-Mexico), performs customer service and maintenance operations within Mexico and serves as a sales office for both private network and long distance services of ATSI. On February 20, 1997, ATSI-Mexico became one of the first four companies to receive a comercializadora license from the Secretaria de Comunicaciones y Transportes ("SCT"), the regulatory authority in Mexico charged with the oversight of the telecommunications industry in Mexico. The comercializadora license allows the Company to own and operate public telephones within Mexico, and to resell local and long distance services within Mexico from those telephones. The Company has applied for and expects to receive additional licenses from the SCT allowing it to further expand the services it may provide within Mexico. However, there can be no assurances that such additional licenses will be obtained.

     In April 1996, the Company formed GlobalSCAPE, Inc. (GlobalSCAPE), a wholly-owned subsidiary of ATSI-Texas. GlobalSCAPE is a Delaware corporation based in San Antonio, Texas which was formed by the Company for purposes of implementing Internet related strategies. During the year ended July 31, 1996 and the nine-month period ended April 30, 1997, the operations of GlobalSCAPE were immaterial when compared to the accompanying consolidated financial statements of ATSI.


     2.   FUTURE OPERATIONS

     The consolidated financial statements of the Company have been prepared on the basis of accounting principles applicable to a going concern. For the periods from Inception to July 31, 1996 and to April 30, 1997, the Company has incurred cumulative net losses of $4,552,422 and $7,554,744, respectively. Further, the Company had a working capital deficit of $592,322 at July 31, 1996 and a working capital balance of $190,251 at April 30, 1997. Although the Company has capital resources available to it (See Note 19), these resources are limited and may not be available to support its ongoing developmental operations until such time as the Company is able to generate positive cash flow from operations. There is no assurance the Company will be able to achieve future revenue levels sufficient to support operations or recover its investment in property and equipment. The Company's future ability to generate revenues is also subject to uncertainty with regards to certain regulatory matters described in Note 18. These matters raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the ongoing support of its stockholders and customers, its ability to obtain capital resources to support operations, the ultimate outcome of certain regulatory matters as described in Note 18 and its ability to successfully market its services.

     The Company is likely to require additional financial resources in the near term and could require additional financial resources in the long-term to support its ongoing operations. The Company has retained various financial advisers to assist it in refining its strategic growth plan, defining its capital needs and obtaining the funds required to meet those needs. The plan includes securing funds through equity offerings and entering into lease or long term debt financing agreements to raise capital. There can be no assurances, however, that such equity offerings or other financing arrangements will actually be consummated or that such funds, if received, will be sufficient to support existing operations until revenue levels are achieved sufficient to generate positive cash flow from operations. If the Company is not successful in completing additional equity offerings or entering into other financial arrangements, or if the funds raised in such stock offerings or other financial arrangements are not adequate to support the Company until a successful level of operations is attained, the Company has limited additional sources of debt or equity capital and would likely be unable to continue operating as a going concern.

     Effective for the fiscal year beginning August 1, 1996, the Company has adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS121). SFAS121 requires an assessment of the recoverability of the Company's investment in long-lived assets to be held and used in operations whenever events or circumstances indicate that their carrying amounts may not be recoverable. Such assessment requires that the future cash flows associated with the long-lived assets be estimated over their remaining useful lives and an impairment loss be recognized when the future cash flows are less than the carrying value of such assets. As of July 31, 1996 and April 30, 1997, the Company has determined that the estimated future cash flows associated with its long-lived assets are greater than the carrying value of such assets and that no impairment loss needs to be recognized.


     3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation and Basis of Presentation
     -----------------------------------------------------

     The accompanying consolidated financial statements include the accounts of ATSI-Canada, ATSI-Texas, ATSI-Mexico and GlobalSCAPE. The consolidated financial statements have been prepared on the accrual basis of accounting under generally accepted accounting principles of the U.S. There are no significant differences related to the Company's financial position or results of operations for the periods ended July 31, 1994, 1995 and 1996, and April 30, 1996 and 1997 between U.S. generally accepted accounting principles and those of Canada. All significant intercompany balances and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified for comparative purposes.

     In the opinion of management, the unaudited financial statements for the nine month periods ended April 30, 1996 and 1997 are presented on a basis consistent with the audited financial statements and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The results of operations for interim periods are not necessarily indicative of results of operations for the full year.

     As mentioned in Note 1, ATSI-Mexico was formed on June 20, 1995. At that time, the Company anticipated applying for a concession from the Mexican government in order to implement its business plan. Mexican law mandates that any company applying for a concession from the Mexican government to build a fiber-optic infrastructure and provide telecommunications services via that infrastructure be majority-owned by a Mexican entity. As such, when ATSI-Mexico was formed, ATSI-Texas purchased 49% of the shares, and the remaining shares were purchased by an individual employed by ATSI-Mexico (hereinafter referred to as "Mexican Partner"). However, ATSI-Texas loaned its Mexican Partner the funds to purchase its 51% ownership, and the underlying shares were physically held by ATSI-Texas as collateral. In addition, the share certificates owned by its Mexican Partner stated that he may not transfer ownership of his shares without the permission of ATSI-Texas. ATSI-Texas retained the right to purchase the shares for their original purchase price.

     During fiscal 1996, as the Mexican government continued to refine its policies concerning public telecommunications, it became clear to the Company that it would not need to obtain a concession from the Mexican government in order to carry out its business plan. Rather, the Company applied for and received a comercializadora license from the SCT. Because the comercializadora license does not require majority ownership by a Mexican entity, In March 1997, ATSI-Texas acquired additional shares of ATSI-Mexico, thereby giving it approximately 97% ownership. Because the aforementioned restrictions still remain on the only other shareholder of ATSI-Mexico, 100% of the historical financial results of ATSI-Mexico have been included in the accompanying financial statements.

     The accompanying consolidated financial statements reflect the assets, liabilities and stockholders' equity of Latcomm, which were transferred to ATSI on the Effective Date in connection with the amalgamation described in Note 1, at such predecessor's historical cost basis. The $54,824 liability to certain former stockholders of Willingdon which was also transferred to ATSI in connection with the amalgamation has been charged to the accumulated deficit as of the Effective Date in the accompanying Consolidated Statement of Stockholders' Equity.

     Estimates in Financial Statements
     ---------------------------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Revenue Recognition Policies
     ----------------------------

     The Company recognizes revenue from its long distance services as such services are performed, net of unbillable calls. Revenue from network management service contracts is recognized when service commences for service commencement fees and monthly thereafter as services are provided. The Company recognizes revenue from equipment sales when the title for the equipment transfers to the customer and from equipment installation projects when they are completed.

     Foreign Currency Translation
     ----------------------------

     The foreign position and results of operations of the Company's Mexican subsidiary is measured using the local currency as the functional currency. Assets and liabilities of operations denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at year-end, while revenues and expenses are translated at average exchange rates prevailing during the year. The resulting translation gains and losses are charged directly to cumulative translation adjustment, a component of shareholders' equity, and are not included in net income until realized through sale or liquidation of the investment.

     Accounts Receivable
     -------------------

     During fiscal 1995, the Company began utilizing the services of credit card processing companies for the billing of commercial credit card calls. The Company receives cash from these calls, net of transaction and billing fees, generally within 20 days from the dates the calls are delivered. All other calls (calling card, collect, person-to-person and third-party billed) are billed under an agreement between the Company and a collection clearinghouse. This agreement allows ATSI to submit call detail records to the clearinghouse, which in turn forwards these records to the local telephone company to be billed. The clearinghouse collects the funds from the local telephone company and then remits the funds, net of charges, to ATSI. Because this collection process can take up to 75 days to complete, ATSI participates in an advance funding program offered by the clearinghouse whereby 100% of the call records are purchased for 75% of their value within five days of presentment. The remaining 25% value of the call records are remitted to ATSI, net of interest and billing charges and an estimate for uncollectible calls, as the clearinghouse collects the funds from the local telephone companies. Under the advanced funding agreement, the collection clearinghouse has a security interest in the unfunded portion of the receivables as well as future receivables generated by the Company's long distance business. The allowance for doubtful accounts reflects the Company's estimate of uncollectible calls at July 31, 1995 and 1996 and April 30, 1997. ATSI currently pays a funding charge of prime plus 4 % per annum on the 75% of the calls which are advanced to ATSI. Receivables sold with recourse during fiscal year 1995 and 1996 and the nine-month period ended April 30, 1997 were $3,620,056, $7,673,091 and $5,508,313, respectively. At July 31, 1995 and 1996 and April 30, 1997, $396,993,$499,986 and $605,237 of such receivables were uncollected, respectively.

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" in June 1996. This statement provides accounting and reporting standards for, among other things, the transfer and servicing of financial assets, such as factoring receivables with recourse. This statement is effective for transfers and servicing of financial assets occurring after December 31, 1996 and is to be applied prospectively. Earlier or retroactive application is not permitted. In December 1996, the FASB issued SFAS No. 127, " Deferral of the Effective Date of Certain Provisions of SFAS No. 125." SFAS No. 127 amends the effective date for certain provisions of SFAS No. 125 to December 31, 1997. The Company believes the adoption of this statement will not have a material impact on the financial condition or results of operations of the Company.

     Earnings (Loss) Per Share
     -------------------------

     Earnings (Loss) per share were calculated using the weighted average number of common shares outstanding for the period from Inception to July 31, 1994, the years ended July 31, 1995 and 1996, and the nine month periods ended April 30, 1996 and 1997, which equated to 9,146,091 shares, 13,922,018 shares, 19,928,372 shares, 19,131,000 shares and 24,979,284 shares, respectively. Common stock equivalents, which consist of the stock purchase warrants and options described in Note 11, were excluded from the computation of the weighted average number of common shares outstanding because their effect was antidilutive.

     In February 1997, the FASB issued SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting earning per share ("EPS") for entities with publicly held common stock or potential common stock. SFAS No. 128 simplifies the standards for computing EPS previously found in Accounting Principles Board Opinion No. 15, "Earnings per Share," and makes them comparable to international EPS standards. It replaces the presentation of primary EPS with a presentation of basic EPS, which excludes dilution. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. SFAS No. 128 is effective for fiscal years ending after December 15, 1997 and early adoption is not permitted. Management of the Company does not anticipate the adoption of SFAS No. 128 will have a material impact on the Company's financial position or results of operations.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, which range from five to fifteen years. Expenditures for maintenance and repairs are charged to expense as incurred. Direct installation costs and major improvements are capitalized.

     Other Assets
     ------------

     Other assets includes organization costs as of July 31, 1995 and 1996 and April 30, 1997, of $141,226, $219,217,and $356,450, respectively, net of accumulated amortization of $29,165, $55,505, and $75,386, respectively.

     Income Taxes
     ------------

     Deferred tax liabilities and assets are recorded based on enacted income tax rates that are expected to be in effect in the period in which the deferred tax liability or asset is expected to be settled or realized. A change in the tax laws or rates results in adjustments to the period in which the tax laws or rates are changed.

     The Company has incurred losses in all countries since Inception for both book and tax purposes as of April 30, 1997. Accordingly, no income taxes have been provided for in the accompanying consolidated financial statements for the period from Inception to July 31, 1994, the years ended July 31, 1995 and 1996 and the nine-month periods ended April 30, 1996 and 1997.

     Statements of Cash Flows
     ------------------------

     Cash payments and non-cash activities during the periods indicated were as follows:

                                                                                    For the nine month periods
                                      For the period      For the Years Ended                ended
                                      from Inception      -------------------
                                        through                July 31,                     April 30,
                                      July 31, 1994            --------                     ---------
                                    -----------------     1995         1996            1996          1997
                                                          ----         ----            ----          ----
       Cash payments for
        interest                    $        -          $12,791     $150,231         $103,377      $ 209,976

       Non-cash investing
        and financing
        activities:

       Common stock
        issued for services
        rendered                    $        -          $84,070     $312,009         $187,392      $ 69,912

       Capital lease
        obligations incurred        $        -          $    -      $572,268         $414,818      $ 97,007


     For purposes of determining cash flows, the Company considers all temporary cash investments with an original maturity of three months or less to be cash equivalents.


     4.   NOTES RECEIVABLE

     During April 1997, the Company entered into an agreement whereby it issued a note receivable in the amount of $517,678, interest at 10%, to a company. Principal and interest are to be paid at maturity in April 1998. Subsequent to the end of the nine months ended April 30, 1997, the Company entered into an agreement to purchase up to 100% of the outstanding shares of this company (See
Note 19).

     5.   NOTES PAYABLE

     Notes payable comprises the following:

                                                            July 31,
                                                       -----------------
                                                       1995         1996          April 30,1997
                                                       ----         ----          -------------

A note payable to a company, interest at 16%,
principal and interest payable monthly ranging
from $2,000 to $6,805. Maturity in January 1996.
Note is unsecured.                                    $ 32,704         -                 -

A note payable to a company, see terms below.            -             -             175,544
                                                      --------      ---------      ---------
                                                      $ 32,704         -           $ 175,544
                                                      ========      =========      =========


     During November 1996, the Company entered into an agreement with a company under which the Company is advanced an additional 13.75% of its receivables sold to Zero Plus Dialing, Inc. (ZPDI). These advances are typically outstanding for periods of less than 90 days, and are repaid, including accrued interest, by ZPDI on behalf of the Company as its receivables from long distance call services are collected. The Company is charged 4% per month for these fundings. The agreement expires in November 1997 and is collateralized by the Company's general assets, rights and interests. As of April 30, 1997, $175,544 was outstanding under this agreement.

     In April 1997, the Company through ATSI-Mexico secured a credit facility with IBM de Mexico to assist it in the purchase of intelligent pay telephones for installation in Mexico. The credit facility of approximately $1.725 million will allow the Company to begin installing U.S. standard intelligent pay telephones in various Mexican markets. One such market is Puerto Vallarta. In May 1997, the Company executed a municipality agreement with the city of Puerto Vallarta for the deployment of 500 public payphones throughout the city.


     6.   CONVERTIBLE DEBT

     A subsidiary of the Company has a note payable to a shareholder, which accrues interest monthly at an anuual rate of 12%. The entire principal amount is due at maturity on October 1, 1997. The note is secured by certain telecommunications equipment and is guaranteed by the Company. It is convertible upon maturity at the option of the shareholder on the basis of two common shares for each dollar of principal and interest then outstanding on such note. Principal outstanding at April 30, 1997 was $100,000.

     Beginning in November 1996, the Company started issuing convertible notes totaling $1,002,000, interest at 10%, principal and interest payable in the quarter ending April 30, 1998. The principal and accrued interest converted to shares of common stock of ATSI at the rate of $0.55 per share in February 1997. The holders of the notes committed to purchase additional convertible notes totaling $1.3 million. As of July 31, 1997, approximately $965,000 of the $1.3 million had been converted. The remaining amounts are committed to be converted within 30 days of an effective S-4 filing by the Company. In addition to the notes, the Company issued to the holders of the notes warrants to purchase 1,148,204 shares of common stock of the Company for $0.85 per share. Because, the fair value of the warrants was immaterial, no value was assigned to stockholders' equity. Such warrants expire one year from their date of issuance. An additional 1,060,400 warrants to purchase common stock at $0.85 per share, were given in conjunction with the purchase by the holders of approximately $965,000 more in convertible notes. If the remaining $335,000 of convertible debt is sold, the Company would issue additional warrants to purchase approximately 367,400 shares of common stock at $0.85 per share.

     In March 1997, the Company issued $1.95 million in convertible notes, interest at 10%, in anticipation of the authorization and creation of a class of preferred stock. The principal and interest, which accrues quarterly, is due and payable three years from the date of issuance. The convertible notes convert into fully redeemable preferred stock at the Company's option. Once converted, the preferred stock will carry similar terms to the notes. In addition, for each $50,000 unit of convertible debt, each holder was issued 108,549 warrants to purchase an equal number of shares of common stock at $0.27 per share. The fair value of the warrants was determined to be $0.37 per share and the Company assigned $877,500 to the value of the warrants in stockholders' equity. The warrants expire three years from their date of issuance, and are not exercisable for a period of one year after their initial issuance. Subsequent to April 30, 1997, an additional $250,000 of convertible notes were issued bringing the total issuance of convertible notes to $2.2 million. The Company's shareholders approved the creation of a class of preferred stock at the Company's annual shareholders meeting on May 21, 1997.

     7.   PROPERTY AND EQUIPMENT, NET

     Following is a summary of property and equipment at July 31, 1995 and 1996 and April 30, 1997:

                                                                  July 31,
                                                                  --------
                                                           1995              1996       April 30,1997
                                                           ----              ----       -------------

       Telecommunications equipment                    $1,255,337         $1,650,772     $2,168,600

       Furniture and fixtures                             111,473            145,336        164,483

       Equipment under capital leases                           -            572,268        650,065

       Leasehold improvements                              71,696             92,140         92,140

       Other                                               37,755             63,116         76,568
                                                       ----------         ----------     ----------
                                                        1,476,261          2,523,832      3,151,856

       Less: Accumulated depreciation and
       amortization                                       122,442            376,685        790,368
                                                       ----------         ----------     ----------

        Total - property and equipment, net            $1,353,819         $2,147,147     $2,361,488
                                                       ==========         ==========     ==========


     8.   LEASES

     The Company leases office space, furniture and minor equipment under noncancelable operating leases and certain month-to-month leases. During fiscal 1996, the Company also leased equipment under capital leasing arrangements. Rental expense under the operating leases for the period from Inception through July 31, 1994,the years ended July 31, 1995 and 1996 and the nine-month periods ended April 30, 1996 and 1997 was $3,530, $111,397, $136,107, $98,130 and
$136,519, respectively. Future minimum lease payments under the noncancelable operating leases at July 31, 1996, are as follows:


             Twelve months ending July 31,
             1997                                             $ 95,414
             1998                                               87,508
             1999                                               89,524
             2000                                               90,047
             Thereafter                                         79,266
                                                               -------
             Total minimum lease payments                     $441,759
                                                               =======


     Capital Leases
     --------------

     Future minimum lease payments under the capital leases together with the present value of the net minimum lease payments at July 31, 1996, are as follows:


             Year ending July 31,
             1997                                            $ 255,863
             1998                                              204,801
             1999                                              103,868
             2000                                               57,478
             2001                                               20,650
                                                             ---------
             Total Minimum lease payments                      642,660
             Less: Amount representing taxes                   (36,906)
                                                             ---------
             Net minimum lease payments                        605,754
             Less: Amount representing interest               (101,295)
                                                             ---------
             Present value of net minimum lease payments     $ 504,459
                                                             =========


     9.   SHARE CAPITAL

     During the period from Inception to July 31, 1994, a total of 12,473,675 shares of the Company's common stock was issued. Of this total, 10,790,307 shares were issued to shareholders of Latcomm in conjunction with the amalgamation, including 300,000 shares which were originally held in trust and were not considered to be outstanding until issued to specific individuals (See
Note 15). Another 1,173,368 shares were issued to the shareholders of Willingdon in conjunction with the amalgamation in May 1994. Subsequent to the amalgamation and prior to July 31, 1994, a total of 510,000 shares were issued upon the exercise of warrants and options in exchange for cash totaling $294,067.

     During the year ended July 31, 1995, the Company issued 5,798,772 shares of common stock. Of this total, 1,350,423 shares were issued for approximately $675,000 in cash through the exercise of 1,350,423 warrants, 4,110,625 shares were issued for approximately $1,646,000 net cash proceeds and 337,724 shares were issued for services rendered to the Company. Additionally, 212,500 shares previously issued and held in trust for employee benefits were distributed to various individuals. (See Note 15).

     During the year ended July 31, 1996, the Company issued 5,577,210 shares of common stock. Of this total, 4,515,500 shares were issued for approximately $2,250,000 of net cash proceeds and 1,061,710 shares were issued for services rendered to the Company or other nonmonetary consideration.

     During the nine months ended April 30, 1997, the Company issued 4,944,860 shares of common stock. Of this total, 282,050 shares were issued for approximately $140,000 in cash through the exercise of 282,050 warrants, 3,996,893 shares were issued for approximately $1,872,000 of net cash proceeds and 665,917 were issued for services rendered to the Company. Additionally, the Company had an increase in its total stockholders' equity of approximately $878,000 resulting from the issuance of warrants in conjunction with its convertible notes (See Note 11.)

     At July 31, 1995 and 1996 and April 30, 1997, stock subscription receivables of $350,000, $75,000, and $3,525, respectively, were outstanding related to sales of common stock. Such amounts were collected by the Company subsequent to the related periods ended. No dividends were paid on the Company's stock during the period from Inception to July 31, 1994, during the years ended July 31, 1995 and 1996 and during the nine month period ending April 30, 1997.


     10.  DEFERRED REVENUE

     The Company records deferred revenue related to the private network services it provides. Customers may be required to advance cash to the Company prior to service commencement to partially cover the cost of equipment and related installation costs. Any cash received prior to the actual commencement of services is recorded as deferred revenue until services are provided by the Company, at which time the Company recognizes service commencement revenue. At July 31, 1995, $64,987 of deferred revenue was outstanding. No deferred revenue was outstanding at July 31, 1996 or April 30, 1997.


     11.  STOCK PURCHASE WARRANTS AND STOCK OPTIONS

     Certain shareholders of the Company were issued warrants to purchase shares of common stock at exercise prices ranging from $0.50 to $2.00 per share. Following is a summary of warrant activity from July 31, 1995 through July 31, 1996:


       Warrants outstanding, July 31, 1995       5,814,085

       Warrants issued                           4,340,878

       Warrants expired                         (2,057,500)

       Warrants exercised                              -
                                                 ---------

       Warrants outstanding, July 31, 1996       8,097,463
                                                 =========


Warrants outstanding at July 31, 1996 expire as follows:

    Number of Warrants       Exercise Price            Expiration Date
    ------------------       --------------            ---------------
          180,000                 $1.25               November 29, 1996
          875,000                 $0.50                 March 30, 1997
         2,359,375                $1.00                 June 23, 1997
          100,000                 $2.00                October 25, 1997
          153,088                 $0.75                  June 1, 1998
          342,210                 $1.00               November 14, 1998
          970,290                 $1.00               December 15, 1998
         3,087,500                $0.70                 April 11, 1999
          30,000                  $0.50               December 31, 1999

 Warrants issued  subsequent to July 31, 1996:


    Number of Warrants       Exercise Price            Expiration Date
    ------------------       --------------            ---------------
          875,000                 $0.65               February 27, 1998
          615,815                 $0.85               November 21, 1998
          223,385                 $0.85                January 6, 1999
          308,824                 $0.85                February 7, 2000
         4,776,176                $0.27               February 17, 2000
          250,000                 $0.85               February 17, 2000
         1,050,000                $0.70               February 28, 2000
          192,254                 $0.75                 April 7, 2000


     In 1994, the Company issued options to certain individuals to purchase 210,000 shares of common stock. All the options were exercised in fiscal 1994 for a total of $138,127 and the exercise price for the options ranged from $0.50 to $0.72 per share. The exercise price on all the options issued equaled the fair market value of the Company's common stock on the date of grant.

     In February 1997, the Company's board of directors adopted the 1997 Stock Option Plan. Under the plan, options to purchase up to 5,000,000 shares of common stock may be granted to employees and directors of, and consultants and advisers to, the Company or any parent or subsidiary corporation or entity. The plan is intended to permit the Company to retain and attract qualified individuals who will contribute to its overall success. The exercise price of all of the options is equal to the market price of the shares of common stock as of the date of grant. The options expire on February 10, 2007. The stock option plan and the options granted thereunder were approved by a vote of the shareholders at the Company's Annual Meeting of Shareholders on May 21, 1997. As of April 30, 1997, a total of 4,233,000 options to purchase Common Shares have been granted to directors, officers and employees of the Company pursuant to the plan.

     In October 1995, FASB issued SFAS No. 123, " Accounting for Stock-Based Compensation." SFAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period of the award, which is usually the vesting period. However, SFAS No. 123 also allows entities to continue to measure compensation costs using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock

Issued to Employees." Entities electing to remain with the accounting prescribed by ABP Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of SFAS No. 123 has been applied. The accounting and disclosure requirements of SFAS No. 123 are effective for transactions entered into fiscal years that begin after December 15, 1995. The Company intends to measure compensation costs in accordance with APB No. 25 and to provide pro forma disclosures of net income and earnings per share as if the fair value based method of accounting under SFAS No. 123 had been applied. Therefore, management of the Company does not anticipate SFAS No. 123 will have a material impact on the Company's financial position or results of operations.


     12.  POST EMPLOYMENT BENEFITS

     In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 106 (SFAS No. 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions." In November 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 112 (SFAS No. 112), "Employers' Accounting for Postemployment Benefits." The Company does not provide Postretirement nor Postemployment benefits to its employees. Thus, SFAS Nos. 106 and 112 do not affect the Company's results of operations or financial position.


     13.  INTERNATIONAL OPERATIONS

     The Company focuses on providing international satellite-based private networks and international call services between the United States, Mexico, Central and South America, and the Caribbean Basin. With the exception of a portion of a $1.4 million contract which was completed in April 1996, all of the Company's contracts to date have been denominated in, and have called for payment in U.S. dollars, even though some of the contracts have been signed with foreign entities. The Company's contracts are U.S. dollar denominated in order to reduce risks of transacting business in foreign currencies, particularly with regard to Mexican pesos.

     The Company provides long distance services for many hotels, resorts and other properties in other countries, primarily Mexico. Although these services pertain to calls originating in Mexico, they are limited to telephone calls charged to billing addresses primarily within the United States, or calls billed to U.S. dollar denominated credit cards. Because the calls are billed and connected on behalf of the Company within the United States, the Company considers the associated revenues to be generated within the United States. However, a portion of the expenses associated with processing these calls is incurred within Mexico and, as such, is paid to Mexican entities. Because calls originating from Mexico and the United States are terminated over shared lines within the United States, the Company has no exact method of segregating all costs related solely to calls originating in Mexico as of April 30, 1997.

     International networks effectively establish a communications "pipe" through which voice, data, fax messages and video signals may be sent both to and from a customer's desired location in the United States, Mexico, Central and South America, and the Caribbean Basin. At the customer's discretion, the Company may contract with either the domestic (U.S.-based) or the foreign entity in order to provide such services. As of April 30, 1997, the Company had several contracts with foreign entities in Mexico. If a contract is signed with a foreign entity, the Company considers the network management associated revenues to be generated in the country where the foreign entity is domiciled. All entities under contract for network management services, whether foreign or domestic, are pre-billed on a monthly basis for services to be performed.

     The following table presents long distance services, network management services, operating loss and identifiable assets by geographic area. The identifiable assets of ATSI-Texas's parent company, ATSI-Canada, have been included in the caption headed United States as they are immaterial in amount. ATSI-Canada has no revenues as the Company's revenues are billed either by ATSI-Texas or ATSI-Mexico.

                                                                                               For the Nine-Month
                                              For the period    For the Years ended              Periods Ended
                                                   from              July 31,                      April 30,
                                               Inception to          --------                      ---------
                                              July 31, 1994     1995           1996           1996           1997
                                              -------------     ----           ----           ----           ----
Operating Revenues from
unaffiliated customers:

   Long distance services

       United States                             $110,483     $4,469,529    $10,806,586     $7,503,807     $8,929,965

      Mexico and other                               -              -              -              -              -
                                                 --------     ----------    -----------     ----------     ----------

 Total long distance services                    $110,483     $4,469,529    $10,806,586     $7,503,807     $8,929,965
                                                 ========     ==========    ===========     ==========     ==========
    Network mgmt. services

        United States                            $131,186     $  318,312    $ 1,762,971     $1,391,300     $1,398,236

       Mexico and other                              -              -           905,127        900,722         89,971
                                                 --------     ----------    -----------     ----------     ----------

Total network mgmt. services                     $131,186     $  318,312    $ 2,668,098     $2,292,022     $1,488,207
                                                 ========     ==========    ===========     ==========     ==========
      Operating loss

      United States                             ($343,528)   ($1,950,489)   ($2,079,456)   ($1,614,951)   ($2,529,719)

     Mexico and other                                -              -            10,855        146,429      ($262,491)
                                                 --------     ----------    -----------     ----------     ----------

  Total Operating loss                          ($343,528)   ($1,950,489)   ($2,068,601)   ($1,468,522)   ($2,792,210)
                                                 ========     ==========    ===========     ==========     ==========
  Identifiable Assets

     United States                               $953,587     $2,653,646    $ 3,790,354     $3,087,644     $5,084,957

    Mexico and Other                                 -              -           394,138        339,027        925,999
                                                 --------     ----------    -----------     ----------     ----------

Total Identifiable Assets                        $953,587     $2,653,646    $ 4,184,492     $3,426,671     $6,010,956
                                                 ========     ==========    ===========     ==========     ==========

     14.  INCOME TAXES

     As of July 31,1996, the Company had net operating loss carryforwards of approximately $4,455,000 for U.S. federal income tax purposes which are available to reduce future taxable income of which $320,000 will expire in 2009, $1,930,000 will expire in 2010 and $2,205,000 will expire in 2011. The availability of the net operating loss carryforwards to reduce U.S. federal taxable income is subject to various limitations in the event of an ownership change as defined in Section 382 of the Internal Revenue Code of 1986 (the "Code"). The Company is analyzing its stock records and may have experienced a change in ownership in excess of 50 percent, as defined in the Code, during the period ended April 30, 1997. The Company does not believe this change in ownership significantly impacts its ability to utilize its loss carryforwards because the annual limitation under the Code would allow full utilization within the statutory carryforward period.

     The tax effects of significant temporary differences representing deferred income tax assets and liabilities are as follows as of July 31, 1995 and 1996:


                                     July 31, 1995   July 31,1996
                                     -------------   ------------

Net operating loss carryforward          $765,000     $1,515,000

Other tax differences, net                  8,300       (162,000)

Valuation allowance                      (773,300)    (1,353,000)
                                         --------     ----------

Total deferred income tax assets         $   -        $     -
                                         ========     ==========

     The valuation allowance as of July 31, 1995 and 1996 represents tax benefits of certain net operating loss carryforwards which were not realizable at that date.

     The Company's income tax benefit at the statutory federal income tax rate for the period from Inception to July 31, 1994 and the years ended July 31, 1995 and 1996 differs from the actual income tax benefit of $0 for those periods, as the Company has provided a valuation reserve equal to the income tax benefit amount computed at the statutory federal tax rate.


     15.  SHARES HELD IN TRUST

     As mentioned in Note 9, 300,000 of the 10,790,307 shares issued to the former shareholders of Latcomm in conjunction with the amalgamation were issued to a trust. These shares were to be held for future award to employees in return for services to be rendered to the Company. Because the shares held in trust held no voting rights, the shares were considered to be issued, but not outstanding, until awarded and earned by specific employees. As of July 31, 1996 and April 30, 1997, a total of 225,000 of these shares had been awarded to employees for services to be provided to the Company. At July 31, 1995 and 1996 and April 30, 1997, the Company had deferred compensation expense of $72,222, $55,556 and $30,563, respectively.


     16.  REGISTRATION STATEMENT

     The Company filed a Form 10 Registration Statement ("Form 10") with the United States Securities and Exchange Commission ("SEC") on August 21, 1997, for the purpose of registering its shares of common stock under the Securities Exchange Act of 1934, as amended.

     The Company filed a Form S-4 Registration Statement ("S-4"), No. 333-5557, with the SEC on June 7, 1996, Amendment No. 1 to the S-4 on November 20, 1996 and Amendment No. 2 to the S-4 on or about September 11, 1997. The S-4 filings are occurring in conjunction with the Company's plan to effect a "Plan of Arrangement." The Plan of Arrangement calls for the Company to form a Delaware corporation ("ATSI-Delaware") which will effect a share exchange with ATSI-Canada. This share exchange will result in the current shareholders of ATSI-Canada exchanging their shares on a one-for-one basis for shares of ATSI-Delaware, and ATSI-Delaware will become the publicly-traded parent entity of the Company. The Plan of Arrangement must be approved by the Canadian court system and the Company's shareholders before it can be effected. The S-4 registers the shares of ATSI-Delaware to be issued in the Plan of Arrangement. The Company believes that such transaction will improve the Company's ability and flexibility to meet its future equity and debt financing needs and will enhance the Company's profile in the U.S. and international capital markets.


     17.  COMMITMENTS AND CONTINGENCIES

     In January 1995, the Company was named as a defendant in a lawsuit in the 45th Judicial District Court in Bexar County, Texas (Teleplus, Inc. And Capital Network Systems, Inc. v. American TeleSource International, Inc., et al., case no. 95-CI-01168). The complaint, filed by a competitor of the Company, alleged, among other things, that the Company conspired with former agents of the plaintiffs to persuade customers of the plaintiffs' to breach their contracts so that the Company could provide operator services to such customers. The Company subsequently filed a counterclaim against the plaintiffs claiming that they engaged in anticompetitive conduct.

     In April 1996, all parties agreed to dismiss all claims, counterclaims and cross-claims that had been brought or could have been brought related to the litigation. The agreement, among other things, established current customer lists for the parties within Mexico as of April 1996, and set forth how both the plaintiffs and defendants may market their services against each other in the future. The agreement does not prevent the Company from growing its customer base within Mexico.

     Effective January and February 1997, five officers of the Company entered into employment agreements with ATSI-Texas, each for a period of three years (with automatic one-year extensions) unless earlier terminated in accordance with the terms of the respective agreements. The annual base salary under such agreements for each of these five officers may not be less than $100,000, $95,000, $92,000, $92,000 and $92,000, respectively, per annum, and is subject to increase within the discretion of the Board. In addition, each of these officers is eligible to receive a bonus in such amount as may be determined by the Board of Directors from time to time. Bonuses may not exceed 50% of the executive's base salary in any fiscal year.


     18.  REGULATORY MATTERS

     Operator Services in Mexico
     ---------------------------

     Since its Inception, the Company's near-term strategy has been to position itself to take advantage of the deregulation of the Mexican telecommunications industry. The Company believes that significant opportunities to provide call services within Mexico and between Mexico and the U.S. have arisen and will continue to arise from the law written into effect in June 1995 by the SCT, which provides for the methods by which companies can apply for concessions and licenses to establish and operate telecommunications services businesses within Mexico. This law was, effectively, the first step in the deregulation of the telephone industry within Mexico. It also formalized the methods by which companies may compete against Telefonos de Mexico ("Telmex"), the privately owned telecommunications monopoly in Mexico. On August 10, 1996, Telmex lost its monopoly status and long distance exclusivity, thereby allowing other concessioned carriers to begin offering domestic and international long distance services within Mexico; however, new carriers must still interconnect to Telmex's local network and pay a fee per minute of usage. In January 1997, Telmex began implementation of a plan imposed by the SCT which mandates that Telmex offer local interconnection to other carriers in all Mexican cities by July 1997. Alternatively, concessioned carriers with wireless local access, such as via cellular or microwave, are currently allowed by Mexican law to bypass Telmex's local network and connect directly into their own long distance networks.

     ATSI-Mexico has applied for and obtained several licenses from the SCT which the Company believes will enable it to expand significantly its call services that it currently provides in Mexico. Such licenses, among other things, will enable the Company to purchase network capacity from Telmex or other concessioned carriers at stable, wholesale prices. On November 20, 1996, the Company signed an interconnection agreement with Investcom, S.A. de C,V., one of the twelve companies that has been granted a concession by the SCT to begin offering domestic and international long distance services within Mexico. The Company began to processing calls through Investcom's network within Mexico at wholesale rates during May 1997, thereby lowering the Company's cost of transporting telephone calls from their point of origin in Mexico to the Company's switching facilities in San Antonio, Texas. On December 16, 1996, the SCT published, and therefore adopted, the rules and regulations under which companies may own and operate public phones within Mexico. The adoption of these rules and regulations, in the opinion of the Company's management, served as a precursor to the issuance of the comercializadora license that the Company received February 20, 1997. As of April 30, 1997, the Company is one of four companies that has received its comercializadora license to own and operate public phones. There can be no assurance that one other pending license or any other such licenses sought in the future will be obtained, and if obtained, that such licenses will enable the Company to expand operations or increase revenue in Mexico.

     Operator Services in the U.S.
     -----------------------------

     The Company began providing operator services in the U.S. in August 1994. The Federal Communications Commission (FCC) requires the filing of informational tariffs concerning such services and requires both written and verbal identification of the operator service provider ("OSP") on each call processed. The Company believes it is in full compliance with all applicable regulations set forth by the FCC. Many state regulatory bodies have imposed similar or identical regulations upon operator services for intrastate telecommunication. The Company is currently in the process of making the appropriate filings for these informational tariffs in order to maintain compliance with these jurisdictional requirements.

     Since April 1992 the FCC has been considering the implementation of a "Billed Party Preference ("BPP") system whereby a caller could automatically route operator assisted calls to a pre-selected carrier. If adopted BPP could fundamentally change the operator services industry. The FCC proposed adopting BPP in 1992 and then again in 1994, but quickly received comments from industry representatives, suggesting that the implementation and maintenance of BPP would be extremely difficult to implement and would not be cost-effective.

     The FCC again requested comment from the industry in March 1995 on two proposals that it had received related to BPP. The first proposal was from the National Association of Attorneys General, which suggested that OSPs modify the branding that is required at the beginning of a call to include more specific information for obtaining access to alternative carriers. The second proposal was from a group of industry members including a majority of the Regional Bell Operating Companies and the American Public Communications Counsel (APCC). The Company is a member of the APCC. This proposal suggested that reasonable rate limits be established for interstate operator assisted services and that any OSPs wanting to charge rates in excess of these limits must first be required to justify its rates to the FCC based upon its underlying costs.

     In July 1996, the FCC issued a second "Further Notice of Proposed Rulemaking" in which it effectively endorsed the proposal from the National Association of Attorneys General. The FCC proposed a rule which would require OSPs to announce rates for certain calls prior to connecting the call, and allowing the billed party to disconnect this call without incurring any charges. Comments, which were due to the FCC in August 1996, were again heavily weighted against adoption of the proposal.

     If BPP or a similar system is adopted by the FCC the Company's domestic operator service traffic could be materially adversely affected. Approximately 25% of the Company's revenues were generated from such calls during the year ended July 31, 1996, although this percentage is expected to decrease in the future as the volume of international calls continues to increase. The Company cannot predict when and if any final ruling will be issued by the FCC related to BPP, but the Company does not expect any ruling on BPP to be implemented in the near term.

     Changes in certain regulations may potentially preclude or impair the Company's ability to provide operator services within certain jurisdictions. Although, the Company does not foresee any such changes, it cannot predict whether such changes may occur. Therefore, the Company cannot estimate the impact of such changes upon its operator services in the event of any such change.


     19.  SUBSEQUENT EVENTS

     In May 1997, the Company entered into an agreement to purchase up to 100% of the outstanding shares of a privately owned caseta operator (public calling station) operating in Mexico, Sistema de Telefonia Computarizada, S.A. de C.V. ("Computel".) Computel, based in Guadalajara, Mexico owns and operates 134 casetas in 72 cities throughout Mexico. Under the terms of the agreement, the Company acquired 55% of the shares of Computel effective May 1, 1997, and the remaining shares in late August 1997. The purchase price for the Computel acquisition was $2.8 million, $1.1 million of which was paid in cash and the balance in Common Stock.

     During the month of June 1997, the Company received approximately $2.4 million related to the exercise of 2.4 million warrants by its shareholders. Each warrant entitled its holder to purchase one share of the Company's common stock at an exercise price of $1.00 per share. The warrants, had they not been exercised, were to have expired on June 23, 1997.

     In June 1997, the Company signed a letter of intent to purchase certain customer contracts from one of its independent marketing representatives. The acquisition of such customer contracts is estimated to cost approximately $1.25 million, and is expected to be paid for partially in cash and partially in common stock.

     On July 31, 1997, the Company sold 922,558 shares of common stock in a private transaction for approximately $1,100,000 net cash proceeds. Additionally, as part of the transaction, the Company issued 200,000 warrants to purchase shares of Common Stock at $1.45 per share. The warrants expire on July 31, 1999.

     In August 1997, the Company committed to purchase approximately $1,000,000 in telecommunications equipment. Per the terms of its commitment with the vendor, the Company is obligated to pay for the total amount due over the next 90 days commencing with the order of the equipment. It is the Company's intent to secure long-term financing for this equipment by means of a leasing facility.

                                   EXHIBIT A

           ARRANGEMENT AGREEMENT BETWEEN ATSI-CANADA AND ATSI-DELAWARE




                                 EXHIBIT - A-1

                                   EXHIBIT A


                             ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is dated as of the . day of ., 1997.

BETWEEN:

          AMERICAN TELESOURCE INTERNATIONAL
          INC., a corporation amalgamated pursuant to the provisions of the Business Corporations Act (Ontario)

          (hereinafter referred to as "ATSI-Canada")

          -- and --

          AMERICAN TELESOURCE INTERNATIONAL, INC., a corporation incorporated pursuant to the provisions of the Delaware General Corporation Laws

          (hereinafter referred to as "ATSI-Delaware")

WHEREAS ATSI-Canada wishes to propose an arrangement with ATSI-Delaware and with the shareholders of ATSI-Canada in order to reorganize its affairs and therefore wishes to carry out certain transactions on the basis hereinafter set forth;

AND WHEREAS ATSI-Canada proposes to convene a meeting of its shareholders to, among other things, approve the transactions contemplated herein by way of an arrangement (the "Arrangement") under the provisions of the Business Corporations Act (Ontario);

AND WHEREAS, upon the Arrangement becoming effective, the ATSI-Canada Common Shares will be exchanged for ATSI-Delaware Common Shares in accordance with the provisions of this agreement and the Plan of Arrangement (as defined herein);

AND WHEREAS the parties hereto have entered into this agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such arrangement;

NOW THEREFORE, in consideration of the promises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

                                  ARTICLE ONE

                         DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

"ATSI-Canada" means American TeleSource International Inc., a corporation amalgamated under the OBCA;

"ATSI-Canada Common Shares" means the common shares in the capital of ATSI-Canada, as the same are constituted on the date hereof;

"ATSI-Canada Financial Statements" means the audited consolidated financial statements of ATSI-Canada for the period from December 17, 1993 through July 31, 1994, and for the years ended July 31, 1995 and 1996, and the unaudited consolidated financial statements of ATSI-Canada for the nine month periods ended April 30, 1996 and 1997;

"ATSI-Canada Meeting" means the special meeting of shareholders of ATSI-Canada to be held to consider, among other things, the Arrangement, and any adjournment thereof;

"ATSI-Delaware" means American TeleSource International, Inc., a corporation incorporated under the DGCL;

"ATSI-Delaware Common Shares" means the shares of common stock in the capital of ATSI-Delaware, as the same are constituted on the date hereof;

"ATSI-Texas" means American TeleSource International, Inc., a corporation incorporated under the laws of the state of Texas and a wholly-owned subsidiary of ATSI-Canada.

"Agreement" means this arrangement agreement as the same may be supplemented or amended from time to time;

"Arrangement" means the arrangement pursuant to section 182 of the OBCA, on the terms and conditions set forth herein and in the Plan of Arrangement;

"Business Day" means a day which is not a Saturday, Sunday or statutory holiday in Canada;

"CDN" means the Canadian Dealing Network;

"Charter Documents" means articles and by-laws;

"Court" means the Ontario Court of Justice (General Division);

"DGCL" means the Delaware General Corporation Laws;

"Director" means the Director under the OBCA;

"Dissenting Shareholders" means holders of ATSI-Canada Common Shares who exercise in accordance with applicable statutory provisions the right of dissent available to such holders in respect of the Arrangement, and do not withdraw such dissent;

"Effective Date" means the date set forth in the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement;

"Final Order" means the final order of the Court approving the Arrangement;

"Interim Order" means the interim order of the Court concerning the Arrangement pursuant to the application therefor contemplated by section 2.01 hereof;

"OBCA" means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended;

"OSC" means the Ontario Securities Commission;

"Person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, trustee, executor, administrator or other legal representative of the Crown or any agency or instrumentality thereof,

"Plan of Arrangement" means the plan of arrangement attached to this Agreement as Exhibit 1, as amended from time to time;

"Proxy Circular" means the Circular and Proxy Statement/Prospectus of ATSI-Canada and ATSI-Delaware forming part of the Registration Statement, which Proxy Circular is to be sent to the shareholders of ATSI-Canada in connection with the ATSI-Canada Meeting;

"Registration Statement" means Amendment No. 2 to Form S-4 Registration
Statement of ATSI-Delaware as filed with the SEC on September     , 1997, as the
same may be further amended from time to time;

"SEC" means the United States Securities and Exchange Commission;

"Subsidiary" means a subsidiary as defined in the OBCA.

Section 1.02 Currency: All amounts of money which are referred to in this Agreement are expressed in lawful money of the United States of America unless otherwise specified.

Section 1.03 Interpretation Not Affected by Heading: The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof'", "herein", "hereunder" and similar expressions refer to this Agreement and the exhibit hereto as a whole and not to any particular article, section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

Section 1.04 Number and Gender: Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and neuter.

Section 1.05 Date for Any Action: In the evens that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

Section 1.06 Meaning Words and phrases used herein and defined in the OBCA shall have the same meaning herein as in the OBCA unless the context otherwise requires.


                                  ARTICLE TWO

                                  ARRANGEMENT

Section 2.01 Arrangement: As soon as reasonably practicable, ATSI-Canada shall apply to the Court pursuant to section 182 of the OBCA for an order approving the Arrangement and in connection with such application shall:

     A. forthwith file, proceed with and diligently prosecute an application for an Interim Order under section 182 of the OBCA providing for, among other things, the calling and holding of the ATSI-Canada Meeting; and

     B. subject to obtaining such approval of the shareholders of ATSI-Canada as contemplated in the Interim Order as may be directed by the Court in the Interim Order, take the steps necessary to submit the Arrangement to the Court and apply for the Final Order, and, subject to the fulfillment of the conditions set forth in Article Five, ATSI-Canada shall deliver to the Director articles of arrangement and such other documents as may be required to give effect to the Arrangement.

Section 2.02 Effective Date: The Arrangement shall become effective on the Effective Date, which shall not be later than April 30, 1998 unless otherwise agreed to in writing by ATSI-Canada and ATSI-Delaware.

                                 ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of ATSI-Delaware: ATSI-Delaware hereby represents and warrants to and in favour of ATSI-Canada and acknowledges that ATSI-Canada is relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that:

     A. ATSI-Delaware has been duly incorporated and is a valid and subsisting corporation under the provisions of the DGCL;

     B. ATSI-Delaware does not carry on any business and has no material assets or liabilities;

     C.   ATSI-Delaware has no Subsidiaries;

     D. the authorized capital of ATSI-Delaware consists of 100,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which as of the date hereof, 1,000 shares of Common Stock were issued and outstanding;

     E. the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of ATSI-Delaware and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of ATSI-Delaware enforceable in accordance with its terms;

     F. ATSI-Delaware does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating ATSI-Delaware to issue any additional shares or other securities;

     G. there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of ATSI-Delaware, pending, or, to the knowledge of ATSI-Delaware, threatened against or affecting ATSI-Delaware at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or to the knowledge of ATSI-Delaware, threatened, against ATSI-Delaware, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, which could prevent or materially hinder the consummation of the

          Arrangement and the timely completion of ATSI-Delaware's obligations pursuant to the Arrangement or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of ATSI-Delaware;

     H. ATSI-Delaware has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and ATSI-Delaware has not disposed of any of its properties or assets or incurred any material indebtedness;

     I. ATSI-Delaware has not entered into any contract or agreement which is material to it other than this Agreement;

     J. none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

          1. violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to ATSI-Delaware,

          2. conflict with any of the terms, conditions or provisions of the Charter Documents of ATSI-Delaware,

          3. conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which ATSI-Delaware is a party or by which it is bound or to which its property is subject, all as of the Effective Date, or

          4. result in the cancellation, suspension or material alteration in the terms of any material license, permit or authority held by ATSI-Delaware or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of ATSI-Delaware under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award; and

     K. the Proxy Circular constitutes full, true and plain disclosure of all material facts relating to the current and proposed business, operations and capital of ATSI-Delaware and the other matters therein and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made.

Section 3.02 Representations and Warranties of ATSI-Canada: ATSI-Canada hereby represents and warrants to and in favour of ATSI-Delaware and acknowledges that ATSI-Delaware is relying upon such representations and warranties in connection with the matters contemplated by this Agreement, that:

     A. ATSI-Canada has been duly amalgamated and is a valid and subsisting corporation under the provisions of the OBCA and ATSI-Canada has all requisite corporate power and authority to carry on its business as now being carried on by it and owns or leases and operates its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

     B. The capital stock of all Subsidiaries of ATSI-Canada which are material to its business or operations are beneficially owned by ATSI-Canada;

     C. the authorized capital of ATSI-Canada consists of an unlimited number of common shares and an unlimited number of preferred shares, of which as of the date hereof, . common shares were issued and outstanding;

     D. the execution, delivery and performance of this Agreement and the agreements, documents and transactions contemplated herein are within the corporate power and authority of ATSI-Canada and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of ATSI-Canada enforceable in accordance with its terms;

     E. ATSI-Canada does not have any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating ATSI-Canada to issue any additional shares or other securities, except as set forth in the Proxy Circular;

     F. the ATSI-Canada Financial Statements as set out in the Proxy Circular present fairly the consolidated financial condition and results of operations of ATSI-Canada as at the respective dates and for the respective periods indicated in such consolidated financial statements and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the notes to such consolidated financial statements;

     G. since April 30, 1997, there has been no material adverse change in the business, operations, properties, assets or condition, financial or otherwise, of ATSI-Canada on a consolidated basis from that shown in the unaudited financial statements of ATSI-Canada as at and for the nine months ended April 30, 1997;

     H. ATSI-Canada is the beneficial owner of the properties and assets described as being owned by it in the ATSI-Canada Financial Statements free and clear of material encumbrances, except as disclosed in the ATSI-Canada Financial Statements;

     I. ATSI-Canada does not have any liability or obligation including, without limitation, tax liabilities, whether accrued, absolute, contingent or otherwise, not reflected in the ATSI-Canada Financial Statements, except liabilities and obligations incurred in the ordinary course of business since April 30, 1997, which liabilities and obligations are not materially adverse in the aggregate;

     J. except as described in the ATSI-Canada Financial Statements or the Proxy Circular, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of ATSI-Canada, pending, or, to the knowledge of ATSI-Canada, threatened against or affecting ATSI-Canada at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or to the knowledge of ATSI-Canada, threatened, against ATSI-Canada, which would prevent or materially hinder the consummation of the Arrangement or the other transactions contemplated by this Agreement or which would involve the reasonable possibility of any material judgment or liability, whether or not covered by insurance, which could prevent or materially hinder the consummation of the Arrangement and the timely completion of ATSI-Canada's obligations pursuant to the Arrangement or which in the aggregate would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of ATSI-Canada and its Subsidiaries on a consolidated basis;

     K. since April 30, 1997, ATSI-Canada has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders as a group;

     L. the business of ATSI-Canada is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

     M. each contract or agreement with ATSI-Canada, and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of ATSI-Canada and its Subsidiaries on a consolidated basis is in full force and effect and, to the best of the knowledge and belief of ATSI-

          Canada, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

     N. none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

          1. violate any provision of any law or administrative regulation or any judicial or administrative order, award, judgment or decree applicable to ATSI-Canada,

          2. conflict with any of the terms, conditions or provisions of the Charter Documents of ATSI-Canada,

          3. conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which ATSI-Canada is a party or by which it is bound or to which its property is subject, all as of the Effective Date, or

          4. result in the cancellation, suspension or material alteration in the terms of any material license, permit or authority held by ATSI-Canada or in the creation of any lien, charge, security interest or encumbrance upon any of the material assets of ATSI-Canada under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award; and

     O. the Proxy Circular constitutes full, true and plain disclosure of all material facts relating to the business, operations and capital of ATSI-Canada on a consolidated basis and the other matters therein and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made and, in particular, no material fact exists on the date hereof which was not disclosed in such public filings and which if publicly disclosed would reflect that a material adverse change (or an event, condition or state of facts which might reasonably have been expected to give rise to any such change) had occurred in the assets, liabilities, business, operations or capital of ATSI-Canada on a consolidated basis.

                                  ARTICLE FOUR

                                   COVENANTS

Section 4.01 Covenants of ATSI-Delaware: ATSI-Delaware hereby covenants and agrees with ATSI-Canada that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     A. ATSI-Delaware will not carry on business and will not, without the prior written consent of ATSI-Canada, enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement;

     B. ATSI-Delaware will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in section 3.01 hereof as if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and, without limiting the generality of the foregoing, ATSI-Delaware will not:

          1. make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders;

          2. without the prior written consent of ATSI-Canada, issue any shares or other securities convertible into or exchangeable for shares except pursuant to agreements existing at the date hereof or enter into any commitment or agreement therefor; or

          3.   decrease its paid-up capital;

     C. ATSI-Delaware will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing:

          1. ATSI-Delaware will co-operate in obtaining the Interim Order and the Final Order;

          2. ATSI-Delaware will use all reasonable efforts to, as soon as practicable, complete jointly with ATSI-Canada the preparation of the Proxy Circular, to cause the Registration Statement to be declared effective by the SEC and to cause the OSC to issue a receipt for the Proxy Circular under the provisions of the Securities Act (Ontario);

          3. ATSI-Delaware will apply for and use all reasonable efforts to obtain the approval of CDN for the quotation on CDN, as of the Effective Date, of the ATSI-Delaware Common Shares; and

          4. ATSI-Delaware will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five to be complied with;

     D. ATSI-Delaware will ensure that the Proxy Circular, insofar as it contains disclosure with respect to ATSI-Delaware, complies with all applicable disclosure laws and, without limiting the generality of the foregoing, provides ATSI-Canada shareholders to which such Proxy Circular is sent, with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them;

     E. ATSI-Delaware will validly issue ATSI-Delaware Common Shares, in accordance with the terms of the Arrangement, as fully paid and non-assessable shares to those holders of shares of ATSI-Canada who are entitled to receive ATSI-Delaware Common Shares pursuant to the Arrangement;

     F. ATSI-Delaware acknowledges that, pursuant to the existing terms of all outstanding warrants and options to purchase ATSI-Canada Common Shares, and without the need for any action or assumption by ATSI-Delaware, all such outstanding warrants and options will, upon the Arrangement becoming effective, represent the right to purchase ATSI-Delaware Common Shares rather than ATSI-Canada Common Shares; and

     G. All ATSI-Delaware Common Shares outstanding immediately prior to the Effective Date willl be cancelled.

Section 4.02 Covenants of ATSI-Canada: ATSI-Canada hereby covenants and agrees with ATSI-Delaware that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     A. Except for transactions which would not have a material adverse effect on its assets or business, ATSI-Canada will carry on business in the ordinary course and will not, without the prior written consent of ATSI-Delaware, enter into any transaction or incur any obligation or liability out of the ordinary course of business, except as contemplated in this Agreement;

     B. ATSI-Canada will not merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material way any of the representations and warranties set forth in section 3.02 hereof as if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, and, without limiting the generality of the foregoing, ATSI-Canada will not:

          1. make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders as a group;

          2. without the prior written consent of ATSI-Delaware, issue any shares or other securities convertible into or exchangeable for shares or enter into any commitment or agreement therefor except pursuant to agreements existing at the date hereof or enter into any commitment or agreement therefor; or

          3.   decrease its paid-up capital;

     C. ATSI-Canada will use all reasonable efforts to do all acts and things as may be necessary or desirable to ensure the successful implementation of the Arrangement and, without limiting the generality of the foregoing:

          1. ATSI-Canada will use all reasonable efforts, as soon as practicable, to obtain the Interim Order;

          2. subject to the granting of the Interim Order, ATSI-Canada will use all reasonable efforts to complete jointly with ATSI-Delaware the preparation of the Proxy Circular, to cause the Registration Statement to be declared effective by the SEC and to cause the OSC to issue a receipt for the Proxy Circular under the provisions of the Securities Act (Ontario) and to mail to its shareholders and file in all jurisdictions where required for the Proxy Circular and other documentation required in connection with the ATSI-Canada Meeting, all in accordance with National Policy No. 41 of the Canadian Securities Administrators, the Interim Order and applicable law, and ATSI-Canada will use all reasonable efforts to, as soon as practicable and in any event on
               or about          , 1997 convene the ATSI-Canada Meeting for the
               purpose of approving the Arrangement in accordance with the Interim Order; and

          3. ATSI-Canada will use all reasonable efforts to cause each of the conditions precedent set forth in Article Five which is within its control to be complied with; and

     E. ATSI-Canada will ensure that the Proxy Circular, insofar as it contains disclosure with respect to ATSI-Canada and the Arrangement, complies with all applicable disclosure laws and, without limiting the generality of the foregoing, provides ATSI-Canada shareholders to which such Proxy Circular is sent with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them;

     F. after the Effective Date, ATSI-Canada will satisfy any obligations which it may have to Dissenting Shareholders.

Section 4.03 Mutual Covenants of ATSI-Delaware and ATSI-Canada: Each of ATSI-Delaware and ATSI-Canada covenants in favour of the other that prior to the Effective Date, it shall take or perform or refrain from doing, taking and performing such actions and steps as may be necessary or advisable to ensure compliance with the following:

     A. Each of ATSI-Delaware and ATSI-Canada will use all reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Arrangement, including using all reasonable efforts to:

          1. obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

          2. obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any Canadian or United States or other foreign law or regulation; and

          3. effect all necessary registrations and filing and submissions of information requested by governmental authorizations required to be effected by it in connection with the Arrangement; and each of ATSI-Delaware and ATSI-Canada will use all reasonable efforts to cooperate with the other in connection with the performance by the others of their obligations under this Agreement including, without limitation, the preparation and mailing of the Proxy Circular and continuing to provide reasonable access to information and to maintain ongoing communications as between representatives of ATSI-Delaware and ATSI-Canada.

                                  ARTICLE FIVE

                                   CONDITIONS

Section 5.01 Mutual Conditions Precedent: The respective obligations of ATSI-Delaware and ATSI-Canada to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

     (a) the Registration Statement shall have been declared effective by the SEC and the OSC shall have issued a receipt for the Proxy Circular;

     (b) the entering into of this Agreement and the issuance of ATSI-Delaware Common Shares pursuant to the Arrangement and the Arrangement, with or without amendment, shall have been approved at the ATSI-Canada Meeting, in accordance with the Interim Order and the Arrangement shall have otherwise been approved and adopted by the requisite majorities of the shares entitled or required to vote thereon as determined by the Court;

     (c) the Interim Order and Final Order shall have been obtained in form and substance satisfactory to ATSI-Delaware and ATSI-Canada;

     (d) all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders required or necessary or desirable for the completion of the transactions provided for in this Agreement and the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

     (e) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Arrangement;

     (f) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto; and

     (g) this Agreement shall not have been terminated under Article Six. The foregoing conditions are for the mutual benefit of the parties hereto and may be waived, in whole or in part, by either of them at any time.

     (h) holders of not more than .05% of the issued and outstanding ATSI-Canada Common Shares (or such greater or lesser amount as ATSI-Canada and ATSI-Delaware may mutually agree) shall have exercised their rights of dissent in respect of the matters to be dealt with at the ATSI-Canada Meeting.

If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before the date required for the performance thereof, either of the parties hereto may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by written notice to the other parties.

Section 5.02 ATSI-Delaware Conditions: The obligation of ATSI-Delaware to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

     A. the representations and warranties made by ATSI-Canada in this Agreement shall be true as of the Effective Date as if made on and as of such date and ATSI-Canada shall have provided to ATSI-Delaware certificates of two officers of ATSI-Canada certifying such accuracy on the Effective Date and ATSI-Delaware shall have no knowledge to the contrary;

     B. on or before the Effective Date, ATSI-Canada shall have furnished ATSI-Delaware with:

          1. a certified copy of the resolutions duly passed by the board of directors of ATSI-Canada approving this Agreement and the completion of the transactions contemplated hereby, approving the Proxy Circular and directing the submission of the Arrangement for approval at the ATSI-Canada Meeting; and

          2. a certified copy of the resolutions duly passed at the ATSI-Canada Meeting approving the Arrangement;

     C. ATSI-Canada shall have complied in all material respects with its covenants herein and shall have provided to ATSI-Delaware certificates of two officers of ATSI-Canada certifying that ATSI-Canada has complied in all material respects with its respective covenants herein and ATSI-Delaware shall have no knowledge to the contrary;

     D. before giving effect to the transactions contemplated by this Agreement, there shall have been no material adverse change, financial or otherwise, in the business, financial condition, operations, prospects, properties, assets or affairs, of ATSI-Canada and its Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a material adverse change thereto (other than changes attributable to general economic conditions); and

The foregoing conditions are for the benefit of ATSI-Delaware and may be waived, in whole or in part, by ATSI-Delaware in writing at any time. If any of the said conditions precedent shall not be complied with or waived by ATSI-Delaware on or before the date required for their performance then ATSI-Delaware may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by written notice to ATSI-Canada.

Section 5.03 ATSI-Canada Conditions: The obligation of ATSI-Canada to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

     A. the representations and warranties made by ATSI-Delaware in this Agreement shall be true as of the Effective Date as if made on and as of such date and ATSI-Delaware shall have provided to ATSI-Canada certificates of two officers of ATSI-Delaware certifying such accuracy on the Effective Date and ATSI-Canada shall have no knowledge to the contrary;

     B. on or before the Effective Date, ATSI-Delaware shall have furnished ATSI-Canada with:

          1. a certified copy of the resolutions duly passed by the board of directors of ATSI-Delaware approving this Agreement and the completion of the transactions contemplated hereby and approving the Proxy Circular and directing the submission of the issuance of ATSI-Delaware Common Shares pursuant to the Arrangement for approval to the sole shareholder of ATSI-Delaware; and

     C. ATSI-Delaware shall have complied in all material respects with its covenants herein and shall have provided to ATSI-Canada certificates of two officers of ATSI-Delaware certifying that ATSI-Delaware has complied in all material respects with its respective covenants herein and ATSI-Canada shall have no knowledge to the contrary.

The foregoing conditions are for the benefit of ATSI-Canada and may be waived, in whole or in part, by ATSI-Canada in writing at any time. If any of the said conditions precedent shall not be complied with or waived by ATSI-Canada on or before the date required for their performance then ATSI-Canada may, in addition to the other remedies it may have at law or in equity, rescind and terminate this Agreement by written notice to ATSI-Delaware.

Section 5.04 Merger of Conditions:  The conditions set out in sections 5.01,
5.02 and 5.03 shall be conclusively deemed to have been satisfied, waived or released on the filing by ATSI-Canada of articles of arrangement under subsection 183(1) of the OBCA.


                                  ARTICLE SIX

                           AMENDMENT AND TERMINATION

Section 6.01 Amendment: This Agreement may, at any time and from time to time before and after the holding of the Meeting, but not later than the Effective Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the shareholders of ATSI-Delaware and ATSI-Canada. Without limiting the generality of the foregoing, any such amendment may:

     A. change the time for the performance of any of the obligations or acts of the parties hereto;

     B. waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto; or

     C. waive compliance with or modify any of the covenants contained herein or waive or modify the performance of any of the obligations of the parties hereto;

provided that no such amendment shall decrease the consideration to be received by the shareholders of ATSI-Canada in exchange for their shares pursuant to the Arrangement without the approval of such shareholders in the same manner as required for the approval of the Arrangement or in such other mariner as may be ordered by the Court. This Agreement including the Plan of the Arrangement, may be amended in accordance with the Final Order but if the terms of the Final Order require any such amendment, the rights of the parties hereto under Article Five and Section 6.02 shall remain unaffected.

Section 6.02 Termination: Notwithstanding any other rights contained herein, any party to this Agreement may terminate this Agreement at any time prior to the Effective Date, upon notice to the other parties but without further notice to, or action on the part of, its shareholders:

     A. if, notwithstanding the best efforts of the parties hereto, the Interim Order has been refused or has been granted in form or substance not satisfactory to any party hereto, or has not been granted by . or, if issued, has been set aside or modified in a manner unacceptable to any party on appeal or otherwise;

     B. if, notwithstanding the best efforts of ATSI-Canada, the shareholders of such corporation do not approve the Arrangement in accordance with the terms of the Interim Order; or

     C. if, notwithstanding the best efforts of the parties hereto, the Arrangement has not become effective on or before April 30, 1998 unless otherwise agreed to in writing by ATSI-Canada and ATSI-Delaware.

Section 6.03 Effect of Termination: Upon the termination of this Agreement pursuant to this Article Six, and except as otherwise specifically provided herein, no party shall have any liability or further obligation to the other party hereunder provided that nothing herein shall in any way limit or negate the liability of any party hereto to any other party hereto pursuant to any other agreement which pertains to or contemplates the Arrangement.

                                 ARTICLE SEVEN

                                    GENERAL

Section 7.01 Notices: All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telecopy, in each case addressed to:

     A.   in the case of ATSI-Delaware:

          12500 Network Blvd., Suite 407
          San Antonio, Texas
          78249

          Telecopy number: (210) 558-6095
          Attention: President

     B.   in the case of ATSI-Canada:
          12500 Network Blvd., Suite 407
          San Antonio, Texas
          78249

          Telecopy number: (210) 558-6095
          Attention: President

or such other address or telecopier number as the parties may, from to time, advise the other party hereto by notice in writing. The date of receipt of any such notice shall be deemed to be the date of delivery thereof or, in the case of notice sent by telecopy, the date of successful transmission thereof (unless transmission is received after normal business hours, in which case the date of receipt shall be deemed to be the next Business Day).

Section 7.02 Assignment: No party hereto may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other parties hereto.

Section 7.03 Binding Effect: This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7.04 Waiver: Any waiver or release of any of the provisions of this Agreement, to be effective must be in writing and executed by the party granting such waiver or release. Waivers may only be granted upon compliance with the terms governing amendments set forth in Section 6.01 hereof.

Section 7.05 Governing Law: This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Each party hereby attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario.

Section 7.06 Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 7.07 Entire Agreement: This Agreement, together with the agreements and other documents herein or therein referred to, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to the subject matter hereof.

Section 7.08 Expenses: All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. The provisions of this Section 7.08 shall survive the termination of this Agreement.

Section 7.09 Time of Essence:  Time is of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date hereinbefore written.



     AMERICAN TELESOURCE                     AMERICAN TELESOURCE
       INTERNATIONAL INC.                      INTERNATIONAL, INC.
     AN ONTARIO CORPORATION                  A DELAWARE CORPORATION


Per:________________________________    Per:__________________________________
          (Signed)                                 (Signed)
[Name]______________________________    [Name]________________________________
[Title]_____________________________    [Title]_______________________________

                                   EXHIBIT 1

                TO THE ARRANGEMENT AGREEMENT MADE AS OF ., 1997

    BETWEEN AMERICAN TELESOURCE INTERNATIONAL INC. (AN ONTARIO CORPORATION)

                                      AND

       AMERICAN TELESOURCE INTERNATIONAL, INC. (A DELAWARE CORPORATION)

                     PLAN OF ARRANGEMENT UNDER SECTION 182

                  OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

1.1  DEFINITIONS

In this Plan, unless the context otherwise requires, defined terms shall have the following meanings:

"ATSI-CANADA" means American TeleSource International Inc., a corporation amalgamated under the OBCA;

"ATSI-CANADA COMMON SHARES" means the common shares in the capital of ATSI-Canada, as the same are constituted on the date hereof;

"ATSI-CANADA DISSENTING SHARES" means all ATSI-Canada Common Shares which are deemed to have been cancelled on the Effective Date in accordance with the provisions of clause 5.1(A);

"ATSI-DELAWARE" means American TeleSource International, Inc., a corporation incorporated under the DGCL;

"ATSI-DELAWARE COMMON SHARES" means the common shares in the capital of ATSI-Delaware, as the same are constituted on the date hereof;

"ARRANGEMENT" means the arrangement contemplated by this Plan;

"ARTICLES OF ARRANGEMENT" means the articles of arrangement in respect of the Arrangement required by the OBCA to be sent to the Director by ATSI-Canada after the Final Order is made;

"BUSINESS DAY" means a day which is not a Saturday, Sunday or a statutory holiday in Canada;

"COURT" means the Ontario Court of Justice (General Division);

"DGCL" means the Delaware General Corporation Laws;

"DEPOSITORY" means CIBC Mellon Trust Company, as the registrar and transfer agent of the ATSI-Delaware Common Shares;

"DIRECTOR" means the Director appointed pursuant to section 278 of the OBCA;

"EFFECTIVE DATE" means the date set forth in the certificates of arrangement issued by the Director under the OBCA giving effect to the Arrangement;

"FINAL ORDER" means an order of the Court approving the Arrangement, as such order may be amended or modified by the highest court to which appeal may be applied for;

"INTERIM ORDER" means an order of the Court containing declarations and directions under the OBCA with respect to the Arrangement;

"LETTER OF TRANSMITTAL" shall have the meaning ascribed thereto in section 4.2 hereof;

"OBCA" means the Business Corporations Act, R.S.O. 1990 c. B. 16, as amended;

"PLAN" means this plan, as amended or supplemented for time to time, and "hereby", "hereof", "hereunder", "herewith" and similar terms refer to this Plan and not to any particular provision of this Plan;

"SHAREHOLDERS" means the registered holders of ATSI-Canada Common Shares as of the Effective Date; and

"SUBSIDIARY" means a subsidiary as defined in the OBCA.

1.2  INTERPRETATION NOT AFFECTED BY HEADINGS

The division of this Plan into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan.

1.3  ARTICLE REFERENCES

Unless the contrary intention appears, references in this Plan to an article, section, subsection, paragraph, exhibit or schedule by number or letter or both refer to the article, section, subsection, paragraph, exhibit or schedule, respectively, bearing that designation in this Plan.

1.4  NUMBER

In this Plan, unless the contrary intention appears, words importing the singular include the plural and vice versa, words importing gender shall include all genders, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental board, agency or instrumentality thereof).

1.5  DATE FOR ANY ACTION

In the event that the date on which any action is required to be taken hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6  CURRENCY

Unless otherwise stated, all references in this Plan to sums of money are expressed in lawful money of the United States of America unless otherwise specified.


                                   ARTICLE 2

                        PURPOSE AND EFFECT OF THE PLAN

2.1 The following is only intended to be a general statement of the purpose of the Plan and is qualified in its entirety by the specific provisions of the Plan. The purpose of the Plan is to effect a reorganization and restructuring of the share capital of ATSI-Canada in a manner that is equitable to the Shareholders, maintains the business and goodwill of ATSI-Canada as a going concern and results in ATSI-Canada becoming a wholly-owned subsidiary of ATSI-Delaware.

2.2 The Plan shall be binding on all Shareholders, on ATSI-Canada and on ATSI-Delaware upon the filing of the Articles of Arrangement with the Director.

                                   ARTICLE 3

                                  ARRANGEMENT

3.l On the Effective Date, each of the events set out below shall occur and be deemed to occur without further act or formality:

     A. all issued and outstanding ATSI-Canada Common Shares (other than the ATSI-Canada Dissenting Shares) shall be and be deemed to be transferred to ATSI-Delaware (free of any claims) and the registered holders thereof shall be entitled to receive from ATSI-Delaware in exchange for each such share, subject to section 4.6, one (1) ATSI-Delaware Common Share;

     B. with respect to each ATSI-Canada Common Share, to which clause 3.1(A) applies:

          1. the registered holder thereof shall cease to be a holder of such share and such holder's name shall be removed from the register of shares of ATSI-Canada as of the Effective Date; and

          2. ATSI-Delaware shall be and be deemed to be the transferee of such share (free of any claims) and shall be entered in the register of such shares as the holder thereof.

                                   ARTICLE 4

                     OUTSTANDING CERTIFICATES AND PAYMENTS

4.1 After the Effective Date and subject to Article 5, certificates formerly representing ATSI-Canada Common Shares (other than ATSI-Canada Common Shares beneficially owned by ATSI-Delaware) shall represent only the right to receive the consideration therefor specified in section 3.1, subject to compliance with the requirements set forth in this Article 4.

4.2 As soon as practicable after the Effective Date, ATSI-Delaware shall forward or cause to be forwarded to each Shareholder (other than those Shareholders who have exercised their dissent rights), at the address of such holder as it appears in the relevant share register, a letter of transmittal (the "Letter of Transmittal") containing, among other things, instructions for obtaining delivery of ATSI-Delaware Common Shares pursuant to this Plan. Subject to section 4.5, such Shareholders shall be entitled to receive certificates representing the ATSI-Delaware Common Shares specified in section 3.1 upon delivering the certificate or certificates formerly representing such holder's ATSI-Canada Common Shares, to the Depository or as the Depository may otherwise direct in accordance with the instructions contained in the Letter of Transmittal. Such certificate or certificates shall be accompanied by the Letter of Transmittal, duly completed, and such other documents as the Depository may reasonably require.

4.3 Subject to Article 5, the Depository shall register the ATSI-Delaware Common Shares to which each Shareholder of ATSI-Canada is entitled in the name of such Shareholder or as otherwise instructed in the Letters of Transmittal, and shall deliver such ATSI-Delaware Common Shares as each such holder may direct in such Letter of Transmittal, as soon as practicable after receipt by the Depository thereof.

4.4 After the Effective Date, and subject to Article 5, the Shareholders shall not be entitled to any interest, dividend, premium or other payment on or with respect to ATSI-Canada Common Shares other than the ATSI-Delaware Common Shares which they are entitled to receive for such shares pursuant to section 3.1.

4.5 Any certificate formerly representing ATSI-Canada Common Shares that is not deposited with the Letters of Transmittal and other required documents as provided in section 4.2 on or before the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature against ATSI-Delaware or ATSI-Canada and the right of the holder of such shares to receive ATSI-Delaware Common Shares shall be deemed to be surrendered to ATSI-Delaware together with all dividends, distributions and any interest thereon held for such holder.

                                   ARTICLE 5

                          SHAREHOLDER DISSENT RIGHTS

5.1 Shareholders who have given a demand for payment which remains outstanding on the Effective Date in accordance with the rights of dissent in respect of the Plan granted by the Interim Order and who:

     A. are ultimately entitled to be paid by ATSI-Canada for the ATSI-Canada Common Shares in respect of which they dissent in accordance with the provisions of such Interim Order whether by order of a Court (as defined in the OBCA) or by acceptance of an offer made pursuant to such Interim Order, shall be deemed to have transferred such shares to ATSI-Canada for cancellation immediately after the Effective Date; or

     B. are ultimately not so entitled to be paid by ATSI-Canada for the ATSI-Canada Common Shares in respect of which they dissent for any reason, shall be reinstated as shareholders of ATSI-Canada but for purposes of receipt of consideration shall be treated as if they had participated in this Plan on the same basis as a non-dissenting holder of shares and such holders shall accordingly be entitled to receive ATSI-Delaware Common Shares as such non-dissenting holders are entitled to receive on the basis determined in accordance with Section 3.1 and shall be deemed to have transferred such shares to ATSI-Delaware.

In no case shall ATSI-Delaware or ATSI-Canada be entitled or required to recognize Shareholders as holders of ATSI-Canada Common Shares, after the Effective Date.


                                   ARTICLE 6

                                  AMENDMENTS

6.1 ATSI-Delaware and ATSI-Canada may at any time and from time to time before the Effective Date, vary, amend, modify or supplement this Plan if the Court and each of ATSI-Delaware and ATSI-Canada determine that such variation, amendment, modification or supplement would not be prejudicial to the interests of Shareholders under this Plan.

                                    EXHIBIT B

                        SPECIAL RESOLUTION - ARRANGEMENT



                                  Exhibit B - 1

                                   EXHIBIT B

                   SPECIAL RESOLUTION OF THE SHAREHOLDERS OF
                     AMERICAN TELESOURCE INTERNATIONAL INC.

    ARRANGEMENT UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)


BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:


1. the arrangement (the "Arrangement") involving American Telesource International Inc. (the "Corporation") and American Telesource International, Inc. pursuant to section 182 of the Business Corporations Act (Ontario) (the "OBCA") and the Arrangement Agreement attached as Appendix A to the management proxy circular accompanying the notice of special meeting of shareholders of which the Arrangement is to be considered be, and they are hereby, authorized and approved;

2. notwithstanding that this resolution has been duly passed by the shareholders of the Corporation, the directors of the Corporation be, and they are authorized and empowered to revoke this resolution at any time prior to the issue of a Certificate of Arrangement giving effect to the Arrangement and to determine not to proceed with the Arrangement without further approval of the shareholders of the Corporation;

3. any one director or any one officer of the Corporation be and is hereby authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute, under the seal of the Corporation or otherwise, and to deliver Articles of Arrangement, in duplicate, to the Director under the OBCA; and

4. any one director or any one officer of the Corporation be and is hereby authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or to cause to be executed, under the seal of the Corporation or otherwise, and to deliver or to cause to be delivered, all such other documents and instruments, and to do or to cause to be done, such other acts and things as in the opinion of such director or officer may be necessary or desirable in order to carry out the intent of this resolution.

                                    EXHIBIT C

                 FORM OF INTERIM ORDER APPROVING THE ARRANGEMENT



                                  Exhibit C - 1

                                   EXHIBIT C


                                                           Court File No:

                            ONTARIO COURT OF JUSTICE
                               (GENERAL DIVISION)

                                COMMERCIAL LIST



THE HONOURABLE M                      )                   day,
JUSTICE                               )          the ___ day of __________, 1997

ON BEHALF OF:



        AMERICAN TELESOURCE INTERNATIONAL INC. AND AMERICAN TELESOURCE
                              INTERNATIONAL, INC.


                                                                      Applicants


APPLICATION UNDER Section 182 of the Business Corporations Act, R.S.O. 1990, c.B.16, as amended, in respect of a Plan of Arrangement involving American Telesource International Inc., and American Telesource International, Inc.


                                   O R D E R


          THIS MOTION made by the applicants for an order (i) that the shareholders of American Telesource International Inc. ("ATSI - Canada") shall have a right of dissent as provided by section 185 of the Business Corporations Act, R.S.O. 1990, c.B.16 (the "OBCA"), in respect of an arrangement (the "Arrangement") involving American Telesource International, Inc. ("ATSI - Delaware") and ATSI - Canada to be considered by the shareholders of ATSI - Canada at a special meeting called for that purpose and to be held on $, 1997, and (ii) directing the manner by which notice of this court application will be given to the shareholders of ATSI - Canada, made without notice, was heard this day, at Toronto.

          ON READING the Notice of Motion, the Affidavit of $sworn $, 1997 in support of this motion, and on hearing the submissions of counsel for the applicants;

     1. THIS COURT ORDERS THAT the shareholders of ATSI - Canada shall have a right of dissent as provided by section 185 of the OBCA, in respect of the Arrangement involving ATSI - Canada to be considered by the shareholders of ATSI - Canada at a special meeting, called for that purpose and to be held on $, 1997.

     2. THIS COURT ORDERS THAT ATSI - Canada shall be permitted to call, hold and conduct a special meeting of its shareholders to consider and, if deemed advisable, to pass, with or without variation, a special resolution to adopt the Arrangement.

     3. THIS COURT ORDERS THAT Notice of the within application for an Order approving the Arrangement may be provided to all of the shareholders of record of ATSI - Canada as of $, 1997 by inserting the following notice in the management proxy circular to be mailed to all such shareholders.

                            "NOTICE OF APPLICATION
                    TO THE ONTARIO COURT (GENERAL DIVISION)
                                COMMERCIAL LIST



NOTICE IS HEREBY GIVEN that an application for an order approving the proposed arrangement (the "Arrangement") involving American Telesource International Inc. ("ATSI - Canada") and American Telesource International, Inc. ("ATSI - Delaware"), described in the management proxy circular attached hereto, the form of which order is attached hereto, will be heard by a judge presiding over the Commercial List of the Ontario Court (General Division) at 145 Queen Street West, Toronto, Ontario, at $ a.m., (Toronto time), on $,1997, or as soon thereafter as counsel may be heard. At the hearing any shareholder of ATSI - Canada may appear, be heard and submit evidence or argument concerning the fairness of the terms and conditions of the Arrangement and whether the Court should approve it.

At the hearing of the application the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the court thinks fit.


A copy of the Notice of Application and other documents in the Court proceedings will be furnished to any shareholder of ATSI-Canada upon request in writing addressed to any of the companies at their respective addresses for delivery set out below:

The address for delivery for each of the companies is: c/o Lang Michener, BCE Place, Suite 2500, 181 Bay Street, Toronto, Ontario, M5J2T7, Attention: $."



                                    __________________________________
                                              Registrar

                                    EXHIBIT D

                  FORM OF NOTICE OF APPLICATION OF FINAL ORDER
                            APPROVING THE ARRANGEMENT




                                  Exhibit D - 1

                                   EXHIBIT D


                             NOTICE OF APPLICATION
                    TO THE ONTARIO COURT (GENERAL DIVISION)
                                COMMERCIAL LIST


NOTICE IS HEREBY GIVEN that an application for an order approving the proposed arrangement (the "Arrangement") involving American Telesource International Inc. ("ATSI - Canada") and American Telesource International, Inc. ("ATSI - Delaware"), described in the management proxy circular attached hereto, the form of which order is attached hereto, will be heard by a judge presiding over the Commercial List of the Ontario Court (General Division) at 145 Queen Street West, Toronto, Ontario, at a.m. (Toronto time), on , 1997, or as soon thereafter as counsel may be heard. At the hearing any shareholder of ATSI - Canada may appear, be heard and submit evidence or argument concerning the fairness of the terms and conditions of the Arrangement and whether the Court should approve it.

At the hearing of the application the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the court thinks fit.


A copy of the Notice of Application and other documents in the Court proceedings will be furnished to any shareholder of ATSI-Canada upon request in writing addressed to any of the companies at their respective addresses for delivery set out below:

The address for delivery for each of the companies is: c/o Lang Michener, BCE Place, Suite 2500, 181 Bay Street, Toronto, Ontario, M5J2T7, Attention: .


                                        __________________________________
                                                    Registrar

                                                                  Court File No:

                           ONTARIO COURT OF JUSTICE
                              (GENERAL DIVISION)

                                COMMERCIAL LIST



THE HONOURABLE M                 )            day,
JUSTICE                          )    the ___ day of __________, 1997


 AMERICAN TELESOURCE INTERNATIONAL INC. and  AMERICAN TELESOURCE INTERNATIONAL,
                                     INC.

                                                                      Applicants


APPLICATION UNDER Section 182 of the Business Corporations Act, R.S.O. 1990, c.B.16, as amended, in respect of a Plan of Arrangement involving American Telesource International Inc., and American Telesource International, Inc.


                                   JUDGMENT

          This APPLICATION was heard this day in the presence of counsel for the Applicants,

          ON READING THE NOTICE OF APPLICATION AND THE EVIDENCE FILED BY THE APPLICANTS, and on hearing the submissions of counsel,

          AND UPON this Court being of the opinion that the terms and conditions of the arrangement are fair and reasonable and ought therefore to be approved,

1. THIS COURT ORDERS that the Arrangement (the "Arrangement") as set forth in the Plan of Arrangement, a copy of which is annexed hereto, be and the same is hereby approved.



                                        __________________________________
                                                   Registrar

                                    EXHIBIT E

                     ARTICLES OF AMALGAMATION OF ATSI-CANADA



                                  Exhibit E - 1

                                  EXHIBIT E


                  ARTICLE OF AMALGAMATION OF ASTI-CANADA
                             (ONTARIO CORPORATION)

                                                                     -----------
                                                                     [ILLEGIBLE]

                                                                         1082734
                                                                      ----------

    For Ministry Use Only
a Passage excused du Ministere
[LOGO APPEARS HERE]      Ministry of         Ministere de
                         Consumer and
                         Commercial          la Consommation
                         ????                et du Commerce
     CERTIFICATE                             CERTIFICAT
     This is to certify that these           Ceci certifie qun los presents
     articles are effective on               status entrent on vigueur le

                                                      ???       ???    ???     ???     ???     ???
                                                        -        -      -       -       -       -
                   MAY     26    MAI,     1994        [ A ]    [ D ]  [ O ]   [ A ]   [ 3 ]   [ 5 ]
                   ---------------------------          -        -      -       -       -       -
                                                       18       20     28      28      55      31-

                                                      ????            ????
                                                        -       --------------------            -
                                                      [ N ]    [ONTARIO             ]         [ A ]
                                                                --------------------            -
                                                        32      33                37            37
                            [SIGNATURE ILLEGIBLE]
                                 Director/Directeur
                         Business Corporations ACI/Lot de sur los compagnies
--------------------------------------------------------------------------------------------------------------------
                                                  ARTICLES OF AMALGAMATION
                                                      STATUS DE FUSION
                           1.   The name of the amalgamted corporation is:     Denamination sociale os la compagnie issue de  la
     Form                                                                      fusion
  Business
Corporations                   ----------------------------------------------------------------------------------------------------
    Act                        A  M  E  R  I  C  A  N    T  E  L  E  S  O  U  R  C  E
                               ----------------------------------------------------------------------------------------------------
  Formule                      I  N  T  E  R  N  A  T  I  O  N  A  L      I  N  C  .
  Numero 4                     ----------------------------------------------------------------------------------------------------
    Los                        ----------------------------------------------------------------------------------------------------
  sur les                      ----------------------------------------------------------------------------------------------------
compagnies               2.    The address of the registered office is:        Adresse au siege sociale:

                            c/o JOHN F. O' DONNELL, 95 WELLINGTON STREET WEST, SUITE 906
                        ------------------------------------------------------------------------------------------------------------
                                        (Street & Number ???? ???? ???? ???? ???? ??? ??? ??? ?? ??? ??? ???.)
                                   Rue et ???? ???? ??? ????. ???? ???? ??? ??? ??? ??? ??? ??? ???? ???? ?????

                                                                                                               ---------------------
                                 TORONTO, ONTARIO                                                                 M  5  J  2  N  7
                       -----------------------------------------------------------------------------------------------------------
                                 ???? ???? ??? ???? ??? ???                                                     (???? ???
                              ???? ??? ??? ??? ??? ??? ??? ???                                              ???? ??? ??? ???)
                                                                                                     MUNCIPALITY OF
                             CITY OF TORONTO                                  in             METROPOLITAN TORONTO
                       ----------------------------------------------                       ---------------------------------------
                                (???? ???? ??? ??? ???)                                            (???? ??? ??? ??? ???)
                            (???? ???? ???? ???? ???? ????)               ???? ????/????           (???? ???? ???? ????)

                        3.    Number for minimum and maximum number?? of       Nombre (ou nombres minimal el maxima)
                              directors ??:                                    d'administrateurs:

                                        minimum: three
                                        maximum: ten
                        4.    The director(s) is/are                             Administrateur(s):                        Resident
                                                                                                                           Canadian
                                                                  Residence address, giving Street & No. or R.R. No.,      State
                            First name, initials and last name    Municipality and Postal Code                             Yes or No
                            Prenom, initales et nom de familie    Adresse personnelle y compria la rue et ie numero, le    Canadian
                                                                  postal                                                   Out/Non
                        ------------------------------------------------------------------------------------------------------------

                        MURRAY R. NYE                             280 McLEAN STREET                                        YES
                                                                  WINNIPEG, MANITOBA R3R 0V7

                        JOHN R. MOSES                             R.R. # 1,                                                YES
                                                                  PORT CARLING, ONTARIO POB 1JO

                        ARTHUR L. SMITH                           7710 CROOKED BROOK                                       NO
                                                                  SAN ANTONIO, TEXAS 78250

                                 Exhibit E - 1

5.  A)  The amalgamation agreement has been    A)  Les actionnaires de chaque
        duly adopted by the shareholders           compagnie qui fusions ont
        of each of the amalgamating                dument adopte la convention
        corporations as required by                de fusion conformement au
        subsection 176 (a) of the Business  [X]    paragrahe 176 (a) de la Loi
        Corporations Act on the date set           sur les compagnies e la date
        out below.                                 mentionnee ci-dessous.

                                    ------------------
                                     Check     Cocher
                                     A or B    A ou B
                                    ------------------

    B)  The amalgamation has been approved     B)  Les administrateurs de chaque
        by the directors of each                   compagnie qui fusionne ont
        amalgamating corporation by a       [_]    approuve la fusion par voie
        resolution as required by section          de resolution conformement a
        177 of the Business Corporations           l'article 177 de la Loi sur
        Act on the date set out below.             les compagnies a la date
        The articles of amalgamation in            mentionnee ci-dessous. Les
        substance contain the provisions           status de fusion reprennent
        of the articles of incorporation of        essentiellement les
                                                   dispositions des status
                                                   ????? de


--------------------------------------------------------------------------------
        and are more particularly set out         - et sont enonces
        in these articles.                          textuellement aux presents
                                                    status.

    Names of amalgamating      Ontario Corporation Number    Date of Adoption/Approval
    corporations               Numero de la compagnie en     Date d'adoption ou d'approbation
    Denomination socials des   Ontario
    compagnies qui fusionnent
---------------------------------------------------------------------------------------------
WILLINGDON RESOURCES            293491                       April 19, 1994
LIMITED

LATCOM INTERNATIONAL            1082560                      April 19, 1994
INC.

                                 Exhibit E - 2

5.  Restrictions, if any, on business    Limites s'il y a lieu, imposees aux
    the corporation may carry on or on   activities commerciales on aux pouvoirs
    powers the corporation exercise.     de la compagnie.

    None.












7.  The classes and any maximum number   Categories et nombre maximal, s'il y
    of shares that the corporation is    a lieu, d'actions que la compagnie est
    authorized to issue:                 autionees a amettre:

    The Corporation is authorized to issue an unlimited number of Common shares.

                                 Exhibit E - 3

8.  Rights, privileges, restrictions and   Droits, privileges, restrictions et
    conditions (if any) attaching to each  conditions, s'il y s lieu rattaches a
    class of shares and directors          a chaque categorie o'actions et
    authority with respect to any class    pouvoirs des administrateurs ??? a
    of shares which may be issued in       chaque categorie d'actions qui peut
    series:                                etra ????? en series:

    NOT APPLICABLE.

                                 Exhibit E - 4

9.   The issue, transfer or ownership   L'emission, le transfort ou la propriete
     of shares is/is not restricted     d'actions est/n'est pas restreinte. Les
     and the restrictions (if any are   restrictions, s'il y a lieu, sont les
     as follows:                        suivantes:


     Not applicable.











10.  Other provisions (if any):         Autres dispositions, s'il y a lieu:

     Not applicable.







11.  The statements required by         Les declarations exigees aux termes du
     subsection 178(2) of the Business  paragraphe 178(2) de le Loi sur les
     Corporations Act are attached as   compagnies constituent l'annexe "A".
     Schedule "A".

12.  A copy of the amalgamation         Une copie de le convention de fusion ou
     agreement or directors             les resolutions des administrateurs
     resolutions (as the case may be)   (selon le cas) constitute(nt l'annexe
     is/are attached as Schedule "B".   "B".

                                 Exhibit E - 5

These article are signed in duplicate.  Les presents statuts sont signee en double exampisire.



Names of the amalgamating corporations  Denomination sociale des compagnies qui
and signatures and descriptions of      fusionnent, signature et fonction de
office of their proper officers         leurs dirigeants regulierement designee.

WILLINGDON RESOURCES LIMITED            LATCOMM INTERNATIONAL INC.


By:/s/ JOHN R. MOSES                     By:/s/ MURRAY R. NYE
   ---------------------                    ----------------------
   JOHN R. MOSES                            MURRAY R. NYE
   President                                President

                                 Exhibit E - 6

                                    EXHIBIT F

                              BYLAWS OF ATSI-CANADA



                                  Exhibit F - 1

                                   EXHIBIT F


                          BYLAWS OF ATSI-CANADA
                             (ONTARIO CORPORATION)


                                   BY-LAW 1
                                   --------


                                  ARTICLE ONE

                                INTERPRETATION

1.01      Definitions:  In this by-law and all other by-laws of the Corporation,
          -----------
unless the context otherwise requires:

     (a) "Act" means the Business Corporations Act, 1982 (Ontario) or any successor statute, as amended from time to time, and the regulations thereunder;

     (b)  "Corporation" means American Telesource International Inc;

     (c) "holiday" means Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario) or any successor statute, as amended from time to time;

     (d) "person" includes individuals, bodies corporate, sole proprietorships, partnerships, syndicates, unincorporated associations and organizations, joint ventures, trusts, employee benefit plans, governments or agencies or political subdivisions thereof, and a natural person acting as trustee, executor, administrator or other legal representative;

     (e) "recorded address" means, with respect to a single shareholder, his latest address as recorded in the securities register of the Corporation; with respect to joint shareholders, the first address appearing in the securities register in respect of their joint holding; and with respect to any other person, but subject to the Act, his latest address as recorded in the records of the Corporation or otherwise known to the secretary;

     (f) subject to the foregoing, words and expressions that are defined in the Act have the same meanings when used in the by-laws; and

     (g) words importing the singular include the plural and vice-versa, words importing any gender include the masculine, feminine and neuter genders, and headings are for convenience of reference only and shall not, affect the interpretation of the by-laws.


                                  ARTICLE TWO

                            MEETINGS OF SHAREHOLDERS

2.01      Annual Meeting:  The annual meeting (of the shareholders shall be held
          --------------
on such day and such time as the)

                                 Exhibit F - 1

Act, determine from time to time, for the purpose of receiving the annual financial statements of the Corporation and the auditor's report thereon, electing directors, appointing the auditor and authorizing the board to fix his remuneration, and transacting such other business as may properly be brought before the meeting.

2.02.     Special Meeting:  From time to time the board may call a special
          ---------------
meeting of the shareholders to be held on such day and at such time as the board may determine. The holders of not less than 5% of the issued shares of the Corporation carrying the right to vote at the meeting sought to be held may requisition a special meeting of shareholders. Any special meeting of shareholders may be combined with an annual meeting.

2.03.     Place of Meetinqs:  Meetings of shareholders shall be held at the
          -----------------
registered office of the Corporation or at such other place within Canada as the board may determine from time to time.

2.04.     Record Date:  The board may fix in advance a record date, preceding
          -----------
the date of any meeting of shareholders by not more than 50 clear days nor less than 21 clear days, for the determination of the shareholders entitled to notice of the meeting, and where no such record date for notice is fixed by the board, the record date for notice shall be the close of business on the day immediately preceding the day on which notice is given, or if no notice is given, shall be the day on which the meeting is held. Notice of any such record date fixed by the board shall be given in the manner required by the Act.

2.05.     Shareholder List:  For each meeting of shareholders the secretary
          ----------------
shall prepare an alphabetical list of shareholders entitled to receive notice of the meeting showing the number of shares entitled to be voted at the meeting and held by each such shareholder. The list shall be prepared (i) if a record date for such notice is fixed by the board, not later than 10 clear days thereafter, or (ii) if no such record date is fixed by the board, at the close of business on the day immediately preceding the day on which notice of the meeting is given.

2.06.     Notice:  Notice in writing of the time, place and purpose for holding
          ------
each meeting of shareholders shall be sent not less than 21 clear days nor more than 50 clear days before the date on which the meeting is to be held, to each director, the auditor of the Corporation and each person who on the record date for notice appears in the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting or as the holder of one or more shares the holders of which are otherwise entitled to receive notice of the meeting. Notice of a meeting of shareholders shall state or be accompanied by the text of any special resolution or by-law to be submitted to the meeting and a statement in accordance with the Act of the nature of all special business to be transacted at the meeting. Reference is made to sections
6.07 to 6.11.
----    ----

2.07.     Proxy and Management Information Circular:  The secretary shall,
          -----------------------------------------
concurrently with sending notice of a meeting of shareholders, (i) send a form of proxy and management information circular in accordance

                                 Exhibit F - 2
with the Act to each shareholder who is entitled to receive notice of and appears entitled to vote at the meeting,(ii) send such management information circular to any other shareholder who is entitled to receive notice of the meeting, to any director who is not a shareholder entitled thereto and to the auditor, and (iii) file with the Ontario Securities Commission and any other agencies entitled thereto a copy of all documents sent in connection with the meeting.

2.08      Financial Statements:  Not less than 21 clear days before each annual
          --------------------
meeting of shareholders the secretary shall send to each shareholder a copy of the annual financial statements of the Corporation and the auditor's report thereon.

2.09      Persons Entitled to be Present:  The only persons entitled to attend a
          ------------------------------
meeting of shareholders shall be those persons entitled to notice thereof and others who although not entitled to notice are entitled or required under any provision of the Act or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

2.10      Chairman, Secretary, and Scrutineer:  The chairman of the board or in
          -----------------------------------
his absence a person designated by the board shall be chairman of any meeting of shareholders. If no such person is present within 15 minutes after the time appointed for the holding of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. One or more scrutineers, who need not be shareholders, may be appointed by the chairman or by a resolution of the shareholders.

2.11      Ouorum:  The quorum for the transaction of business at any meeting of
          ------
shareholders shall be two (2) persons present at the opening of the meeting each being a shareholder entitled to vote at the meeting or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting even though a quorum is not present throughout the meeting.


2.12      Persons Entitled to Vote:  Without prejudice to any other right to
          ------------------------
vote, every shareholder recorded on the shareholder list prepared in accordance with section 2.05 is entitled, at the meeting to which the list relates, to vote
             ----
the shares shown thereon opposite his name, except to the extent that the shareholder transfers ownership of any such shares after the record date for notice of the meeting and the transferee establishes that he owns the shares and requests not later than 48 hours (excluding Saturdays and holidays) before the meeting that his name be included in the list, in which case the transferee is entitled to vote such shares at the meeting. However, where two or more persons hold the same shares jointly, any one of them may in the absence of the others vote in respect of such shares but if more than one of such persons are

                                 Exhibit F - 3
present or represented and vote, they shall vote together as one on the shares Jointly held by them or not at all.

2.13.     Proxies:  Every shareholder, including a shareholder that is a body
          -------
corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or alternate proxyholders, who need not be shareholders, as his nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. The board may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding Saturdays and holidays) preceding the meeting or any adjournment thereof, before which proxies must be deposited with the Corporation or its agent. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no such time is specified in such notice, if it has been received by the secretary of the Corporation or the chairman of the meeting or any adjournment thereof before the time of voting.

2.14.     Voting:  At each meeting of shareholders every question proposed for
          ------
consideration by the shareholders shall be decided by a majority of the votes duly cast thereon, unless otherwise required by the articles or by-laws of the Corporation or by law. In case of an equality of votes the chairman of the meeting shall be entitled to a casting vote.

2.15      Show of Hands:  At each meeting of shareholders voting shall be by
          -------------
show of hands unless a ballot is required or demanded as hereinafter provided. Upon a show of hands every person present and entitled to vote on the show of hands shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot thereon be so required or demanded and such requirement or demand is not withdrawn, a declaration by the chairman of the meeting that the vote upon the question was carried or carried by a particular majority or carried, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of the result of the vote without proof of the number or proportion of votes cast for or against.

2.16      Ballots:   On any question proposed for consideration at a meeting of
          -------
shareholders a ballot may be required by the chairman or demanded by any person present and entitled to vote, either before or after any vote by show of hands. If a ballot is so required or demanded and such requirement or demand is not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting shall direct. Subject to the articles, upon a ballot each person present shall be entitled to one vote in respect of each share which he is entitled to vote at the meeting on the question.

                                 Exhibit F - 4

                                 ARTICLE THREE

                                   DIRECTORS

3.01.     Powers of the Board of Directors:  The board of directors shall manage
          --------------------------------
or supervise the management of the business and affairs of the Corporation.

3.02.     Qualifications:  A majority of the directors shall be resident
          --------------
Canadians, at least one-third of the directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation, and no person may be a director who is disqualified under the Act.

3.03.     Number and Quorum of Directors:  The shareholders shall by
          ------------------------------
special resolution determine from time to time or authorize the board to so determine the number of directors, including the number to be elected at the annual meeting, within the minimum and maximum number of directors from time to time provided for in the articles. The number of directors required from time to time to constitute a quorum for the transaction of business at a meeting of the board shall be 51% of the number of directors so determined at that time (or, if that is a fraction,the next larger whole number of directors). However, in no case shall the quorum be less than 40% of the minimum number of directors then provided for in the articles, or two directors, whichever is greater. Reference is made to section 3.10.
                   ----

 3.04.    Election and Term:  The directors shall be elected to hold office for
          -----------------
 a term expiring not later than the close of the third annual meeting of shareholders following their election or when their successors are duly elected.

 3.05.    Vacancies:  Notwithstanding vacancies, the remaining directors
          ---------
 may exercise all the powers of the board as long as a quorum of the board remains in office. Vacancies in the board may be filled in accordance with the Act.

 3.06.    Calling Meetings:  Meetings of the board shall be held from time to
          ----------------
 time at such places within or outside Ontario on such days and at such times as any two directors or the chief executive officer or any other officer designated by the board may determine. In any financial year of the Corporation a majority of the meetings of the board may be held within or outside Canada.

 3.07.    Notice:  Notice of the time and place of every meeting of the board
          ------
 shall be sent to each director not less than 48 hours (excluding Saturdays and holidays) if the meeting is held in Ontario, or 96 hours (excluding Saturdays and holidays) otherwise, before the time of the meeting. Reference is made to sections 6.07 to 6.11.
          ----    ----

3.08.     First Meeting of New Board:  Each newly constituted board may hold its
          --------------------------
first meeting without notice on the same day as the meeting of shareholders at which such board is elected.

                                 Exhibit F - 5

3.09      Regular Meetings:  The board may appoint a day or days in any months
          ----------------
for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed and to each director elected or appointed thereafter, but no other notice shall be required for any such regular meeting.

3.10.     Canadian Majority:  No business other than the filling of a vacancy on
          -----------------
the board shall be transacted at a meeting of the board unless a majority of the directors present are resident Canadians, except where a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting and a majority of resident Canadian directors would have been present had that director been present at the meeting.

3.11.     Meetinqs by Telephone:  If all the directors present at or
          ---------------------
participating in the meeting consent (which consent may be given at any time) a meeting of the board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and each director participating in such a meeting by such means shall be deemed to be present at the meeting.

3.12      Chairman:  The chairman of the board or in his absence a director
          --------
designated by the board or in his absence a director designated by the meeting shall be chairman of any meeting of the board.

3.13.     Voting:  At all meetings of the board every question shall be decided
          ------
by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a casting vote.

3.14.     Signed Resolutions:  When there is a quorum of directors in office, a
          -------------------
resolution in writing signed by all the directors entitled to vote thereon at a meeting of the board or any committee thereof is as valid as if passed at such meeting. Any such resolution may be signed in counterparts and if signed as of any date shall be deemed to have been passed on such date.

3.15.     Remuneration:  Directors may be paid such remuneration for acting as
          -------------
directors and such sums in respect of their out-of-pocket expenses incurred in performing their duties as the board may determine from time to time. Any remuneration or expenses so payable shall be in addition to any other amount payable to any director acting in another capacity.

3.16.     Committees:  The board shall appoint an audit committee and from time
          ----------
to time may appoint other committees of directors. The composition of each committee shall meet the requirements of the Act. Each committee shall have those powers and duties lawfully delegated to it by the board or provided by the Act. Unless otherwise determined by the board, each committee may fix its quorum, elect its chairman and

                                 Exhibit F - 6
adopt rules to regulate its procedure. Subject to the foregoing, the procedure of each committee shall be governed by the provisions of this by-law, which govern proceedings of the board so far as the same can, apply except that a meeting of a committee may be called by any member thereof (or by any member or the auditor, in the case of the audit committee)notice of any such meeting shall be given to each member of the committee (or each member and the auditor, in the case of the audit committee) and the meeting shall be chaired by the chairman of the committee or, in his absence, some other member of the committee. Each committee shall keep records of its proceedings and transactions and shall report all such proceedings and transactions to the board in a timely manner.


                                 ARTICLE FOUR

                            OFFICERS AND EMPLOYEES

4.01.     Appointment of Officers:  The board may from time to time appoint a
          -----------------------
chairman of the board, a vice-chairman of the board, a president, one or more senior vice-presidents and vice-presidents, a treasurer, a secretary, a controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. One person may hold more than one office. Except for the chairman of the board and the vice-chairman of the board, the officers so appointed need not be directors.

4.02.     Appointment of Non-Officers:  The board may also appoint+ other
          ---------------------------
persons to serve the Corporation in such other positions and with such titles, powers and duties as the board may determine from time to time.

4.03.     Terms of Employment:  The board may settle from time to time the
          -------------------
terms of employment of the officers and other persons appointed by it and may remove at its pleasure any such person without prejudice to his rights under any employment contract.

4.04.     Powers and Duties of Officers:  The board may from time to time
          -----------------------------
specify the duties of each officer, delegate to him powers to manage the business and affairs of the Corporation (including the power to sub-delegate) and change such duties and powers, all insofar as not prohibited by the Act. To the extent not otherwise so specified or delegated, and subject to the Act, the duties and powers of the officers of the Corporation shall be those usually pertaining to their respective offices.

4.05.     Incentive Plans: For the purposes of enabling key officers and
          ---------------
employees of the Corporation and its affiliates to participate in the growth of the Corporation and of providing effective incentives to such officers and employees, the board may establish such plans (including stock option plans and stock purchase plans) and make such rules and regulations with respect thereto, and such changes in such plans, rules

                                 Exhibit F - 7
and regulations, as the board may deem advisable from time to time. From time to time the board may designate the key officers and employees entitled to participate in any such plan. For the purposes of any such plan the Corporation may provide such financial assistance by means of loan, guarantee or otherwise to key officers and employees as is Permitted by the Act.


                                 ARTICLE FIVE

                CONDUCT OF DIRECTORS AND OFFICERS AND INDEMNITY

5.01.     Standard of Care:  Every director and officer of the Corporation in
          ----------------
exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonable prudent person would exercise in comparable circumstances.

5.02.     Disclosure of Interest:  A director or officer who now or in future is
          ----------------------
a party to, or is a director or officer of or has a material interest in another person who is a party to, any existing or proposed material contract or transaction with the Corporation shall in accordance with the Act disclose in writing to the Corporation or request to have entered in the minutes of meetings of the board the nature and extent of his interest. Except as permitted by the Act a director so interested shall not vote on any resolution to approve such contract or transaction. A general notice to the board by a director or officer that he is a director or officer of or has a material interest in a person and is to be regarded as interested in any contract made or transaction entered into with that person is a sufficient disclosure of interest in relation to any contract or transaction so made or entered into.

5.03.     Indemnity:  Every person who at any time is or has been a director or
          ---------
officer of the Corporation or who at any time acts or has acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representatives of every such person, shall at all times be indemnified by the Corporation in every circumstance where the Act so permits or requires. In addition and without prejudice to the foregoing and subject to the limitations in the Act regarding indemnities in respect of derivative actions, every person who at any time is or has been a director, officer or employee of the Corporation or properly incurs or has properly incurred any liability on behalf of the Corporation or who at any time acts or has acted at the Corporation's request (in respect of the Corporation or any other person), and his heirs and legal representatives, shall at all times be indemnified by the Corporation against all costs, charges and expenses, including an amount paid to settle an action or satisfy a fine or judgment, reasonably incurred by him in respect of or in connection with any civil, criminal or administrative action, proceeding or investigation (apprehended, threatened, pending, under way or completed) to which he is or may be made a party or in which he is or may become otherwise involved by

                                 Exhibit F - 8
reason of being or having been such a director, officer or employee or by reason of so incurring or having so incurred such liability or by reason of so acting or having so acted (or by reason of anything alleged to have been done, omitted or acquiesced in by him in any such capacity or otherwise in respect of any of the foregoing), and all appeals therefrom, if:

     (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

Nothing in this section shall affect any other right to indemnity to which any person may be or become entitled by contract or otherwise, and no settlement or plea of guilty in any action or proceeding shall alone constitute evidence that a person did not meet a condition set out in clause (a) or (b) of this section or any corresponding condition in the Act.

5.04.     Limitation of Liability:  So long as he acts honestly and in good
          -----------------------
faith with a view to the best interests of the Corporation, no person referred to in the preceding section shall be liable for any damage, loss, cost or liability sustained or incurred by the Corporation. However, nothing in this section shall relieve any director or officer of the Corporation from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach of such duty.

5.05.     Insurance:  Subject to the Act, the Corporation may purchase insurance
          ---------
or the benefit of any person referred to in section 5.03 against such
                                                    ----
liabilities and in such amounts as the board may determine from time to time.


                                  ARTICLE SIX

                                 MISCELLANEOUS

6.01.     Execution of Documents:  Any contracts and documents to be executed by
          ----------------------
the Corporation may be signed by any two of the chairman of the board, the vice-chairman of the board, the president, a senior vice-president, a vice-president, the secretary, the treasurer or the controller or by any one of the foregoing persons and a director, an assistant secretary, an assistant treasurer or an assistant controller. In addition, the board may from time to time indicate who may or shall sign any particular contract or document or class of contracts or documents. Any officer of the Corporation may affix the corporate seal to any contract or document and may certify a copy of any resolution or of any by-law or contract or document of the Corporation to be a true copy thereof. Subject to the Act, and if authorized by the board, the corporate seal of the Corporation and the signature of any signing

                                 Exhibit F - 9
officer may be mechanically or electronically reproduced upon any contracts or documents of the Corporation. Any such facsimile signature shall bind the Corporation notwithstanding that any signing officer whose signature is so reproduced may have ceased to hold office at the date of delivery or issue of such contracts or documents.

6.02.     Share Certificates:  Every shareholder is entitled at his option to a
          ------------------
share certificate stating the number, class and series designation, if any, of shares held by him as appears on the records of the Corporation, or a non-transferable written acknowledgement of his right to obtain such a share certificate. However, the Corporation is not bound to issue more than one share certificate or acknowledgement in respect of shares held jointly by several persons, and delivery of such certificate or acknowledgment to one of such persons is sufficient delivery to all of them. Share certificates and acknowledgements shall be in such forms as the board shall approve from time to time and, unless otherwise ordered by the board, shall be signed in accordance with section 6.01 and need not be under corporate seal. However, certificates
             ----
representing shares in respect of which a transfer agent has been appointed shall be signed manually by or on behalf of such transfer agent and other share certificates and acknowledgements shall be signed manually by at least one signing officer.

6.03.     Replacement of Share Certificates:  The board may prescribe either
          ---------------------------------
generally or in a particular case the conditions, in addition to those provided in the Act, upon which a new share certificate may be issued in place of any share certificate which is claimed to have been lost, destroyed or wrongfully taken, or which has become defaced.

6.04.     Registration of Transfer:  No transfer of shares need be recorded in
          ------------------------
tie register of transfers except upon presentation of the certificate representing such shares endorsed by the appropriate person under the Act, together with reasonable assurance that the endorsement is genuine and effective, and upon compliance with all other conditions set out in the Act.

6.05.     Dividends:  Subject to the Act and the articles the board may from
          ---------
time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. A dividend payable to any shareholder in money may be paid by cheque payable to the order of the shareholder and shall be mailed to the shareholder by prepaid mail addressed to him at his recorded address unless he @irects otherwise. In the case of joint holders the cheque shall be made payable to the order of all of them, unless such joint holders direct otherwise in writing. The mailing of a cheque as aforesaid, unless it is not paid on due presentation, shall discharge the Corporation's liability for the dividend to the extent of the amount of the cheque plus the amount of any tax thereon which the Corporation has properly withheld. If any dividend cheque sent is not received by the payee, the Corporation shall issue to such person a replacement cheque for a like amount on such reasonable terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board or any person designated by it may require.

                                Exhibit F - 10

6.06.     Dealings with Registered Shareholder:  Subject to the Act, the
          ------------------------------------
Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share and otherwise to exercise all the rights and powers of a holder of the share. The Corporation may, however, treat as the registered shareholder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his authority to exercise the rights relating to a share of the Corporation.

6.07.     Method of Giving Notice:  Any notice or document required or permitted
          -----------------------
to be sent by the Corporation to any person, may be mailed by prepaid Canadian mail in' a sealed envelope addressed to, or may be delivered personally to, such person at his recorded address, or may be sent by any other means permitted under the Act. If so mailed, the notice or document shall be deemed to have been received by the addressee on the fifth clear day after mailing. The secretary may change the recorded address of any person in accordance with any information the secretary believes to be reliable.

6.08.     Undelivered Notices:  If notices or documents mailed to a shareholder
          -------------------
pursuant to section 6.07 are returned on three consecutive occasions because he
                    ----
cannot be found, the Corporation need not send any further notices or documents to such shareholder until he informs the Corporation in writing of his new address.

6.09.     Computation of Days:  In computing any period of days or clear days
          -----------
under the articles or by-laws or the Act, the period shall be deemed to commence on the day following the event that begins the period and shall be deemed to end at midnight on the last day of the period except that if the last day of the period falls on a holiday, the period shall and at midnight of the day next following that is not a holiday.

6.10.     Omissions and Errors:  The accidental omission to give any notice to
          --------------------
any person, or the non-receipt of any notice by any person or any immaterial error in any notice shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

6.11.     Waiver of Notice:  Any person entitled to attend a meeting of
          ----------------
shareholders or directors or a committee thereof may in any manner and at any time waive notice thereof, and attendance of any shareholder or his proxyholder or authorized representative or of any other person at any meeting is a waiver of notice thereof by such shareholder or other person except where the attendance is for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. In addition, where any notice or document is required to be given under the articles or by-laws or the Act, the notice may be waived or the time for sending the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Any meeting may be held without

                                Exhibit F - 11
notice or on shorter notice than that provided for in the by-laws if all persons not receiving the notice to which they are entitled waive notice of or accept short notice of the holding of such meeting.


                                 ARTICLE SEVEN

                                 TRANSITIONAL

7.01.     Repeal of By-laws:  By-law Nos. 1-6 are repealed without affecting
          -----------------
their operation to date or the validity of any act done. Contract made, right or privilege acquired or liability or obligation incurred thereunder and without prejudice to any authority exercisable by the board of directors hereafter. All directors, officers and other persons holding office or appointment under such repealed by-laws immediately prior to the coming into force of this by-law shall continue to act as if appointed under this by-law by the board or any committee thereof or by the shareholders or the holders of any class or series of shares and having continuing effect immediately prior to the coming into force of this by-law shall continue in effect except to the extent inconsistent with this by-law and until amended or repealed.

7.02.     Effective Date:  This by-law shall come into force as soon as
          --------------
the articles of amendment removing the private company restrictions are obtained by the Corporation.

                                Exhibit F - 12

                                    EXHIBIT G

                             AMENDED AND RESTATED

                  CERTIFICATE OF INCORPORATION OF ATSI-DELAWARE



                                  Exhibit G - 1

                                   EXHIBIT G


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION

                                      OF

                               ATSI MERGER CORP.

                          (HEREINAFTER TO BE KNOWN AS
                   AMERICAN TELESOURCE INTERNATIONAL, INC.)


          THE UNDERSIGNED, Arthur L. Smith, President and Chief Executive Officer of ATSI Merger Corp., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify as follows:

          1. The name of the Company is ATSI Merger Corp. The Certificate of Incorporation of ATSI Merger Corp. was originally filed with the Secretary of State of Delaware on June 7, 1996, as ATSI Merger Corp.

          2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to the stockholders entitled to such notice.

          3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation, as amended, of this Company. The text of the Certificate of Incorporation, as amended, of the Company is hereby amended and restated to read in its entirety as follows:


                                  ARTICLE I.

                                     NAME

          The name of the Company is American TeleSource International, Inc.


                                  ARTICLE II.

                                   BUSINESS

          The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE III.

                           AUTHORIZED CAPITAL STOCK

     A.   Authorization of Shares
          -----------------------

          The total number of shares of capital stock which the Company shall have the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock").

     B.   Common Stock
          ------------

          (1)  Dividends.  The holders of shares of Common Stock shall be
               ---------
     entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Company, subject to any preferential payments to which the holders of shares of any series of Preferred Stock shall be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock.

          (2)  Liquidation.  In the event of any liquidation, dissolution or
               -----------
     winding up of the Company, whether voluntary or involuntary, after payment shall have been made to any holders of shares of any series of Preferred Stock then outstanding of the full amounts of preferential payments to which they shall respectively be entitled as may be stated and expressed pursuant to the resolution establishing any such series of Preferred Stock, the holders of shares of Common Stock then outstanding shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Company available for distribution to its shareholders.

          (3)  Voting Rights.  All shares of Common Stock shall be identical
               -------------
     with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

     C.   Preferred Stock
          ---------------

          The Board of Directors is authorized to establish, from time to time, one or more series of any class of shares, to increase or decrease the number within each series, and to fix the designations, powers, preferences and relative, participating, optional or other rights of such series and any qualifications, limitations or restrictions thereof.


                                  ARTICLE IV.

                               REGISTERED OFFICE

     The street address of the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, and the name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE V.

                             ELECTION OF DIRECTORS

     A. The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Company's Board of Directors (the "Board"). The total number of directors constituting the entire Board shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board.

     B. The Board shall be divided into three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1997 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1997 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1997 fiscal year. The foregoing notwithstanding, except as otherwise provided in this Certificate or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to any resolution or resolutions of the Board designating a series of Preferred Stock, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

     C. Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     D. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then-outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VI.

                            MEETINGS OF STOCKHOLDERS

     A. Meetings of stockholders of the Company ("Stockholder Meetings") may be held within or without the State of Delaware, as the Bylaws may provide. Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, special Stockholder Meetings may be called only by (i) the President of the Company or (ii) the Board pursuant to a resolution adopted by a majority of the then-authorized number of directors of the Company. Special Stockholder Meetings may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Bylaws of the Company (the "Bylaws") shall so provide.

     B. In addition to the powers conferred on the Board by this Certificate and by the Delaware General Corporation Law, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Company, to adopt, amend or repeal the Bylaws, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special Stockholder Meetings by persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Company before an annual or special meeting of stockholders of the Company.

                                 ARTICLE VII.

                              STOCKHOLDER CONSENT

     Except as otherwise provided in any resolution or resolutions of the Board designating a series of Preferred Stock, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                 ARTICLE VIII.

                            LIMITATION OF LIABILITY

     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Company or stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after the date of filing of this Certificate to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.


                                  ARTICLE IX.

                                  SECTION 203

     The Company shall be governed by Section 203 of the Delaware General Corporation Law.


                                  ARTICLE X.

                                INDEMNIFICATION

     The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section 145. In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification. The Company may, in the sole discretion of the Board, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board deems advisable, as permitted by such section. The Company shall promptly make or cause to be made any determination which Section 145 requires.

                                  ARTICLE XI.

                       AMENDMENT OF CORPORATE DOCUMENTS

     A.   Certificate.  Whenever any vote of the holders of voting shares of
          -----------
capital stock of the Company is required by law to amend, alter, repeal or rescind any provision of this Certificate, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock, as provided in any resolution or resolutions of the Board designating a series of Preferred Stock, such alteration, amendment, repeal or rescission (a "Change") of any provision of this Certificate must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided, however, that if any such Change relates to Articles III, V, VI, VII, VIII, IX, X or to this Article XI, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors.

          Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this article.

     B.   Bylaws.  In addition to any affirmative vote required by law, any
          ------
Change of the Bylaws may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors, or (ii) by the stockholders by the affirmative vote of the holders of at least 662/3% of the combined voting power of the then-outstanding voting shares of capital stock of the Company, voting together as a single class.

                                 ARTICLE XII.

                                   EXISTENCE

     The Company is to have perpetual existence.


                                 ARTICLE XIII.

                                RELATED PARTIES

     A. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or

          (3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee or the stockholders.

     B. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.


     SIGNED this 10th day of September, 1997.



                                          /s/ ARTHUR L. SMITH
                                          --------------------------------------
                                          President and Chief Executive Officer

                                   EXHIBIT H

                           BYLAWS OF ATSI-DELAWARE.



                                     BYLAWS



                                       OF


                              AMERICAN TELESOURCE
                              INTERNATIONAL, INC.




                                 EXHIBIT H - 1

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I.         OFFICES .............................................................   1
   Section 1.1.    Registered Office ...................................................   1
                   -----------------
   Section 1.2.    Additional Offices ..................................................   1
                   ------------------

ARTICLE II.        STOCKHOLDERS MEETINGS ...............................................   1
   Section 2.1.    Annual Meetings .....................................................   1
                   ---------------
   Section 2.2.    Special Meetings ....................................................   1
                   ----------------
   Section 2.3.    Notices .............................................................   1
                   -------
   Section 2.4.    Quorum ..............................................................   1
                   ------
   Section 2.5.    Organization and Conduct of Meetings ................................   2
                   ------------------------------------
   Section 2.6.    Notification of Stockholder Business ................................   2
                   ------------------------------------
   Section 2.7.    Voting of Shares ....................................................   3
                   ----------------
                   2.7.1.   Voting Lists ...............................................   3
                            ------------
                   2.7.2.   Votes Per Share ............................................   3
                            ---------------
                   2.7.3.   Proxies ....................................................   4
                            -------
                   2.7.4.   Required Vote ..............................................   4
                            -------------
                   2.7.5.   Consents in Lieu of Meeting ................................   4
                            ---------------------------
   Section 2.8.    Inspectors of Election ..............................................   4
                   ----------------------

ARTICLE III.       DIRECTORS ...........................................................   5
   Section 3.1.    Purpose .............................................................   5
                   -------
   Section 3.2.    Number and Class ....................................................   5
                   ----------------
   Section 3.3.    Election ............................................................   5
                   --------
   Section 3.4.    Notification of Nominations .........................................   5
                   ---------------------------
   Section 3.5.    Vacancies and Newly Created Directorships ...........................   6
                   -----------------------------------------
                   3.5.1.   Vacancies ..................................................   6
                            ---------
                   3.5.2.   Newly Created Directorships ................................   6
                            ---------------------------
   Section 3.6.    Removal .............................................................   7
                   -------
   Section 3.7.    Compensation ........................................................   7
                   ------------

ARTICLE IV.        BOARD MEETINGS ......................................................   7
   Section 4.1.    Regular Meetings ....................................................   7
                   ----------------
   Section 4.2.    Special Meetings ....................................................   7
                   ----------------
   Section 4.3.    Organization, Conduct of Meetings ...................................   7
                   ---------------------------------
   Section 4.4.    Quorum, Required Vote ...............................................   7
                   ---------------------
   Section 4.5.    Consent In Lieu of Meeting ..........................................   8
                   --------------------------

ARTICLE V.         COMMITTEES OF DIRECTORS .............................................   8
   Section 5.1.    Establishment; Standing Committees ..................................   8
                   ----------------------------------
                   5.1.1.   Executive Committee ........................................   8
                            -------------------
                   5.1.2.   Finance Committee ..........................................   8
                            -----------------
                   5.1.3.   Conflicts and Audit Committee ..............................   8
                            -----------------------------

                                  Exhibit H-i

                   5.1.4.   Compensation Committee .....................................   9
                            ----------------------
   Section 5.2.    Available Powers ....................................................   9
                   ----------------
   Section 5.3.    Unavailable Powers ..................................................   9
                   ------------------
   Section 5.4.    Alternate Members ...................................................  10
                   -----------------
   Section 5.5.    Procedures ..........................................................  10
                   ----------

ARTICLE VI.        OFFICERS ............................................................  10
   Section 6.1.    Executive Officers; Term of Office ..................................  10
                   ----------------------------------
   Section 6.2.    Powers and Duties ...................................................  11
                   -----------------
                   6.2.1.   President ..................................................  11
                            ---------
                   6.2.2.   Vice Presidents ............................................  11
                            ---------------
                   6.2.3.   Secretary ..................................................  11
                            ---------
                   6.2.4.   Treasurer ..................................................  11
                            ---------
                   6.2.5.   Assistant Secretary ........................................  11
                            -------------------
                   6.2.6.   Assistant Treasurer ........................................  12
                            -------------------
   Section 6.3.    Resignations and Removal ............................................  12
                   ------------------------
   Section 6.4.    Vacancies ...........................................................  12
                   ---------
   Section 6.5.    Compensation, Vacancies .............................................  12
                   -----------------------
   Section 6.6.    Additional Powers and Duties ........................................  12
                   ----------------------------
   Section 6.7.    Voting Upon Stocks ..................................................  12
                   ------------------

ARTICLE VII.       SHARE CERTIFICATES...................................................  13
   Section 7.1.    Entitlement to Certificates .........................................  13
                   ---------------------------
   Section 7.2.    Multiple Classes of Stock ...........................................  13
                   -------------------------
   Section 7.3.    Signatures ..........................................................  13
                   ----------
   Section 7.4.    Issuance and Payment ................................................  13
                   --------------------
   Section 7.5.    Lost, Stolen or Destroyed Certificates ..............................  13
                   --------------------------------------
   Section 7.6.    Transfer of Stock ...................................................  14
                   -----------------
   Section 7.7.    Registered Stockholders .............................................  14
                   -----------------------

ARTICLE VIII.      INDEMNIFICATION .....................................................  14
   Section 8.1.    General .............................................................  14
                   -------
   Section 8.2.    Actions by or in the Right of the Company ...........................  14
                   -----------------------------------------
   Section 8.3.    Board Determinations ................................................  15
                   --------------------
   Section 8.4.    Advancement of Expenses .............................................  15
                   -----------------------
   Section 8.5.    Nonexclusive ........................................................  15
                   ------------
   Section 8.6     Indemnification of Employees and Agents of the Company ..............  15
                   ------------------------------------------------------
   Section 8.7.    Insurance ...........................................................  16
                   ---------
   Section 8.8.    Certain Definitions .................................................  16
                   -------------------
   Section 8.9.    Change in Governing Law .............................................  16
                   -----------------------

ARTICLE IX.        INTERESTED DIRECTORS, OFFICERS AND
                   STOCKHOLDERS ........................................................  16

   Section 9.1.    Validity ............................................................  16
                   --------
   Section 9.2.    Disclosure, Approval ................................................  17
                   --------------------
   Section 9.3.    Nonexclusive ........................................................  17
                   ------------

                                 Exhibit H-ii

ARTICLE X.         MISCELLANEOUS                                                          17
   Section 10.1    Place of Meetings ...................................................  17
                   -----------------
   Section 10.2.   Fixing Record Dates .................................................  17
                   -------------------
   Section 10.3.   Means of Giving Notice ..............................................  18
                   ----------------------
   Section 10.4.   Waiver of Notice ....................................................  18
                   ----------------
   Section 10.5.   Attendance via Communications Equipment .............................  18
                   ---------------------------------------
   Section 10.6.   Dividends ...........................................................  18
                   ---------
   Section 10.7.   Reserves ............................................................  18
                   --------
   Section 10.8.   Reports to Stockholders .............................................  18
                   -----------------------
   Section 10.9.   Checks, Notes and Contracts .........................................  18
                   ---------------------------
   Section 10.10.  Loans ...............................................................  19
                   -----
   Section 10.11.  Fiscal Year .........................................................  19
                   ----------
   Section 10.12.  Seal ................................................................  19
                   ----
   Section 10.13.  Books and Records ...................................................  19
                   -----------------
   Section 10.14.  Resignation .........................................................  19
                   -----------
   Section 10.15.  Surety Bonds ........................................................  19
                   ------------
   Section 10.16.  Amendments ..........................................................  20
                   ---------

                                 Exhibit H-iii

                                    BYLAWS
                                      OF


                              AMERICAN TELESOURCE
                              INTERNATIONAL, INC.



                                  ARTICLE I.

                                   OFFICES

     Section 1.1.  Registered Office.  The registered office of the Company
                   -----------------
within the State of Delaware shall be located at the principal place of business in said state of such Company or individual acting as the Company's registered agent in Delaware.

     Section 1.2.  Additional Offices.  The Company may, in addition to its
                   ------------------
registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the Board) may from time to time determine or as the business and affairs of the Company may require.


                                  ARTICLE II.

                             STOCKHOLDERS MEETINGS

     Section 2.1.  Annual Meetings.  Annual meetings of stockholders shall be
                   ---------------
held at a place and time on any weekday which is not a holiday as shall be designated by the Board and stated in the notice of the meeting, at which meeting the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

     Section 2.2.  Special Meetings.  Special meetings of the stockholders, for
                   ----------------
any purpose or purposes, shall be called in the manner prescribed by Article VI of the Certificate of Incorporation (the Certificate).

     Section 2.3.  Notices.  Written notices of each stockholders meeting
                   -------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at the address of such stockholder as reflected in the records of the Company. Such notice shall be given by or at the direction of the party calling such meeting not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is being called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

     Section 2.4.  Quorum.  At any stockholders meeting, the holders present in
                   ------
person or by proxy of a majority of the voting power of the shares of capital stock of the Company entitled to vote thereat shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate, in which case the representation of the number of shares so required shall constitute a quorum).

                                 Exhibit H - 1

     The holders of a majority of the voting power of the Shares of capital stock of the Company entitled to vote which are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5.  Organization and Conduct of Meetings.  Such person as the
                   ------------------------------------
Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his absence, such person as may be chosen by the holders of shares representing a majority of the votes which could be cast by those present, in person or by proxy and entitled to vote, shall call to order any meeting of the stockholders and act as chairman of the meeting.

     The Secretary shall act as secretary of all stockholders meetings; but, in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and for the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitation on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Proceedings at every stockholders meeting shall, at the election of the chairman, comply with Robert's Rules of Order (latest published edition).

     Section 2.6.  Notification of Stockholder Business.  All business properly
                   ------------------------------------
brought before an annual meeting shall be transacted at such meeting. Subject to the right of stockholders to elect a chairman of the meeting, as set forth in
Section 2.5, business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by

                                 Exhibit H - 2
or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the annual meeting; provided, however, that if the annual meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to bring such business before the meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public, disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the stockholder, if any, in such business. The chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure. For this Section 2.6, public disclosure shall be deemed to first be given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 2.7.  Voting of Shares.
                   ----------------

          Section 2.7.1.  Voting Lists.  The officer or agent who has charge of
                          ------------
the stock ledger of the Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at said meeting.

          Section 2.7.2.  Votes Per Share.  Each outstanding share of capital
                          ---------------
stock shall be entitled to vote in accordance with the provisions for voting included in the Certificate. In determining the number of shares of stock required by law, by the Certificate or by the Bylaws

                                 Exhibit H - 3
to be represented for any purpose, or to determine the outcome of any matter submitted to stockholders for approval or consent, the number of shares represented or voted shall be weighted in accordance with the provisions of the Certificate regarding voting powers of each class of stock. Any reference in these Bylaws to a majority or a particular percentage of the voting stock or a majority or a particular percentage of the capital stock shall be deemed to refer to a majority or a particular percentage, respectively, of the voting power of such stock. Issues shall be determined by a class vote only when a class vote is required by law or the Certificate.

          Section 2.7.3.  Proxies.  Every Stockholder entitled to vote at a
                          -------
meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

          Section 2.7.4.  Required Vote.  When a quorum is present at any
                          -------------
meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Certificate or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 2.7.5.  Consents in Lieu of Meeting.  Pursuant to Article VII
                          ---------------------------
of the Company's Certificate, no action that is required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless, subject to certain exceptions contained in the Certificate, the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

     Section 2.8.  Inspectors of Election.  The Company shall, in advance of any
                   ----------------------
meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Company, to act at the meeting or any adjournment thereof and to make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman or the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

     The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares of capital stock of the Company outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Company represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

                                 Exhibit H - 4
and (e) certify their determination of the number of shares of capital stock of the Company represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Company, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.


                                 ARTICLE III.

                                  DIRECTORS

     Section 3.1.  Purpose.  The business and affairs of the Company shall be
                   -------
managed by or under the direction of the Board acting by not less than a majority of the directors then in office. The Board shall exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

     Section 3.2.  Number and Class.  The number of directors constituting the
                   ----------------
Board shall never be less than one (1), and shall be determined by resolution of the Board. At each election held after the initial elections, directors elected to succeed such directors whose terms expire shall be elected for a term of office which shall expire at the third succeeding annual meeting of stockholders after their election. The foregoing notwithstanding, except as otherwise provided in the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to the provisions of the Certificate or any resolution or resolutions of the Board designating a series of preferred stock of the Company, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors. Except as otherwise provided in the Certificate, directors need not be stockholders.

     Section 3.3.  Election.  Directors shall be elected by the stockholders by
                   --------
plurality vote at a stockholders meeting as provided in the Certificate and these Bylaws, and each director shall hold office until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal from office.

     Section 3.4.  Notification of Nominations.  Subject to the rights of the
                   ---------------------------
holders of any one or more series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special

                                 Exhibit H - 5
meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the meeting; provided, however,that if the meeting is adjourned, and the Company is required by Delaware law to give notice to stockholders of the adjourned meeting date, written notice of such stockholder's intent to make such nomination at such adjourned meeting must be delivered to or received by the Secretary no later than the close of business on the fifth day following the earlier of (1) the date the Company makes public disclosure of the date of the adjourned meeting or (2) the date on which notice of such adjourned meeting is first given to stockholders. Each notice given by such stockholder shall set forth: (A) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (E) the written consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure. For this
Section 3.4, public disclosure shall be deemed to be first given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 3.5.  Vacancies and Newly Created Directorships.
                   -----------------------------------------

          Section 3.5.1.  Vacancies.  Any vacancy occurring in the Board shall
                          ---------
be filled in accordance with Article V of the Certificate. A director elected to fill a vacancy shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office.

          Section 3.5.2.  Newly Created Directorships.  A directorship to be
                          ---------------------------
filled because an increase in the number of directors shall be filled in accordance with Article V of the Certificate. A director elected to fill a newly-created directorship shall hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal from office.

                                 Exhibit H - 6

     Section 3.6.  Removal.  Any director or the entire Board may be removed in
                   -------
accordance with the procedures set forth in Article V of the Certificate.

     Section 3.7.  Compensation.  Unless otherwise restricted by law, the
                   ------------
Certificate or these Bylaws, the Board shall have the authority to fix compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation.


                                  ARTICLE IV.

                                BOARD MEETINGS

     Section 4.1.  Regular Meetings.  Regular meetings of the Board shall be
                   ----------------
held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board; but a notice of the fixing or changing of the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held pursuant to the notice.

     Section 4.2.  Special Meetings.  Special meetings of the Board (i) may be
                   ----------------
called by the President and (ii) shall be called by the President or Secretary on the written request of two or more directors. Notice of each special meeting of the Board shall be given to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the Certificate or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

     Section 4.3.  Organization, Conduct of Meetings.  The Board of Directors
                   ---------------------------------
may, if it chooses, elect a Chairman of the Board and a Vice Chairman of the Board from its members. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary of the Corporation, if present, shall act as secretary of the meeting; but in his absence the secretary of the meeting shall be such person as the chairman of the meeting appoints.

     Section 4.4.  Quorum, Required Vote.  A majority of the directors shall
                   ---------------------
constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the

                                 Exhibit H - 7
meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Section 4.5.  Consent In Lieu of Meeting.  Unless otherwise restricted by
                   --------------------------
the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken by written consent in lieu of a meeting in accordance with applicable provisions of law.


                                  ARTICLE V.

                            COMMITTEES OF DIRECTORS

     Section 5.1.  Establishment; Standing Committees.  The Board may by
                   ----------------------------------
resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Such committees may include the following standing committees, which committees, if established, shall have and may exercise the following powers and authority.

          Section 5.1.1.  Executive Committee.  The Executive Committee shall
                          -------------------
have and may exercise all the powers of the Board delegable, by law in the management of the business and affairs of the Company, unless the resolution creating such committee or further defining its powers provides otherwise, in which case the Executive Committee shall have and exercise the powers so provided in such resolution or resolutions. The Executive Committee shall be comprised of the Chairman of the Board and such other director or directors as the Board by resolution shall appoint thereto. In addition to the foregoing, the Executive Committee shall have such other powers and duties as shall be specified by the Board in a resolution or resolutions.

          Section 5.1.2.  Finance Committee.  The Finance Committee shall, from
                          -----------------
time to time, meet to review the Company's consolidated operating and financial affairs, both with respect to the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Finance Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Finance Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Finance Committee shall be determined by the Board by resolution.

          Section 5.1.3.  Conflicts and Audit Committee.  The Conflicts and
                          -----------------------------
Audit Committee shall, from time to time, but no less than two times per year, meet to review and monitor the financial and cost accounting practices and procedures of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. In addition, the Conflicts and Audit Committee shall recommend an independent public accountant to audit the Company's financial statements and perform other accounting services for the Company to the Board for submission to the stockholders for approval. Furthermore, the Conflicts and Audit Committee will, at the request of the Board by resolution, review specific matters as to which the Board believes there may be a conflict of interest between the Company

                                 Exhibit H - 8
and an affiliate, officer and/or director of the Company to determine if the resolution of such conflict proposed by the Board or management of the Company, as the case may be, is fair and reasonable. The composition of the Conflicts and Audit Committee shall meet the requirements of any national securities exchange or national market system on which the Company lists any of its capital stock. The Conflicts and Audit Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Conflicts and Audit Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Conflicts and Audit Committee shall be determined by the Board by resolution. In addition to the foregoing, the specific duties of the Conflicts and Audit Committee shall be determined by the Board by resolution. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

          Section 5.1.4.  Compensation Committee.  The Compensation Committee
                          ----------------------
shall, from time to time, meet to review the various compensation plans, policies and practices of the Company and its subsidiaries, if any, and to report its findings and recommendations to the Board for final action. The Compensation Committee shall not be empowered to approve any corporate action, of whatever kind or nature, and the recommendations of the Compensation Committee shall not be binding on the Board, except when, pursuant to Section 5.2, such power and authority have been specifically delegated to such committee by the Board by resolution. In addition to the foregoing, the specific duties of the Compensation Committee shall be determined by the Board by resolution.

     Section 5.2.  Available Powers.  Any committee established pursuant to
                   ----------------
Section 5.1, including the Executive Committee, the Finance Committee, the Conflicts and Audit Committee and the Compensation Committee, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee, and as limited by law, the Certificate, and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware (the
DGCL), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the company.

     Section 5.3.  Unavailable Powers.  No committee of the Board shall have the
                   ------------------
power or authority to amend the Certificate (except in connection with the issuance of capital stock as provided in the previous Section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property gad assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the

                                 Exhibit H - 9

Certificate expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

     Section 5.4.  Alternate Members.  In the absence or disqualification of a
                   -----------------
member of a committee, (i) the Board may designate one or more directors as alternate members of any such committee or (ii) the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided, however, that any person or persons appointed pursuant to subparagraph (i) or (ii) are qualified to serve on such committee in accordance with these Bylaws and/or the resolutions establishing the same.

     Section 5.5.  Procedures.  Time, place and notice, if any, of meetings of a
                   ----------
committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board to serve on such committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate, these Bylaws or the resolution or resolutions establishing such committee. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Any member of any committee established pursuant to Section 5.1 shall serve until his successor is duly elected by the Board and qualified or until the earlier of his death or his resignation or removal from such committee or the Board. The Board by resolution shall have at any time and from time to time the power to change the membership of, fill any vacancies in, or dissolve any, committee established pursuant to Section 5.1; provided, however, that in no event shall the Audit and Conflicts Committee be dissolved once it is established nor shall the membership of any committee, including, without limitations the Audit and Conflicts Committee and the Executive Committee, be altered in any way if such alteration would cause such committee to fail to meet its membership standards as set forth in the resolutions or resolutions of the Board creating such committee.


                                  ARTICLE VI.

                                   OFFICERS

     Section 6.1.  Executive Officers; Term of Office.  The Board shall elect a
                   ----------------------------------
President, Secretary and Treasurer. The Board may elect one or more Vice Presidents (with such descriptive titles, if any, as the Board shall deem appropriate), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board may determine. Vice Presidents, Assistant Secretaries and Assistant Treasurers may also be appointed by the President as provided in Section 6.2.1. Each officer shall hold office until his
                         -------------
successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in these Bylaws. Any number of offices may be held by the same person. The Board may require any officer to give bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine.

                                 Exhibit H - 10

     Section 6.2.  Powers and Duties.  The officers of the Company shall have
                   -----------------
such powers and duties in the management of the Company as may be provided by applicable laws, the Certificate and these Bylaws, and as may be prescribed by the Board and, to the extent not so provided, as generally pertain and are incident to their respective offices, subject to the control of the Board. Without limiting the generality of the foregoing, the following officers shall have the respective duties and powers enumerated below:

          Section 6.2.1.  President.  The President shall be the chief executive
                          ---------
officer of the Company. He shall have the responsibility for the general management and control of the business and affairs of the Company and shall perform all duties and have all powers which are commonly incident to the office of chief executive. The President may sign and execute, in the name of the Company, stock certificates, deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except when signing and execution thereof shall be expressly and exclusively delegated by the Board or the Bylaws to some other person, or shall be required by law to be signed otherwise. The President shall also have the power to appoint Vice Presidents, Assistant Secretaries and Assistant Treasurers as he deems necessary from time to time. The President may remove such appointed officers at any time for or without cause. The President shall have general supervision and direction of all other officers, employees and agents of the Company.

          Section 6.2.2.  Vice Presidents.  The Vice President, or if there be
                          ---------------
more than one, the Vice Presidents in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe. The Vice President may sign certificates evidencing shares of stock of the Company.

          Section 6.2.3.  Secretary.  The Secretary shall issue all authorized
                          ---------
notices for, and shall keep minutes of, all meetings of stockholders and the Board. He may sign certificates evidencing shares of stock of the Company. He shall have custody of the corporate seal and shall have authority to affix the seal to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The Secretary shall keep and account for all books, documents, papers and records of the Company except those for which some other officer or agent is properly accountable.

          Section 6.2.4.  Treasurer.  The Treasurer shall be the chief
                          ---------
accounting and financial officer of the Company. He shall have the custody of the corporate funds and securities, and shall disburse the funds of the Company as are authorized. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and, when requested by the President or Board, shall render from time to time an accounting of all such transactions and of the financial condition of the Company. The Treasurer may sign certificates evidencing shares of stock of the Company.

          Section 6.2.5.  Assistant Secretary.  The Assistant Secretary, or if
                          -------------------
there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the

                                 Exhibit H - 11

Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board may from time to time prescribe.

          Section 6.2.6.  Assistant Treasurer.  The Assistant Treasurer, or if
                          -------------------
there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer or Board may from time to time prescribe.

     Section 6.3.  Resignations and Removal.  Any officer may resign at any time
                   ------------------------
by giving written notice to the Board or, if the President is not resigning, to the President of the Company. Such resignation shall take effect at the time therein specified, or if no time is specified, upon receipt. Unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. All officers serve at the pleasure of the Board; any elected or appointed officer may be removed at any time for or without cause by the Board. Officers appointed by the President may also be removed at any time for or without cause by the President.

     Section 6.4.  Vacancies.  Any vacancy in any office because of death,
                   ---------
resignation, removal, disqualification or any other cause shall be filled for the unexpired term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

     Section 6.5.  Compensation, Vacancies.  The Board shall have the power to
                   -----------------------
establish the compensation of officers of the Company or authorize the Company to enter into an agreement with an affiliate whereby the services of such officers, along with certain other services specified therein, are provided to the Company for a fee. To the extent not governed by such an agreement, the Board shall fill any vacancy in an office. Any of the powers granted in this Section may be delegated to a committee established pursuant to Section 5.1. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director. For this Section, "affiliate" shall include (i) any entity that is an "affiliate" within the meaning set forth in Section 12b-2 of Regulation 12B promulgated under the Securities Exchange Act of 1934, as amended, and (ii) any officer or director of an "affiliate" as defined therein.

     Section 6.6.  Additional Powers and Duties.  In addition to the foregoing
                   ----------------------------
especially enumerated powers and duties, the several officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the Certificate or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

     Section 6.7.  Voting Upon Stocks.  Unless otherwise ordered by the Board,
                   ------------------
the President or any other officer of the Company designated by the President shall have full power and authority on behalf of the Company to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation or entity in which the Company may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Company, as the owner or holder thereof, might have

                                 Exhibit H - 12
possessed and exercised if present. The President or any other officer of the Company designated by the President may also execute and deliver on behalf of the Company powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Company. The Board may, from time to time, by resolution confer like powers upon any other person or persons.


                                 ARTICLE VII.

                              SHARE CERTIFICATES

     Section 7.1.  Entitlement to Certificates.  Every holder of the capital
                   ---------------------------
stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

     Section 7.2.  Multiple Classes of Stock.  If the Company shall be
                   -------------------------
authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

     Section 7.3.  Signatures.  Each certificate representing capital stock of
                   ----------
the Company shall be signed by or in the name of, the Company by (1) the President or a Vice President; and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

     Section 7.4.  Issuance and Payment.  Subject to any provision of applicable
                   --------------------
law, the Certificate or these Bylaws, shares of capital stock of the Company may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid.

     Section 7.5.  Lost, Stolen or Destroyed Certificates.  The Board may direct
                   --------------------------------------
a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When

                                 Exhibit H - 13
authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 7.6.  Transfer of Stock.  Upon surrender to the Company or its
                   -----------------
transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

     Section 7.7.  Registered Stockholders.  The Company shall be entitled to
                   -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                 ARTICLE VIII.

                                INDEMNIFICATION

     Section 8.1.  General.  The Company shall indemnify any person who was or
                   -------
is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his conduct was unlawful.

     Section 8.2.  Actions by or in the Right of the Company.  The Company shall
                   -----------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor

                                 Exhibit H - 14
because he is or was a director or officer of the Company, or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 8.3.  Board Determinations.  Any indemnification under Sections 8.1
                   --------------------
and 8.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (which may be counsel ordinarily used by, the Company) in a written opinion, or (3) by the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     Section 8.4.  Advancement of Expenses.  Expenses incurred by a director or
                   -----------------------
officer of the Company in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Company) or may (in the case of any pending threatened action, suit or proceeding against an officer) be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law or in this Article VIII.

     Section 8.5.  Nonexclusive.  The indemnification and advancement of
                   ------------
expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the Company seeking indemnification or advancement of expenses may be entitled under any other provision of there Bylaws or by the Certificate, an agreement, a vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 8.6  Indemnification of Employees and Agents of the Company.  The
                  ------------------------------------------------------
Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Company to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Company.

                                 Exhibit H - 15

     Section 8.7.  Insurance.  The Company may purchase and maintain insurance
                   ---------
on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under provisions of applicable law, the Certificate or this Article VIII.

     Section 8.8.  Certain Definitions.  For this Article VIII, (a) references
                   -------------------
to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with, respect to an employee benefit plan; and (d) references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this
Article VIII.

     Section 8.9.  Change in Governing Law.  Upon any amendment or addition to
                   -----------------------
Section 145 of the DGCL or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the DGCL, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) because he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.


                                  ARTICLE IX.

                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

     Section 9.1.  Validity.  Any contract or other transaction between the
                   --------
Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are

                                 Exhibit H - 16
directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer, or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

     Section 9.2.  Disclosure, Approval.  The foregoing shall, however, apply
                   --------------------
only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

          (1) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority to carry the vote; or

          (2) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested stockholder to be counted for quorum and voting purposes.

     Section 9.3.  Nonexclusive.  This provision shall not be construed to
                   ------------
invalidate any contract or transaction which would be valid in the absence of this provision.


                                  ARTICLE X.

                                 MISCELLANEOUS

     Section 10.1  Place of Meetings.  All stockholders, directors and committee
                   -----------------
meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

     Section 10.2. Fixing Record Dates.  So that the Company may determine the
                   -------------------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or to effect any other lawful action, or to make a determination of stockholders for any other proper purpose, the Board may fix, in advance, a record date for any such determination of stockholders, which shall not be more than 60 nor less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In the absence of any action by the Board, the date on which a notice of meeting is given, or the date the Board adopts the resolution declaring a dividend or other distribution or allotment or approving any change, conversion or exchange, as the case may be, shall be the record date. A record date validly fixed for any meeting of stockholders and the determination of stockholders entitled to vote at such meeting shall be valid for any adjournment of said meeting except where such determination has been made through the closing of stock transfer books and the stated period of closing has expired.

                                 Exhibit H - 17

     Section 10.3.  Means of Giving Notice.  Except as expressly provided
                    ----------------------
elsewhere herein, whenever under law, the Certificate or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegraph, telex, or facsimile transmission, addressed to such director or stockholder at his address, telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be.

     Section 10.4.  Waiver of Notice.  Whenever notice is required to be given
                    ----------------
under any provision of law or of the Certificate or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.

     Section 10.5.  Attendance via Communications Equipment.  Unless otherwise
                    ---------------------------------------
restricted by law, the Certificate or these Bylaws, members of the Board or any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 10.6.  Dividends.  Dividends on the capital stock of the Company,
                    ---------
paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the Certificate (if any), may be declared by the Board at any regular or special meeting.

     Section 10.7.  Reserves.  Before payment of any dividends, there may be set
                    --------
aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company to be distributed to stockholders, or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

     Section 10.8.  Reports to Stockholders.  The Board shall present at each
                    -----------------------
annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

     Section 10.9.  Checks, Notes and Contracts.  Checks and other orders for
                    ---------------------------
the payment of money shall be signed by such person or persons as the Board shall from time to time by resolution determine. Contracts and other instruments or documents may be signed in the name of the Company by the President or by any other officer authorized to sign such contract,

                                 Exhibit H - 18
instrument or document by the Board, and such authority may be general or confined to specific instances.

     Checks and other orders for the payment of money made payable to the Company may be endorsed for deposit to the credit of the Company, with a depositary authorized by resolution of the Board, by the President or Treasurer or such other persons as the Board may from time to time by resolution determine.

     Section 10.10. Loans.  No loans and no renewals of any loans shall be
                    -----
contracted on behalf of the Company except as authorized by the Board. When authorized so to do by the Board, any officer or agent of the Company may effect loans and advances for the Company from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. When authorized so to do by the Board, any officer or agent of the Company may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, any and all stocks, securities and other personal property at any time held by the Company, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     Section 10.11. Fiscal Year.  The fiscal year of the Company shall begin on
                    -----------
the first day of August in each year and terminate on the final day of July in the succeeding calendar year.

     Section 10.12. Seal.  The seal of the Company shall be in such form as
                    ----
shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

     Section 10.13. Books and Records.  The Company shall keep correct and
                    -----------------
complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     Section 10.14. Resignation.  Any director, committee member, officer or
                    -----------
agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 10.15. Surety Bonds.  Such officers and agents of the Company (if
                    ------------
any) as the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the President or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

                                 Exhibit H - 19

     Section 10.16. Amendments.  These Bylaws may from time to time be altered,
                    ----------
amended or repealed and new Bylaws may be adopted, as provided in the Certificate.



                              Exhibit H - 20

                                    EXHIBIT I

              TEXT OF ONTARIO BUSINESS CORPORATIONS ACT SECTION 185

                                   EXHIBIT I

             TEXT OF ONTARIO BUSINESS CORPORATION ACT SECTION 185


     (1) RIGHTS OF DISSENTING SHAREHOLDERS. Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

          (a) amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

          (b) amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

          (c)  amalgamate with another corporation under sections 175 and 176;

          (d) be continued under the laws of another jurisdiction under section 181; or

          (e) sell, lease or exchange all or substantially all its property under subsection 184(3),

a holder of shares of any class or series entitled to vote on the resolution may dissent.

     (2) IDEM. If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

          (a) clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

          (b)  subsection 170(5) or (6).

     (3) EXCEPTION. A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

          (a) amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

          (b) deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

     (4) SHAREHOLDER'S RIGHT TO BE PAID FAIR VALUE. In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

     (5) NO PARTIAL DISSENT. A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.


                                 Exhibit I - 1

     (6) OBJECTION. A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent.

     (7) IDEM. The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

     (8) NOTICE OF ADOPTION OR RESOLUTION. The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

     (9) IDEM. A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

     (10) DEMAND FOR PAYMENT OF FAIR VALUE. A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

          (a)  the shareholder's name and address;

          (b) the number and class of shares in respect of which the shareholder dissents; and

          (c)  a demand for payment of the fair value of such shares.

     (11) CERTIFICATES TO BE SENT IN. Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

     (12) IDEM.  A dissenting shareholder who fails to comply with subsections
(6), (10) and (11) has no right to make a claim under this section.

     (13) ENDORSEMENT ON CERTIFICATE. A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

     (14) RIGHTS OF DISSENTING SHAREHOLDER. On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

          (a) the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

          (b) the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

          (c) the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8),

                                 Exhibit I - 2
in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

     (15) OFFER TO PAY. A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

          (a) a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

          (b) if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

     (16) IDEM. Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

     (17) IDEM. Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

     (18) APPLICATION TO COURT TO FIX FAIR VALUE. Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

     (19) IDEM.  If a corporation fails to apply to the court under subsection
(18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

     (20) IDEM. A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

     (21) COSTS. If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to borne by the corporation unless the court otherwise orders.

     (22) NOTICE TO SHAREHOLDERS. Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

          (a)  has sent to the corporation the notice referred to in subsection
               (10); and

          (b) has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the

                                 Exhibit I - 3
application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

     (23) PARTIES JOINED. All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

     (24) IDEM. Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

     (25) APPRAISERS. The court may in it discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

     (26) FINAL ORDER. The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favor of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

     (27) INTEREST. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

     (28) WHERE CORPORATION UNABLE TO PAY. Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that is unable lawfully to pay dissenting shareholders for their shares.

     (29) IDEM. Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

          (a) withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

          (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

     (30) IDEM. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

          (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

          (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

     (31) COURT ORDER. Upon application by a corporation that proposed to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of

                                 Exhibit I - 4
any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

     (32) COMMISSION MAY APPEAR. The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31) if the corporation is an offering corporation.

                                 Exhibit I - 5

================================================================================

                     -----------------------------------

                              TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Available Information...................................................(i)
Summary.................................................................  1
Risk Factors ........................................................... 10
General Proxy Information............................................... 16
Arrangement............................................................. 18
Effect of Arrangement on Shareholder Right.............................. 21
Dissent Rights of ATSI Shareholders..................................... 27
Price Range of Common Shares............................................ 28
Capitalization.......................................................... 29
Selected Consolidated Financial Data.................................... 30
Management's Discussion and Analysis of
  Financial Condition and Results of Operations......................... 32
Business................................................................ 42
Management.............................................................. 65
Certain Transactions.................................................... 73
Principal Shareholders.................................................. 74
Description of ATSI-Delaware Securities................................. 75
Canadian and United States Income Tax
  Considerations........................................................ 79
Legal Opinions.......................................................... 89
Shareholder Proposals................................................... 89
Other Business at Special Meeting....................................... 89
Approval of Prospectus.................................................. 89
Index to Financial Statements...........................................F-1
Exhibits.................................................... Exhibits A - I

             -----------------------------------

This Prospectus does not constitute an offer to sell any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the business of the Company since the date hereof.



                               AMERICAN TELESOURCE
                               INTERNATIONAL, INC.



                               51,391,712 Shares of
                                  Common Stock





                          -----------------------------


                                   PROSPECTUS


                          -----------------------------





                             ________________, 1997




================================================================================

                               PART II TO FORM S-4

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, in a similar position with another corporation or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, an indemnitee who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation is generally limited to attorneys' fees and other expenses, and no indemnification shall be made if such person is adjudged liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that indemnification is appropriate. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) board of directors by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum, (ii) independent counsel if there are no such disinterested directors or if such directors so direct, or (iii) stockholders, that indemnification of the indemnitee is proper because he has met the applicable standard of conduct. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors of otherwise.

     ATSI-Delaware's Certificate of Incorporation and Bylaws, copies of which are filed as Exhibits to this Registration Statement, provide, in substance, that directors and officers shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

     ATSI-Delaware's Certificate of Incorporation, a copy of which is filed as an Exhibit to this Registration Statement, limits the liability of directors of the Company to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will be eliminated or limited to the full extent permitted by the DGCL, as so amended.

     ATSI-Delaware intends to enter into indemnification agreements with each of its directors and its executive officers. The indemnification agreements provide that the Company shall indemnify these individuals against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation (other than actions brought by or in the right of the Company) to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of the Company, provided that such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. With respect to any action brought by or in the right of the Company, such individuals may also be indemnified, to the extent not prohibited by applicable laws or as determined by a court of competent jurisdiction, against expenses actually and reasonably incurred by them in connection with such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The agreements also require indemnification of such individuals for all reasonable expenses incurred in connection with the successful defense of any action or claim and provide for partial indemnification in the case of any partially successful defense.


Item 21.  Exhibits and Financial Statement Schedules

  (a) Exhibits.

 2.1    Plan of Arrangement between ATSI-Canada and ATSI-Delaware***
 3.1    Articles of Amalgamation of ATSI-Canada*
 3.2    Bylaws of ATSI-Canada*
 3.3    Amended and restated Certificate of Incorporation of ATSI-Delaware***
 3.4    Bylaws of ATSI-Delaware*
 4.1    Form of Private Placement Warrant*
 5.1    Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.****
10.1    Form of Customer Service Agreement for Private Networks*
10.2    Telecommunications Agreement between ATSI-Texas and Long Distance
        Exchange Corp.*
10.3 Compensation Agreement between ATSI-Texas and James McCourt relating to Guarantee of Equipment Line of Credit by James McCourt**
10.4    Agreement for Investment Banking Services between ATSI-Texas and Joseph
        Charles & Associates, Inc.**
10.5    Zero plus-Zero minus Billing and Information Management Services
        Agreement between ATSI-Texas and Billing Information Concepts Corp.****
10.6    1997 Option Plan**
10.7    Form of Option Agreement**
10.8    Credit Card Processing Agreements with TBR Transaction Billing
        Resources and Card Service International*
10.9    Financing Agreement with Roger G. Watt and Convertible Notes issued to
        Robert G. Watt*
10.10   FCC Radio Station Authorization-C Band*
10.11   FCC Radio Station Authorization-Ku Band*
10.12   Section 214 Certification from FCC*
10.13   Carrier Termination Services Agreement between U.S. Long Distance, Inc.
        and ATSI-Texas*
10.14   Office Space Lease Agreement*
10.15   Amendment to Office Lease Agreement****
10.16   Employment Agreement with Arthur L. Smith**
10.17   Employment Agreement with H. Douglas Saathoff**
10.18   Employment Agreement with Craig K. Clement**
10.19   Employment Agreement with Everett L. Waller**

10.20   Employment Agreement with Charles R. Poole**
10.21   Lease/Finance Agreements between IBM de Mexico and ATSI-Mexico****
10.22   Agreement with Computel**
10.23   Agreement with Investcom****
10.24   Payphone License issued to ATSI-Mexico**
10.25   Shared Teleport/Network Resale License issued to ATSI-Mexico**
10.26   Agreement with Avantel**
10.27   Registration Rights Agreement between ATSI-Canada and James R.
        Leininger, M.D.**
11      Statement of Computation of Per Share Earnings**
22      Subsidiaries of Registrant**
23.1    Consent of Arthur Andersen LLP***
23.2    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
        Exhibit 5.1)****
24      Power of Attorney (included on Signature Page to the Registration
        Statement)*
27      Financial Data Schedule**


* Contained in exhibits to Registration Statement on Form S-4 (No. 333-05557) of the Company filed June 7, 1996.
** Contained in exhibits to Registration Statement on Form 10 (No. 000-23007) of the Company filed on August 22, 1997.
***  Filed herewith.
**** To be filed by amendment.

     (b)      Financial Statement Schedules

     Schedule Number    Description of Schedule                      Page Number
     ---------------    -----------------------                      -----------
                        Report of Independent Public Accountants         S-1
           II           Valuation and Qualifying Accounts                S-2

Item 22.  Undertakings

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (e) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (g) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (h) that every prospectus (i) that is filed pursuant to paragraph (g) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, AMERICAN TELESOURCE INTERNATIONAL, INC. has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on September 11, 1997.

                                AMERICAN TELESOURCE INTERNATIONAL, INC., a Delaware corporation

                                By: /s/ ARTHUR L. SMITH
                                   --------------------------------------------
                                   Arthur L. Smith
                                   President and Chief Executive Officer

                              POWER OF ATTORNEY



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                Signature                                  Title                                 Date
                ---------                                  -----                                 ----
/s/ ARTHUR L. SMITH                       President, Chief Executive Officer             September 11,   1997
---------------------------------------   and Director (Principal Executive
Arthur L. Smith                           Officer)

/s/ H. DOUGLAS SAATHOFF                   Secretary, Treasurer and Chief                 September 11,   1997
---------------------------------------   Financial Officer (Principal
H. Douglas Saathoff                       Financial and Accounting Officer)

/s/ MURRAY R. NYE                         Director                                       September 11,  1997
---------------------------------------
Murray R. Nye

/s/ TOMAS REVESZ                          Director                                       September 11,  1997
---------------------------------------
Tomas Revesz

/s/ RICHARD C. BENKENDORF                 Director                                       September 11,  1997
---------------------------------------
Richard C. Benkendorf

                                          Director                                       September ___, 1997
---------------------------------------
Carlos K. Kauachi

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of American Telesource International Inc.:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of American Telesource International Inc., and subsidiaries included in this Registration Statement on Form S-4 and have issued our report thereon dated October 7, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                        /s/ ARTHUR ANDERSEN LLP
                                        ----------------------------------------
                                            Arthur Andersen LLP


San Antonio, Texas
October 7, 1996

                                                                     Schedule II


             AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                                                         Balance at      Charged to       Write-offs    Balance at
                                                         Beginning       Costs and        Charged to        End
   Period Ended                Description               of Period        Expenses        Allowance      of Period
------------------  --------------------------------  --------------  ---------------  --------------  ------------
July 31, 1994       Allowance for Doubtful Accounts               $0          $14,887        ($1,397)       $13,490

July 31, 1995       Allowance for Doubtful Accounts          $13,490         $339,828      ($209,772)      $143,546

July 31, 1996       Allowance for Doubtful Accounts         $143,546         $554,333      ($543,497)      $154,382


                                      S-2